                                                                   Exhibit 99(e)

PIMCO Funds Shareholder Update
and Annual Report

THIS UPDATE IS PUBLISHED TWICE A YEAR TO PROVIDE PIMCO FUNDS SHAREHOLDERS WITH GENERAL MARKET COMMENTARY AND FUND INFORMATION. IT ALSO INCLUDES THE FINANCIAL REPORT FOR THE PIMCO FUNDS MULTI-MANAGER SERIES.

JUNE 30, 2000

MULTI-MANAGER SERIES

Share Classes

A B C

Capital Appreciation

Equity Income

Global Innovation

Growth

Innovation

International

Mid-Cap

Opportunity

Renaissance

Select Growth

Small-Cap Value

Target

Tax-Efficient Equity

Value

[GRAPHIC]

ARE MARKET MOVEMENTS TAKING YOU OFF COURSE? TRY A MORE OBJECTIVE APPROACH TO INVESTING. STORY ON PAGE 2.

PAGE 2   TODAY'S INVESTOR
Taking the Emotion Out of Investing

PAGE 4   MANAGER Q & A
Growth, Value or Blend? A Roundtable Discussion

PAGE 6   FUND SPOTLIGHT

PAGE 7   TECH UPDATE
The Technology Sector Stages a Recovery

PAGE 8   SERVICE UPDATE
Introducing the New PIMCO Funds Web Site

PAGE 9   IN THE NEWS

PAGE 10  OVERVIEW: COMPREHENSIVE FUND FAMILY

PAGE 11  PIMCO FUNDS: MULTI-MANAGER SERIES

ANNUAL REPORT

                                                              [PIMCO FUNDS LOGO]


TODAY'S
INVESTOR      TAKING THE EMOTION OUT OF INVESTING

[GRAPHIC]

Staying completely objective about your investments is nearly impossible. After all, your money isn't just money. It represents important goals, like buying a house, living a comfortable retirement or funding your childrens' educations. So if recent stock market volatility has caused you to lose sleep or tempted you to cash out some of your holdings, you're not alone.

Still, getting too emotional about your investments isn't healthy--for you or your portfolio. It can cause you undue stress, prompt you to sell during unfavorable conditions and otherwise distract you from your long-term strategy. To let reason rule, you need a plan that provides a logical framework for your financial decisions and that anticipates market turbulence. Here are three simple steps you can follow to get you on your way.

1. REMEMBER THE BIG PICTURE
If you become too focused on the here and now, you're much more prone to emotional investment decisions--buying a security based solely on recent performance or selling one prematurely, for example. To broaden your perspective, try the following.

-  REVIEW YOUR GOALS AND RISK
TOLERANCE. It's always a good idea to work with your financial advisor to determine your risk tolerance and financial goals and make sure your asset allocation is in sync with them. These factors should be top of mind whenever you make an investment decision.

- TAKE A LOOK AT HISTORY. A look back at the financial markets can help you be more realistic about potential returns. For example, the average annual return of the S&P 500, a benchmark that is representative of the overall stock market, has been about 13% over the past 30 years (assuming reinvestment of dividends). Also, while the Dow Jones Industrial Average has had five down years in the last 25, it has always recovered--even if it took a few years. This serves as a good reminder to ride out corrections and maintain a long-term view.

2. USE A SYSTEMATIC APPROACH
You may find it easier to stay on track with your goals if you organize certain aspects of the investment process. Here are a few approaches that you may want to consider.

- REVIEW YOUR LONG-TERM HOLDINGS AT SPECIFIC INTERVALS.
Online services have made it convenient for investors to check up on their portfolios. But if you're a long-term investor, keeping too close an eye on your holdings may only cause you unnecessary anxiety. Over time, daily price fluctuations lose importance. That said, try reviewing your portfolio no more than once a month or quarter.

A CASE FOR LONG-TERM INVESTING
A historical look at the Dow Jones Industrial Average (DJIA) can remind you to ride out corrections and keep a long-term view. In the past 25 years, the DJIA has had five down years, but eventually recovered each time.


        12/74         616
        12/75         852
        12/76        1004
        12/77         831
        12/78         805
        12/79         838
        12/80         963
        12/81         875
        12/82        1046
        12/83        1258
        12/84        1211
        12/85        1546
        12/86        1895
        12/87        1938
        12/88        2168
        12/89        2753
        12/90        2633
        12/91        3168
        12/92        3301
        12/93        3754
        12/94        3834
        12/95        5117
        12/96        6448
        12/97        7908
        12/98        9181
        12/99       11497


Source: Dow Jones & Company. Past performance is no guarantee of future results. This chart does not represent the past or future performance of any PIMCO Fund.

THE BENEFITS OF DOLLAR COST AVERAGING
In this example, a monthly systematic investment of $500 purchased more shares at a lower average price than a $2000 lump sum investment during the four month period.



Date of Purchase            Jan 15    Feb 15   Mar 15   Apr 15
Share Price                 $11       $8       $10      $14      TOTAL
-----------------------------------------------------------------------

DOLLAR COST AVERAGING
Shares Acquired             45.5      62.5     50.0     35.7     193.7
Investment                  $500      $500     $500     $500     $2,000
                                            Average Share Price: $10.33
-----------------------------------------------------------------------
LUMP SUM INVESTMENT
Shares Acquired             181.8     0        0        0        181.8
Investment                  $2,000    0        0        0        $2,000
                                           Average Share Price:  $11.00


This plan involves continuous investment in securities regardless of fluctuating prices.The investor should consider his/her financial ability to continue investing through periods of low price levels.


- CONSIDER DOLLAR COST AVERAGING. A plan that regularly invests a fixed amount of money in a specific investment imposes a disciplined approach to investing. This can be a particularly good strategy during volatile markets, since systematic investing carries the benefit of dollar cost averaging. Dollar cost averaging takes advantage of price fluctuations by buying more shares when an investment's price declines and fewer shares when it rises. The chart above illustrates this point.

- ESTABLISH GUIDELINES FOR SELLING AN INVESTMENT. If you contemplate selling an investment each time its price retreats, you may want to establish some clearer guidelines. One idea is to form a checklist of key questions that can help you make a more objective evaluation. For example:

-  Have there been any negative fundamental changes in the investment?

-  What are experts saying about the asset class or sector?

-  How would selling the investment affect my asset allocation?

-  Has the investment consistently underperformed its benchmark?

-  Would another opportunity provide better risk/return characteristics?

Remember that the theory of asset allocation holds that different investments will outperform and underperform the market at different times. This year's laggards could be next year's leaders. So you may not want to sell an investment just because it's trailing the overall stock market. Your financial advisor can provide additional insight and help you determine if it's better to sell or hold on for a while.


3. MANAGE RISK (OR IT WILL MANAGE YOU)
In today's technology-driven bull market, risk management is one area that many investors have neglected. Yet it's unrealistic to think that double and triple digit equity returns will go on forever. Here are a few tactics that may help you weather future market volatility and protect your hard-earned assets.

- DON'T PUT TOO MUCH AT STAKE. If you're seeking the potential for higher returns, allocate a specific percentage of your portfolio to riskier investments, such as tech stocks, then periodically rebalance. To reduce risk, you might consider investing through a technology fund, which offers a diversified approach and may be less volatile than owning individual stocks.

- ALLOCATE PART OF YOUR PORTFOLIO TO BONDS. If a review of your asset allocation determines you've taken on too much risk, you might shift some of your holdings into bonds. Their income and relative price stability can provide a cushion against stock volatility. Investing in a diversified bond fund is one simple way to balance out your equity holdings.

- KEEP AN EMERGENCY FUND. As a rule of thumb, it's a good idea to keep a percentage of your annual income in an emergency fund. There are a number of good alternatives for investing this cash. For example, you might consider a short-term bond fund. While the value of your investment will fluctuate slightly and there's no repayment guarantee, you could be rewarded with a yield and total return that's considerably higher than other cash investments.

These are just a few suggestions that can help you keep a more objective mindset and prepare your portfolio for future market volatility. As always, your financial advisor can help you decide if any of these approaches might fit into your comprehensive financial plan.


PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. Investment return will fluctuate and the value of an investor's shares will fluctuate and may be worth more or less than original cost when redeemed. There can be no guarantee that these investment strategies will work in every economic environment.

The S&P Index is an unmanaged index considered to be representative of the stock market as a whole. It is not possible to invest directly in such an index.

MANAGER
Q & A       GROWTH, VALUE OR BLEND? A ROUNDTABLE DISCUSSION


KEN CORBA IS PIMCO'S LEADING GROWTH INVESTMENT EXPERT AND THE MANAGER OF PIMCO GROWTH, SELECT GROWTH AND GROWTH AND INCOME (FORMERLY THE MID-CAP EQUITY FUND) FUNDS. HE HAS MORE THAN 15 YEARS OF GROWTH INVESTMENT EXPERIENCE. JOHN SCHNEIDER MANAGES PIMCO RENAISSANCE AND VALUE FUNDS AND HAS MORE THAN 12 YEARS OF VALUE INVESTING EXPERIENCE. DAVE BREED MANAGES PIMCO CAPITAL APPRECIATION AND MID-CAP FUNDS AND HAS MORE THAN 30 YEARS OF EXPERIENCE, SPECIALIZING IN GROWTH-AT-A-REASONABLE-PRICE, A TYPE OF BLEND INVESTING.

Q: EACH OF YOU IS A STRONG BELIEVER IN YOUR OWN PARTICULAR INVESTMENT STYLE. CAN YOU EXPLAIN WHY AN INVESTOR SHOULD HAVE EXPOSURE TO IT?

KC: While it's true that different investment styles outperform at various times, I believe growth stock investing offers the greatest potential for capital appreciation over the long term. For the last several years, growth stocks have dominated the stock market in terms of both performance and earnings growth--and I think this trend is likely to continue.

JS: I think it's prudent to have exposure to value stocks. Although they've underperformed in recent years, history has shown that different investment styles fall in and out of favor, so it makes sense to have exposure to various investment styles. In addition, stock valuations are at historically high levels, which I do not believe are sustainable. I would not be surprised to see a rotation towards lower valuation issues in the near term.

DB: Growth-at-a-reasonable-price (GARP) investing represents what I believe to be the best of both worlds for investors. It provides access to growth potential but it also places importance on reasonable valuation. While investors are certainly enamored with growth stocks right now, I believe they are becoming more price sensitive, which usually happens during periods of rising interest rates. GARP investing is the often-overlooked alternative to growth and value investing.


Q: CAN YOU GIVE US AN EXAMPLE OF ONE OF YOUR BEST PERFORMING HOLDINGS THAT EXEMPLIFIES YOUR INVESTMENT STYLE?

KC: One of our best performing holdings is JDS Uniphase, which makes fiber optic components. Fiber optic telecommunications equipment is one of the fastest-growing industries right now, and JDS Uniphase is the leader in this area. The company has a very successful acquisition strategy, which has enabled it to gain market share and complement its existing product line. It's one of the great wealth-creating companies of our time--and just the kind of stock we like to own.

JS: Ace Limited, a property and casualty insurance (P&C) company, has nearly doubled since we added it to the portfolio. For more than a decade, property and casualty insurance companies performed poorly because the industry suffered from too much competition. However, we anticipated that the industry would lose its weakest players, which would enable it to gain pricing power and increase extremely narrow profit margins. As a result, we added fundamentally strong P&C insurers, such as Ace, that we expected would benefit from the industry consolidation. Ace, which boasts a strong balance sheet and an exceptional management team, did indeed outperform.

DB: Corning, a fiber optic telecommunications equipment maker, has turned in a strong performance for the Fund. We were attracted to the company last year because of its relatively low valuation in such a high-growth industry. Its stock price has risen as a result of several strategic acquisitions and plant expansions that would increase capacity, as well as general investor enthusiasm for this industry.


Q: WHAT AREAS OF TECHNOLOGY DO YOUR RESPECTIVE PORTFOLIOS HAVE EXPOSURE TO? HOW DO THESE FIT WITH YOUR RESPECTIVE INVESTMENT STYLES?

KC: Because technology is such an important part of the stock market in general--it now comprises 34% of the S&P 500 Index--and growth investing in particular, we have significant exposure to this sector. We are invested in many high-growth industries within technology, such as networking, fiber optics and wireless telecommunications. We own many of the premier, blue chip tech companies, including Cisco Systems, EMC and Nokia.

JS: We limit our exposure in the technology sector to companies we understand and can value--typically commodity technology companies, such as semiconductor manufacturers. They are cyclical companies, and we like to purchase them at the time in their business cycle when they are undervalued and offer upside potential. While we had a lot of exposure to commodity technology last year (chip maker Micron was our largest holding for much of the year), we don't have much exposure right now because we believe these stocks are near the peak of their business cycle and are relatively overvalued.

[PHOTO]   [PHOTO]   [PHOTO]


KEN CORBA
JOHN SCHNEIDER
DAVID BREED


DB: We own a number of different technology companies, such as chip maker Intel and networking giant Cisco Systems. Because our goal is to offer investors an overall portfolio that is growth-oriented but reasonably valued, we are able to own these higher growth tech names and balance them out with companies, such as Tyco and General Electric, that offer low relative valuations.

Q:  TO WHAT DO YOU ATTRIBUTE THE RECENT VOLATILITY IN THE MARKET?

KC: I think when you see the kind of huge appreciation that we've experienced in the past year, it only makes sense that the market would experience a correction. I welcomed this correction, because I felt it was needed. And it proved to be just the kind of correction that usually is best for the market-- deep, hard, frightening and short. A lot of the excesses were shaken out of the stock market, which was healthy, and now the stock market appears to be resuming its ascent.

JS: I attribute the volatility to the shift from institutional investors dominating the stock market to individual investors, especially day traders, comprising the majority of stock market investors. This has resulted in a dramatic shortening of investors' time horizons as well as a dramatic increase in investors' expectations. In addition, individual investors are much more likely to adopt a herd mentality, resulting in mass exoduses from particular stocks and sectors.

DB: I agree with both Ken and John. Certainly the en masse addition of day traders and do-it-yourself investors to the stock market has changed the environment and contributed to recent volatility. However, I believe a correction was virtually inevitable after such a huge rise in the stock market over a relatively short period of time.


Q:  WHAT IS YOUR OUTLOOK FOR THE STOCK MARKET IN THE COMING MONTHS?

KC: I think the volatility is behind us, and the stock market should outperform in the second half of the year for several reasons. First of all, the Federal Reserve is almost finished tightening the money supply--if it hasn't already. And growth stocks have historically performed best in periods of economic deceleration with declining interest rates. In addition, we think the political backdrop is also positive for the stock market. Proposed tax cuts, such as the elimination of the estate tax, should stimulate the economy and the stock market. And, of course, corporate fundamentals remain very strong, which should augur well for equities.

JS: I don't think the volatility is necessarily behind us, and I think the stock market may turn in a lackluster performance in the coming months. I believe there is still a good chance that the domestic economy could plunge into a recession and take the stock market down with it. However, I'm confident that many value stocks have such low valuations that they can withstand a recession.

DB: I am optimistic about the stock market for the second half of the year. I agree with Ken that corporate fundamentals are strong and that the economic backdrop should be positive for equities. However, I believe that we still have the specter of rising inflation, as gas prices show no signs of dropping soon. I think that, in this environment, investors will become increasingly concerned about valuations and, while they will not abandon growth stocks, they will flock to those growth stocks that have reasonable prices.


PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. Investment return will fluctuate and the value of an investor's shares will fluctuate and may be worth more or less than original cost when redeemed. This article is distributed for educational purposes and the opinions of the managers should not be considered investment advice. Equity funds are subject to the basic stock market risk that a particular security or securities, in general, may decrease in value. All holdings are as of 6/30/00. PIMCO Growth Fund held JDS Uniphase (4.11%), Cisco Systems (5.45%), EMC (7.92%) and Nokia (5.99%) in its portfolio. PIMCO Select Growth Fund held JDS Uniphase (5.30%), Cisco Systems (5.61%), EMC (6.80%), and Nokia (4.41%) in its portfolio. PIMCO Growth & Income (formerly the Mid-Cap Equity Fund) Fund held EMC (2.34%) in its portfolio. PIMCO Renaissance Fund held Ace Limited (5.44%) in its portfolio, as did PIMCO Value Fund (5.14% of its portfolio). PIMCO Capital Appreciation Fund held Corning (2.03%), Intel (1.88%), Cisco Systems (1.69%), Tyco (1.54%) and General Electric (2.43%) in its portfolio.

The S&P 500 Index is an unmanaged index. It is not possible to invest directly in an unmanaged index.

FUND SPOTLIGHT

INTRODUCING TWO NEW ADDITIONS TO OUR PIMCO FAMILY OF STOCK FUNDS
PIMCO GLOBAL INNOVATION & SELECT GROWTH FUNDS


PIMCO GLOBAL INNOVATION FUND
Building on the strength of PIMCO Innovation Fund and its impressive short- and long-term performance, PIMCO has launched the Global Innovation Fund to capitalize on the exciting opportunities that exist in technology around the world. Like its forerunner, Global Innovation is a diversified technology fund that invests in a broad range of tech companies and non-tech innovators. International exposure adds an additional level of diversification to the mix.

UNTAPPED POTENTIAL OF GLOBAL TECHNOLOGY Because many countries are only now beginning to adopt new technologies, the growth potential is enormous. For example, only 7% of China's 1.2 billion population and 2% of India's 984 million people now have telephones. This represents a vast, untapped market for cell phones, the infrastructure for which is far cheaper to build than traditional phone lines. And that's just one industry within this dynamic sector.

PROVEN TECHNOLOGY EXPERTISE The Fund is managed by Dennis McKechnie, portfolio manager of PIMCO Innovation Fund. He brings a unique blend of tech and investment expertise to the job and is a frequent guest on CNN and CNBC. Co-manager Jiyoung Kim joined PIMCO last year as a senior research analyst on the Innovation Fund. She has a BS in biochemistry from Harvard and over six years of aggressive growth stock investment experience.

TOP TEN HOLDINGS
(as of 6/30/00)
56 holdings representing 24.3% of total portfolio
-----------------------------------------------------------------
Juniper Networks Inc. (JNPR)     3.3%
NETWORKING SYSTEMS
-------------------------------------
Nortel Networks Corp. (NT)       2.9%
TELECOM EQUIPMENT
-------------------------------------
Intel Corp. (INTC)               2.6%
SEMICONDUCTORS & RELATED
-------------------------------------
EMC Corp. (EMC)                  2.3%
COMPUTER STORAGE PRDCTS
-------------------------------------
Cisco Systems Inc. (CSCO)        2.3%
COMPUTER NETWORK PRDCTS
--------------------------------------
Redback Networks Inc. (RBAK)     2.2%
NETWORKING SYSTEMS
--------------------------------------
i2 Technologies Inc. (ITWO)      2.2%
B-TO-b SOFTWARE
--------------------------------------
BEA Systems Inc. (BEAS)          2.2%
E-COMMERCE SOFTWARE
--------------------------------------
Dell Computer Corp. (DELL)       2.2%
COMPUTERS & PERIPHERALS
-------------------------------------
Veritas Software Corp. (VRTS)    2.1%
STORAGE MGMT. SOFTWARE
---------------------------------------

[PHOTO]
DENNIS MCKECHNIE, CFA
Co-Manager,
PIMCO Global
Innovation Fund

[PHOTO]
JIYOUNG KIM, CFA
Co-Manager,
PIMCO Global Innovation Fund

[PHOTO]
KEN CORBA, CFA
Portfolio Manager,
PIMCO Select
Growth Fund

PIMCO SELECT GROWTH FUND
Ken Corba guided PIMCO Growth Fund to exceptional performance in 1999, nearly doubling the return of the S&P 500. Which holdings were key to such impressive results? The answer to that question essentially makes up the list of holdings in the new PIMCO Select Growth Fund--a focused portfolio of 15 to 25 growth stocks.

TODAY'S LEADING WEALTH-CREATORS The Fund invests in market leaders--large-cap companies Mr. Corba believes will create wealth for investors, now and for years to come. These are companies with household names like Johnson & Johnson and Citigroup, as well as emerging tech power-houses like JDS Uniphase. Together, they make up a portfolio geared for long-term capital appreciation.

AN ACCOMPLISHED FUND MANAGER Ken Corba, PIMCO's leading growth expert, brings over 15 years of experience to the job. In pursuit of the world's greatest businesses, Mr. Corba follows a proven buy-and-sell process, analyzing each company on its own merits and concentrating on what he considers the best opportunities.

A CORE PORTFOLIO HOLDING Large-cap growth companies offer the kind of stability and capital appreciation potential that form the foundation of a solid investment portfolio. A concentrated list of such companies offers you the opportunity to capitalize on the potential rewards of owning a small number of high-quality companies. That, combined with a low turnover rate, makes the Fund an attractive core holding for almost any investment portfolio.

For more information, talk to your financial advisor, or call PIMCO at 1-800-426-0107.

SELECT GROWTH HOLDINGS (as of 6/30/00)
--------------------------------------
Corning (GLW)                    8.0%
FIBER OPTIC TELECOM EQUIPMENT
--------------------------------------
Genentech Inc. (DNA)             7.6%
BIOTECHNOLOGY
--------------------------------------
American International Group (AIG)6.9%
INSURANCE/FINANCIAL SERVICES
--------------------------------------
EMC Corp. (EMC)                  6.8%
COMPUTER STORAGE PRODUCTS
--------------------------------------
Nortel Networks Corp. (NT)       6.0%
TELECOMMUNICATIONS EQUIPMENT
--------------------------------------
Johnson & Johnson (JNJ)          6.0%
PHARMACEUTICALS
--------------------------------------
Cisco Systems Inc. (CSCO)        5.6%
NETWORKING SYSTEMS
--------------------------------------
Comverse Technology (CMVT)       5.5%
TELECOMMUNICATIONS EQUIPMENT
--------------------------------------
Sun Microsystems Inc. (SUNW)     5.4%
NETWORKING EQUIPMENT
---------------------------------------
Citigroup Inc. (C)               5.3%
FINANCIAL SERVICES
---------------------------------------
JDS Uniphase Corp. (JDSU)        5.3%
FIBER OPTIC TELECOM EQUIPMENT
---------------------------------------
Wal-Mart Stores Inc. (WMT)       5.1%
DISCOUNT RETAILER
---------------------------------------
Morgan Stanley Dean Witter (MWD) 4.9%
FINANCIAL SERVICES
---------------------------------------
Nokia Corp. (NOK)                4.4%
WIRELESS COMMUNICATIONS EQUIPMENT
---------------------------------------
Texas Instruments Inc. (TXN)     4.1%
SEMICONDUCTORS, ELECTRONIC EQUIPMENT
---------------------------------------
Enron Corp. (ENE)                3.8%
ENERGY
---------------------------------------

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. Please see pages 15 and 22 for more detailed information about the Funds' performance and more complete disclosure. All holdings are subject to change.

TECH
UPDATE

THE TECHNOLOGY SECTOR STAGES A RECOVERY

A REGULAR TECHNOLOGY SECTOR REVIEW AND OUTLOOK FROM DENNIS MCKECHNIE, MANAGER OF PIMCO INNOVATION AND GLOBAL INNOVATION FUNDS. WITH A DEGREE IN ELECTRICAL ENGINEERING AND AN MBA FROM THE COLUMBIA BUSINESS SCHOOL, MR. MCKECHNIE IS EQUALLY AT HOME IN BOTH THE INVESTMENT AND HIGH TECH WORLDS AND IS MUCH SOUGHT-AFTER AS A TECHNOLOGY COMMENTATOR BY THE FINANCIAL MEDIA.

[GRAPHICS]

The technology sector peaked on March 10, with the NASDAQ Composite Index well above 5000, and then proceeded to tumble for the next two months. A variety of factors that were relatively short-term in nature contributed to this drop, including rising interest rates and stock selling to pay April tax bills. Then, during the pullback, many investors were forced to sell stock in order to meet margin calls, which exacerbated the sell-off. Despite pundits' concerns that the correction would be long term, we started to see a significant fundamentals-driven recovery in late May.

DON'T MISS A MONTH OF INNOVATION!
Have Dennis McKechnie's monthly tech newsletter delivered to your desktop. To find out how, see the box at right.

Technology stocks turned in a strong performance in June, solidifying and building on the recovery made in May. In the third month within a fiscal quarter, there are not a lot of public announcements made by companies, except for early confessions of missed profits. This absence of news flow always makes month three of a quarter a quietly tenuous period. However, June proved to be positive for the tech sector because it had the backdrop of an improving economic picture, as the data and commentary suggest that the odds of a well-engineered economic deceleration without contraction are increasing.

In the second quarter, we noticed that stocks with varying risk profiles behaved differently. During the market rout, large, well-known stocks with strong, stable, dependable growth, withstood the turbulence slightly better than aggressive, smaller-cap stocks with rapid growth. In late May, when the recovery began, these larger companies experienced more of a bounce back. However, we were encouraged to see that, in June, the smaller-cap tech stocks received a stronger lift. In other words, the move off the bottom broadened. In true capitalist form, as investors became comfortable that the marginally better news on the economic front compensated for the additional risk, they increased their exposure to more aggressive, smaller-cap issues.

Cell phone stocks and semiconductors were strong performers during the quarter. These stocks weathered the March-May sell-off the best, in some cases pushing to new highs. However, neither industry received much of a boost in June, as investors took profits and migrated to "fresher" situations. And economic data indicating that the long-awaited economic deceleration has become a reality has caused many investors to view these industries' strong performance in the fourth and first quarters as a peak. In addition, both industries suffer from supply and demand questions as capacity continues to be added.

We are pleased to see the broadening of the tech sector, as tech stocks of all ages and sizes are participating in the recovery. The external factors which had bogged down tech stocks from March to May appear to have dissipated somewhat, and tech could resume its outperformance, as it flaunts growth rates that are 5-10 times higher than the broad economy. These periods of recognition of fundamental strength are our favorite periods, and the greatest endorsement for hands-on tech stock management.

Our outlook for the technology sector for the second half of the year remains very positive. While we expect the summer doldrums to take hold of the market in July and early August, we expect a number of buying catalysts will push the sector higher as we move into the fourth quarter. In addition, we anticipate a favorable economic backdrop, with the economy decelerating slowly, which should bode well for tech stocks in the coming six months.

--------------------------------------------------------------------------------
SIGN UP FOR INNOVATION ONLINE
To receive PIMCO's INNOVATION newsletter online, simply click on "Registration" at the top of our home page at www.pimcofunds.com and fill in the form. Already registered? Just click on "Preferences" to sign up. We'll send you an e-mail linking you directly to each new issue as soon as it's available.
--------------------------------------------------------------------------------

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. The NASDAQ Composite Index is an unmanaged index and it is not possible to invest directly in an unmanaged index. Small company stocks generally entail greater risk than larger company stocks, including higher volatility. The views expressed in this article are the current opinions of the manager and do not represent the past or future performance of any PIMCO Fund.

SERVICE
UPDATE

INTRODUCING THE NEW PIMCO FUNDS WEB SITE AT www.pimcofunds.com

As part of our ongoing commitment to provide you with products and services that meet the highest standard, we're pleased to introduce our revamped PIMCO Funds Web site. You'll still find us at the same address--www.pimcofunds.com--but you'll notice a new, more user-friendly look and feel.

[GRAPHICS]

You'll find all the content you've come to rely on at www.pimcofunds.com... and more.

The site has been redesigned to make navigation easier, with intuitive labeling and graphics that load more quickly. You'll now find it faster to locate exactly the information you're after.

ENHANCED FUND INFORMATION
Getting the facts you need about any PIMCO Fund is faster and easier than ever. Now, everything relating to a Fund is conveniently organized in one place:

- Performance--Class specific, in-depth performance data, including daily price and performance, month-end numbers and average annual returns.

- Fund Overviews--Highlighting the unique advantages each Fund offers.

- Statistics at a Glance--Including objective, primary portfolio and assets under management.

- Ratings/Rankings--Current Morningstar ratings and Lipper rankings.

- Portfolio Analysis--Breakdown of Fund holdings, updated monthly.

- Manager Commentary--Managers' investment insight and market analysis.

- Investment Process--Step-by-step explanations of each manager's investment strategy.

- Media Highlights--Articles and television clips featuring PIMCO Funds, managers and related topics.

- Literature--Categorized by Fund, to download or order by mail.


TECH INVESTORS TAKE NOTE!
The all-new PIMCO Funds Innovation Center is open for business at www.pimcofunds.com/innovationcenter. An invaluable resource designed for tech investors and those contemplating an investment in this complex, fast-moving sector. For details, turn to the back cover.


A UNIQUE BOND INVESTING RESOURCE
Look to the PIMCO Funds Bond Center for the latest information about bonds and bond investing and for analysis of the economy and the bond markets. It's all provided by PIMCO's renowned team of fixed-income experts, led by Bill Gross. Regular features include:

- Bill Gross's INVESTMENT OUTLOOK-- A monthly newsletter on economic and interest rate trends and their affect on the bond markets.

- Manager Commentary--Timely investment insight from PIMCO's bond fund managers.

- Sector Strategy White Papers-- In-depth examination of fund managers' investment strategies.

--------------------------------------------------------------------------------
IMPORTANT: ACCOUNT ACCESS SECURITY UPDATE

In order to enhance the already stringent security measures we employ at www.pimcofunds.com, as of September 1st you will be required to use a browser that supports 128-bit encryption to access your PIMCO Funds account.

This step is added insurance that your personal information remains secure and confidential. According to RSA Data Security, the leading name in Internet security, "it would take a hacker a trillion x a trillion years to break 128-bit encryption using current technology."

Most new browsers come in versions that support 128-bit encryption. Older browsers use 40-bit encryption, but you can upgrade simply and easily via the Internet. Here's how to get your free update:

For Microsoft Internet Explorer users, go to:
http://microsoft.com/downloads/default.asp

For Netscape Navigator/Communicator users, go to:
http://www.netscape.com/computing/download/index.html
--------------------------------------------------------------------------------

IN THE
NEWS

BLOOMBERG PROFILES PIMCO AND FINDS IT...

A FUND COMPANY ON THE RISE

Traditionally, leading mutual fund firms are recognized for strength in either the equity market or the bond market. It is relatively rare to find diversified success that includes both stocks and fixed income. However, in the April 2000 issue of BLOOMBERG PERSONAL FINANCE, PIMCO Funds was the topic of a lengthy feature article that detailed its achievements in the overall mutual fund marketplace.

In this article, entitled "PIMCO Rising," PIMCO's move into the ranks of the preeminent mutual fund firms is accredited to three main points: continual strength in fixed income, outstanding short- and long-term equity returns, and a successful business strategy that has enabled investors to choose from a

--------------------------------------------------------------------------------
"THE HOUSE THAT GROSS BUILT ISN'T JUST ABOUT BONDS ANYMORE. WITH $264 BILLION IN ASSETS AND A SLEW OF NEW EQUITY FUNDS, PIMCO IS GIVING FIDELITY AND JANUS A RUN FOR THEIR MONEY."
--------------------------------------------------------------------------------

family of diverse, style-specific products. "We believe PIMCO to be probably the premier mutual fund company in the world today," one financial advisor says in the article.

Bond manager Bill Gross is featured not only as a founder of PIMCO, but also for his fixed-income performance. "He has done very well through a variety of different types of bond markets without taking on a lot of risk," Sarah Bush of Morningstar said of Mr. Gross. Equity portfolio managers Dennis McKechnie and Ken Corba are also singled out for their outstanding performance and solid investment strategies. In particular, PIMCO Growth, Target and Innovation Funds were noted for their strength within their respective investment categories.

If you would like to receive a reprint of "PIMCO Rising" please call us at 1-800-426-0107.



================================================================================
MORNINGSTAR INC., AN INDEPENDENT ORGANIZATION, PROVIDES INVESTORS WITH INFORMATION REGARDING A WIDE RANGE OF INVESTMENT PRODUCTS. ONE SERVICE OFFERED BY MORNINGSTAR IS ASSIGNING STAR RATINGS TO THE MUTUAL FUNDS IT TRACKS. FUNDS BEGIN TO BE RATED ONCE THEY HAVE A THREE-YEAR RECORD. THE HIGHEST MORNINGSTAR RATING IS FIVE STARS, AND THE LOWEST RATING IS ONE STAR. FOLLOWING ARE THE PIMCO FUND FAMILY'S FIVE- AND FOUR-STAR RATED FUNDS AS OF JUNE 30, 2000.

   PIMCO STOCK FUNDS          OVERALL                        3 YEAR                5 YEAR                10 YEAR
------------------------------------------------------------------------------------------------------------------
   INNOVATION                 *****                          5                     5                     -
------------------------------------------------------------------------------------------------------------------
   TARGET                     *****                          5                     5                     -
------------------------------------------------------------------------------------------------------------------
   GROWTH                     ****                           4                     4                     4
------------------------------------------------------------------------------------------------------------------
   CAPITAL APPRECIATION       ****                           4                     4                     -
------------------------------------------------------------------------------------------------------------------
   SELECT GROWTH              ****                           4                     4                     -
------------------------------------------------------------------------------------------------------------------
   STOCKSPLUS                 ****                           4                     4                     -
------------------------------------------------------------------------------------------------------------------
   MID-CAP                    ****                           3                     4                     -


------------------------------------------------------------------------------------------------------------------
   PIMCO BOND FUNDS           OVERALL                        3 YEAR                5 YEAR                10 YEAR
------------------------------------------------------------------------------------------------------------------
   LOW DURATION               *****                          5                     5                     5
------------------------------------------------------------------------------------------------------------------
   SHORT-TERM                 *****                          5                     5                     5
------------------------------------------------------------------------------------------------------------------
   TOTAL RETURN               *****                          5                     4                     5
------------------------------------------------------------------------------------------------------------------
   FOREIGN BOND               *****                          5                     5                     -
------------------------------------------------------------------------------------------------------------------
   REAL RETURN                *****                          5                     -                     -
------------------------------------------------------------------------------------------------------------------
   HIGH YIELD                 ****                           3                     5                     -
==================================================================================================================

THE CHART ABOVE IS BASED ON JUNE 30, 2000 MORNINGSTAR RATINGS. OVERALL RATING IS A WEIGHTED AVERAGE OF A FUND'S 3-, 5- AND 10-YEAR RATINGS (WHEN APPLICABLE). DURING THE 3-, 5- AND 10-YEAR PERIODS THERE WERE 3,642, 2,328 AND 783 DOMESTIC EQUITY FUNDS AND 1,684, 1,287 AND 381 TAXABLE BOND FUNDS RATED, RESPECTIVELY.

Morningstar proprietary ratings reflect historical risk-adjusted performance and are subject to monthly changes. Therefore, past ratings are not a guarantee of future results. Overall ratings are calculated from a fund's 3-, 5- and 10-year (if applicable) average annual total returns in excess of 90-day Treasury bill returns with appropriate fee adjustments and a risk factor that reflects fund performance below 90-day T-bill returns. WITH THE EXCEPTION OF INNOVATION, TARGET, GROWTH AND REAL RETURN (BASED ON CLASS C SHARES) RATINGS ARE BASED ON INSTITUTIONAL CLASS SHARES. CLASS A, B AND C SHARES, WHICH WERE INITIALLY OFFERED ON 1/17/97, HAVE NOT YET BEEN RATED BY MORNINGSTAR. HAD CLASS A, B AND C SHARES BEEN IN EXISTENCE FOR THE SAME TIME PERIOD AS THE INSTITUTIONAL CLASS SHARES, THEY MAY HAVE RECEIVED DIFFERENT RATINGS DUE TO CLASS A, B AND C SHARES' HIGHER EXPENSE AND SALES CHARGES. Ratings for other share classes may vary. 5-star ratings are limited to the top 10% of funds in an investment category, the next 22.5% earn 4 stars and the next 35% earn 3 stars. Institutional class shares generally have a $5 million minimum investment. Under special circumstances, institutional shares may be available. Call for details.

THE PIMCO FUNDS FAMILY

                    FUND NAME                OBJECTIVE                                        PRIMARY PORTFOLIO COMPOSITION
-----------------------------------------------------------------------------------------------------------------------------------
GROWTH              GROWTH                   Long-term growth of capital                Stocks of larger-capitalized companies
STOCK FUNDS         ---------------------------------------------------------------------------------------------------------------
                    SELECT GROWTH            Long-term growth of capital                Stocks of larger-capitalized companies
                    ---------------------------------------------------------------------------------------------------------------
                    TARGET                   Capital appreciation                       Stocks of medium-capitalized companies
                    ---------------------------------------------------------------------------------------------------------------
                    OPPORTUNITY              Capital appreciation                       Stocks of smaller-capitalized companies
-----------------------------------------------------------------------------------------------------------------------------------
BLEND               CAPITAL APPRECIATION     Growth of capital                          Stocks of larger-capitalized companies the
STOCK FUNDS                                                                             manager believes are reasonably valued
                    ---------------------------------------------------------------------------------------------------------------
                    MID-CAP                  Growth of capital                          Stocks of medium-capitalized companies the
                                                                                        manager believes are reasonably valued
-----------------------------------------------------------------------------------------------------------------------------------
VALUE               EQUITY INCOME            Current income and long-term growth        Stocks of companies with below-average P/Es
STOCK FUNDS                                                                             and above-average dividends
                    ---------------------------------------------------------------------------------------------------------------
                    RENAISSANCE              Long-term growth of capital and income     Stocks with below-average valuations
                    ---------------------------------------------------------------------------------------------------------------
                    VALUE                    Long-term growth of capital and income     Stocks of larger-capitalized companies with
                                                                                        below-average P/Es
                    ---------------------------------------------------------------------------------------------------------------
                    SMALL-CAP VALUE          Long-term growth of capital and income     Stocks of smaller-capitalized companies
                                                                                        with below-average P/Es
-----------------------------------------------------------------------------------------------------------------------------------
ENHANCED INDEX      TAX-EFFICIENT EQUITY     Maximum after-tax growth of capital        Stocks of larger-capitalized companies
STOCK FUNDS         ---------------------------------------------------------------------------------------------------------------
                    STOCKSPLUS               Total return exceeding the                 S&P 500 stock index futures backed by a
                                             S&P 500 Index                              portfolio of short-term, fixed-income
                                                                                        securities
-----------------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL       INTERNATIONAL            Capital appreciation                       Stocks of non-U.S. companies in developed
STOCK FUNDS                                                                             and emerging markets
-----------------------------------------------------------------------------------------------------------------------------------
SECTOR RELATED      INNOVATION               Capital appreciation                       Stocks of technology-related companies
STOCK FUNDS         ---------------------------------------------------------------------------------------------------------------
                    GLOBAL INNOVATION        Capital appreciation                       Stocks of U.S. and non-U.S. technology
                                                                                        related companies
-----------------------------------------------------------------------------------------------------------------------------------
SHORT DURATION      MONEY MARKET             Maximum current income, consistent         Money market securities (= 90 days)
BOND FUNDS                                   with preservation of capital and
                                             daily liquidity
                    ---------------------------------------------------------------------------------------------------------------
                    SHORT-TERM               Maximum current income consistent          Money market securities and short-term
                                             with preservation of capital and           bonds (up to 1 year duration)
                                             daily liquidity
                    ---------------------------------------------------------------------------------------------------------------
                    LOW DURATION             Maximum total return                       Short maturity fixed income securities
                                                                                        (1-3 year duration)
-----------------------------------------------------------------------------------------------------------------------------------
INTERMEDIATE        TOTAL RETURN             Maximum total return                       Intermediate maturity fixedincome
DURATION BOND FUNDS                                                                     securities (3-6 year duration)
                    ---------------------------------------------------------------------------------------------------------------
                    TOTAL RETURN MORTGAGE    Maximum total return                       Intermediate maturity mortgage-related
                                                                                        fixed income securities (2-6 year duration)
-----------------------------------------------------------------------------------------------------------------------------------
LONG DURATION       LONG-TERM U.S.           Maximum total return                       Long-term maturity fixed income securities
BOND FUNDS          GOVERNMENT                                                          (8+ year duration)
-----------------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL       GLOBAL BOND II           Maximum total return                       U.S. and hedged non-U.S. intermediate
BOND FUNDS                                                                              maturity fixed income securities
                                                                                        (3-7 year duration)
                    ---------------------------------------------------------------------------------------------------------------
                    FOREIGN BOND             Maximum total return                       Intermediate maturity hedged non-U.S. fixed
                                                                                        income securities (3-7 year duration)
                    ---------------------------------------------------------------------------------------------------------------
                    EMERGING MARKETS BOND    Maximum total return                       Emerging market fixed income securities
                                                                                        (0-8 year duration)
-----------------------------------------------------------------------------------------------------------------------------------
HIGH YIELD BOND     HIGH YIELD               Maximum total return                       Higher yielding fixed income securities
FUND                                                                                    (2-6 year duration)
-----------------------------------------------------------------------------------------------------------------------------------
INFLATION-INDEXED   REAL RETURN BOND         Maximum real return                        Inflation-indexed fixed income securities
BOND FUND
-----------------------------------------------------------------------------------------------------------------------------------
CONVERTIBLE         CONVERTIBLE              Maximum total return                       Convertible securities
BOND FUND
-----------------------------------------------------------------------------------------------------------------------------------
TAX EXEMPT          MUNICIPAL BOND           High current income exempt from            Intermediate to long-term maturity
BOND FUNDS                                   federal taxes, preservation of             municipal securities, federal
                                             capital                                    income tax (3-10 year duration)
                    ---------------------------------------------------------------------------------------------------------------
                    CALIFORNIA               High current income exempt from federal    Intermediate to long-term maturity
                    MUNICIPAL BOND           and California income tax                  municipal securities (3-12 year duration)
                    ---------------------------------------------------------------------------------------------------------------
                    CALIFORNIA INTERMEDIATE  High current income exempt from federal    Intermediate maturity municipal securities
                    MUNICIPAL BOND           and California income tax                  (3-7 year duration)
                    ---------------------------------------------------------------------------------------------------------------
                    NEW YORK                 High current income exempt from            Intermediate to long-term maturity
                    MUNICIPAL BOND           federal and New York income tax            municipal securities (3-12 year duration)
-----------------------------------------------------------------------------------------------------------------------------------
STOCK AND BOND      STRATEGIC BALANCED       Maximum total return                       Intermediate maturity fixed-income
FUNDS                                                                                   securities and S&P 500 stock index
                                                                                        derivatives (0-6 years duration)
                    ---------------------------------------------------------------------------------------------------------------
                    90/10 PORTFOLIO          Long-term capital appreciation             90% in PIMCOStock Funds and 10% in
                                                                                        PIMCO Bond Funds
                    ---------------------------------------------------------------------------------------------------------------
                    60/40 PORTFOLIO          Long-term capital appreciation             60% in PIMCOStock Funds and 40% in
                                             and current income                         PIMCO Bond Funds
                    ---------------------------------------------------------------------------------------------------------------
                    30/70 PORTFOLIO          Current income, with long-term capital     30% in PIMCOStock Funds and 70% in
                                             appreciation as a secondary objective      PIMCO Bond Funds

  For more information on the risks associated with these Funds, see page 27.

MULTI-MANAGER
SERIES

PIMCO FUNDS ANNUAL REPORT

Dear Shareholder:

The first half of 2000 could serve as a textbook illustration of stock market volatility. After reaching record highs in the first quarter, both the Dow Jones and the tech-focused NASDAQ swooned and then stumbled through the second quarter, before starting to recover lost ground as the quarter ended. And in the bond market things were almost as bumpy.

This unprecedented volatility has presented a challenge for many investors, some of whom may have lost sight of the stock market's inherent risks, especially in the context of the longest bull market in history. In times like these that try investors' souls--and patience--it's more important than ever to remember a few time-honored principles...

Maintain a diversified investment portfolio. Have a healthy respect for risk. Keep your focus on the long term. Or as Bill Gross--PIMCO's oft-quoted bond chief--has said, "Set your sights on a horizon and sail until you get there."

Those who can stick with these precepts will be able to ride out short-term market gyrations and ultimately reach their investment goals. And at PIMCO, we're committed to providing investors with the kind of high quality investment vehicles that can help them get there.

How have our Funds fared during these volatile times? Well, I'm pleased to report that they have weathered the storms well, overcoming the extreme market fluctuations to report strong relative performance over the last six months. You see, our Fund Managers keep their sights firmly planted on the horizon too.

I encourage you to review the fund information and commentary on the following pages carefully. And once again, I'd like to thank you for the trust you've placed in us. If you have any questions regarding your investment, contact your financial advisor, or call us at 1-800-426-0107. Or you can visit our Web site at www.pimcofunds.com.

Sincerely,

/s/ Stephen Treadway

Stephen Treadway
President
July 31, 2000

--------------------------------------------------------------------------------
OF INTEREST On May 5, 2000, Allianz AG completed the acquisition of approximately 70% of the outstanding partnership interests in PIMCO Advisors L.P. ("PIMCO Advisors"), of which PIMCO is a subsidiary partnership. As a result of this transaction, PIMCO Advisors, and its subsidiaries, are now controlled by Allianz AG, a leading provider of financial services, particularly in Europe. PIMCO remains operationally independent, continues to operate under its existing name, and now leads the global fixed-income investment efforts of Allianz AG. Key employees at each of PIMCO Advisors' investment units, including PIMCO's Bill Gross, have signed long-term employment contracts and have significant profit-sharing and retention arrangements to ensure continuity of the investment process and staff. With the addition of PIMCO Advisors, the Allianz Group manages assets of approximately $650 billion, including more than 300 mutual funds for retail and institutional clients around the world.
--------------------------------------------------------------------------------

PIMCO FUNDS FINANCIAL INFORMATION

We are pleased to present an in-depth review of the PIMCO Multi-Manager Series Funds as of June 30, 2000. In order to help analyze, compare and contrast the Funds, the report is broken down into a number of sections. Listed below is a table of contents and descriptions of the various sections.

Pages 13-26 FUND SUMMARIES*

A summary of a Fund's performance record and portfolio composition, and a review from the Fund's investment manager.

Pages 28-47 SCHEDULE OF INVESTMENTS*

The Schedule of Investments includes a listing of securities in the Fund's portfolio as of June 30, 2000, including the number of shares or principal amount and value as of that date.

                                                                                   SCHEDULE OF
FUND NAME                                    FUND SUMMARY                          INVESTMENTS
Capital Appreciation Fund                    Page 13                               Page 28
Equity Income Fund                           Page 14                               Page 29
Global Innovation                            Page 15                               Page 30
Growth Fund                                  Page 16                               Page 31
Innovation Fund                              Page 17                               Page 32
International Fund                           Page 18                               Page 33
Mid-Cap Fund                                 Page 19                               Page 36
Opportunity Fund                             Page 20                               Page 37
Renaissance Fund                             Page 21                               Page 39
Select Growth                                Page 22                               Page 40
Small-Cap Value Fund                         Page 23                               Page 41
Target Fund                                  Page 24                               Page 43
Tax-Efficient Equity Fund                    Page 25                               Page 44
Value Fund                                   Page 26                               Page 47

Pages 48-55 FINANCIAL HIGHLIGHTS
This chart shows a per share breakdown of the factors that affect a Fund's NAV for the current and past reporting periods. In addition to showing total return, the chart reports distributions, asset size, expense ratio and portfolio turnover rate.

Pages 56-57 STATEMENTS OF ASSETS AND LIABILITIES
A "balance sheet" of a Fund as of the last day of the fiscal period. It includes the Fund's Class level NAVs per share by dividing the Fund's Class level net assets (assets minus liabilities) by the number of Class level shares outstanding.

Pages 58-59 STATEMENTS OF OPERATIONS
This statement lists a Fund's income, expenses, and gains and losses on securities and currency transactions, as well as appreciation or depreciation from portfolio holdings.

Pages 60-63 STATEMENTS OF CHANGES IN NET ASSETS
This statement reports the increase or decrease in a Fund's net assets during the reporting period. Changes in net assets are due to a variety of factors, including investment operations, dividends, distributions and capital share transactions.

Pages 64-69 NOTES TO FINANCIAL STATEMENTS
A description of the significant accounting policies of the Fund, and more detailed information about the schedules and tables that appear in the report.

*The Fund Summaries and Schedule of Investments for many Funds include a summary of the Fund's allocation of investments to certain "Related Industries,"such as "Technology," "Communication," "Financial & Business Services," and "Health Care." These Related Industries represent broad groupings of loosely-associated industries and sectors developed by PIMCO Advisors for informational purposes, and are not intended to show a Fund's investment allocation to (or concentration in) a particular industry. (Individual industries are normally classified for these purposes by reference to Standard Industrial Classification (SIC) codes developed by the U.S. Office of Management and Budget.) Funds that invest a substantial portion of their assets in Related Industries (such as "Technology") may be subject to greater levels of risk and volatility because companies in Related Industries are often subject to similar business risks and regulatory burdens, and their securities may react similarly to economic, market, political and other developments.

PIMCO CAPITAL APPRECIATION FUND

June 30, 2000

OBJECTIVE
Growth of capital

PORTFOLIO
Primarily common stocks of companies with market capitalizations of at least $1 billion that have improving fundamentals and whose stock is reasonably valued by the market

FUND INCEPTION DATE
3/8/91

TOTAL NET ASSETS
$793.8 million

NUMBER OF SECURITIES
IN THE PORTFOLIO
94 (not including short-term
instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
Cadence Capital Management


--------------------------------------------------------------------------------
PERFORMANCE*
--------------------------------------------------------------------------------

AVERAGE ANNUAL TOTAL RETURN      For periods ended 6/30/00

             A SHARES             B SHARES              C SHARES            Lipper Multi-
                                                                   S&P 500    Cap. Core
                       Adjusted              Adjusted   Adjusted    Index     Fund Avg.
------------------------------------------------------------------------------------------
1 YEAR       22.73%     15.98%     21.79%     16.79%     20.85%      7.25%     11.54%
3 YEARS      21.41%     19.14%     20.52%     19.82%     20.52%     19.67%     16.27%
5 YEARS      23.84%     22.45%     22.94%     22.76%     22.94%     23.80%     19.33%
INCEPTION    19.43%     18.71%     18.76%     18.76%     18.56%        --         --

CHANGE IN VALUE
$10,000 invested at the Fund's inception

                PIMCO Capital     PIMCO Capital     PIMCO Capital      S&P 500 Index
                Appreciation A    Appreciation B    Appreciation C
                ==============    ==============    ==============     =============
03/31/1991           9,450            10,000            10,000             10,000
04/30/1991           9,172             9,699             9,699             10,024
05/31/1991           9,622            10,169            10,169             10,457
06/30/1991           9,101             9,612             9,612              9,978
07/31/1991           9,749            10,290            10,290             10,443
08/31/1991          10,051            10,603            10,603             10,691
09/30/1991           9,909            10,447            10,447             10,512
10/31/1991          10,245            10,794            10,794             10,653
11/30/1991           9,944            10,471            10,471             10,224
12/31/1991          11,323            11,915            11,915             11,393
01/31/1992          11,211            11,790            11,790             11,181
02/29/1992          11,328            11,907            11,907             11,327
03/31/1992          10,952            11,504            11,504             11,106
04/30/1992          10,925            11,468            11,468             11,432
05/31/1992          10,968            11,506            11,506             11,488
06/30/1992          10,619            11,133            11,133             11,317
07/31/1992          10,925            11,446            11,446             11,780
08/31/1992          10,650            11,151            11,151             11,539
09/30/1992          10,927            11,434            11,434             11,674
10/31/1992          11,304            11,822            11,822             11,714
11/30/1992          11,962            12,503            12,503             12,113
12/31/1992          12,124            12,664            12,664             12,262
01/31/1993          12,532            13,082            13,082             12,364
02/28/1993          12,378            12,913            12,913             12,533
03/31/1993          12,946            13,498            13,498             12,797
04/30/1993          12,624            13,155            13,155             12,488
05/31/1993          13,193            13,739            13,739             12,822
06/30/1993          13,400            13,945            13,945             12,860
07/31/1993          13,206            13,735            13,735             12,808
08/31/1993          13,684            14,224            14,224             13,294
09/30/1993          14,082            14,629            14,629             13,192
10/31/1993          14,113            14,651            14,651             13,465
11/30/1993          13,826            14,344            14,344             13,337
12/31/1993          14,215            14,738            14,738             13,498
01/31/1994          14,711            15,243            15,243             13,957
02/28/1994          14,507            15,023            15,023             13,578
03/31/1994          13,778            14,259            14,259             12,986
04/30/1994          13,826            14,300            14,300             13,152
05/31/1994          13,811            14,275            14,275             13,368
06/30/1994          13,418            13,860            13,860             13,041
07/31/1994          13,741            14,185            14,185             13,469
08/31/1994          14,147            14,595            14,595             14,021
09/30/1994          13,764            14,190            14,190             13,678
10/31/1994          14,075            14,503            14,503             13,986
11/30/1994          13,427            13,826            13,826             13,476
12/31/1994          13,555            13,949            13,949             13,676
01/31/1995          13,543            13,926            13,926             14,031
02/28/1995          14,215            14,610            14,610             14,578
03/31/1995          14,834            15,237            15,237             15,008
04/30/1995          15,339            15,747            15,747             15,450
05/31/1995          15,896            16,308            16,308             16,067
06/30/1995          16,579            16,999            16,999             16,440
07/31/1995          17,494            17,926            17,926             16,986
08/31/1995          17,658            18,083            18,083             17,028
09/30/1995          18,353            18,783            18,783             17,747
10/31/1995          18,003            18,414            18,414             17,683
11/30/1995          18,550            18,962            18,962             18,460
12/31/1995          18,518            18,917            18,917             18,815
01/31/1996          19,135            19,535            19,535             19,456
02/29/1996          19,854            20,257            20,257             19,636
03/31/1996          19,885            20,276            20,276             19,825
04/30/1996          20,128            20,512            20,512             20,117
05/31/1996          20,632            21,012            21,012             20,636
06/30/1996          20,587            20,953            20,953             20,715
07/31/1996          19,545            19,879            19,879             19,800
08/31/1996          20,379            20,716            20,716             20,217
09/30/1996          21,623            21,967            21,967             21,355
10/31/1996          22,161            22,499            22,499             21,944
11/30/1996          23,767            24,116            24,116             23,603
12/31/1996          23,387            23,715            23,715             23,135
01/31/1997          24,752            25,086            25,086             24,581
02/28/1997          24,484            24,815            24,802             24,773
03/31/1997          23,592            23,884            23,884             23,756
04/30/1997          24,331            24,621            24,621             25,174
05/31/1997          25,874            26,172            26,172             26,706
06/30/1997          26,983            27,270            27,270             27,903
07/31/1997          29,891            30,178            30,178             30,123
08/31/1997          28,756            29,015            29,015             28,436
09/30/1997          30,490            30,760            30,760             29,993
10/31/1997          29,930            30,165            30,165             28,991
11/30/1997          30,682            30,902            30,902             30,333
12/31/1997          31,275            31,489            31,482             30,854
01/31/1998          30,780            30,960            30,968             31,195
02/28/1998          33,033            33,214            33,205             33,445
03/31/1998          34,860            35,023            35,027             35,158
04/30/1998          34,873            35,037            35,013             35,511
05/31/1998          34,269            34,430            34,401             34,901
06/30/1998          35,725            35,893            35,833             36,319
07/31/1998          34,696            34,859            34,776             35,932
08/31/1998          29,023            29,160            29,076             30,737
09/30/1998          30,643            30,787            30,675             32,706
10/31/1998          32,043            32,194            32,049             35,366
11/30/1998          34,104            34,264            34,107             37,510
12/31/1998          36,648            36,820            36,617             39,671
01/31/1999          37,828            38,006            37,778             41,330
02/28/1999          36,307            36,478            36,244             40,045
03/31/1999          37,179            37,353            37,078             41,648
04/30/1999          38,450            38,631            38,327             43,261
05/31/1999          37,120            37,294            36,971             42,239
06/30/1999          39,351            39,535            39,174             44,584
07/31/1999          37,887            38,065            37,701             43,192
08/31/1999          37,133            37,307            36,928             42,977
09/30/1999          36,186            36,356            35,976             41,800
10/31/1999          38,712            38,893            38,447             44,445
11/30/1999          40,558            40,749            40,266             45,349
12/31/1999          44,776            44,987            44,421             48,020
01/31/2000          43,540            43,745            43,173             45,608
02/29/2000          46,980            47,201            46,562             44,744
03/31/2000          49,221            49,452            48,755             49,121
04/30/2000          47,050            47,271            46,580             47,643
05/31/2000          46,368            46,586            45,854             46,665
06/30/2000          48,288            48,515            47,738             47,816

*PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. The adjusted returns include the effect of the applicable sales charges. Excluding the 6-month, 1- & 3-year returns, these returns represent the blended performance of the Fund's retail class shares and the prior performance of the Fund's institutional shares, adjusted, as necessary, to reflect retail share current sales charge and different operating expenses. The retail shares were first offered in January 1997. Equity funds are subject to the basic stock market risk that a particular security or securities, in general, may decrease in value. SEE PAGE 27 FOR FOOTNOTES, WHICH INCLUDE ADDITIONAL DETAILS.

--------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
--------------------------------------------------------------------------------


TOP 10 HOLDINGS                        % of Total Investments
--------------------------------------------------------------------------------

GENERAL ELECTRIC CO.                    2.4%
Capital Goods
--------------------------------------------------------------------------------
EXXON MOBIL CORP.                       2.1%
Energy
--------------------------------------------------------------------------------
CORNING, INC.                           2.0%
Technology
--------------------------------------------------------------------------------
PFIZER, INC.                            2.0%
Health Care
--------------------------------------------------------------------------------
INTEL CORP.                             1.9%
Technology
--------------------------------------------------------------------------------
NORTEL NETWORKS CORP.                   1.7%
Technology
--------------------------------------------------------------------------------
CISCO SYSTEMS, INC.                     1.7%
Technology
--------------------------------------------------------------------------------
VIACOM, INC. `B'                        1.7%
Consumer Services
--------------------------------------------------------------------------------
SDL, INC.                               1.7%
Technology
--------------------------------------------------------------------------------
CIENA CORP.                             1.7%
Technology
--------------------------------------------------------------------------------
TOP TEN TOTAL                           18.9%
--------------------------------------------------------------------------------




TOP 5 RELATED
INDUSTRIES                             % of Total Investments
--------------------------------------------------------------------------------

TECHNOLOGY                             28.9%
--------------------------------------------------------------------------------
ENERGY                                 17.0%
--------------------------------------------------------------------------------
FINANCIAL & BUSINESS SERVICES          10.5%
--------------------------------------------------------------------------------
HEALTH CARE                            10.0%
--------------------------------------------------------------------------------
CONSUMER DISCRETIONARY                  7.1%
--------------------------------------------------------------------------------


PORTFOLIO COMPOSITION
--------------------------------------------------------------------------------

COMMON STOCK                           92.9%
--------------------------------------------------------------------------------
CASH EQUIVALENTS                        7.1%
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
--------------------------------------------------------------------------------

PIMCO Capital Appreciation Fund posted strong returns for the twelve months ended June 30, 2000. The Fund's A shares returned 22.73% during this period, outpacing the S&P 500 Index return of 7.25%, as well as its Lipper Average return of 11.54% for the same period.

   The technology sector greatly contributed to the Fund's performance. These stocks dominated the market in the past year, due to an increase in corporate spending as companies realized technology's ability to boost profit margins. Tech proved extremely attractive to investors because it offered the greatest earnings growth potential of any sector. Many areas of technology benefited from this surge in investment. For instance, Intel, a leading maker of chips for PCs, posted returns of more than 100% over the past year. The company benefited from a continuation of the global economic recovery, which fueled demand for semiconductors, as well as greater pricing power for the entire industry.

   Another positive contributor to the Fund's performance was Cisco Systems, the networking giant. Cisco is one of the greatest beneficiaries of the Internet explosion, and as companies rush to participate in Web commerce, strong demand for Internet infrastructure and optical networking capabilities will benefit Cisco. As the largest supplier of networking solutions, Cisco remains the market leader in this industry.

   The Fund's exposure to the energy sector also boosted its performance this year. The Fund's second largest holding, Exxon Mobil, posted strong returns. The company benefited from significantly higher prices for oil and gas. It announced in May that it had completed the sale of it's California refinery and fuels terminal and the assignment of California supply arrangements to Valero Energy Corporation. This sale, coupled with the high demand for oil, helped Exxon's stock price appreciate over the past year.

   One disappointment for the Fund this year was the retail industry. Rising interest rates and a general lack of enthusiasm on the part of investors hurt this sector. The Fund's exposure to this area remains small, however, as concerns about a slowing economy should continue to weaken retail sales in the coming months.

   Looking ahead, the manager is optimistic that the Fund is positioned to continue its strong performance. The manager is confident that, in a rising interest rate environment, investors will place more emphasis on valuations. In such a climate, the manager's philosophy of purchasing growing but reasonably priced stocks should bode well for the Fund.

PIMCO EQUITY INCOME FUND

June 30, 2000

OBJECTIVE
Current income as a primary
objective and long-term growth
of capital as a secondary
objective

PORTFOLIO
Income-producing common stocks
of companies with market
capitalizations of more
than $2 billion

FUND INCEPTION DATE
3/8/91

TOTAL NET ASSETS
$69.9 million

NUMBER OF SECURITIES
IN THE PORTFOLIO
40 (not including short-term
instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
PIMCO Equity Advisors
(as of 5/8/00)


--------------------------------------------------------------------------------
PERFORMANCE*
--------------------------------------------------------------------------------



AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00

            A SHARES               B SHARES             C SHARES              Lipper
                                                                    S&P 500   Equity Inc.
                       Adjusted              Adjusted   Adjusted    Index     Fund Avg.
------------------------------------------------------------------------------------------
1 YEAR      -13.17%     -17.95%    -13.79%    -17.15%    -14.45%      7.25%      -6.71%
3 YEARS       5.76%       3.78%      4.97%      4.35%      4.96%     19.67%       7.07%
5 YEARS      13.34%      12.07%     12.51%     12.31%     12.50%     23.80%      13.58%
INCEPTION    12.83%      12.15%     12.20%     12.20%     12.00%     --          --


CHANGE IN VALUE
$10,000 invested at the Fund's inception

                                PIMCO Equity Income       PIMCO Equity Income       PIMCO Equity Income             S&P 500
                                         A                         B                         C                       Index
                                  ================          ================          ================          ================
             03/31/1991                 9,450                    10,000                    10,000                    10,000
             04/30/1991                 9,512                    10,060                    10,060                    10,024
             05/31/1991                10,048                    10,619                    10,619                    10,457
             06/30/1991                 9,695                    10,240                    10,240                     9,978
             07/31/1991                10,234                    10,803                    10,803                    10,443
             08/31/1991                10,383                    10,954                    10,954                    10,691
             09/30/1991                10,437                    11,004                    11,004                    10,512
             10/31/1991                10,507                    11,070                    11,070                    10,653
             11/30/1991                10,084                    10,618                    10,618                    10,224
             12/31/1991                10,968                    11,543                    11,543                    11,393
             01/31/1992                11,237                    11,818                    11,818                    11,181
             02/29/1992                11,519                    12,107                    12,107                    11,327
             03/31/1992                11,328                    11,899                    11,899                    11,106
             04/30/1992                11,528                    12,102                    12,102                    11,432
             05/31/1992                11,544                    12,111                    12,111                    11,488
             06/30/1992                11,550                    12,110                    12,110                    11,317
             07/31/1992                12,063                    12,640                    12,640                    11,780
             08/31/1992                11,709                    12,261                    12,261                    11,539
             09/30/1992                11,805                    12,354                    12,354                    11,674
             10/31/1992                11,817                    12,358                    12,358                    11,714
             11/30/1992                12,170                    12,720                    12,720                    12,113
             12/31/1992                12,536                    13,095                    13,095                    12,262
             01/31/1993                12,596                    13,149                    13,149                    12,364
             02/28/1993                12,854                    13,411                    13,411                    12,533
             03/31/1993                13,144                    13,705                    13,705                    12,797
             04/30/1993                12,883                    13,424                    13,424                    12,488
             05/31/1993                12,977                    13,514                    13,514                    12,822
             06/30/1993                13,204                    13,741                    13,741                    12,860
             07/31/1993                13,178                    13,706                    13,706                    12,808
             08/31/1993                13,638                    14,176                    14,176                    13,294
             09/30/1993                13,623                    14,151                    14,151                    13,192
             10/31/1993                13,728                    14,252                    14,252                    13,465
             11/30/1993                13,586                    14,095                    14,095                    13,337
             12/31/1993                13,543                    14,042                    14,042                    13,498
             01/31/1994                13,989                    14,495                    14,495                    13,957
             02/28/1994                13,682                    14,169                    14,169                    13,578
             03/31/1994                13,132                    13,590                    13,590                    12,986
             04/30/1994                13,231                    13,684                    13,684                    13,152
             05/31/1994                13,308                    13,755                    13,755                    13,368
             06/30/1994                13,117                    13,548                    13,548                    13,041
             07/31/1994                13,544                    13,982                    13,982                    13,469
             08/31/1994                14,095                    14,541                    14,541                    14,021
             09/30/1994                13,830                    14,259                    14,259                    13,678
             10/31/1994                13,990                    14,415                    14,415                    13,986
             11/30/1994                13,235                    13,628                    13,628                    13,476
             12/31/1994                13,273                    13,658                    13,658                    13,676
             01/31/1995                13,701                    14,090                    14,090                    14,031
             02/28/1995                14,143                    14,537                    14,537                    14,578
             03/31/1995                14,547                    14,942                    14,942                    15,008
             04/30/1995                14,920                    15,316                    15,316                    15,450
             05/31/1995                15,464                    15,866                    15,866                    16,067
             06/30/1995                15,509                    15,902                    15,902                    16,440
             07/31/1995                16,047                    16,444                    16,444                    16,986
             08/31/1995                16,268                    16,660                    16,660                    17,028
             09/30/1995                16,691                    17,083                    17,083                    17,747
             10/31/1995                16,621                    17,000                    17,000                    17,683
             11/30/1995                17,187                    17,568                    17,568                    18,460
             12/31/1995                17,645                    18,025                    18,025                    18,815
             01/31/1996                17,904                    18,278                    18,278                    19,456
             02/29/1996                18,136                    18,504                    18,504                    19,636
             03/31/1996                18,493                    18,857                    18,857                    19,825
             04/30/1996                18,953                    19,314                    19,314                    20,117
             05/31/1996                19,253                    19,607                    19,607                    20,636
             06/30/1996                19,289                    19,631                    19,631                    20,715
             07/31/1996                18,396                    18,709                    18,709                    19,800
             08/31/1996                19,021                    19,333                    19,333                    20,217
             09/30/1996                19,671                    19,981                    19,981                    21,355
             10/31/1996                20,111                    20,416                    20,416                    21,944
             11/30/1996                21,620                    21,935                    21,935                    23,603
             12/31/1996                21,351                    21,648                    21,648                    23,135
             01/31/1997                21,819                    22,115                    22,115                    24,581
             02/28/1997                22,433                    22,722                    22,722                    24,773
             03/31/1997                21,681                    21,951                    21,946                    23,756
             04/30/1997                22,473                    22,721                    22,732                    25,174
             05/31/1997                23,867                    24,117                    24,128                    26,706
             06/30/1997                24,529                    24,791                    24,784                    27,903
             07/31/1997                26,075                    26,339                    26,332                    30,123
             08/31/1997                25,485                    25,710                    25,719                    28,436
             09/30/1997                27,068                    27,286                    27,287                    29,993
             10/31/1997                26,219                    26,428                    26,429                    28,991
             11/30/1997                27,293                    27,497                    27,498                    30,333
             12/31/1997                27,944                    28,126                    28,121                    30,854
             01/31/1998                28,036                    28,219                    28,214                    31,195
             02/28/1998                29,691                    29,853                    29,846                    33,445
             03/31/1998                31,074                    31,212                    31,216                    35,158
             04/30/1998                30,612                    30,749                    30,733                    35,511
             05/31/1998                30,427                    30,563                    30,528                    34,901
             06/30/1998                29,767                    29,900                    29,867                    36,319
             07/31/1998                28,597                    28,725                    28,655                    35,932
             08/31/1998                24,682                    24,792                    24,718                    30,737
             09/30/1998                26,499                    26,617                    26,515                    32,706
             10/31/1998                28,160                    28,286                    28,164                    35,366
             11/30/1998                30,084                    30,218                    30,076                    37,510
             12/31/1998                30,189                    30,324                    30,172                    39,671
             01/31/1999                29,534                    29,666                    29,493                    41,330
             02/28/1999                28,559                    28,687                    28,497                    40,045
             03/31/1999                28,808                    28,936                    28,730                    41,648
             04/30/1999                32,023                    32,166                    31,905                    43,261
             05/31/1999                32,705                    32,851                    32,588                    42,239
             06/30/1999                33,418                    33,567                    33,239                    44,584
             07/31/1999                32,238                    32,382                    32,063                    43,192
             08/31/1999                31,339                    31,478                    31,162                    42,977
             09/30/1999                30,345                    30,481                    30,130                    41,800
             10/31/1999                30,066                    30,200                    29,850                    44,445
             11/30/1999                29,161                    29,291                    28,904                    45,349
             12/31/1999                29,499                    29,631                    29,251                    48,020
             01/31/2000                27,638                    27,761                    27,373                    45,608
             02/29/2000                24,656                    24,766                    24,403                    44,744
             03/31/2000                28,110                    28,235                    27,809                    49,121
             04/30/2000                28,605                    28,732                    28,274                    47,643
             05/31/2000                28,219                    28,344                    27,892                    46,665
             06/30/2000                29,020                    29,149                    28,656                    47,816

*PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. The adjusted returns include the effect of the applicable sales charges. Excluding the 6-month, 1- & 3-year returns, these returns represent the blended performance of the Fund's retail class shares and the prior performance of the Fund's institutional shares, adjusted, as necessary, to reflect retail share current sales charge and different operating expenses. The retail shares were first offered in January 1997. The Fund may invest up to 15% in foreign securities, which may entail greater risk due to foreign economic and political developments. SEE PAGE 27 FOR FOOTNOTES, WHICH INCLUDE ADDITIONAL DETAILS.

--------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
--------------------------------------------------------------------------------


TOP 10 HOLDINGS                      % of Total Investments
--------------------------------------------------------------------------------

EMC CORP.                             4.4%
Technology
--------------------------------------------------------------------------------
CALPINE CAPITAL TRUST II              3.7%
Utilities
--------------------------------------------------------------------------------
CITIGROUP, INC.                       3.5%
Financial & Business Services
--------------------------------------------------------------------------------
GENERAL MOTORS CORP. `H'              3.2%
Consumer Discretionary
--------------------------------------------------------------------------------
COX COMMUNICATIONS, INC.              3.1%
Communications
--------------------------------------------------------------------------------
UTILICORP UNITED                      3.1%
Energy
--------------------------------------------------------------------------------
TYCO INTERNATIONAL LTD.               3.1%
Capital Goods
--------------------------------------------------------------------------------
NEXTEL COMM.                          2.9%
(5.250% due 01/15/2010)
Technology
--------------------------------------------------------------------------------
JABIL CIRCUIT, INC.                   2.9%
Technology
--------------------------------------------------------------------------------
DUKE ENERGY CORP.                     2.8%
Utilities
--------------------------------------------------------------------------------


TOP TEN TOTAL                        32.7%
--------------------------------------------------------------------------------
TOP 5 RELATED
INDUSTRIES                           % of Total Investments
--------------------------------------------------------------------------------

TECHNOLOGY                           19.9%
--------------------------------------------------------------------------------
FINANCIAL & BUSINESS SERVICES        19.4%
--------------------------------------------------------------------------------
ENERGY                               17.0%
--------------------------------------------------------------------------------
HEALTH CARE                          11.1%
--------------------------------------------------------------------------------
COMMUNICATIONS                       10.6%
--------------------------------------------------------------------------------


PORTFOLIO COMPOSITION
--------------------------------------------------------------------------------

COMMON STOCK                         97.1%
--------------------------------------------------------------------------------
CONVERTIBLE BONDS & NOTES             2.9%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
--------------------------------------------------------------------------------

For the one-year period ended June 30, 2000, PIMCO Equity Income Fund posted a return of -13.17% for Class A shares.

   With investors yearning for high earnings growth, the technology sector dominated the market dramatically this year to the exclusion of virtually all other sectors. Prior to its management change in May, the Fund had very little exposure to the tech sector, which hurt the Fund's performance. However, recent additions to the portfolio in this sector have helped boost performance. For instance, EMC, the leading provider of data storage solutions, benefited from increased corporate demand for computing storage due to greater data traffic and Internet use.

   The Fund's exposure to the energy sector contributed to its performance. Energy stocks benefited from significantly higher prices for oil and gas. Ultramar Diamond Shamrock, an independent petroleum refining company and one of the Fund's top ten holdings, reported strong results this year. This news, along with the ever-increasing demand for power generation, helped advance the stock's price significantly.

   The financial services sector also helped the Fund's performance, despite the rising interest rate environment. Morgan Stanley Dean Witter, the financial services giant, experienced strong earnings growth in the second half of the year, benefiting from an increase in equity underwriting and merger activity. The company also benefited from dynamic growth in its global business.

   One disappointment for the Fund was Fortune Brands, a holding company involved in a variety of businesses including home products, golf products, liquor and office products. As concern about rising interest rates and a slowing economy increased, investors shied away from retailers, and the company's performance suffered. Fortune Brands has since been removed from the portfolio.

   The manager's outlook for the Fund is optimistic. While the Fund's philosophy of investing in dividend-paying, reasonably valued securities remains intact, the Fund's increased exposure to technology issues could contribute positively to the Fund's performance going forward.

PIMCO GLOBAL INNOVATION FUND

June 30, 2000

OBJECTIVE
Capital
appreciation;
no consideration given to income

PORTFOLIO
Common stocks of
U.S. and non-U.S. technology-related
companies with market capitalizations
of more than $200 million

FUND INCEPTION DATE
12/31/99

TOTAL NET ASSETS
$104.7 million

NUMBER OF SECURITIES
IN THE
PORTFOLIO
60 (not including
short-term
investments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
PIMCO Equity Advisors


--------------------------------------------------------------------------------
PERFORMANCE*
--------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00

             A SHARES              B SHARES              C SHARES
                                                                      NASDAQ
                       Adjusted              Adjusted    Adjusted     Composite Index
------------------------------------------------------------------------------------------
INCEPTION    89.30%     78.89%     89.10%     84.10%      88.10%

CHANGE IN VALUE
$10,000 invested at the Fund's inception


                                        PIMCO                      PIMCO                       PIMCO
                                  Global Innovation          Global Innovation           Global Innovation        NASDAQ Composite
                                         A                           B                          C                      Index
                                  =================          =================           =================        ================
             12/31/1999                 9,450                      10,000                      10,000                  10,000
             01/31/2000                10,319                      10,920                      10,920                   9,683
             02/29/2000                18,144                      19,200                      19,200                  11,541
             03/31/2000                19,060                      20,169                      20,169                  11,236
             04/30/2000                16,491                      17,450                      17,450                   9,487
             05/31/2000                15,178                      16,051                      16,051                   8,357
             06/30/2000                17,890                      18,410                      18,810                   9,746

The portfolio had a substantial exposure to technology, which greatly contributed to the Fund's performance for the inception period ended 6/30/00. During this time the technology market produced historically high returns. *PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. The adjusted returns include the effect of the applicable sales charges. The Fund is less than 1-year old; therefore the return was cummulative. Because this fund concentrates on investments in the technology sector it may be subject to additional risk compared to a diversified equity fund. The Fund also normally invests a substantial portion of its assets in foreign securities, including emerging markets securities, which may entail greater risk and volatility than U.S. securities due to foreign economic and political developments, foreign currency risk and other factors. Equity funds are subject to the basic stock market risk that a particular security or securities, in general, may decrease in value. SEE ADDITIONAL RISK DISCLOSURE ON PAGE 27.

--------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
--------------------------------------------------------------------------------


TOP 10 HOLDINGS                      % of Total Investments
--------------------------------------------------------------------------------

JUNIPER NETWORKS, INC.                3.3%
Technology
--------------------------------------------------------------------------------
NORTEL NETWORKS CORP.                 2.9%
Technology
--------------------------------------------------------------------------------
INTEL CORP.                           2.6%
Technology
--------------------------------------------------------------------------------
EMC CORP.                             2.3%
Technology
--------------------------------------------------------------------------------
CISCO SYSTEMS, INC.                   2.3%
Technology
--------------------------------------------------------------------------------
REDBACK NETWORKS, INC.                2.2%
Technology
--------------------------------------------------------------------------------
i2 TECHNOLOGIES, INC.                 2.2%
Technology
--------------------------------------------------------------------------------
BEA SYSTEMS, INC.                     2.2%
Technology
--------------------------------------------------------------------------------
DELL COMPUTER CORP.                   2.2%
Technology
--------------------------------------------------------------------------------
VERITAS SOFTWARE CORP.                2.1%
Technology
--------------------------------------------------------------------------------
TOP TEN TOTAL                        24.3%
--------------------------------------------------------------------------------



TOP 4 RELATED
INDUSTRIES                           % of Total Investments
--------------------------------------------------------------------------------

TECHNOLOGY                           73.8%
--------------------------------------------------------------------------------
HEALTH CARE                          10.3%
--------------------------------------------------------------------------------
COMMUNICATIONS                        7.2%
--------------------------------------------------------------------------------
CAPITAL GOODS                         1.2%
--------------------------------------------------------------------------------



PORTFOLIO COMPOSITION
--------------------------------------------------------------------------------

COMMON STOCK                         92.5%
--------------------------------------------------------------------------------
CASH EQUIVALENTS                      7.5%
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
--------------------------------------------------------------------------------

PIMCO Global Innovation Fund was seeded on December 31, 1999. The Fund has turned in a stellar performance for the six-month period ended June 30, 2000, returning 89.30%.

   A continuation of the global economic recovery fueled the demand for semiconductors and other technological commodities. Applied Materials, a semiconductor manufacturer, experienced revenue growth as a result of increased global demand. The semiconductor industry finally achieved some pricing power after several years of extreme pricing pressure, and consequently, Applied Materials' stock price rose significantly over the past year.

   Bookham Technology, a British manufacturer of fiber optic components that increase the capacity of fiber optic cables to transport voice and data, also contributed to the Fund's performance. The company benefited from the explosion in demand for telecommunications capabilities. Investors were attracted to Bookham because it has the potential to revolutionize the fiber optics industry because its silicon-based products offer significant advantages over the competition. Deregulation in Europe should encourage the build-out of fiber-optics-based networks by new competitive local exchange carriers (CLECs) and Bookham could experience high growth as a result.

   Another standout performer for the Fund was Cisco Systems, a top ten holding in the Fund. As the number of companies engaging in commerce via the Internet increases, Cisco will benefit from the strong demand for its Internet infrastructure equipment and its optical networking capabilities. As the leader in networking solutions for the Internet, Cisco should continue to see its earnings grow as the Internet grows.

   The Fund's exposure to biotechnology also enhanced its performance during this year, as investors have been attracted to their robust product pipelines. For instance, Teva Pharmaceuticals, the largest producer of branded and generic pharmaceuticals in Israel, saw its stock price propelled upward as a result of higher sales. It also recently acquired a Dutch pharmaceutical company, which allowed it to substantially increase its presence in Europe. With product offerings in all major therapeutic categories and a greater presence globally, Teva is poised to continue its rapid growth.

    Looking ahead, the manager is optimistic that the Fund will continue its outperformance. The manager believes that technology could turn in a strong performance in the second half of the year, fueled by strong corporate fundamentals and a favorable economic environment.

PIMCO GROWTH FUND

June 30, 2000

OBJECTIVE
Long-term growth of capital;
income is incidental

PORTFOLIO
Primarily common stocks of
companies with market
capitalizations of at
least $5 billion

FUND INCEPTION DATE
2/24/84

TOTAL NET ASSETS
$2.9 billion

NUMBER OF SECURITIES
IN THE
PORTFOLIO
41 (not including short-term
instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
PIMCO Equity
Advisors


--------------------------------------------------------------------------------
PERFORMANCE*
--------------------------------------------------------------------------------

AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00

               A SHARES              B SHARES              C SHARES              Lipper Lg.-
                                                                       S&P 500   Cap Growth
                         Adjusted               Adjusted   Adjusted    Index     Fund Avg.
--------------------------------------------------------------------------------------------
1 YEAR         32.49%     25.20%     31.31%      26.31%     30.31%      7.25%     26.43%
5 YEARS        26.06%     24.64%     25.08%      24.91%     25.08%     23.80%     25.59%
10 YEARS       18.81%     18.14%     18.21%      18.21%     17.92%     17.80%     18.47%
INCEPTION      19.58%     19.17%     19.21%      19.21%     18.69%     --         --

CHANGE IN VALUE
$10,000 invested at the Fund's inception

                                   PIMCO Growth             PIMCO Growth              PIMCO Growth                S&P 500
                                        A                        B                        C                        Index
                                 ================         ================          ================         ================
             02/29/1984                     9,450                   10,000              10,000                   10,000
             03/31/1984                     9,693                   10,250              10,250                   10,180
             04/30/1984                     9,756                   10,310              10,310                   10,251
             05/31/1984                     9,421                    9,950               9,950                    9,708
             06/30/1984                     9,645                   10,180              10,180                    9,912
             07/31/1984                     9,718                   10,251              10,251                    9,763
             08/31/1984                    10,499                   11,067              11,067                   10,866
             09/30/1984                    10,428                   10,986              10,986                   10,877
             10/31/1984                    10,522                   11,078              11,078                   10,910
             11/30/1984                    10,449                   10,994              10,994                   10,801
             12/31/1984                    10,662                   11,211              11,211                   11,082
             01/31/1985                    11,422                   12,003              12,003                   11,947
             02/28/1985                    11,517                   12,097              12,097                   12,095
             03/31/1985                    11,564                   12,138              12,138                   12,104
             04/30/1985                    11,511                   12,075              12,075                   12,093
             05/31/1985                    12,129                   12,716              12,716                   12,790
             06/30/1985                    12,478                   13,073              13,073                   12,976
             07/31/1985                    12,495                   13,083              13,083                   12,958
             08/31/1985                    12,432                   13,009              13,009                   12,848
             09/30/1985                    12,075                   12,628              12,628                   12,449
             10/31/1985                    12,573                   13,140              13,140                   13,022
             11/30/1985                    13,267                   13,857              13,857                   13,920
             12/31/1985                    14,018                   14,632              14,632                   14,588
             01/31/1986                    14,349                   14,969              14,969                   14,670
             02/28/1986                    15,509                   16,170              16,170                   15,768
             03/31/1986                    16,235                   16,917              16,917                   16,647
             04/30/1986                    16,256                   16,928              16,928                   16,459
             05/31/1986                    16,954                   17,644              17,644                   17,335
             06/30/1986                    17,257                   17,949              17,949                   17,628
             07/31/1986                    16,874                   17,539              17,539                   16,642
             08/31/1986                    17,838                   18,529              18,529                   17,877
             09/30/1986                    16,770                   17,409              17,409                   16,399
             10/31/1986                    17,584                   18,243              18,243                   17,345
             11/30/1986                    17,896                   18,555              18,555                   17,767
             12/31/1986                    17,397                   18,026              18,026                   17,313
             01/31/1987                    19,737                   20,439              20,439                   19,646
             02/28/1987                    21,026                   21,762              21,762                   20,422
             03/31/1987                    21,435                   22,171              22,171                   21,012
             04/30/1987                    21,395                   22,117              22,117                   20,825
             05/31/1987                    21,607                   22,321              22,321                   21,006
             06/30/1987                    22,545                   23,276              23,276                   22,067
             07/31/1987                    23,339                   24,082              24,082                   23,186
             08/31/1987                    24,015                   24,763              24,763                   24,050
             09/30/1987                    23,910                   24,640              24,640                   23,524
             10/31/1987                    18,490                   19,040              19,040                   18,457
             11/30/1987                    17,227                   17,728              17,728                   16,936
             12/31/1987                    18,859                   19,396              19,396                   18,225
             01/31/1988                    18,651                   19,171              19,171                   18,992
             02/29/1988                    19,819                   20,359              20,359                   19,877
             03/31/1988                    19,553                   20,073              20,073                   19,263
             04/30/1988                    19,727                   20,239              20,239                   19,477
             05/31/1988                    19,901                   20,405              20,405                   19,646
             06/30/1988                    21,087                   21,608              21,608                   20,548
             07/31/1988                    20,704                   21,202              21,202                   20,470
             08/31/1988                    19,628                   20,087              20,087                   19,774
             09/30/1988                    20,539                   21,007              21,007                   20,616
             10/31/1988                    20,685                   21,143              21,143                   21,189
             11/30/1988                    20,314                   20,751              20,751                   20,886
             12/31/1988                    20,781                   21,214              21,214                   21,252
             01/31/1989                    22,156                   22,605              22,605                   22,807
             02/28/1989                    21,739                   22,166              22,166                   22,239
             03/31/1989                    22,673                   23,104              23,104                   22,758
             04/30/1989                    24,319                   24,767              24,767                   23,939
             05/31/1989                    26,132                   26,597              26,597                   24,908
             06/30/1989                    25,803                   26,246              26,246                   24,766
             07/31/1989                    28,027                   28,492              28,492                   27,003
             08/31/1989                    28,881                   29,341              29,341                   27,532
             09/30/1989                    29,451                   29,902              29,902                   27,419
             10/31/1989                    28,559                   28,977              28,977                   26,783
             11/30/1989                    29,144                   29,553              29,553                   27,329
             12/31/1989                    28,774                   29,160              29,160                   27,985
             01/31/1990                    26,670                   27,010              27,010                   26,107
             02/28/1990                    27,340                   27,672              27,672                   26,444
             03/31/1990                    28,029                   28,351              28,351                   27,145
             04/30/1990                    27,870                   28,174              28,174                   26,466
             05/31/1990                    30,830                   31,147              31,147                   29,047
             06/30/1990                    31,364                   31,667              31,667                   28,849
             07/31/1990                    30,804                   31,082              31,082                   28,757
             08/31/1990                    28,537                   28,775              28,775                   26,157
             09/30/1990                    27,298                   27,507              27,507                   24,883
             10/31/1990                    27,248                   27,442              27,442                   24,776
             11/30/1990                    28,619                   28,824              28,824                   26,377
             12/31/1990                    29,058                   29,246              29,246                   27,113
             01/31/1991                    30,457                   30,653              30,653                   28,295
             02/28/1991                    32,753                   32,926              32,926                   30,318
             03/31/1991                    33,686                   33,864              33,846                   31,052
             04/30/1991                    33,363                   33,539              33,504                   31,126
             05/31/1991                    35,174                   35,360              35,326                   32,471
             06/30/1991                    33,431                   33,608              33,556                   30,984
             07/31/1991                    35,715                   35,904              35,817                   32,428
             08/31/1991                    37,513                   37,711              37,589                   33,196
             09/30/1991                    37,100                   37,296              37,155                   32,642
             10/31/1991                    38,323                   38,525              38,366                   33,079
             11/30/1991                    36,830                   37,024              36,847                   31,746
             12/31/1991                    41,485                   41,704              41,492                   35,378
             01/31/1992                    40,523                   40,737              40,491                   34,720
             02/29/1992                    40,811                   41,027              40,761                   35,171
             03/31/1992                    39,907                   40,118              39,837                   34,485
             04/30/1992                    39,695                   39,905              39,587                   35,499
             05/31/1992                    40,311                   40,524              40,183                   35,673
             06/30/1992                    39,061                   39,267              38,913                   35,142
             07/31/1992                    40,273                   40,486              40,106                   36,578
             08/31/1992                    38,772                   38,977              38,567                   35,829
             09/30/1992                    39,946                   40,157              39,721                   36,250
             10/31/1992                    40,600                   40,815              40,338                   36,375
             11/30/1992                    42,409                   42,633              42,108                   37,614
             12/31/1992                    42,695                   42,920              42,356                   38,075
             01/31/1993                    43,759                   43,990              43,400                   38,394
             02/28/1993                    42,853                   43,079              42,474                   38,917
             03/31/1993                    43,838                   44,070              43,420                   39,738
             04/30/1993                    41,887                   42,109              41,469                   38,778
             05/31/1993                    44,055                   44,288              43,578                   39,815
             06/30/1993                    44,430                   44,665              43,933                   39,932
             07/31/1993                    44,489                   44,724              43,952                   39,771
             08/31/1993                    45,986                   46,230              45,411                   41,280
             09/30/1993                    47,030                   47,278              46,416                   40,963
             10/31/1993                    46,890                   47,138              46,257                   41,811
             11/30/1993                    46,115                   46,359              45,441                   41,412
             12/31/1993                    46,997                   47,245              46,303                   41,913
             01/31/1994                    49,247                   49,508              48,471                   43,338
             02/28/1994                    48,339                   48,595              47,561                   42,162
             03/31/1994                    46,154                   46,398              45,393                   40,324
             04/30/1994                    45,526                   45,767              44,742                   40,841
             05/31/1994                    46,327                   46,572              45,501                   41,511
             06/30/1994                    45,180                   45,419              44,353                   40,493
             07/31/1994                    46,305                   46,550              45,415                   41,823
             08/31/1994                    48,599                   48,856              47,648                   43,538
             09/30/1994                    47,626                   47,878              46,651                   42,474
             10/31/1994                    49,379                   49,640              48,341                   43,428
             11/30/1994                    47,063                   47,312              46,022                   41,846
             12/31/1994                    47,001                   47,250              45,958                   42,467
             01/31/1995                    47,344                   47,595              46,257                   43,568
             02/28/1995                    48,764                   49,022              47,611                   45,266
             03/31/1995                    49,862                   50,126              48,645                   46,602
             04/30/1995                    51,488                   51,760              50,206                   47,974
             05/31/1995                    53,090                   53,371              51,745                   49,892
             06/30/1995                    55,219                   55,512              53,789                   51,051
             07/31/1995                    57,142                   57,444              55,627                   52,743
             08/31/1995                    57,646                   57,950              56,086                   52,876
             09/30/1995                    58,905                   59,216              57,280                   55,107
             10/31/1995                    59,133                   59,446              57,441                   54,910
             11/30/1995                    60,622                   60,943              58,865                   57,321
             12/31/1995                    60,368                   60,687              58,582                   58,425
             01/31/1996                    63,096                   63,429              61,200                   60,414
             02/29/1996                    64,279                   64,619              62,289                   60,974
             03/31/1996                    64,356                   64,697              62,341                   61,561
             04/30/1996                    65,180                   65,525              63,093                   62,468
             05/31/1996                    66,673                   67,025              64,493                   64,079
             06/30/1996                    65,797                   66,145              63,612                   64,324
             07/31/1996                    61,989                   62,316              59,880                   61,482
             08/31/1996                    63,584                   63,920              61,383                   62,778
             09/30/1996                    68,395                   68,757              65,997                   66,312
             10/31/1996                    69,501                   69,869              67,034                   68,140
             11/30/1996                    73,540                   73,929              70,871                   73,291
             12/31/1996                    71,490                   71,868              68,849                   71,839
             01/31/1997                    74,922                   75,318              72,121                   76,328
             02/28/1997                    72,868                   73,253              70,098                   76,926
             03/31/1997                    68,967                   69,332              66,292                   73,765
             04/30/1997                    71,871                   72,251              69,057                   78,169
             05/31/1997                    77,122                   77,529              74,053                   82,928
             06/30/1997                    79,292                   79,711              76,076                   86,643
             07/31/1997                    87,682                   88,145              84,076                   93,537
             08/31/1997                    82,167                   82,601              78,752                   88,297
             09/30/1997                    87,507                   87,970              83,807                   93,133
             10/31/1997                    85,013                   85,462              81,368                   90,023
             11/30/1997                    85,747                   86,201              82,023                   94,190
             12/31/1997                    87,761                   88,225              83,882                   95,807
             01/31/1998                    89,716                   90,191              85,709                   96,867
             02/28/1998                    96,539                   97,050              92,170                  103,853
             03/31/1998                   103,052                  103,597              98,349                  109,171
             04/30/1998                   105,075                  105,631             100,176                  110,269
             05/31/1998                   103,634                  104,182              98,772                  108,374
             06/30/1998                   111,828                  112,420             106,496                  112,776
             07/31/1998                   109,838                  110,419             104,526                  111,575
             08/31/1998                    89,957                   90,433              85,565                   95,444
             09/30/1998                    97,945                   98,463              93,112                  101,558
             10/31/1998                   101,922                  102,461              96,836                  109,818
             11/30/1998                   109,637                  110,217             104,099                  116,474
             12/31/1998                   122,816                  123,465             116,497                  123,186
             01/31/1999                   132,310                  133,009             125,432                  128,337
             02/28/1999                   126,779                  127,450             120,114                  124,349
             03/31/1999                   132,928                  133,631             125,867                  129,324
             04/30/1999                   129,578                  130,263             122,607                  134,332
             05/31/1999                   122,853                  123,503             116,171                  131,161
             06/30/1999                   132,693                  133,395             125,383                  138,440
             07/31/1999                   127,134                  127,806             120,029                  134,118
             08/31/1999                   127,401                  128,074             120,233                  133,450
             09/30/1999                   127,057                  127,729             119,584                  129,796
             10/31/1999                   137,437                  138,164             129,282                  138,010
             11/30/1999                   146,659                  147,435             137,892                  140,816
             12/31/1999                   173,292                  174,209             162,878                  149,110
             01/31/2000                   166,118                  166,997             155,989                  141,621
             02/29/2000                   183,228                  184,197             171,946                  138,938
             03/31/2000                   191,767                  192,781             179,873                  152,530
             04/30/2000                   174,527                  175,450             163,630                  147,940
             05/31/2000                   159,989                  160,835             149,853                  144,904
             06/30/2000                   175,844                  176,774             164,628                  148,476

*PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. The adjusted returns include the effect of the applicable sales charges. The Fund's class A & B shares commenced operation after the inception date shown. Total return for the 10-year & since inception periods (period beginning before the inception of Class A & B shares) reflects the total return for the Fund's oldest class of shares (Class C), adjusted to reflect any current sales charges and any different operating expenses associated with those shares. Had Class A shares return been adjusted to reflect the different sales charges, but without regard to lower operating expenses of Class A shares, the total return figure would have been lower than that shown, namely 18.11% & 18.81%, respectively. The Fund may invest up to 15% in foreign securities, which may entail greater risk due to foreign economic and political developments. SEE PAGE 27 FOR FOOTNOTES, WHICH INCLUDE ADDITIONAL DETAILS.

--------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
--------------------------------------------------------------------------------



TOP 10 HOLDINGS                      % of Total Investments
--------------------------------------------------------------------------------

EMC CORP.                             7.9%
Technology
--------------------------------------------------------------------------------
NOKIA CORP. SP- ADR                   6.0%
Communications
--------------------------------------------------------------------------------
CISCO SYSTEMS, INC.                   5.5%
Technology
--------------------------------------------------------------------------------
NORTEL NETWORKS CORP.                 4.7%
Technology
--------------------------------------------------------------------------------
MORGAN STANLEY, DEAN WITTER,
DISCOVER AND CO.                      4.3%
Financial & Business Services
--------------------------------------------------------------------------------
JDS UNIPHASE CORP.                    4.1%
Technology
--------------------------------------------------------------------------------
CITIGROUP, INC.                       3.6%
Financial & Business Services
--------------------------------------------------------------------------------
ENRON CORP.                           3.3%
Energy
--------------------------------------------------------------------------------
SUN MICROSYSTEMS, INC.                3.1%
Technology
--------------------------------------------------------------------------------
OMNICOM GROUP                         3.1%
Financial & Business Services
--------------------------------------------------------------------------------
TOP TEN TOTAL                        45.6%
--------------------------------------------------------------------------------


TOP 5 RELATED
INDUSTRIES                           % of Total Investments
--------------------------------------------------------------------------------

TECHNOLOGY                           43.7%
--------------------------------------------------------------------------------
FINANCIAL & BUSINESS SERVICES        18.7%
--------------------------------------------------------------------------------
HEALTH CARE                          12.1%
--------------------------------------------------------------------------------
COMMUNICATIONS                        8.8%
--------------------------------------------------------------------------------
CONSUMER DISCRETIONARY                7.5%
--------------------------------------------------------------------------------


PORTFOLIO COMPOSITION
--------------------------------------------------------------------------------

COMMON STOCK                         98.9%
--------------------------------------------------------------------------------
CASH EQUIVALENTS                      1.1%
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
--------------------------------------------------------------------------------

PIMCO Growth Fund posted stellar returns for the one-year period ended June 30, 2000. The Fund's Class A shares returned 32.49%, significantly outpacing both the S&P 500 Index's return of 7.25% and its Lipper Average return of 26.43%.

   Technology was the best performing sector for the Fund over the past year. Although this sector began to turn downwards in the second quarter, it dominated the market for the previous three quarters and overwhelmingly outperformed all other sectors over the past year. In particular, fiber optics and wireless telecommunications saw explosive growth during this period. For example, JDS Uniphase, a maker of fiber optic components for telecom networks, experienced an enormous growth over the past year. The rush to add public network bandwidth to handle growing Internet and data traffic has spawned rapid development of optical networking technology, which in turn has driven demand for optical components to dramatic proportions. As the largest independent supplier of this equipment, JDS Uniphase has benefited enormously from this increased demand.

   Another standout for the Fund was Cisco Systems, a company that creates hardware and software solutions for engaging in networking on the Internet. As the information superhighway grows faster than ever, and companies run to participate in commerce over the Internet, Cisco benefits from this strong demand for its Internet infrastructure equipment and its optical networking capabilities. As the largest supplier of these products, Cisco exhibits major market dominance in this industry.

   The Fund also benefited from its exposure to the financial industry. Citigroup, the banking and financial services company, contributed to the Fund's performance despite the rising interest rate environment. The stock's price increased over 33% since June of last year while its net revenue and income increased significantly as well. These results reflect volume-related growth in commissions and higher income at subsidiary Salomon Smith Barney, which accounts for more than a quarter of the company's earnings.

   Looking ahead, the manager believes the economic climate will be positive for growth stocks, as inflation appears to be under control and there is a strong possibility of significant tax cuts in the near future. The manager is optimistic that PIMCO Growth Fund is poised to continue its outperformance in this environment.

PIMCO INNOVATION FUND

June 30, 2000

OBJECTIVE
Capital
appreciation;
no consideration given to income

PORTFOLIO
Common stocks
of technology-related companies
with market capitalizations of
more than $200 million

FUND INCEPTION DATE
12/22/94

TOTAL NET ASSETS
$5.5 billion

NUMBER OF SECURITIES
IN THE
PORTFOLIO
52 (not including short-term
instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
PIMCO Equity
Advisors


--------------------------------------------------------------------------------
PERFORMANCE*
--------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00

              A SHARES               B SHARES              C SHARES              Lipper
                                                                       S&P 500   Sc. & Tech.
                         Adjusted               Adjusted   Adjusted    Index     Fund Avg.
--------------------------------------------------------------------------------------------
1 YEAR         115.04%    103.21%    114.17%     109.17%    113.17%      7.25%     84.03%
3 YEARS         72.57%     69.35%     71.46%      71.12%     71.48%     19.67%     53.47%
5 YEARS         48.51%     46.84%     47.50%      47.42%     47.49%     23.80%     35.99%
INCEPTION       49.77%     48.24%     48.74%      48.71%     48.73%        --         --

CHANGE IN VALUE
$10,000 invested at the Fund's inception

                           PIMCO Innovation         PIMCO Innovation          PIMCO Innovation              S&P 500
                                  A                        B                         C                      Index
                           ================         ================          ================         ================
             12/31/1994               9,450                   10,000                    10,000                   10,000
             01/31/1995               9,374                    9,910                     9,910                   10,259
             02/28/1995               9,971                   10,541                    10,541                   10,659
             03/31/1995              10,274                   10,852                    10,852                   10,974
             04/30/1995              10,719                   11,313                    11,313                   11,297
             05/31/1995              10,974                   11,573                    11,573                   11,748
             06/30/1995              12,186                   12,846                    12,846                   12,021
             07/31/1995              13,323                   14,038                    14,038                   12,420
             08/31/1995              13,635                   14,359                    14,349                   12,451
             09/30/1995              13,957                   14,689                    14,679                   12,977
             10/31/1995              13,787                   14,499                    14,499                   12,930
             11/30/1995              14,165                   14,890                    14,890                   13,498
             12/31/1995              13,733                   14,433                    14,422                   13,758
             01/31/1996              13,549                   14,228                    14,228                   14,226
             02/29/1996              14,208                   14,915                    14,915                   14,358
             03/31/1996              14,092                   14,782                    14,782                   14,496
             04/30/1996              15,594                   16,341                    16,341                   14,710
             05/31/1996              16,864                   17,664                    17,664                   15,089
             06/30/1996              16,176                   16,925                    16,925                   15,147
             07/31/1996              13,879                   14,525                    14,515                   14,478
             08/31/1996              14,722                   15,387                    15,387                   14,783
             09/30/1996              16,728                   17,479                    17,479                   15,615
             10/31/1996              16,612                   17,336                    17,336                   16,046
             11/30/1996              17,610                   18,372                    18,372                   17,258
             12/31/1996              16,974                   17,699                    17,699                   16,917
             01/31/1997              17,908                   18,656                    18,656                   17,974
             02/28/1997              15,884                   16,533                    16,534                   18,114
             03/31/1997              14,842                   15,441                    15,441                   17,370
             04/30/1997              15,077                   15,680                    15,680                   18,407
             05/31/1997              16,974                   17,636                    17,636                   19,528
             06/30/1997              17,132                   17,792                    17,782                   20,403
             07/31/1997              19,667                   20,415                    20,404                   22,026
             08/31/1997              19,196                   19,915                    19,905                   20,792
             09/30/1997              20,621                   21,372                    21,372                   21,931
             10/31/1997              19,294                   19,988                    19,988                   21,198
             11/30/1997              19,205                   19,884                    19,884                   22,180
             12/31/1997              18,507                   19,144                    19,133                   22,560
             01/31/1998              19,238                   19,886                    19,886                   22,810
             02/28/1998              21,600                   22,312                    22,301                   24,455
             03/31/1998              22,415                   23,143                    23,143                   25,707
             04/30/1998              24,034                   24,793                    24,794                   25,966
             05/31/1998              22,508                   23,209                    23,199                   25,520
             06/30/1998              25,372                   26,145                    26,134                   26,556
             07/31/1998              25,519                   26,279                    26,267                   26,273
             08/31/1998              20,420                   21,018                    21,017                   22,475
             09/30/1998              24,204                   24,895                    24,884                   23,915
             10/31/1998              25,114                   25,814                    25,814                   25,860
             11/30/1998              27,937                   28,695                    28,682                   27,427
             12/31/1998              33,208                   34,084                    34,080                   29,008
             01/31/1999              39,176                   40,199                    40,184                   30,221
             02/28/1999              34,871                   35,753                    35,752                   29,281
             03/31/1999              37,821                   38,759                    38,744                   30,453
             04/30/1999              37,352                   38,248                    38,233                   31,632
             05/31/1999              36,433                   37,284                    37,269                   30,885
             06/30/1999              40,947                   41,881                    41,865                   32,600
             07/31/1999              40,554                   41,462                    41,433                   31,582
             08/31/1999              43,668                   44,617                    44,591                   31,425
             09/30/1999              44,140                   45,211                    45,184                   30,564
             10/31/1999              50,284                   51,464                    51,437                   32,498
             11/30/1999              59,039                   60,387                    60,361                   33,159
             12/31/1999              79,507                   81,287                    81,258                   35,112
             01/31/2000              79,006                   80,726                    80,698                   33,349
             02/29/2000             110,364                  112,694                   112,646                   32,717
             03/31/2000             100,387                  102,450                   102,406                   35,917
             04/30/2000              84,596                   86,294                    86,257                   34,837
             05/31/2000              73,353                   74,774                    74,742                   34,122
             06/30/2000              88,053                   89,589                    89,660                   34,963

The portfolio had a substantial exposure to technology, which greatly contributed to the Fund's performance for the inception period ended 6/30/00. During this time the technology market produced historically high returns. *PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. The adjusted returns include the effect of the applicable sales charges. Class B shares commenced operations after the inception date shown. Total return for the periods shown before the inception of Class B shares reflects the performance for this Fund's oldest class of shares, adjusted to reflect any current sales charges and any different operating expenses for those shares. Because this fund concentrates on investments in the technology sector it may be subject to additional risk compared to a diversified equity fund. Equity funds are subject to the basic stock market risk that a particular security or securities, in general, may decrease in value. SEE ADDITIONAL RISK DISCLOSURE ON PAGE 27.


--------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
--------------------------------------------------------------------------------



TOP 10 HOLDINGS                      % of Total Investments
--------------------------------------------------------------------------------

MICRON TECHNOLOGY, INC.               4.2%
Technology
--------------------------------------------------------------------------------
SIEBEL SYSTEMS, INC.                  3.9%
Technology
--------------------------------------------------------------------------------
INTEL CORP.                           3.6%
Technology
--------------------------------------------------------------------------------
CISCO SYSTEMS, INC.                   3.5%
Technology
--------------------------------------------------------------------------------
E-TEK DYNAMICS, INC.                  3.4%
Technology
--------------------------------------------------------------------------------
CIENA CORP.                           3.3%
Technology
--------------------------------------------------------------------------------
ORACLE CORP.                          3.1%
Technology
--------------------------------------------------------------------------------
GEMSTAR INTERNATIONAL GROUP LTD.      3.1%
Consumer discretionary
--------------------------------------------------------------------------------
JUNIPER NETWORKS, INC.                3.0%
Technology
--------------------------------------------------------------------------------
NORTEL NETWORKS CORP.                 3.0%
Technology
--------------------------------------------------------------------------------
TOP TEN TOTAL                        34.1%
--------------------------------------------------------------------------------




TOP 4 RELATED
INDUSTRIES                           % of Total Investments
--------------------------------------------------------------------------------

TECHNOLOGY                           80.5%
--------------------------------------------------------------------------------
COMMUNICATIONS                        9.2%
--------------------------------------------------------------------------------
HEALTH CARE                           4.3%
--------------------------------------------------------------------------------
CONSUMER DISCRETIONARY                4.0%
--------------------------------------------------------------------------------




PORTFOLIO COMPOSITION
--------------------------------------------------------------------------------

COMMON STOCK                         97.9%
--------------------------------------------------------------------------------
CASH EQUIVALENTS                      2.1%
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
--------------------------------------------------------------------------------

PIMCO Innovation Fund posted stellar results for the one-year period ended June 30, 2000, with Class A shares returning 115.04%. The Fund was able to significantly outperform both the S&P 500 Index and its Lipper Average return during this period.

   The technology sector continued to lead the stock market, pushing the Fund's performance higher this year. It led the market because it offered investors the greatest earnings growth potential of any sector. A variety of areas within technology showed tremendous strength, including telecommunications and software. Ericsson, a manufacturer of advanced systems and products for wired and mobile communications, is the largest provider of wireless infrastructure in the world. Its stock rose over 140% this year due to the increase in cell phone demand and subscriptions stimulated by "one rate" plans. Furthermore, it has benefited from recent technological advances in cell phone handset technology, which has shortened upgrade cycles for cell phones.

   Another standout performer for the Fund was Veritas Software, a company that makes enterprise data storage management software. Veritas' products are in great demand as companies seek effective, economical ways to store larger amounts of data. The company experienced a surge in sales growth in the past year as corporate Internet use and the need for data storage increased.

   The biotechnology sector also enhanced the Fund's performance during this year. Investors showed renewed interest in this area because of its exciting product offerings. For example, MedImmune is a company that is focused on using advances in immunology and other biological sciences to develop important new products that address significant medical needs. It benefited from better-than-expected prescription trends for its products over the past year. As a result, the company saw its stock price rise more than 200% since last June. Its most important drug, Synagis, is used for the treatment of respiratory problems in premature infants. The market opportunity and growth potential for this company are huge, because we believe that biotech companies have strong product pipelines which will boost their prices in the years to come.

   The manager's outlook for the technology sector for the second half of the year remains very positive, as he anticipates that the favorable economic backdrop will remain in place and corporate fundamentals should continue to be robust.

PIMCO INTERNATIONAL FUND

June 30, 2000

OBJECTIVE
Capital appreciation; income is incidental

PORTFOLIO
Primarily common stocks of foreign
(non-U.S.) issuers with market
capitalizations of more than $500 million

FUND INCEPTION DATE
8/25/86

TOTAL NET ASSETS
$139.4 million

NUMBER OF SECURITIES
IN THE
PORTFOLIO
271 (not including short-term
instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
Blairlogie Capital Management
(an independent sub-advisor not owned by PIMCO Advisors L.P.)


--------------------------------------------------------------------------------
PERFORMANCE*
--------------------------------------------------------------------------------

AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00

              A SHARES               B SHARES              C SHARES        MSCI       Lipper
                                                                           EAFE       International
                         Adjusted              Adjusted    Adjusted        Index      Fund Avg.
------------------------------------------------------------------------------------------------------
1 YEAR         11.85%      5.70%      10.00%     5.24%       8.96%         17.46%        24.46%
5 YEARS         8.32%      7.10%       7.30%     7.01%       7.29%         11.64%        13.15%
10 YEARS        6.15%      5.55%       5.61%     5.61%       5.25%          8.28%         9.19%
INCEPTION       7.66%      7.22%       7.25%     7.25%       6.77%            --            --

CHANGE IN VALUE
$10,000 invested at the Fund's inception

                              PIMCO International      PIMCO International     PIMCO International              MSCI
                                        A                         B                         C                   EAFE
                                                                                                                Index
                                 ================         ================        ================         ================
             08/31/1986                     9,450                   10,000                  10,000                   10,000
             09/30/1986                     9,163                    9,690                   9,690                    9,897
             10/31/1986                     8,848                    9,351                   9,351                    9,236
             11/30/1986                     9,307                    9,830                   9,830                    9,768
             12/31/1986                     9,389                    9,910                   9,910                   10,286
             01/31/1987                    10,332                   10,899                  10,899                   11,378
             02/28/1987                    10,858                   11,449                  11,449                   11,719
             03/31/1987                    11,273                   11,878                  11,878                   12,680
             04/30/1987                    11,678                   12,298                  12,298                   14,022
             05/31/1987                    11,742                   12,358                  12,358                   14,022
             06/30/1987                    11,493                   12,088                  12,088                   13,578
             07/31/1987                    11,709                   12,308                  12,308                   13,556
             08/31/1987                    12,287                   12,907                  12,907                   14,576
             09/30/1987                    12,247                   12,857                  12,857                   14,349
             10/31/1987                     9,437                    9,900                   9,900                   12,341
             11/30/1987                     9,224                    9,670                   9,670                   12,465
             12/31/1987                    10,018                   10,497                  10,497                   12,839
             01/31/1988                     9,804                   10,266                  10,266                   13,071
             02/29/1988                    10,324                   10,804                  10,804                   13,945
             03/31/1988                    10,572                   11,057                  11,057                   14,805
             04/30/1988                    10,757                   11,243                  11,243                   15,023
             05/31/1988                    10,617                   11,090                  11,090                   14,545
             06/30/1988                    10,917                   11,397                  11,397                   14,165
             07/31/1988                    10,809                   11,276                  11,276                   14,612
             08/31/1988                    10,205                   10,640                  10,640                   13,665
             09/30/1988                    10,612                   11,057                  11,057                   14,265
             10/31/1988                    10,903                   11,353                  11,353                   15,489
             11/30/1988                    10,963                   11,408                  11,408                   16,414
             12/31/1988                    11,159                   11,606                  11,606                   16,509
             01/31/1989                    11,652                   12,111                  12,111                   16,803
             02/28/1989                    11,500                   11,946                  11,946                   16,892
             03/31/1989                    11,645                   12,089                  12,089                   16,564
             04/30/1989                    12,245                   12,704                  12,704                   16,721
             05/31/1989                    12,623                   13,088                  13,088                   15,814
             06/30/1989                    12,366                   12,814                  12,814                   15,551
             07/31/1989                    13,698                   14,186                  14,186                   17,508
             08/31/1989                    13,792                   14,274                  14,274                   16,723
             09/30/1989                    14,151                   14,636                  14,636                   17,488
             10/31/1989                    13,703                   14,164                  14,164                   16,789
             11/30/1989                    14,126                   14,592                  14,592                   17,636
             12/31/1989                    14,447                   14,914                  14,914                   18,291
             01/31/1990                    13,756                   14,192                  14,192                   17,615
             02/28/1990                    13,414                   13,831                  13,831                   16,389
             03/31/1990                    13,096                   13,494                  13,494                   14,685
             04/30/1990                    12,964                   13,350                  13,350                   14,572
             05/31/1990                    14,130                   14,541                  14,541                   16,240
             06/30/1990                    14,431                   14,842                  14,842                   16,100
             07/31/1990                    14,850                   15,263                  15,263                   16,331
             08/31/1990                    13,255                   13,614                  13,614                   14,750
             09/30/1990                    11,774                   12,085                  12,085                   12,698
             10/31/1990                    12,685                   13,012                  13,012                   14,681
             11/30/1990                    12,388                   12,699                  12,699                   13,819
             12/31/1990                    12,301                   12,602                  12,602                   14,049
             01/31/1991                    12,615                   12,916                  12,916                   14,507
             02/28/1991                    13,613                   13,938                  13,938                   16,066
             03/31/1991                    13,240                   13,543                  13,543                   15,106
             04/30/1991                    13,227                   13,515                  13,515                   15,259
             05/31/1991                    13,467                   13,761                  13,761                   15,422
             06/30/1991                    12,881                   13,147                  13,147                   14,293
             07/31/1991                    13,600                   13,883                  13,883                   14,999
             08/31/1991                    13,853                   14,115                  14,115                   14,698
             09/30/1991                    14,025                   14,292                  14,292                   15,531
             10/31/1991                    14,238                   14,496                  14,496                   15,755
             11/30/1991                    13,480                   13,720                  13,720                   15,024
             12/31/1991                    14,840                   15,113                  15,113                   15,804
             01/31/1992                    14,678                   14,946                  14,946                   15,471
             02/29/1992                    14,475                   14,724                  14,724                   14,922
             03/31/1992                    13,879                   14,100                  14,100                   13,941
             04/30/1992                    13,947                   14,170                  14,170                   14,011
             05/31/1992                    14,326                   14,530                  14,530                   14,953
             06/30/1992                    13,798                   13,989                  13,989                   14,249
             07/31/1992                    13,865                   14,045                  14,045                   13,889
             08/31/1992                    13,852                   14,031                  14,031                   14,764
             09/30/1992                    13,594                   13,754                  13,754                   14,477
             10/31/1992                    13,906                   14,059                  14,059                   13,722
             11/30/1992                    14,068                   14,211                  14,211                   13,856
             12/31/1992                    14,101                   14,229                  14,229                   13,932
             01/31/1993                    14,130                   14,259                  14,259                   13,934
             02/28/1993                    14,319                   14,438                  14,438                   14,359
             03/31/1993                    15,455                   15,573                  15,573                   15,615
             04/30/1993                    16,446                   16,573                  16,573                   17,101
             05/31/1993                    16,708                   16,827                  16,827                   17,467
             06/30/1993                    16,213                   16,320                  16,320                   17,198
             07/31/1993                    16,796                   16,887                  16,887                   17,804
             08/31/1993                    17,815                   17,902                  17,902                   18,769
             09/30/1993                    17,728                   17,814                  17,798                   18,351
             10/31/1993                    18,165                   18,253                  18,216                   18,920
             11/30/1993                    17,349                   17,434                  17,395                   17,270
             12/31/1993                    18,958                   19,050                  18,992                   18,521
             01/31/1994                    19,863                   19,960                  19,890                   20,091
             02/28/1994                    19,492                   19,587                  19,509                   20,040
             03/31/1994                    18,185                   18,274                  18,185                   19,181
             04/30/1994                    18,675                   18,767                  18,672                   19,999
             05/31/1994                    18,779                   18,871                  18,748                   19,889
             06/30/1994                    18,438                   18,528                  18,414                   20,174
             07/31/1994                    19,031                   19,124                  18,977                   20,373
             08/31/1994                    19,566                   19,661                  19,509                   20,859
             09/30/1994                    19,180                   19,274                  19,114                   20,207
             10/31/1994                    19,492                   19,587                  19,403                   20,885
             11/30/1994                    18,230                   18,319                  18,140                   19,885
             12/31/1994                    17,546                   17,631                  17,438                   20,015
             01/31/1995                    16,546                   16,626                  16,444                   19,250
             02/28/1995                    16,288                   16,368                  16,180                   19,200
             03/31/1995                    17,061                   17,144                  16,941                   20,403
             04/30/1995                    17,743                   17,829                  17,594                   21,176
             05/31/1995                    17,818                   17,905                  17,656                   20,929
             06/30/1995                    17,576                   17,662                  17,407                   20,567
             07/31/1995                    18,667                   18,758                  18,480                   21,854
             08/31/1995                    18,273                   18,362                  18,076                   21,025
             09/30/1995                    18,470                   18,560                  18,262                   21,441
             10/31/1995                    17,743                   17,829                  17,532                   20,870
             11/30/1995                    18,106                   18,195                  17,889                   21,457
             12/31/1995                    18,682                   18,773                  18,448                   22,327
             01/31/1996                    19,349                   19,443                  19,086                   22,424
             02/29/1996                    19,258                   19,352                  18,977                   22,505
             03/31/1996                    19,591                   19,687                  19,303                   22,989
             04/30/1996                    20,349                   20,448                  20,034                   23,663
             05/31/1996                    20,046                   20,144                  19,738                   23,233
             06/30/1996                    20,228                   20,326                  19,894                   23,369
             07/31/1996                    19,243                   19,337                  18,915                   22,692
             08/31/1996                    19,379                   19,474                  19,039                   22,748
             09/30/1996                    19,743                   19,839                  19,381                   23,358
             10/31/1996                    19,515                   19,611                  19,132                   23,125
             11/30/1996                    19,985                   20,083                  19,598                   24,051
             12/31/1996                    19,915                   20,012                  19,511                   23,747
             01/31/1997                    20,118                   20,216                  19,687                   22,921
             02/28/1997                    20,415                   20,515                  19,976                   23,302
             03/31/1997                    20,165                   20,264                  19,719                   23,392
             04/30/1997                    20,227                   20,326                  19,768                   23,522
             05/31/1997                    21,290                   21,394                  20,795                   25,058
             06/30/1997                    22,274                   22,383                  21,741                   26,446
             07/31/1997                    22,649                   22,759                  22,094                   26,879
             08/31/1997                    20,634                   20,735                  20,121                   24,876
             09/30/1997                    21,993                   22,100                  21,420                   26,274
             10/31/1997                    20,150                   20,248                  19,623                   24,262
             11/30/1997                    19,900                   19,997                  19,366                   24,019
             12/31/1997                    20,440                   20,540                  19,873                   24,235
             01/31/1998                    20,713                   20,815                  20,137                   25,350
             02/28/1998                    22,183                   22,292                  21,549                   26,983
             03/31/1998                    23,807                   23,923                  23,120                   27,819
             04/30/1998                    24,508                   24,627                  23,791                   28,045
             05/31/1998                    24,439                   24,559                  23,702                   27,916
             06/30/1998                    24,491                   24,610                  23,738                   28,133
             07/31/1998                    25,380                   25,504                  24,602                   28,426
             08/31/1998                    20,080                   20,178                  19,448                   24,910
             09/30/1998                    19,106                   19,200                  18,477                   24,152
             10/31/1998                    20,524                   20,624                  19,835                   26,676
             11/30/1998                    21,721                   21,827                  20,964                   28,050
             12/31/1998                    22,342                   22,451                  21,513                   29,164
             01/31/1999                    22,342                   22,451                  21,513                   29,085
             02/28/1999                    21,703                   21,809                  20,887                   28,399
             03/31/1999                    22,625                   22,736                  21,768                   29,591
             04/30/1999                    23,453                   23,568                  22,552                   30,796
             05/31/1999                    22,569                   22,679                  21,691                   29,216
             06/30/1999                    23,436                   23,550                  22,513                   30,361
             07/31/1999                    23,926                   24,043                  22,963                   31,272
             08/31/1999                    23,624                   23,740                  22,690                   31,394
             09/30/1999                    23,435                   23,550                  22,474                   31,717
             10/31/1999                    24,281                   24,400                  23,277                   32,913
             11/30/1999                    25,240                   25,364                  24,177                   34,065
             12/31/1999                    28,512                   28,651                  27,323                   37,127
             01/31/2000                    27,009                   27,141                  25,831                   34,774
             02/29/2000                    27,482                   27,616                  26,260                   35,716
             03/31/2000                    28,147                   28,284                  26,803                   37,109
             04/30/2000                    26,514                   26,644                  25,219                   35,164
             05/31/2000                    25,655                   25,780                  24,382                   34,313
             06/30/2000                    26,214                   26,342                  24,743                   35,662

*PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. The adjusted returns include the effect of the applicable sales charges. The Fund's class A & B shares commenced operation after the inception date shown. Total return for the 10-year & since inception periods (period beginning before the inception of Class A & B shares) reflects the total return for the Fund's oldest class of shares (Class C), adjusted to reflect any current sales charges and any different operating expenses associated with those shares. Had Class A shares return been adjusted to reflect the different sales charges, but without regard to lower operating expenses of Class A shares, the total return figure would have been lower than that shown, namely 5.50% & 6.96%, respectively. The Fund invests in smaller companies, which may entail greater risk than larger companies, including higher volatility. The Fund may invest a substantial portion of its assets in foreign securities, which may entail greater risk due to foreign economic and political developments. SEE PAGE 27 FOR FOOTNOTES, WHICH INCLUDE ADDITIONAL DETAILS.


--------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
--------------------------------------------------------------------------------



TOP 10 HOLDINGS                      % of Total Investments
--------------------------------------------------------------------------------

FINLAND/Nokia Corp.                   3.5%
--------------------------------------------------------------------------------
UNITED KINGDOM/                       3.4%
Morgan Stanley Capital LLC
--------------------------------------------------------------------------------
UNITED KINGDOM/MSCI World Equity      2.5%
Benchmark Shares
--------------------------------------------------------------------------------
SWEDEN/MSCI Sweden Opal Series B      2.2%
--------------------------------------------------------------------------------
HUNGARY/Magyar Tavkozlesi Rt.         2.0%
--------------------------------------------------------------------------------
GERMANY/Deutsche Telekom              1.7%
--------------------------------------------------------------------------------
JAPAN/Nippon T&T                      1.5%
--------------------------------------------------------------------------------
GERMANY/Allianz AG                    1.4%
--------------------------------------------------------------------------------
JAPAN/Fanuc                           1.2%
--------------------------------------------------------------------------------
JAPAN/Murata Manufacturing Co.        1.2%
--------------------------------------------------------------------------------
TOP TEN TOTAL                        20.6%
--------------------------------------------------------------------------------




TOP 5 COUNTRIES                      % of Total Investments
--------------------------------------------------------------------------------

JAPAN                                21.0%
--------------------------------------------------------------------------------
GERMANY                              10.3%
--------------------------------------------------------------------------------
FRANCE                                8.6%
--------------------------------------------------------------------------------
UNITED KINGDOM                        5.8%
--------------------------------------------------------------------------------
FINLAND                               4.4%
--------------------------------------------------------------------------------




REGIONAL BREAKDOWN
--------------------------------------------------------------------------------

EUROPE                               56.4%
--------------------------------------------------------------------------------
ASIA                                 34.2%
--------------------------------------------------------------------------------
LATIN AMERICA                         2.1%
--------------------------------------------------------------------------------




PORTFOLIO COMPOSITION
--------------------------------------------------------------------------------

COMMON STOCK                         92.6%
--------------------------------------------------------------------------------
CASH EQUIVALENTS                      7.4%
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
--------------------------------------------------------------------------------

PIMCO International Fund returned 11.85% for the one-year period ended June 30, 2000 for Class A shares.

   The global economic recovery that began in the second half of 1999 proved to be positive for the Fund this year. Many emerging markets countries made significant comebacks during the year, and a number of developed countries also posted solid returns.

   However, the Fund's underweight position within these rebounding emerging market regions proved to be harmful and resulted in its underperformance when compared to its peers. As evidenced by our Top 10 holdings, we had a greater exposure to more established names in overseas areas, and although this approach is beneficial to the Fund's stability, it detracted from returns.

   In the technology sector, the upsurge in telecommunications positively contributed to the Fund's performance. One of the Fund's top ten holdings, Nokia, posted strong gains. The Finnish cell phone handset maker benefited from an increase in first-time cell phone subscriptions, stimulated by the introduction of affordable "one rate" plans. Nokia's performance was also boosted by shorter upgrade cycles for cell phone handsets, which resulted from technological advances such as longer battery life and the switch from analog to digital technology. Nokia should continue to perform well, as many less developed countries build out their wireless infrastructure.

   Another contributor to the Fund from the telecommunications sector was Deutsche Telekom. The German telecommunications giant benefited from Germany's significant economic recovery after a serious recession in 1998. Furthermore, the explosive growth in cell phone handset subscriptions boosted the company's stock price this year.

   The Fund's exposure to Sony also enhanced its performance. Sony, the world's leading consumer electronics company, benefited from the worldwide increase in Internet usage. Investors bid up shares of the company, as Sony is attempting to leverage its strong music and movie franchises in order to capture interactive media opportunities on the Internet. As the number of Internet subscribers grows, the company could see its business increase significantly.

   Looking ahead, the manager is cautiously optimistic about the prospects for international stocks. Given the slowing economy in the United States, the manager believes international stocks could outperform in the coming year.

PIMCO MID-CAP FUND

June 30, 2000

OBJECTIVE
Growth of capital

PORTFOLIO
Primarily common stocks of companies
with market capitalizations of more
than $500 million (excluding the
largest 200 companies) that have
improving fundamentals and whose
stock is reasonably valued

FUND INCEPTION DATE
8/26/91

TOTAL NET ASSETS
$1.1 billion

NUMBER OF SECURITIES
IN THE
PORTFOLIO
77 (not including short-term
instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
Cadence Capital Management


--------------------------------------------------------------------------------
PERFORMANCE*
--------------------------------------------------------------------------------



AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00

               A SHARES              B SHARES                C SHARES
                                                                         Russell 2000    Lipper Mid-Cap
                          Adjusted               Adjusted    Adjusted    Mid-Cap Index   Core Fund Avg.
--------------------------------------------------------------------------------------------------------
1 YEAR          34.28%     26.89%     33.27%      28.27%      32.25%        12.65%         37.60%
3 YEARS         19.01%     16.79%     18.13%      17.41%      18.12%        16.16%         20.94%
5 YEARS         21.56%     20.20%     20.66%      20.47%      20.67%        18.74%         20.59%
INCEPTION       18.33%     17.58%     17.64%      17.64%      17.46%        --             --

CHANGE IN VALUE
$10,000 invested at the Fund's inception

                                  PIMCO Mid-Cap             PIMCO Mid-Cap             PIMCO Mid-Cap          Russell 2000 Mid-Cap
                                         A                        B                         C                      Index
                                 ================          ================          ================          ================
             08/31/1991                     9,450                    10,000                    10,000                    10,000
             09/30/1991                     9,400                     9,940                     9,940                     9,942
             10/31/1991                     9,741                    10,295                    10,295                    10,145
             11/30/1991                     9,463                     9,995                     9,995                     9,726
             12/31/1991                    10,694                    11,288                    11,288                    10,816
             01/31/1992                    10,702                    11,290                    11,290                    11,019
             02/29/1992                    10,803                    11,390                    11,390                    11,272
             03/31/1992                    10,477                    11,038                    11,038                    10,984
             04/30/1992                    10,404                    10,955                    10,955                    11,070
             05/31/1992                    10,410                    10,954                    10,954                    11,142
             06/30/1992                    10,131                    10,654                    10,654                    10,961
             07/31/1992                    10,406                    10,936                    10,936                    11,419
             08/31/1992                    10,098                    10,606                    10,606                    11,156
             09/30/1992                    10,428                    10,946                    10,946                    11,388
             10/31/1992                    10,765                    11,293                    11,293                    11,666
             11/30/1992                    11,410                    11,962                    11,962                    12,254
             12/31/1992                    11,629                    12,184                    12,184                    12,583
             01/31/1993                    12,056                    12,624                    12,624                    12,835
             02/28/1993                    11,680                    12,223                    12,223                    12,849
             03/31/1993                    12,153                    12,710                    12,710                    13,267
             04/30/1993                    11,816                    12,350                    12,350                    12,916
             05/31/1993                    12,318                    12,867                    12,867                    13,326
             06/30/1993                    12,695                    13,253                    13,253                    13,476
             07/31/1993                    12,535                    13,077                    13,077                    13,541
             08/31/1993                    13,151                    13,712                    13,712                    14,143
             09/30/1993                    13,500                    14,067                    14,067                    14,198
             10/31/1993                    13,359                    13,911                    13,911                    14,209
             11/30/1993                    12,981                    13,510                    13,510                    13,880
             12/31/1993                    13,410                    13,947                    13,947                    14,383
             01/31/1994                    13,683                    14,222                    14,222                    14,779
             02/28/1994                    13,660                    14,190                    14,190                    14,578
             03/31/1994                    13,157                    13,659                    13,659                    13,957
             04/30/1994                    13,201                    13,695                    13,695                    14,053
             05/31/1994                    12,957                    13,434                    13,434                    14,072
             06/30/1994                    12,522                    12,974                    12,974                    13,656
             07/31/1994                    12,801                    13,255                    13,255                    14,124
             08/31/1994                    13,467                    13,936                    13,936                    14,794
             09/30/1994                    13,118                    13,567                    13,567                    14,432
             10/31/1994                    13,378                    13,827                    13,827                    14,543
             11/30/1994                    12,742                    13,161                    13,161                    13,901
             12/31/1994                    13,041                    13,461                    13,461                    14,082
             01/31/1995                    12,912                    13,320                    13,320                    14,371
             02/28/1995                    13,693                    14,118                    14,118                    15,115
             03/31/1995                    14,129                    14,558                    14,558                    15,547
             04/30/1995                    14,443                    14,873                    14,873                    15,782
             05/31/1995                    14,936                    15,372                    15,372                    16,300
             06/30/1995                    15,812                    16,264                    16,264                    16,848
             07/31/1995                    17,299                    17,782                    17,782                    17,666
             08/31/1995                    17,427                    17,903                    17,903                    17,937
             09/30/1995                    17,670                    18,142                    18,142                    18,342
             10/31/1995                    17,393                    17,846                    17,846                    17,932
             11/30/1995                    17,723                    18,173                    18,173                    18,824
             12/31/1995                    17,834                    18,275                    18,275                    18,933
             01/31/1996                    18,181                    18,619                    18,619                    19,332
             02/29/1996                    18,616                    19,054                    19,054                    19,786
             03/31/1996                    18,844                    19,274                    19,274                    20,073
             04/30/1996                    19,231                    19,659                    19,659                    20,641
             05/31/1996                    19,550                    19,972                    19,972                    20,953
             06/30/1996                    19,146                    19,547                    19,547                    20,638
             07/31/1996                    18,224                    18,593                    18,593                    19,361
             08/31/1996                    19,212                    19,589                    19,589                    20,283
             09/30/1996                    20,554                    20,945                    20,945                    21,285
             10/31/1996                    20,685                    21,065                    21,065                    21,455
             11/30/1996                    21,937                    22,327                    22,327                    22,762
             12/31/1996                    21,914                    22,289                    22,289                    22,530
             01/31/1997                    22,809                    23,183                    23,196                    23,373
             02/28/1997                    22,416                    22,783                    22,783                    23,338
             03/31/1997                    21,776                    22,108                    22,107                    22,346
             04/30/1997                    22,231                    22,558                    22,558                    22,902
             05/31/1997                    23,756                    24,097                    24,097                    24,573
             06/30/1997                    24,901                    25,235                    25,248                    25,377
             07/31/1997                    27,201                    27,563                    27,562                    27,494
             08/31/1997                    27,164                    27,500                    27,500                    27,194
             09/30/1997                    29,059                    29,402                    29,402                    28,747
             10/31/1997                    28,444                    28,752                    28,751                    27,628
             11/30/1997                    28,629                    28,927                    28,938                    28,286
             12/31/1997                    29,283                    29,577                    29,576                    29,067
             01/31/1998                    28,761                    29,021                    29,020                    28,520
             02/28/1998                    30,443                    30,703                    30,702                    30,750
             03/31/1998                    31,369                    31,617                    31,616                    32,208
             04/30/1998                    31,812                    32,041                    32,054                    32,289
             05/31/1998                    30,716                    30,929                    30,928                    31,291
             06/30/1998                    31,303                    31,485                    31,484                    31,724
             07/31/1998                    30,389                    30,560                    30,559                    30,211
             08/31/1998                    24,965                    25,089                    25,089                    25,377
             09/30/1998                    26,765                    26,898                    26,878                    27,019
             10/31/1998                    27,496                    27,633                    27,592                    28,862
             11/30/1998                    29,008                    29,152                    29,091                    30,227
             12/31/1998                    31,468                    31,625                    31,552                    31,998
             01/31/1999                    30,111                    30,262                    30,160                    31,944
             02/28/1999                    28,467                    28,609                    28,505                    30,880
             03/31/1999                    28,604                    28,747                    28,630                    31,847
             04/30/1999                    30,071                    30,221                    30,076                    34,200
             05/31/1999                    30,002                    30,152                    29,980                    34,101
             06/30/1999                    31,262                    31,418                    31,233                    35,305
             07/31/1999                    30,399                    30,551                    30,343                    34,334
             08/31/1999                    29,372                    29,518                    29,299                    33,445
             09/30/1999                    28,811                    28,955                    28,727                    32,267
             10/31/1999                    29,785                    29,933                    29,675                    33,797
             11/30/1999                    31,482                    31,639                    31,346                    34,770
             12/31/1999                    35,415                    35,591                    35,243                    37,830
             01/31/2000                    34,565                    34,737                    34,365                    36,578
             02/29/2000                    42,062                    42,271                    41,805                    39,391
             03/31/2000                    43,791                    44,009                    43,490                    41,648
             04/30/2000                    41,071                    41,276                    40,772                    39,678
             05/31/2000                    40,180                    40,380                    39,854                    38,626
             06/30/2000                    41,980                    42,189                    41,624                    39,770

*PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. The adjusted returns include the effect of the applicable sales charges. Excluding the 6-month, 1- & 3-year returns, these returns represent the blended performance of the Fund's retail class shares and the prior performance of the Fund's institutional shares, adjusted, as necessary, to reflect retail share current sales charge and different operating expenses. The retail shares were first offered in January 1997. The Fund invests in medium companies, which may entail greater risk than larger companies, including higher volatility. SEE PAGE 27 FOR FOOTNOTES, WHICH INCLUDE ADDITIONAL DETAILS.


--------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
--------------------------------------------------------------------------------



TOP 10 HOLDINGS                      % of Total Investments
--------------------------------------------------------------------------------

ALLERGAN, INC.                        1.9%
Health Care
--------------------------------------------------------------------------------
INTEGRATED DEVICE TECHNOLOGY, INC.    1.8%
Technology
--------------------------------------------------------------------------------
TEKTRONIX, INC.                       1.8%
Technology
--------------------------------------------------------------------------------
WATERS CORP.                          1.8%
Capital Goods
--------------------------------------------------------------------------------
BROCADE COMM. SYSTEMS, INC.           1.7%
Technology
--------------------------------------------------------------------------------
CIENA CORP.                           1.6%
Technology
--------------------------------------------------------------------------------
IDEC PHARMACEUTICALS CORP.            1.6%
Health Care
--------------------------------------------------------------------------------
ADC TELECOMMUNICATION, INC.           1.6%
Communications
--------------------------------------------------------------------------------
DENDRITE INTERNATIONAL, INC.          1.6%
Technology
--------------------------------------------------------------------------------
APACHE CORP.                          1.6%
Energy
--------------------------------------------------------------------------------
TOP TEN TOTAL                        17.0%
--------------------------------------------------------------------------------



TOP 5 RELATED
INDUSTRIES                           % of Total Investments
--------------------------------------------------------------------------------

TECHNOLOGY                           31.5%
--------------------------------------------------------------------------------
FINANCIAL & BUSINESS SERVICES        17.0%
--------------------------------------------------------------------------------
ENERGY                               16.7%
--------------------------------------------------------------------------------
HEALTH CARE                           5.9%
--------------------------------------------------------------------------------
CONSUMER DISCRETIONARY                5.0%
--------------------------------------------------------------------------------




PORTFOLIO COMPOSITION
--------------------------------------------------------------------------------

COMMON STOCK                         93.7%
--------------------------------------------------------------------------------
CASH EQUIVALENTS                      6.3%
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
--------------------------------------------------------------------------------

For the one-year period ended June 30, 2000, PIMCO Mid-Cap Fund posted a return of 34.28%, significantly outperforming the Russell 2000 Mid-Cap Index.

   The technology sector contributed to the Fund's strong performance, proving extremely attractive to investors because of its high earnings growth and solid fundamentals. A variety of areas within technology showed strength at different times during the year, including semiconductor manufacturers, business-to-business Internet companies, telecommunications providers and software companies.

   The energy sector also contributed to the Fund's performance over the past year. Apache, an independent gas and oil exploration company, saw its stock price soar over the past year, benefiting from rising oil and gas prices. And, as a result of a recent acquisition, the company was able to increase its oil and gas production to meet greater demand. With energy prices showing no signs of retreating, this company should continue to perform well in the coming months.

   The biotechnology sector also enhanced the Fund's performance during this period. Investors were attracted to biotech companies because of their strong product pipelines. In addition, the industry is benefiting from a strong demographic trend--the aging of Baby Boomers--that has increased demand for pharmaceutical products. Allergan, the Fund's largest holding and a provider of eye care and specialty pharmaceutical products, benefited from having a large share of a growing market--ocular pharmaceuticals. Fourth-largest holding Waters Corporation also had a substantial impact on the Fund's performance. The company, which manufactures equipment for the biotechnology industry, enjoyed higher revenues as a result of increased sales of its equipment, as biotechnological research continues to expand to new frontiers.

   One disappointment for the Fund this year was the retail industry. Rising interest rates and a general lack of enthusiasm on the part of investors hurt this sector. The Fund's exposure to this area remains small, however, as concerns about a slowing economy should continue to weaken retail sales in the coming months.

   Looking ahead, the manager believes that investors will pay more attention to valuation as a result of the recent market correction and rising interest rates. In addition, the manager is optimistic that mid-cap stocks in general and PIMCO Mid-Cap Fund in particular will continue to outperform the stock market given the positive economic climate.

PIMCO OPPORTUNITY FUND

June 30, 2000

OBJECTIVE
Capital
appreciation;
no consideration given to income

PORTFOLIO
Common stocks of companies with
market capitalizations of
between $100 million and
$2 billion

FUND INCEPTION DATE
2/24/84

TOTAL NET ASSETS
$619.0 million

NUMBER OF SECURITIES
IN THE
PORTFOLIO
94 (not including short-term
instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
PIMCO Equity
Advisors


--------------------------------------------------------------------------------
PERFORMANCE*
--------------------------------------------------------------------------------



AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00


             A SHARES               B SHARES               C SHARES                  Lipper Sm.
                                                                      Russell 2000   Cap. Growth
                         Adjusted               Adjusted   Adjusted   Index          Fund Avg.
-------------------------------------------------------------------------------------------------
1 YEAR        50.77%      42.48%     49.78%      44.78%     48.88%       14.31%       57.71%
5 YEARS       16.57%      15.26%     15.73%      15.54%     15.73%       14.27%       21.89%
10 YEARS      20.91%      20.23%     20.30%      20.30%     20.05%       13.56%       18.29%
INCEPTION     19.32%      18.91%     18.93%      18.93%     18.45%       --           --

CHANGE IN VALUE
$10,000 invested at the Fund's inception

                        PIMCO Opportunity        PIMCO Opportunity         PIMCO Opportunity     Russell 2000
                                A                       B                          C                Index
                        ================         ================          ================    ================
02/29/1984                     9,450                   10,000              10,000                   10,000
03/31/1984                     9,087                    9,610               9,610                   10,059
04/30/1984                     9,246                    9,771               9,771                   10,004
05/31/1984                     8,981                    9,486               9,486                    9,485
06/30/1984                     9,275                    9,791               9,790                    9,757
07/31/1984                     9,046                    9,542               9,542                    9,281
08/31/1984                    10,520                   11,091              11,091                   10,373
09/30/1984                    10,136                   10,679              10,680                   10,293
10/31/1984                    10,034                   10,564              10,564                   10,104
11/30/1984                     9,642                   10,144              10,145                    9,835
12/31/1984                    10,143                   10,665              10,666                    9,995
01/31/1985                    11,884                   12,489              12,490                   11,320
02/28/1985                    12,135                   12,745              12,746                   11,624
03/31/1985                    11,570                   12,143              12,145                   11,386
04/30/1985                    11,361                   11,916              11,918                   11,245
05/31/1985                    11,829                   12,399              12,401                   11,658
06/30/1985                    12,100                   12,675              12,677                   11,790
07/31/1985                    12,380                   12,960              12,963                   12,120
08/31/1985                    12,030                   12,586              12,588                   12,004
09/30/1985                    11,350                   11,866              11,869                   11,278
10/31/1985                    11,700                   12,224              12,227                   11,706
11/30/1985                    12,565                   13,120              13,123                   12,549
12/31/1985                    13,269                   13,847              13,850                   13,101
01/31/1986                    13,338                   13,911              13,914                   13,308
02/28/1986                    14,194                   14,795              14,799                   14,264
03/31/1986                    14,850                   15,470              15,474                   14,956
04/30/1986                    15,325                   15,954              15,959                   15,177
05/31/1986                    16,068                   16,718              16,723                   15,701
06/30/1986                    16,322                   16,971              16,976                   15,682
07/31/1986                    14,515                   15,082              15,086                   14,215
08/31/1986                    14,646                   15,209              15,213                   14,668
09/30/1986                    13,405                   13,910              13,914                   13,763
10/31/1986                    13,840                   14,352              14,357                   14,309
11/30/1986                    14,096                   14,609              14,613                   14,260
12/31/1986                    13,970                   14,469              14,473                   13,848
01/31/1987                    15,566                   16,113              16,118                   15,450
02/28/1987                    17,050                   17,640              17,645                   16,750
03/31/1987                    17,726                   18,328              18,333                   17,200
04/30/1987                    17,286                   17,862              17,867                   16,703
05/31/1987                    17,105                   17,664              17,669                   16,650
06/30/1987                    17,398                   17,956              17,960                   17,076
07/31/1987                    18,053                   18,620              18,625                   17,607
08/31/1987                    19,037                   19,622              19,628                   18,125
09/30/1987                    18,935                   19,506              19,511                   17,791
10/31/1987                    14,011                   14,423              14,427                   12,344
11/30/1987                    13,170                   13,549              13,552                   11,682
12/31/1987                    14,975                   15,397              15,400                   12,621
01/31/1988                    14,883                   15,292              15,295                   13,169
02/29/1988                    16,044                   16,476              16,480                   14,354
03/31/1988                    16,682                   17,120              17,125                   15,028
04/30/1988                    17,160                   17,599              17,605                   15,368
05/31/1988                    16,513                   16,925              16,930                   14,951
06/30/1988                    18,103                   18,545              18,549                   16,018
07/31/1988                    17,207                   17,616              17,620                   15,865
08/31/1988                    16,734                   17,121              17,125                   15,459
09/30/1988                    17,360                   17,751              17,755                   15,867
10/31/1988                    16,932                   17,302              17,305                   15,691
11/30/1988                    16,634                   16,987              16,990                   15,168
12/31/1988                    17,202                   17,556              17,559                   15,762
01/31/1989                    18,183                   18,546              18,549                   16,465
02/28/1989                    17,973                   18,322              18,324                   16,586
03/31/1989                    18,705                   19,056              19,059                   16,977
04/30/1989                    20,026                   20,390              20,394                   17,717
05/31/1989                    21,453                   21,830              21,833                   18,479
06/30/1989                    20,729                   21,081              21,083                   18,058
07/31/1989                    22,379                   22,747              22,748                   18,760
08/31/1989                    23,101                   23,465              23,468                   19,217
09/30/1989                    23,307                   23,660              23,663                   19,277
10/31/1989                    21,949                   22,267              22,268                   18,134
11/30/1989                    22,406                   22,716              22,718                   18,250
12/31/1989                    22,641                   22,941              22,942                   18,323
01/31/1990                    20,588                   20,847              20,848                   16,722
02/28/1990                    21,251                   21,505              21,506                   17,241
03/31/1990                    22,133                   22,385              22,385                   17,918
04/30/1990                    21,662                   21,895              21,895                   17,332
05/31/1990                    23,681                   23,922              23,922                   18,560
06/30/1990                    24,181                   24,413              24,412                   18,609
07/31/1990                    23,979                   24,193              24,192                   17,793
08/31/1990                    21,164                   21,338              21,337                   15,413
09/30/1990                    20,004                   20,156              20,155                   14,043
10/31/1990                    19,330                   19,463              19,462                   13,185
11/30/1990                    20,835                   20,967              20,966                   14,191
12/31/1990                    21,150                   21,259              21,257                   14,748
01/31/1991                    23,175                   23,278              23,277                   16,077
02/28/1991                    24,750                   24,845              24,844                   17,880
03/31/1991                    27,260                   27,364              27,351                   19,134
04/30/1991                    26,637                   26,738              26,724                   19,085
05/31/1991                    29,302                   29,414              29,405                   19,994
06/30/1991                    26,515                   26,617              26,585                   18,838
07/31/1991                    28,800                   28,910              28,866                   19,497
08/31/1991                    30,392                   30,508              30,450                   20,216
09/30/1991                    31,067                   31,186              31,112                   20,374
10/31/1991                    32,850                   32,976              32,871                   20,912
11/30/1991                    30,652                   30,769              30,660                   19,944
12/31/1991                    35,710                   35,847              35,732                   21,540
01/31/1992                    38,434                   38,581              38,415                   23,287
02/29/1992                    39,805                   39,957              39,757                   23,967
03/31/1992                    38,453                   38,600              38,396                   23,156
04/30/1992                    36,338                   36,477              36,249                   22,343
05/31/1992                    36,681                   36,822              36,575                   22,640
06/30/1992                    35,824                   35,961              35,693                   21,576
07/31/1992                    37,252                   37,395              37,074                   22,326
08/31/1992                    35,748                   35,885              35,559                   21,695
09/30/1992                    37,786                   37,931              37,571                   22,195
10/31/1992                    39,843                   39,995              39,584                   22,895
11/30/1992                    43,157                   43,322              42,842                   24,648
12/31/1992                    46,271                   46,448              45,900                   25,506
01/31/1993                    49,141                   49,329              48,711                   26,369
02/28/1993                    46,541                   46,719              46,133                   25,761
03/31/1993                    49,912                   50,102              49,429                   26,596
04/30/1993                    48,236                   48,421              47,743                   25,865
05/31/1993                    52,472                   52,673              51,930                   27,009
06/30/1993                    55,245                   55,456              54,624                   27,177
07/31/1993                    57,227                   57,446              56,542                   27,552
08/31/1993                    61,097                   61,331              60,342                   28,742
09/30/1993                    64,371                   64,617              63,520                   29,553
10/31/1993                    63,966                   64,210              63,094                   30,314
11/30/1993                    60,653                   60,885              59,799                   29,327
12/31/1993                    63,452                   63,695              62,499                   30,329
01/31/1994                    65,907                   66,159              64,890                   31,279
02/28/1994                    64,327                   64,573              63,296                   31,165
03/31/1994                    59,376                   59,604              58,366                   29,524
04/30/1994                    59,419                   59,646              58,387                   29,699
05/31/1994                    56,319                   56,534              55,302                   29,365
06/30/1994                    51,429                   51,626              50,456                   28,374
07/31/1994                    54,571                   54,779              53,518                   28,841
08/31/1994                    58,835                   59,060              57,651                   30,447
09/30/1994                    60,063                   60,293              58,826                   30,344
10/31/1994                    63,205                   63,447              61,867                   30,221
11/30/1994                    59,813                   60,042              58,511                   29,000
12/31/1994                    60,895                   61,128              59,538                   29,776
01/31/1995                    58,942                   59,168              57,566                   29,400
02/28/1995                    62,206                   62,444              60,729                   30,624
03/31/1995                    65,383                   65,633              63,805                   31,149
04/30/1995                    67,272                   67,530              65,604                   31,841
05/31/1995                    68,624                   68,887              66,860                   32,388
06/30/1995                    75,042                   75,329              73,077                   34,069
07/31/1995                    82,125                   82,439              79,945                   36,031
08/31/1995                    81,223                   81,534              79,012                   36,777
09/30/1995                    83,885                   84,206              81,548                   37,433
10/31/1995                    81,182                   81,492              78,860                   35,759
11/30/1995                    84,917                   85,241              82,436                   37,262
12/31/1995                    86,817                   87,149              84,261                   38,245
01/31/1996                    82,750                   83,067              80,227                   38,203
02/29/1996                    86,630                   86,962              83,965                   39,394
03/31/1996                    90,138                   90,483              87,323                   40,196
04/30/1996                    99,173                   99,552              95,989                   42,345
05/31/1996                   105,868                  106,273             102,407                   44,014
06/30/1996                   100,021                  100,403              96,693                   42,207
07/31/1996                    87,822                   88,158              84,859                   38,520
08/31/1996                    92,339                   92,692              89,164                   40,757
09/30/1996                    99,274                   99,654              95,797                   42,350
10/31/1996                    93,137                   93,494              89,814                   41,697
11/30/1996                    93,776                   94,135              90,357                   43,415
12/31/1996                    97,593                   97,966              93,990                   44,553
01/31/1997                    94,018                   94,378              90,472                   45,443
02/28/1997                    84,524                   84,847              81,311                   44,341
03/31/1997                    77,712                   78,010              74,685                   42,249
04/30/1997                    76,017                   76,308              73,006                   42,366
05/31/1997                    87,239                   87,573              83,753                   47,080
06/30/1997                    90,477                   90,823              86,796                   49,098
07/31/1997                    93,591                   93,949              89,744                   51,382
08/31/1997                    97,383                   97,755              93,294                   52,559
09/30/1997                   104,598                  104,998             100,173                   56,406
10/31/1997                    96,674                   97,043              92,502                   53,930
11/30/1997                    93,068                   93,424              89,015                   53,579
12/31/1997                    93,658                   94,016              89,526                   54,517
01/31/1998                    92,078                   92,431              87,929                   53,656
02/28/1998                   101,581                  101,970              96,970                   57,626
03/31/1998                   105,199                  105,601             100,336                   60,000
04/30/1998                   104,706                  105,107              99,825                   60,332
05/31/1998                    98,524                   98,901              93,876                   57,080
06/30/1998                   103,029                  103,424              98,091                   57,200
07/31/1998                    94,179                   94,540              89,626                   52,567
08/31/1998                    70,964                   71,236              67,497                   42,358
09/30/1998                    76,584                   76,877              72,796                   45,675
10/31/1998                    79,908                   80,214              75,890                   47,539
11/30/1998                    86,453                   86,783              82,075                   50,030
12/31/1998                    95,522                   95,887              90,676                   53,126
01/31/1999                   100,087                  100,470              94,983                   53,833
02/28/1999                    88,447                   88,786              83,851                   49,472
03/31/1999                    94,524                   94,885              89,545                   50,244
04/30/1999                   100,923                  101,309              95,526                   54,746
05/31/1999                    99,530                   99,911              94,189                   55,545
06/30/1999                   107,114                  107,524             101,215                   58,056
07/31/1999                   107,746                  108,159             101,803                   56,465
08/31/1999                   105,602                  106,006              99,756                   54,376
09/30/1999                   108,147                  108,561             102,061                   54,387
10/31/1999                   112,679                  113,110             106,286                   54,605
11/30/1999                   126,899                  127,384             119,593                   57,864
12/31/1999                   157,659                  158,262             148,702                   64,415
01/31/2000                   158,684                  159,291             149,535                   63,378
02/29/2000                   203,781                  204,561             191,943                   73,841
03/31/2000                   190,128                  190,855             178,910                   68,975
04/30/2000                   155,145                  155,738             145,972                   64,823
05/31/2000                   139,909                  140,445             131,477                   61,044
06/30/2000                   161,483                  162,101             151,712                   66,367


*PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. The adjusted returns include the effect of the applicable sales charges. The Fund's class A & B shares commenced operation after the inception date shown. Total return for the 10-year & since inception periods (period beginning before the inception of Class A & B shares) reflects the total return for the Fund's oldest class of shares (Class C), adjusted to reflect any current sales charges and any different operating expenses associated with those shares. Had Class A shares return been adjusted to reflect the different sales charges, but without regard to lower operating expenses of Class A shares, the total return figure would have been lower than that shown, namely 20.19% & 18.54%, respectively. The Fund may invest up to 15% in foreign securities, which may entail greater risk due to foreign economic and political developments. This Fund may also invest in technology, which may entail greater risk due to volatility of the technology market in general. SEE PAGE 27 FOR FOOTNOTES, WHICH INCLUDE ADDITIONAL DETAILS.


--------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
--------------------------------------------------------------------------------



TOP 10 HOLDINGS                      % of Total Investments
--------------------------------------------------------------------------------

WINSTAR COMMUNICATIONS, INC.          2.4%
Communications
--------------------------------------------------------------------------------
ART TECHNOLOGY GROUP, INC.            1.9%
Technology
--------------------------------------------------------------------------------
NETRO CORP.                           1.9%
Technology
--------------------------------------------------------------------------------
AVIS RENT A CAR, INC.                 1.9%
Consumer Services
--------------------------------------------------------------------------------
AEROFLEX, INC.                        1.8%
Technology
--------------------------------------------------------------------------------
TRANSWITCH CORP.                      1.8%
Technology
--------------------------------------------------------------------------------
KANA COMMUNICATIONS, INC.             1.8%
Technology
--------------------------------------------------------------------------------
VARIAN SEMICONDUCTOR EQUIPMENT        1.8%
Technology
--------------------------------------------------------------------------------
DIGITAL MICROWAVE CORP.               1.7%
Technology
--------------------------------------------------------------------------------
INFORMATICA CORP.                     1.7%
Technology
--------------------------------------------------------------------------------
TOP TEN TOTAL                        18.7%
--------------------------------------------------------------------------------
TOP 5 RELATED
INDUSTRIES                           % of Total Investments
--------------------------------------------------------------------------------

TECHNOLOGY                           51.3%
--------------------------------------------------------------------------------
HEALTH CARE                          10.7%
--------------------------------------------------------------------------------
ENERGY                                8.5%
--------------------------------------------------------------------------------
FINANCIAL & BUSINESS SERVICES         6.8%
--------------------------------------------------------------------------------
COMMUNICATIONS                        5.7%
--------------------------------------------------------------------------------




PORTFOLIO COMPOSITION
--------------------------------------------------------------------------------

COMMON STOCK                         94.5%
--------------------------------------------------------------------------------
CASH EQUIVALENTS                      5.5%
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
--------------------------------------------------------------------------------

For the twelve-month period ended June 30, 2000, PIMCO Opportunity Fund Class A shares returned 50.77%, significantly outperforming the Russell 2000 Index's return of 14.31% for the same period.

   The Fund's best performance in the past year was delivered by the technology sector. This sector benefited from an increase in corporate spending as companies recognized technology's ability to boost profit margins. Many areas within technology showed incredible strength, including semiconductors. Fairchild Semiconductor, a company that designs and develops memory semiconductors, aided the Fund's performance. It benefited from greater demand for semiconductors, fueled by the global economic recovery, as well as general investor interest in technology stocks.

   Another stellar performer for the Fund was True North Communications, the sixth largest advertising agency in the world, and the fifth largest holding of the Fund. It benefited from the booming domestic economy, which has caused an increase in corporate advertising expenditures. Furthermore, the massive increase in Internet advertising has helped True North considerably, as it owns a significant share of an Internet advertising agency.

   The biotechnology industry also enhanced the Fund's performance during the past year. Medicis Pharmaceutical, a company that offers prescription and over-the-counter products to treat a number of dermatological conditions, showed tremendous strength. Aside from announcing record earnings in 1999, the company recently introduced Plexion, a new prescription cleanser specifically designed for the treatment of the acne rosacea--the only one of its kind. This news propelled the stock's price more than 125% in the past year.

   The manager believes that the economy has slowed, and that the Fed is nearing the end of the rate hike cycle, which should bode well for a market rebound over the next six months. While the manager expects continued volatility, he is optimistic that small-caps can perform well if the economy does not enter a recession and interest rates don't rise significantly.

PIMCO RENAISSANCE FUND

June 30, 2000

OBJECTIVE
Long-term
growth of capital
and income

PORTFOLIO
Primarily common stocks of
companies with below-average
valuations whose business
fundamentals are expected to improve

FUND INCEPTION DATE
4/18/88

TOTAL NET ASSETS
$478.2 million

NUMBER OF SECURITIES
IN THE PORTFOLIO
60 (not including short-term
instruments)

PIMCO ADVISORS INSTITUTIONAL MANAGER
PIMCO Equity Advisors


--------------------------------------------------------------------------------
PERFORMANCE*
--------------------------------------------------------------------------------

AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00

                A SHARES            B SHARES          C SHARES                Lipper Multi-
                                                                Russell 1000  Cap Value
                        Adjusted            Adjusted  Adjusted  Value Index   Value Index
--------------------------------------------------------------------------------------------------
1 YEAR          3.36%    -2.33%     2.59%    -1.47%     1.79%      -8.92%        -3.99%
5 YEARS        20.56%    19.20%    19.63%    19.43%    19.67%      17.79%        14.20%
10 YEARS       15.07%    14.43%    14.48%    14.48%    14.21%      15.24%        12.90%
INCEPTION      13.82%    13.29%    13.33%    13.33%    12.97%      --            --

CHANGE IN VALUE
$10,000 invested at the Fund's inception

                                PIMCO Renaissance        PIMCO Renaissance          PIMCO Renaissance      Russell 1000
                                        A                        B                          C                  Value
                                =================        =================          =================     ===============
             04/30/1988                     9,450                   10,000                     10,000              10,000
             05/31/1988                     9,460                   10,000                     10,000              10,145
             06/30/1988                     9,671                   10,220                     10,220              10,625
             07/31/1988                     9,652                   10,190                     10,190              10,628
             08/31/1988                     9,516                   10,038                     10,038              10,419
             09/30/1988                     9,652                   10,180                     10,180              10,758
             10/31/1988                     9,770                   10,291                     10,291              11,002
             11/30/1988                     9,711                   10,230                     10,230              10,868
             12/31/1988                    10,030                   10,561                     10,561              11,000
             01/31/1989                    10,340                   10,872                     10,872              11,754
             02/28/1989                    10,280                   10,810                     10,810              11,568
             03/31/1989                    10,380                   10,904                     10,904              11,822
             04/30/1989                    10,653                   11,187                     11,187              12,307
             05/31/1989                    10,956                   11,501                     11,501              12,797
             06/30/1989                    11,036                   11,574                     11,574              12,748
             07/31/1989                    11,251                   11,797                     11,797              13,608
             08/31/1989                    11,599                   12,148                     12,148              13,945
             09/30/1989                    11,465                   11,998                     11,998              13,812
             10/31/1989                    11,258                   11,772                     11,772              13,319
             11/30/1989                    11,237                   11,751                     11,751              13,472
             12/31/1989                    11,240                   11,741                     11,741              13,770
             01/31/1990                    10,690                   11,160                     11,160              12,912
             02/28/1990                    10,690                   11,160                     11,160              13,238
             03/31/1990                    10,967                   11,435                     11,435              13,373
             04/30/1990                    10,638                   11,082                     11,082              12,852
             05/31/1990                    11,296                   11,765                     11,765              13,919
             06/30/1990                    11,249                   11,705                     11,705              13,603
             07/31/1990                    10,947                   11,383                     11,383              13,484
             08/31/1990                    10,199                   10,596                     10,596              12,298
             09/30/1990                     9,478                    9,837                      9,837              11,703
             10/31/1990                     9,093                    9,427                      9,427              11,543
             11/30/1990                     9,396                    9,741                      9,741              12,343
             12/31/1990                     9,575                    9,926                      9,926              12,657
             01/31/1991                     9,883                   10,232                     10,232              13,227
             02/28/1991                    10,485                   10,844                     10,844              14,106
             03/31/1991                    10,729                   11,096                     11,096              14,315
             04/30/1991                    10,848                   11,207                     11,207              14,421
             05/31/1991                    11,408                   11,787                     11,787              14,959
             06/30/1991                    11,013                   11,365                     11,365              14,329
             07/31/1991                    11,422                   11,776                     11,776              14,929
             08/31/1991                    11,891                   12,249                     12,249              15,201
             09/30/1991                    12,075                   12,439                     12,439              15,089
             10/31/1991                    12,331                   12,690                     12,690              15,339
             11/30/1991                    11,941                   12,288                     12,288              14,552
             12/31/1991                    12,864                   13,226                     13,226              15,771
             01/31/1992                    13,086                   13,454                     13,454              15,796
             02/29/1992                    13,358                   13,709                     13,709              16,183
             03/31/1992                    13,098                   13,435                     13,435              15,948
             04/30/1992                    13,111                   13,448                     13,448              16,635
             05/31/1992                    13,248                   13,576                     13,576              16,718
             06/30/1992                    13,097                   13,415                     13,415              16,614
             07/31/1992                    13,410                   13,723                     13,723              17,255
             08/31/1992                    13,235                   13,531                     13,531              16,728
             09/30/1992                    13,369                   13,665                     13,665              16,959
             10/31/1992                    13,331                   13,626                     13,626              16,975
             11/30/1992                    13,685                   13,975                     13,975              17,532
             12/31/1992                    13,979                   14,254                     14,254              17,949
             01/31/1993                    14,183                   14,463                     14,463              18,471
             02/28/1993                    14,056                   14,332                     14,332              19,121
             03/31/1993                    14,606                   14,874                     14,874              19,685
             04/30/1993                    14,490                   14,743                     14,743              19,432
             05/31/1993                    14,837                   15,084                     15,084              19,823
             06/30/1993                    15,134                   15,380                     15,380              20,260
             07/31/1993                    15,471                   15,722                     15,722              20,487
             08/31/1993                    16,480                   16,723                     16,723              21,226
             09/30/1993                    16,753                   16,994                     16,994              21,260
             10/31/1993                    16,987                   17,232                     17,232              21,246
             11/30/1993                    16,571                   16,783                     16,783              20,807
             12/31/1993                    17,069                   17,281                     17,281              21,202
             01/31/1994                    17,563                   17,768                     17,768              22,005
             02/28/1994                    17,376                   17,565                     17,565              21,252
             03/31/1994                    16,422                   16,593                     16,593              20,462
             04/30/1994                    16,314                   16,470                     16,470              20,854
             05/31/1994                    16,234                   16,389                     16,389              21,094
             06/30/1994                    15,856                   16,000                     16,000              20,589
             07/31/1994                    16,248                   16,382                     16,382              21,230
             08/31/1994                    17,032                   17,148                     17,148              21,839
             09/30/1994                    16,993                   17,114                     17,114              21,115
             10/31/1994                    16,952                   17,059                     17,059              21,409
             11/30/1994                    16,258                   16,346                     16,346              20,544
             12/31/1994                    16,326                   16,408                     16,408              20,781
             01/31/1995                    16,367                   16,436                     16,436              21,420
             02/28/1995                    16,738                   16,795                     16,795              22,267
             03/31/1995                    17,191                   17,244                     17,244              22,756
             04/30/1995                    17,494                   17,549                     17,549              23,475
             05/31/1995                    17,550                   17,604                     17,577              24,463
             06/30/1995                    17,991                   18,048                     18,014              24,794
             07/31/1995                    18,880                   18,939                     18,892              25,658
             08/31/1995                    19,102                   19,162                     19,101              26,020
             09/30/1995                    19,727                   19,789                     19,707              26,961
             10/31/1995                    19,769                   19,831                     19,749              26,693
             11/30/1995                    20,732                   20,796                     20,686              28,045
             12/31/1995                    20,993                   21,058                     20,938              28,750
             01/31/1996                    21,705                   21,773                     21,635              29,646
             02/29/1996                    22,002                   22,071                     21,917              29,870
             03/31/1996                    22,180                   22,249                     22,078              30,378
             04/30/1996                    22,537                   22,608                     22,435              30,494
             05/31/1996                    23,073                   23,146                     22,940              30,876
             06/30/1996                    23,134                   23,206                     22,988              30,901
             07/31/1996                    22,132                   22,201                     21,990              29,733
             08/31/1996                    23,014                   23,086                     22,839              30,584
             09/30/1996                    24,140                   24,215                     23,947              31,799
             10/31/1996                    24,966                   25,044                     24,753              33,029
             11/30/1996                    26,241                   26,323                     26,006              35,424
             12/31/1996                    26,312                   26,394                     26,046              34,972
             01/31/1997                    27,263                   27,348                     26,972              36,667
             02/28/1997                    27,125                   27,210                     26,818              37,206
             03/31/1997                    26,438                   26,521                     26,126              35,868
             04/30/1997                    27,547                   27,633                     27,208              37,374
             05/31/1997                    29,245                   29,336                     28,872              39,464
             06/30/1997                    30,785                   30,881                     30,380              41,157
             07/31/1997                    33,528                   33,633                     33,042              44,253
             08/31/1997                    32,712                   32,815                     32,218              42,678
             09/30/1997                    35,095                   35,205                     34,550              45,255
             10/31/1997                    33,477                   33,582                     32,936              43,993
             11/30/1997                    34,800                   34,908                     34,207              45,937
             12/31/1997                    35,764                   35,876                     35,135              47,278
             01/31/1998                    35,785                   35,897                     35,135              46,612
             02/28/1998                    38,509                   38,629                     37,781              49,749
             03/31/1998                    39,966                   40,091                     39,218              52,793
             04/30/1998                    40,852                   40,980                     40,051              53,147
             05/31/1998                    40,008                   40,133                     39,197              52,360
             06/30/1998                    40,325                   40,451                     39,489              53,031
             07/31/1998                    39,502                   39,625                     38,636              52,098
             08/31/1998                    32,490                   32,592                     31,762              44,346
             09/30/1998                    33,631                   33,736                     32,868              46,891
             10/31/1998                    35,087                   35,197                     34,265              50,525
             11/30/1998                    37,305                   37,421                     36,410              52,880
             12/31/1998                    39,879                   40,003                     38,904              54,678
             01/31/1999                    42,411                   42,543                     41,335              55,115
             02/28/1999                    40,341                   40,467                     39,289              54,338
             03/31/1999                    42,144                   42,276                     41,022              55,463
             04/30/1999                    44,285                   44,424                     43,089              60,643
             05/31/1999                    42,970                   43,104                     41,766              59,976
             06/30/1999                    44,332                   44,471                     43,090              61,715
             07/31/1999                    44,549                   44,689                     43,284              59,907
             08/31/1999                    43,137                   43,272                     41,890              57,684
             09/30/1999                    39,898                   40,022                     38,715              55,665
             10/31/1999                    39,654                   39,778                     38,452              58,872
             11/30/1999                    41,066                   41,194                     39,798              58,413
             12/31/1999                    43,793                   43,930                     42,416              58,693
             01/31/2000                    41,923                   42,054                     40,559              56,780
             02/29/2000                    39,257                   39,379                     37,971              52,561
             03/31/2000                    44,222                   44,361                     42,721              58,973
             04/30/2000                    45,784                   45,927                     44,242              58,289
             05/31/2000                    47,285                   47,433                     45,671              58,901
             06/30/2000                    45,815                   45,958                     44,210              56,209

*PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. The adjusted returns include the effect of the applicable sales charges. The Fund's class A & B shares commenced operation after the inception date shown. Total return for the 10-year & since inception periods (period beginning before the inception of Class A & B shares) reflects the total return for the Fund's oldest class of shares (Class C), adjusted to reflect any current sales charges and any different operating expenses associated with those shares. Had Class A shares return been adjusted to reflect the different sales charges, but without regard to lower operating expenses of Class A shares, the total return figure would have been lower than that shown, namely 14.37% & 13.10%, respectively. The Fund may invest up to 15% in foreign securities, which may entail greater risk due to foreign economic and political developments. SEE PAGE 27 FOR FOOTNOTES, WHICH INCLUDE ADDITIONAL DETAILS.


--------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
--------------------------------------------------------------------------------



TOP 10 HOLDINGS                         % of Total Investments
-------------------------------------------------------------------------------

FOUNDATION HEALTH SYSTEMS, INC. `A'      5.8%
Health Care
-------------------------------------------------------------------------------
ACE LTD.                                 5.4%
Financial & Business Services
-------------------------------------------------------------------------------
WASHINGTON MUTUAL, INC.                  4.8%
Financial & Business Services
-------------------------------------------------------------------------------
TUPPERWARE CORP.                         4.3%
Consumer Discretionary
-------------------------------------------------------------------------------
NIAGARA MOHAWK HOLDINGS, INC.            4.0%
Utilities
-------------------------------------------------------------------------------
CNH GLOBAL NV                            3.9%
Capital Goods
-------------------------------------------------------------------------------
AETNA, INC.                              3.4%
Health Care & Business Services
-------------------------------------------------------------------------------
R & B FALCON CORP.                       3.3%
Energy
-------------------------------------------------------------------------------
ARROW ELECTRONICS, INC.                  2.7%
Technology
-------------------------------------------------------------------------------
SUIZA FOODS CORP.                        2.6%
Consumer Staples
-------------------------------------------------------------------------------
TOP TEN TOTAL                           40.2%
-------------------------------------------------------------------------------




TOP 5 RELATED
INDUSTRIES                              % of Total Investments
-------------------------------------------------------------------------------

FINANCIAL & BUSINESS SERVICES           21.9%
-------------------------------------------------------------------------------
CONSUMER STAPLES                        12.4%
-------------------------------------------------------------------------------
HEALTH CARE                             11.6%
-------------------------------------------------------------------------------
UTILITIES                                8.7%
-------------------------------------------------------------------------------
ENERGY                                   8.5%
-------------------------------------------------------------------------------




PORTFOLIO COMPOSITION
-------------------------------------------------------------------------------

COMMON STOCK                            95.3%
-------------------------------------------------------------------------------
CASH EQUIVALENTS                         3.8%
-------------------------------------------------------------------------------
CONVERTIBLE BONDS & NOTES                0.9%
-------------------------------------------------------------------------------



--------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
--------------------------------------------------------------------------------

PIMCO Renaissance Fund posted strong relative returns for the one-year period ended June 30, 2000. The Fund's Class A shares returned 3.36%, outperforming the Russell 1000 Value Index return of -8.92% and the Lipper Multi-Cap Value Fund Average return of -3.99% for the same period.

   The technology sector contributed to the Fund's performance. The Fund invested in a number of cyclical technology companies, such as semiconductor manufacturers and electronics distributors, that exhibited low valuations early in this period. Micron Technology, a leading maker of chips for PCs, has contributed to the Fund's performance for much of the year, as the demand for semiconductors has outpaced supply. Arrow Electronics, the world's largest distributor of electronic components and computer products to industrial and commercial customers, was another standout performer. It benefited from the global economic recovery, which boosted demand for its products. The company's global distribution network spans the world's three dominant electronic markets--North America, Europe, and the Asia/Pacific region.
Furthermore, it is poised to continue its growth given the strong global economy.

   The property and casualty (P&C) industry also boosted the Fund's returns. The industry was finally able to gain pricing power in the past year, as it shed its weakest players and finally increased its extremely narrow profit margins. As a result, we added fundamentally strong P&C insurers, such as Ace Limited, that we expected would benefit from the industry consolidation. Ace, which boasts a strong balance sheet and an exceptional management team, outperformed.

   The financial services sector was a disappointment but the fund's underweighting in this area benefited its performance. Companies such as Federal Home Loan Management mostly underperformed in the first half of 2000 as a result of rising interest rates and signs that the economy is slowing. With profit margins being squeezed and fewer home mortgage originations, these companies proved unattractive to investors.

   Looking ahead, the manager is optimistic that PIMCO Renaissance Fund will continue its relative outperformance, given the positioning of its portfolio and its philosophy of investing in low valuation stocks with a catalyst for positive price appreciation. In addition, the manager is hopeful that, in the coming months, investors will once again favor value stocks.

PIMCO SELECT GROWTH FUND

June 30, 2000

OBJECTIVE
Long-term growth
of capital; income
is incidental

PORTFOLIO
Common stocks of
companies with
market capitalizations
of at least
$10 billion

FUND INCEPTION DATE
12/28/94

TOTAL NET ASSETS
$16.9 million

NUMBER OF SECURITIES
IN THE PORTFOLIO
16 (not including
short-term
instruments)

PIMCO ADVISORS
INSTITUTIONAL
MANAGER
PIMCO Equity
Advisors


--------------------------------------------------------------------------------
PERFORMANCE*
--------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00

                 A SHARES            B SHARES         C SHARES                Lipper Large-
                                                                  S&P 500     Cap Growth
                        Adjusted           Adjusted   Adjusted    Index       Fund Avg.
--------------------------------------------------------------------------------------------------
1 YEAR         12.63%     6.43%    11.86%     7.08%    10.90%       7.25%        26.43%
3 YEARS        26.04%    23.69%    25.14%    24.50%    25.14%      19.67%        27.69%
5 YEARS        23.31%    21.92%    22.42%    22.24%    22.42%      23.80%        25.59%
INCEPTION      24.72%    23.44%    23.81%    23.74%    23.81%      --            --


CHANGE IN VALUE
$10,000 invested at the Fund's inception

                              PIMCO Select Growth       PIMCO Select Growth       PIMCO Select Growth        S&P 500
                                       A                         B                         C                  Index
                              ===================       ===================       ===================   ================
             12/31/1994                     9,450                    10,000                    10,000             10,000
             01/31/1995                     9,513                    10,060                    10,060             10,259
             02/28/1995                     9,803                    10,361                    10,361             10,659
             03/31/1995                    10,082                    10,650                    10,650             10,974
             04/30/1995                    10,467                    11,050                    11,050             11,297
             05/31/1995                    10,823                    11,418                    11,418             11,748
             06/30/1995                    11,169                    11,777                    11,777             12,021
             07/31/1995                    11,656                    12,283                    12,283             12,420
             08/31/1995                    11,775                    12,401                    12,401             12,451
             09/30/1995                    12,101                    12,737                    12,737             12,977
             10/31/1995                    12,031                    12,656                    12,656             12,930
             11/30/1995                    12,244                    12,872                    12,872             13,498
             12/31/1995                    12,043                    12,652                    12,652             13,758
             01/31/1996                    12,503                    13,128                    13,128             14,226
             02/29/1996                    12,790                    13,420                    13,420             14,358
             03/31/1996                    12,736                    13,356                    13,356             14,496
             04/30/1996                    12,926                    13,547                    13,547             14,710
             05/31/1996                    13,357                    13,990                    13,990             15,089
             06/30/1996                    13,128                    13,741                    13,741             15,147
             07/31/1996                    12,232                    12,794                    12,794             14,478
             08/31/1996                    12,693                    13,268                    13,268             14,783
             09/30/1996                    13,560                    14,166                    14,166             15,615
             10/31/1996                    13,760                    14,364                    14,364             16,046
             11/30/1996                    14,587                    15,219                    15,219             17,258
             12/31/1996                    14,149                    14,753                    14,753             16,917
             01/31/1997                    14,841                    15,466                    15,466             17,974
             02/28/1997                    14,488                    15,090                    15,090             18,114
             03/31/1997                    13,726                    14,286                    14,286             17,370
             04/30/1997                    14,284                    14,858                    14,858             18,407
             05/31/1997                    15,436                    16,047                    16,047             19,528
             06/30/1997                    15,902                    16,521                    16,521             20,403
             07/31/1997                    17,451                    18,120                    18,120             22,026
             08/31/1997                    16,362                    16,976                    16,976             20,792
             09/30/1997                    17,430                    18,073                    18,073             21,931
             10/31/1997                    16,944                    17,558                    17,558             21,198
             11/30/1997                    17,163                    17,774                    17,774             22,180
             12/31/1997                    17,664                    18,280                    18,280             22,560
             01/31/1998                    18,066                    18,684                    18,684             22,810
             02/28/1998                    19,463                    20,118                    20,118             24,455
             03/31/1998                    20,769                    21,455                    21,455             25,707
             04/30/1998                    21,180                    21,867                    21,867             25,966
             05/31/1998                    20,896                    21,561                    21,561             25,520
             06/30/1998                    22,466                    23,167                    23,167             26,556
             07/31/1998                    22,117                    22,792                    22,792             26,273
             08/31/1998                    18,331                    18,876                    18,876             22,475
             09/30/1998                    19,889                    20,468                    20,468             23,915
             10/31/1998                    20,696                    21,286                    21,286             25,860
             11/30/1998                    22,240                    22,862                    22,862             27,427
             12/31/1998                    24,818                    25,495                    25,495             29,008
             01/31/1999                    27,067                    27,787                    27,787             30,221
             02/28/1999                    25,851                    26,523                    26,523             29,281
             03/31/1999                    27,356                    28,051                    28,051             30,453
             04/30/1999                    27,337                    28,011                    28,011             31,632
             05/31/1999                    26,189                    26,818                    26,818             30,885
             06/30/1999                    28,273                    28,937                    28,937             32,600
             07/31/1999                    27,787                    28,419                    28,419             31,582
             08/31/1999                    27,654                    28,263                    28,263             31,425
             09/30/1999                    26,063                    26,620                    26,620             30,564
             10/31/1999                    27,088                    27,651                    27,651             32,498
             11/30/1999                    28,407                    28,981                    28,981             33,159
             12/31/1999                    30,719                    31,319                    31,319             35,112
             01/31/2000                    29,312                    29,866                    29,866             33,349
             02/29/2000                    30,285                    30,840                    30,840             32,717
             03/31/2000                    30,861                    31,404                    31,404             35,917
             04/30/2000                    31,006                    31,539                    31,539             34,837
             05/31/2000                    28,696                    29,177                    29,177             34,122
             06/30/2000                    31,841                    32,275                    32,366             34,963

*PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. The adjusted returns include the effect of the applicable sales charges. The Fund's retail shares commenced operations after the inception date shown. These returns represent the blended performance of the Fund's retail class shares and the prior performance of the Fund's institutional shares, adjusted, as necessary, to reflect retail share current sales charge and different operating expenses. The retail shares were first offered in April 2000. Select Growth concentrates its portfolio holdings and therefore may entail greater risk than a fully diversified stock fund and should be considered as only part of a diversified portfolio. The Fund may invest up to 25% in foreign securities, which may entail greater risk due to foreign economic and political developments. SEE PAGE 27 FOR FOOTNOTES, WHICH INCLUDE ADDITIONAL DETAILS.


--------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
--------------------------------------------------------------------------------



TOP 10 HOLDINGS                         % of Total Investments
-------------------------------------------------------------------------------

CORNING, INC.                            8.0%
Technology
-------------------------------------------------------------------------------
GENENTECH, INC.                          7.6%
Health Care
-------------------------------------------------------------------------------
AMERICAN INTERNATIONAL GROUP, INC.       6.9%
Financial & Business Services
-------------------------------------------------------------------------------
EMC CORP.                                6.8%
Technology
-------------------------------------------------------------------------------
NORTEL NETWORKS CORP.                    6.0%
Technology
-------------------------------------------------------------------------------
JOHNSON & JOHNSON                        6.0%
Health Care
-------------------------------------------------------------------------------
CISCO SYSTEMS, INC.                      5.6%
Technology
-------------------------------------------------------------------------------
COMVERSE TECHNOLOGY, INC.                5.5%
Technology
-------------------------------------------------------------------------------
SUN MICROSYSTEMS, INC.                   5.4%
Technology
-------------------------------------------------------------------------------
CITIGROUP, INC.                          5.3%
Financial & Business Services
-------------------------------------------------------------------------------
TOP TEN TOTAL                           63.1%
-------------------------------------------------------------------------------




TOP 5 RELATED
INDUSTRIES                              % of Total Investments
-------------------------------------------------------------------------------

TECHNOLOGY                              46.6%
-------------------------------------------------------------------------------
FINANCIAL & BUSINESS SERVICES           17.2%
-------------------------------------------------------------------------------
HEALTH CARE                             13.6%
-------------------------------------------------------------------------------
CONSUMER DISCRETIONARY                   5.1%
-------------------------------------------------------------------------------
COMMUNICATIONS                           4.4%
-------------------------------------------------------------------------------




PORTFOLIO COMPOSITION
-------------------------------------------------------------------------------

COMMON STOCK                            90.6%
-------------------------------------------------------------------------------
CASH EQUIVALENTS                         9.4%
-------------------------------------------------------------------------------



--------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
--------------------------------------------------------------------------------

PIMCO Select Growth Fund, which was the PIMCO Core Equity Fund prior to April 3, 2000, posted strong returns for its first quarter in existence. As a result of its prior weighting in value securities, the Fund posted a relatively weak one-year return of 12.63%.

   The Fund greatly benefited from its exposure to the technology sector, which performed extremely well over the past year. Tech stocks offered investors the greatest earnings growth potential of any sector due to an increase in corporate spending, as companies realized technology's ability to boost profit margins. A standout performer within technology was EMC, the data storage company. Corporate demand for data storage continued to grow at a fast pace in the second half of the year. EMC is the greatest beneficiary of this greater demand, increasing its already dominant market share. As the capabilities of computers and networks continue to increase, the need for data storage will grow even further.

   Another strong area for the Fund was telecommunications, which has seen tremendous growth recently. Comverse Technology, the eighth largest holding in the Fund, benefited from this trend. It is the leading provider of voicemail systems to digital wireless carriers, deriving approximately 65% of its business from this activity. A shortening of cell phone handset upgrade cycles and an increase in cell phone subscriptions were also key to Comverse's growth.

   The financial services sector also helped the Fund, despite the rising interest rate environment. Morgan Stanley Dean Witter, the sixth largest holding of the Fund, experienced strong earnings growth in the second half of the year. It benefited from an increase in equity underwriting and merger activity, as well as dynamic growth in its global business.

   Looking ahead, the manager is optimistic that the economic climate will be positive for growth stocks. Inflation appears to be under control and there is a strong possibility of significant tax cuts in the near future, which should augur well for PIMCO Select Growth Fund.

PIMCO SMALL-CAP VALUE FUND

June 30, 2000

OBJECTIVE
Long-term
growth of capital
and income

PORTFOLIO
Primarily
common stocks
of companies
with small-sized
capitalizations
and below-average
price-to-earnings
ratios relative
to the market and
their industry
groups

FUND INCEPTION DATE
10/1/91

TOTAL NET ASSETS
$285.0 million

NUMBER OF SECURITIES
IN THE PORTFOLIO
101 (not including
short-term
instruments)

PIMCO ADVISORS
INSTITUTIONAL
MANAGER
NFJInvestment
Group


--------------------------------------------------------------------------------
PERFORMANCE*
--------------------------------------------------------------------------------

AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00

               A SHARES            B SHARES          C SHARES                 Lipper Sm.-
                                                                 Russell      Cap Value
                       Adjusted            Adjusted  Adjusted    2000 Index   Fund Avg.
-------------------------------------------------------------------------------------------
1 YEAR         -9.26%   -14.25%    -9.94%   -14.38%   -10.84%      14.31%         6.40%
3 YEARS         0.20%    -1.67%    -0.57%    -1.48%    -0.56%      10.57%         4.95%
5 YEARS         9.95%     8.71%     9.14%     8.85%     9.14%      14.27%        13.14%
INCEPTION      11.05%    10.33%    10.39%    10.39%    10.23%      --            --



CHANGE IN VALUE
$10,000 invested at the Fund's inception


                                 PIMCO Small-Cap           PIMCO Small-Cap        PIMCO Small-Cap         Russell 2000
                                      Value                     Value                  Value                 Index
                                        A                         B                      C
                                 ================          ================       ================      ================
             09/30/1991                     9,450                    10,000                 10,000                10,000
             10/31/1991                     9,556                    10,106                 10,106                10,264
             11/30/1991                     9,335                     9,866                  9,866                 9,789
             12/31/1991                    10,022                    10,586                 10,586                10,573
             01/31/1992                    10,701                    11,297                 11,297                11,430
             02/29/1992                    11,060                    11,669                 11,669                11,764
             03/31/1992                    10,961                    11,557                 11,557                11,366
             04/30/1992                    10,734                    11,310                 11,310                10,967
             05/31/1992                    10,740                    11,309                 11,309                11,113
             06/30/1992                    10,393                    10,937                 10,937                10,590
             07/31/1992                    10,706                    11,259                 11,259                10,958
             08/31/1992                    10,540                    11,077                 11,077                10,649
             09/30/1992                    10,641                    11,177                 11,177                10,894
             10/31/1992                    10,832                    11,370                 11,370                11,238
             11/30/1992                    11,598                    12,167                 12,167                12,098
             12/31/1992                    11,852                    12,427                 12,427                12,519
             01/31/1993                    12,374                    12,965                 12,965                12,943
             02/28/1993                    12,310                    12,892                 12,892                12,644
             03/31/1993                    12,623                    13,211                 13,211                13,054
             04/30/1993                    12,287                    12,851                 12,851                12,696
             05/31/1993                    12,492                    13,057                 13,057                13,257
             06/30/1993                    12,518                    13,076                 13,076                13,339
             07/31/1993                    12,557                    13,109                 13,109                13,524
             08/31/1993                    12,972                    13,533                 13,533                14,108
             09/30/1993                    13,087                    13,645                 13,645                14,506
             10/31/1993                    13,332                    13,892                 13,892                14,879
             11/30/1993                    13,089                    13,630                 13,630                14,394
             12/31/1993                    13,439                    13,986                 13,986                14,886
             01/31/1994                    13,938                    14,496                 14,496                15,353
             02/28/1994                    13,913                    14,462                 14,462                15,297
             03/31/1994                    13,287                    13,802                 13,802                14,491
             04/30/1994                    13,328                    13,836                 13,836                14,577
             05/31/1994                    13,006                    13,493                 13,493                14,413
             06/30/1994                    12,769                    13,239                 13,239                13,927
             07/31/1994                    12,964                    13,433                 13,433                14,156
             08/31/1994                    13,481                    13,959                 13,959                14,944
             09/30/1994                    13,147                    13,605                 13,605                14,894
             10/31/1994                    12,898                    13,339                 13,339                14,834
             11/30/1994                    12,595                    13,017                 13,017                14,234
             12/31/1994                    12,892                    13,316                 13,316                14,615
             01/31/1995                    12,958                    13,376                 13,376                14,431
             02/28/1995                    13,534                    13,963                 13,963                15,031
             03/31/1995                    13,611                    14,033                 14,033                15,289
             04/30/1995                    13,924                    14,347                 14,347                15,629
             05/31/1995                    14,258                    14,682                 14,682                15,897
             06/30/1995                    14,708                    15,136                 15,136                16,722
             07/31/1995                    15,434                    15,874                 15,874                17,685
             08/31/1995                    15,733                    16,172                 16,172                18,051
             09/30/1995                    16,033                    16,469                 16,469                18,374
             10/31/1995                    15,401                    15,810                 15,810                17,552
             11/30/1995                    16,030                    16,446                 16,446                18,289
             12/31/1995                    16,112                    16,520                 16,520                18,772
             01/31/1996                    16,032                    16,427                 16,427                18,751
             02/29/1996                    16,376                    16,770                 16,770                19,336
             03/31/1996                    16,871                    17,265                 17,265                19,729
             04/30/1996                    17,441                    17,838                 17,838                20,784
             05/31/1996                    17,999                    18,397                 18,397                21,603
             06/30/1996                    17,872                    18,256                 18,256                20,716
             07/31/1996                    16,884                    17,235                 17,235                18,907
             08/31/1996                    17,683                    18,040                 18,040                20,005
             09/30/1996                    18,218                    18,575                 18,575                20,787
             10/31/1996                    18,564                    18,916                 18,916                20,466
             11/30/1996                    19,790                    20,153                 20,153                21,309
             12/31/1996                    20,498                    20,861                 20,861                21,868
             01/31/1997                    21,166                    21,533                 21,533                22,305
             02/28/1997                    21,240                    21,594                 21,594                21,764
             03/31/1997                    20,435                    20,759                 20,759                20,737
             04/30/1997                    20,629                    20,956                 20,956                20,795
             05/31/1997                    22,404                    22,732                 22,732                23,108
             06/30/1997                    23,493                    23,840                 23,840                24,099
             07/31/1997                    24,701                    25,039                 25,039                25,220
             08/31/1997                    25,342                    25,676                 25,676                25,798
             09/30/1997                    27,207                    27,558                 27,543                27,686
             10/31/1997                    26,745                    27,057                 27,057                26,471
             11/30/1997                    27,043                    27,345                 27,345                26,298
             12/31/1997                    27,563                    27,845                 27,851                26,759
             01/31/1998                    27,093                    27,367                 27,357                26,336
             02/28/1998                    28,786                    29,055                 29,044                28,285
             03/31/1998                    29,899                    30,169                 30,158                29,450
             04/30/1998                    29,805                    30,042                 30,047                29,613
             05/31/1998                    28,441                    28,657                 28,646                28,017
             06/30/1998                    27,563                    27,749                 27,755                28,076
             07/31/1998                    25,540                    25,713                 25,701                25,802
             08/31/1998                    21,778                    21,907                 21,897                20,791
             09/30/1998                    22,405                    22,527                 22,517                22,419
             10/31/1998                    23,283                    23,410                 23,377                23,333
             11/30/1998                    24,098                    24,230                 24,172                24,556
             12/31/1998                    24,951                    25,087                 25,008                26,076
             01/31/1999                    23,953                    24,084                 24,006                26,423
             02/28/1999                    22,727                    22,851                 22,772                24,283
             03/31/1999                    22,399                    22,522                 22,426                24,662
             04/30/1999                    24,312                    24,445                 24,318                26,871
             05/31/1999                    25,129                    25,266                 25,126                27,264
             06/30/1999                    26,044                    26,186                 26,030                28,496
             07/31/1999                    25,718                    25,859                 25,684                27,715
             08/31/1999                    24,769                    24,905                 24,729                26,690
             09/30/1999                    23,707                    23,836                 23,643                26,695
             10/31/1999                    23,560                    23,688                 23,478                26,802
             11/30/1999                    23,364                    23,492                 23,280                28,402
             12/31/1999                    23,247                    23,374                 23,136                31,617
             01/31/2000                    22,025                    22,145                 21,903                31,108
             02/29/2000                    21,588                    21,706                 21,469                36,244
             03/31/2000                    22,761                    22,885                 22,620                33,855
             04/30/2000                    23,464                    23,592                 23,303                31,817
             05/31/2000                    23,849                    23,979                 23,669                29,962
             06/30/2000                    23,632                    23,761                 23,435                32,575

*PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. The adjusted returns include the effect of the applicable sales charges. Excluding the 6-month, 1- & 3-year returns, these returns represent the blended performance of the Fund's retail class shares and the prior performance of the Fund's institutional shares, adjusted, as necessary, to reflect retail share current sales charge and different operating expenses. The retail shares were first offered in January 1997. The Fund invests in smaller companies, which may entail greater risk than larger companies, including higher volatility. SEE PAGE 27 FOR FOOTNOTES, WHICH INCLUDE ADDITIONAL DETAILS.


--------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
--------------------------------------------------------------------------------



TOP 10 HOLDINGS                         % of Total Investments
--------------------------------------------------------------------------------

OWENS & MINOR, INC.                      1.5%
Health Care
--------------------------------------------------------------------------------
ENERGEN CORP.                            1.3%
Utilities
--------------------------------------------------------------------------------
ST. MARY LAND & EXPLORATION              1.3%
Energy
--------------------------------------------------------------------------------
NEWPORT NEWS SHIPBUILDING, INC.          1.2%
Aerospace
--------------------------------------------------------------------------------
MDC HOLDINGS, INC.                       1.2%
Building
--------------------------------------------------------------------------------
CROSS TIMBERS OIL CO.                    1.2%
Energy
--------------------------------------------------------------------------------
SELECTIVE INSURANCE GROUP                1.2%
Financial & Business Services
--------------------------------------------------------------------------------
DENTSPLY INTERNATIONAL, INC.             1.2%
Health Care
--------------------------------------------------------------------------------
WORLD FUEL SERVICES CORP.                1.2%
Energy
--------------------------------------------------------------------------------
BINDLEY WESTERN INDUSTRIES, INC.         1.2%
Health Care
--------------------------------------------------------------------------------
TOP TEN TOTAL                           12.5%
--------------------------------------------------------------------------------




TOP 5 RELATED
INDUSTRIES                              % of Total Investments
--------------------------------------------------------------------------------

FINANCIAL & BUSINESS SERVICES           22.5%
--------------------------------------------------------------------------------
CONSUMER DISCRETIONARY                  12.8%
--------------------------------------------------------------------------------
CAPITAL GOODS                           10.5%
--------------------------------------------------------------------------------
UTILITIES                               10.4%
--------------------------------------------------------------------------------
MATERIALS & PROCESSING                   9.5%
--------------------------------------------------------------------------------




PORTFOLIO COMPOSITION
--------------------------------------------------------------------------------

COMMON STOCK                            99.3%
--------------------------------------------------------------------------------
CASH EQUIVALENTS                         0.7%
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
--------------------------------------------------------------------------------

PIMCO Small-Cap Value Fund returned -9.26% for the twelve-month period ended June 30, 2000.

   The past year proved to be a very difficult one for the value investor. Due to the complete dominance of high valuation technology stocks over all other sectors, value funds suffered. PIMCO Small-Cap Value Fund is a style-pure, small-cap value fund that focuses on dividend-yielding stocks with low fundamental valuations. As a result, it had little exposure to the technology sector and therefore did not reap the strong returns.

   The Fund's exposure to the energy sector helped its performance during this year. The sector benefited from significantly higher prices for oil, gas and natural gas liquids. Energen Corp., the Fund's second largest holding, saw its net income rise significantly this year due to higher production, realized commodity prices and property sales gains. A second energy holding of the Fund, National Fuel Gas Company, also performed well as a result of increased oil production from a 95-well drilling program it had completed. We anticipate a positive outlook for the company, as consumption of natural gas for power generation should increase due to rising demands for electric power, growing concerns about air quality and the environmental impact of using coal and oil. This increase will lead to higher prices, ultimately benefiting the energy sector.

   The healthcare sector also aided the Fund's performance, particularly in the pharmaceutical area. Bindley Western Industries, Inc. a wholesale distributor of pharmaceuticals and related health care products, saw its stock price rise significantly during the year. Its announced purchase of Premier Pharmacy Services, an Indianapolis-based pharmacy, should accelerate Bindley's growth projections and offer it the opportunity to operate in a large market. Furthermore, the company recently posted its twelfth consecutive quarter in which net earnings increased at least 25%. These results reflect increased direct store delivery sales.

   The financial services sector was disappointing for the Fund. Companies such as Pacific Century Financial Corporation and Washington Federal, Inc. have suffered since last June. These companies, along with many other banks, witnessed a drop in their respective stock prices as a result of the climbing interest-rate environment, despite their solid fundamentals.

    Looking ahead, the manager remains optimistic that the market will broaden--as it did in the second quarter of 2000--as investors become more price-sensitive. The manager remains committed to a style-pure investment philosophy, which should bode well for the Fund over the long term.

PIMCO TARGET FUND

June 30, 2000

OBJECTIVE
Capital
appreciation;
no consideration
given to income

PORTFOLIO
Common stocks of
companies with
market capitalizations
of between
$1 billion and $10
billion

FUND INCEPTION DATE
12/17/92

TOTAL NET ASSETS
$2.2 billion

NUMBER OF SECURITIES
IN THE PORTFOLIO
63 (not including
short-term
instruments)

PIMCO ADVISORS
INSTITUTIONAL
MANAGER
PIMCO Equity
Advisors


--------------------------------------------------------------------------------
PERFORMANCE*
--------------------------------------------------------------------------------

AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00

                A SHARES            B SHARES          C SHARES   S&P          Lipper Multi-
                                                                 Mid-Cap      Cap Growth
                        Adjusted            Adjusted  Adjusted   400 Index    Fund Avg.
-------------------------------------------------------------------------------------------
1 YEAR         90.36%    79.89%    89.74%    84.74%    88.79%      17.09%        45.76%
3 YEARS        41.07%    38.44%    40.23%    39.72%    40.24%      20.38%        30.19%
5 YEARS        31.76%    30.28%    30.90%    30.76%    30.89%      21.20%        26.00%
INCEPTION      27.12%    26.17%    26.23%    26.23%    26.24%         --            --


CHANGE IN VALUE
$10,000 invested at the Fund's inception


                               PIMCO Target              PIMCO Target             PIMCO Target             S&P Mid-Cap
                                    A                          B                       C                    400 Index
                             ================          ================         ================        ================
          12/31/1992                    9,450                    10,000                   10,000                  10,000
          01/31/1993                    9,572                    10,119                   10,119                  10,125
          02/28/1993                    9,515                    10,049                   10,049                   9,983
          03/31/1993                    9,983                    10,544                   10,544                  10,328
          04/30/1993                    9,749                    10,287                   10,287                  10,058
          05/31/1993                   10,375                    10,950                   10,950                  10,516
          06/30/1993                   10,674                    11,256                   11,256                  10,569
          07/31/1993                   10,964                    11,543                   11,543                  10,548
          08/31/1993                   11,759                    12,374                   12,374                  10,984
          09/30/1993                   11,890                    12,512                   12,512                  11,100
          10/31/1993                   11,983                    12,591                   12,591                  11,136
          11/30/1993                   11,403                    11,978                   11,978                  10,890
          12/31/1993                   11,860                    12,452                   12,452                  11,396
          01/31/1994                   12,162                    12,762                   12,762                  11,661
          02/28/1994                   11,945                    12,522                   12,522                  11,495
          03/31/1994                   11,568                    12,123                   12,123                  10,963
          04/30/1994                   11,842                    12,402                   12,402                  11,044
          05/31/1994                   11,606                    12,142                   12,142                  10,940
          06/30/1994                   11,181                    11,693                   11,693                  10,563
          07/31/1994                   11,870                    12,412                   12,412                  10,921
          08/31/1994                   12,540                    13,101                   13,101                  11,493
          09/30/1994                   12,389                    12,931                   12,931                  11,278
          10/31/1994                   12,634                    13,181                   13,181                  11,401
          11/30/1994                   12,181                    12,702                   12,702                  10,887
          12/31/1994                   12,318                    12,837                   12,837                  10,987
          01/31/1995                   12,080                    12,584                   12,584                  11,101
          02/28/1995                   12,777                    13,292                   13,292                  11,684
          03/31/1995                   13,226                    13,758                   13,758                  11,887
          04/30/1995                   13,379                    13,909                   13,909                  12,125
          05/31/1995                   13,341                    13,859                   13,859                  12,418
          06/30/1995                   14,354                    14,901                   14,901                  12,923
          07/31/1995                   15,291                    15,872                   15,872                  13,598
          08/31/1995                   15,252                    15,811                   15,811                  13,849
          09/30/1995                   15,673                    16,246                   16,236                  14,185
          10/31/1995                   15,893                    16,459                   16,459                  13,820
          11/30/1995                   16,065                    16,621                   16,621                  14,423
          12/31/1995                   16,167                    16,728                   16,728                  14,387
          01/31/1996                   16,007                    16,547                   16,547                  14,596
          02/29/1996                   16,540                    17,090                   17,090                  15,092
          03/31/1996                   17,020                    17,566                   17,566                  15,273
          04/30/1996                   17,789                    18,359                   18,347                  15,740
          05/31/1996                   18,706                    19,299                   19,287                  15,952
          06/30/1996                   18,354                    18,914                   18,914                  15,713
          07/31/1996                   16,295                    16,785                   16,784                  14,650
          08/31/1996                   17,117                    17,611                   17,611                  15,495
          09/30/1996                   18,258                    18,778                   18,778                  16,171
          10/31/1996                   18,280                    18,789                   18,778                  16,218
          11/30/1996                   19,016                    19,525                   19,525                  17,131
          12/31/1996                   18,853                    19,350                   19,350                  17,150
          01/31/1997                   19,457                    19,955                   19,955                  17,794
          02/28/1997                   18,624                    19,093                   19,093                  17,648
          03/31/1997                   17,936                    18,385                   18,372                  16,895
          04/30/1997                   18,141                    18,578                   18,565                  17,333
          05/31/1997                   19,650                    20,109                   20,109                  18,849
          06/30/1997                   20,302                    20,765                   20,753                  19,378
          07/31/1997                   21,702                    22,181                   22,181                  21,297
          08/31/1997                   22,172                    22,644                   22,631                  21,271
          09/30/1997                   23,416                    23,905                   23,892                  22,495
          10/31/1997                   22,136                    22,580                   22,579                  21,516
          11/30/1997                   22,100                    22,528                   22,528                  21,834
          12/31/1997                   21,941                    22,338                   22,338                  22,682
          01/31/1998                   21,450                    21,842                   21,825                  22,251
          02/28/1998                   23,270                    23,673                   23,673                  24,093
          03/31/1998                   24,521                    24,923                   24,923                  25,180
          04/30/1998                   25,328                    25,745                   25,744                  25,640
          05/31/1998                   24,204                    24,581                   24,580                  24,487
          06/30/1998                   25,882                    26,258                   26,258                  24,641
          07/31/1998                   24,995                    25,350                   25,349                  23,685
          08/31/1998                   20,546                    20,814                   20,814                  19,277
          09/30/1998                   22,477                    22,784                   22,767                  21,076
          10/31/1998                   22,587                    22,852                   22,853                  22,960
          11/30/1998                   23,949                    24,221                   24,222                  24,106
          12/31/1998                   27,237                    27,537                   27,538                  27,017
          01/31/1999                   27,643                    27,941                   27,943                  25,966
          02/28/1999                   26,106                    26,363                   26,344                  24,606
          03/31/1999                   27,610                    27,868                   27,867                  25,295
          04/30/1999                   28,405                    28,640                   28,639                  27,288
          05/31/1999                   27,610                    27,832                   27,814                  27,408
          06/30/1999                   29,943                    30,181                   30,165                  28,872
          07/31/1999                   29,487                    29,686                   29,688                  28,260
          08/31/1999                   29,944                    30,146                   30,148                  27,293
          09/30/1999                   29,588                    29,761                   29,762                  26,450
          10/31/1999                   32,361                    32,531                   32,515                  27,799
          11/30/1999                   37,127                    37,287                   37,289                  29,258
          12/31/1999                   45,288                    45,453                   45,455                  30,996
          01/31/2000                   46,533                    46,703                   46,696                  30,122
          02/29/2000                   63,504                    63,736                   63,674                  32,231
          03/31/2000                   61,180                    61,403                   61,293                  34,928
          04/30/2000                   55,209                    55,410                   55,525                  33,709
          05/31/2000                   50,212                    50,396                   50,478                  33,291
          06/30/2000                   57,001                    57,209                   57,247                  33,807

The portfolio had a substantial exposure to technology, which greatly contributed to the funds performance for the Inception period ended 6/30/00. During this time the technology market produced historically high returns.

*PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. The adjusted returns include the effect of the applicable sales charges. Class B shares commenced operations after the inception date shown. Total return for the periods shown before the inception of Class B shares reflects the performance for the Fund's oldest share class, adjusted to reflect any current sales charges and any different operating ex-penses for those shares. The fund may invest up to 15% in foreign securities, which may entail greater risk due to foreign economic and political developments. The Fund invests in medium sized companies, which may entail greater risk than larger companies, including higher volatility. SEE PAGE 27 FOR FOOTNOTES, WHICH INCLUDE ADDITIONAL DETAILS.


--------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
--------------------------------------------------------------------------------



TOP 10 HOLDINGS                         % of Total Investments
--------------------------------------------------------------------------------

SDL, INC.                                6.4%
Technology
--------------------------------------------------------------------------------
COMVERSE TECHNOLOGY, INC.                4.6%
Technology
--------------------------------------------------------------------------------
SANMINA CORP.                            3.8%
Technology
--------------------------------------------------------------------------------
JABIL CIRCUIT, INC.                      3.6%
Technology
--------------------------------------------------------------------------------
CALPINE CORP.                            3.5%
Utilities
--------------------------------------------------------------------------------
MINIMED, INC.                            3.2%
Health Care
--------------------------------------------------------------------------------
E-TEK DYNAMICS, INC.                     2.7%
Technology
--------------------------------------------------------------------------------
PMC - SIERRA, INC.                       2.4%
Technology
--------------------------------------------------------------------------------
MEDIMMUNE, INC.                          2.4%
Health Care
--------------------------------------------------------------------------------
CIENA CORP.                              2.2%
Technology
--------------------------------------------------------------------------------
TOP TEN TOTAL                           34.8%
--------------------------------------------------------------------------------




TOP 5 RELATED
INDUSTRIES                              % of Total Investments
--------------------------------------------------------------------------------

TECHNOLOGY                              53.4%
--------------------------------------------------------------------------------
HEALTH CARE                             14.0%
--------------------------------------------------------------------------------
CONSUMER DISCRETIONARY                   5.5%
--------------------------------------------------------------------------------
COMMUNICATIONS                           5.5%
--------------------------------------------------------------------------------
UTILITIES                                4.3%
--------------------------------------------------------------------------------




PORTFOLIO COMPOSITION
--------------------------------------------------------------------------------

COMMON STOCK                            94.4%
--------------------------------------------------------------------------------
CASH EQUIVALENTS                         5.6%
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
--------------------------------------------------------------------------------

PIMCO Target Fund posted stellar results for the one-year period ended June 30, 2000, with its Class A shares returning 90.36%. These results dramatically outperformed those of the S&P Mid-Cap Index, which returned 17.09%, as well as its Lipper Average, which returned 45.76% for the same period.

   The technology sector dominated the market dramatically in the first three quarters of the fiscal year. Although the last quarter brought about a slight downturn because of rising interest rates, the technology sector performed extremely well overall. One of the strongest areas of technology was telecommunications, which has seen huge growth over the past year. In particular, Spectra Diode Laboratories (SDL) helped the Fund's performance. SDL provides products that power the transmission of data, voice and Internet information over fiber optic networks. The Company's products enable customers to meet the need for increasing bandwidth by expanding their fiber optic communication networks more quickly and efficiently than by using conventional electronic and optical technologies. Due to rapidly growing demand in this area, SDL's stock rocketed higher in the past year.

   Another holding that benefited from the growth in technology was Jabil Circuit, a company that designs and manufactures electronic circuit board assemblies and systems for major original equipment manufacturers. Due to the explosive growth in telecommunications, personal computers and computer peripherals, Jabil grew enormously as a major supplier for these industries, with its stock price rising more than 100% since last June.

   The biotechnology sector also enhanced the Fund's performance during the year. Investors showed renewed interest in this area because of its exciting product offerings. For example, MedImmune is a company that is focused on using advances in immunology and other biological sciences to develop important new products that address significant medical needs. It benefited from sales of Synagis, which is used for the treatment of respiratory problems in premature infants. The market opportunity for this drug is huge because it addresses an area of healthcare that is both sensitive and growing.

   The manager's outlook for mid-caps remains positive. The manager believes that, if the Federal Reserve is able to negotiate a soft landing for the economy, mid-caps could continue to see strong earnings growth and significantly outperform.

PIMCO TAX-EFFICIENT EQUITY FUND

June 30, 2000

OBJECTIVE
Maximum after-
tax growth of
capital

PORTFOLIO
Broadly diversified
portfolio of at least
200 common stocks
of companies represented
in the
S&P 500 Index with
market capitalizations
of more than
$5 billion

FUND INCEPTION DATE
7/10/98

TOTAL NET ASSETS
$56.8 million

NUMBER OF SECURITIES
IN THE PORTFOLIO
294 (not including
short-term
instruments)

PIMCO ADVISORS
INSTITUTIONAL
MANAGER
Parametric
Portfolio
Associates


--------------------------------------------------------------------------------
PERFORMANCE*
--------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURN   For periods ended 6/30/00

               A SHARES            B SHARES           C SHARES                 Lipper
                                                                  S&P 500      Lg.-Cap Core
                        Adjusted            Adjusted  Adjusted    Index        Fund Avg.
-------------------------------------------------------------------------------------------
1 YEAR          5.61%    -0.16%     4.78%    -0.22%     3.78%       7.25%        11.37%
INCEPTION      10.79%     7.67%     9.96%     8.10%     9.96%         --            --


CHANGE IN VALUE
$10,000 invested at the Fund's inception


                         PIMCO Tax-Efficient Equity      PIMCO Tax-Efficient Equity     PIMCO Tax-Efficient Equity        S&P 500
                                     A                              B                                C                     Index
                              ================                ================                ================       ===============
             07/31/1998                  9,450                         10,000                           10,000                10,000
             08/31/1998                  8,093                          8,554                            8,563                 8,554
             09/30/1998                  8,506                          8,991                            9,001                 9,102
             10/31/1998                  9,302                          9,824                            9,834                 9,843
             11/30/1998                  9,784                         10,313                           10,334                10,439
             12/31/1998                 10,356                         10,916                           10,928                11,041
             01/31/1999                 10,691                         11,270                           11,282                11,502
             02/28/1999                 10,337                         10,884                           10,896                11,145
             03/31/1999                 10,711                         11,270                           11,282                11,591
             04/30/1999                 11,094                         11,665                           11,678                12,040
             05/31/1999                 10,769                         11,322                           11,334                11,755
             06/30/1999                 11,398                         11,978                           11,991                12,408
             07/31/1999                 11,044                         11,593                           11,606                12,020
             08/31/1999                 10,935                         11,468                           11,480                11,961
             09/30/1999                 10,571                         11,083                           11,095                11,633
             10/31/1999                 11,200                         11,739                           11,751                12,369
             11/30/1999                 11,387                         11,927                           11,939                12,621
             12/31/1999                 12,155                         12,718                           12,731                13,364
             01/31/2000                 11,496                         12,031                           12,044                12,693
             02/29/2000                 11,418                         11,926                           11,939                12,452
             03/31/2000                 12,401                         12,957                           12,970                13,671
             04/30/2000                 11,938                         12,467                           12,480                13,259
             05/31/2000                 11,673                         12,186                           12,199                12,987
             06/30/2000                 12,038                         12,150                           12,564                13,307

*PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. The adjusted returns include the effect of the applicable sales charges. Equity funds are subject to the basic stock market risk that a particular security or securities, in general, may decrease in value. The Fund may realize gains and shareholders will incur a tax liability from time to time. Income from the Fund is subject to state and local taxes & may at times be subject to the alternative minimum tax. SEE PAGE 27 FOR FOOTNOTES, WHICH INCLUDE ADDITIONAL DETAILS.


--------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
--------------------------------------------------------------------------------



TOP 10 HOLDINGS                         % of Total Investments
--------------------------------------------------------------------------------

GENERAL ELECTRIC CO.                     4.5%
Capital Goods
--------------------------------------------------------------------------------
INTEL CORP.                              4.3%
Technology
--------------------------------------------------------------------------------
CISCO SYSTEMS, INC.                      3.5%
Technology
--------------------------------------------------------------------------------
MICROSOFT CORP.                          3.4%
Technology
--------------------------------------------------------------------------------
EXXON MOBIL CORP.                        2.7%
Energy
--------------------------------------------------------------------------------
ORACLE CORP.                             2.3%
Technology
--------------------------------------------------------------------------------
WAL-MART STORES, INC.                    2.1%
Consumer Discretionary
--------------------------------------------------------------------------------
PFIZER, INC.                             2.1%
Health Care
--------------------------------------------------------------------------------
CITIGROUP, INC.                          1.9%
Financial & Business Services
--------------------------------------------------------------------------------
LUCENT TECHNOLOGIES, INC.                1.6%
Technology
--------------------------------------------------------------------------------
TOP TEN TOTAL                           28.4%
--------------------------------------------------------------------------------




TOP 5 RELATED
INDUSTRIES                              % of Total Investments
--------------------------------------------------------------------------------

TECHNOLOGY                              31.7%
--------------------------------------------------------------------------------
FINANCIAL & BUSINESS SERVICES           13.6%
--------------------------------------------------------------------------------
HEALTH CARE                             11.7%
--------------------------------------------------------------------------------
CONSUMER DISCRETIONARY                   8.9%
--------------------------------------------------------------------------------
CONSUMER STAPLES                         6.5%
--------------------------------------------------------------------------------




PORTFOLIO COMPOSITION
--------------------------------------------------------------------------------

COMMON STOCK                            99.6%
--------------------------------------------------------------------------------
CASH EQUIVALENTS                         0.4%
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
--------------------------------------------------------------------------------

PIMCO Tax-Efficient Fund posted a return of 5.61% for the one-year period ended June 30, 2000.

   The Fund's performance suffered because of the importance its investment process places on earnings, since many of the stocks that performed well during this period had no earnings. Investors were more concerned about future earnings growth and less interested in strong fundamentals and current earnings, which did not augur well for the Fund.

   Exposure to the technology sector enhanced the Fund's performance. Cisco Systems, a company that creates hardware and software solutions for engaging in networking on the Internet, was one positive contributor to the Fund's performance. As Internet use grows and companies race to participate in commerce on the Web, increased demand for Internet infrastructure and optical networking capabilities will benefit Cisco. As the largest supplier of this product, Cisco exhibits major market dominance in this industry. Its stock soared almost 100% since last June.

   Another area of technology that benefited the Fund was semiconductors. Intel, a semiconductor chip maker, saw impressive returns over the past year. In the latter half of 1999, a continuation of the global economic recovery sparked demand for semiconductors, and this industry finally achieved some pricing power after several years of pricing pressure. Accompanied by the high demand for personal computers, this trend boosted Intel's stock price during this period.

   The Fund also benefited from its exposure to the financial services industry. Citigroup, the banking and financial services company, contributed to the Fund's performance despite rising interest rates. The company experienced growth in its global business units, including asset management and other services.

   During the first half of 2000, rising interest rates caused concern that the economy would slow. This resulted in fears of a decline in spending by consumers and manufacturers, which hurt cyclical stocks. Consumer durables, raw materials, capital goods, business equipment and services, and new home building all declined.

   Looking ahead, the manager remains cautiously optimistic about the economy and the stock market. Going forward, the manager expects that the Fund's fundamentals-based, disciplined stock selection process could outperform, as investors choose companies that deliver profits and not just promises.

PIMCO VALUE FUND

June 30, 2000
--------------------------------------------------------------------------------

OBJECTIVE
Long-term growth
of capital and
income

PORTFOLIO
Primarily
common stocks of
companies with
market capitalizations
of more than
$10 billion and
below-average
valuations whose
business fundamentals
are expected to
improve

FUND INCEPTION DATE
12/30/91

TOTAL NET ASSETS
$166.2 million

NUMBER OF SECURITIES
IN THE PORTFOLIO
41 (not including
short-term
instruments)

PIMCO ADVISORS
INSTITUTIONAL
MANAGER
PIMCO Equity
Advisors
(as of 5/8/00)


--------------------------------------------------------------------------------
PERFORMANCE*
--------------------------------------------------------------------------------



AVERAGE ANNUAL TOTAL RETURN  For periods ended 6/30/00

                  A SHARES            B SHARES       C SHARES                 Lipper Multi-
                                                                  S&P 500     Cap Value
                       Adjusted            Adjusted  Adjusted     Index       Fund Avg.
-------------------------------------------------------------------------------------------
1 YEAR         -7.11%   -12.22%    -7.77%   -11.49%    -8.55%       7.25%        -3.99%
3 YEARS         7.31%     5.31%     6.51%     5.83%     6.49%      19.67%         7.78%
5 YEARS        14.43%    13.14%    13.59%    13.36%    13.58%      23.80%        14.20%
INCEPTION      13.55%    12.80%    12.86%    12.86%    12.71%      --            --


CHANGE IN VALUE
$10,000 invested at the Fund's inception

                                   PIMCO Value               PIMCO Value               PIMCO Value         S&P 500
                                        A                         B                         C               Index
                                 ================          ================          ================   ===============
             12/31/1991                     9,450                    10,000                    10,000            10,000
             01/31/1992                     9,720                    10,279                    10,279             9,814
             02/29/1992                    10,046                    10,618                    10,618             9,942
             03/31/1992                     9,817                    10,369                    10,369             9,748
             04/30/1992                     9,858                    10,406                    10,406            10,034
             05/31/1992                     9,770                    10,306                    10,306            10,083
             06/30/1992                     9,558                    10,077                    10,077             9,933
             07/31/1992                     9,894                    10,425                    10,425            10,339
             08/31/1992                     9,605                    10,114                    10,114            10,128
             09/30/1992                     9,735                    10,244                    10,244            10,247
             10/31/1992                     9,794                    10,300                    10,300            10,282
             11/30/1992                    10,317                    10,843                    10,843            10,632
             12/31/1992                    10,650                    11,186                    11,186            10,762
             01/31/1993                    10,871                    11,411                    11,411            10,852
             02/28/1993                    10,985                    11,524                    11,524            11,000
             03/31/1993                    11,324                    11,873                    11,873            11,232
             04/30/1993                    11,123                    11,655                    11,655            10,961
             05/31/1993                    11,277                    11,808                    11,808            11,254
             06/30/1993                    11,352                    11,879                    11,879            11,287
             07/31/1993                    11,294                    11,811                    11,811            11,242
             08/31/1993                    11,904                    12,442                    12,442            11,668
             09/30/1993                    11,930                    12,461                    12,461            11,579
             10/31/1993                    12,340                    12,881                    12,881            11,818
             11/30/1993                    12,211                    12,739                    12,739            11,706
             12/31/1993                    12,348                    12,874                    12,874            11,847
             01/31/1994                    12,916                    13,458                    13,458            12,250
             02/28/1994                    12,703                    13,228                    13,228            11,918
             03/31/1994                    12,017                    12,505                    12,505            11,398
             04/30/1994                    11,867                    12,342                    12,342            11,544
             05/31/1994                    11,863                    12,330                    12,330            11,734
             06/30/1994                    11,587                    12,035                    12,035            11,446
             07/31/1994                    12,067                    12,526                    12,526            11,822
             08/31/1994                    12,572                    13,042                    13,042            12,307
             09/30/1994                    12,187                    12,634                    12,634            12,006
             10/31/1994                    12,312                    12,757                    12,757            12,275
             11/30/1994                    11,690                    12,104                    12,104            11,828
             12/31/1994                    11,798                    12,208                    12,208            12,004
             01/31/1995                    12,115                    12,528                    12,528            12,315
             02/28/1995                    12,653                    13,078                    13,078            12,795
             03/31/1995                    12,998                    13,426                    13,426            13,173
             04/30/1995                    13,346                    13,776                    13,776            13,560
             05/31/1995                    13,850                    14,288                    14,288            14,102
             06/30/1995                    14,087                    14,524                    14,524            14,430
             07/31/1995                    14,704                    15,150                    15,150            14,909
             08/31/1995                    14,881                    15,324                    15,324            14,946
             09/30/1995                    15,290                    15,735                    15,735            15,577
             10/31/1995                    15,330                    15,766                    15,766            15,521
             11/30/1995                    15,985                    16,430                    16,430            16,202
             12/31/1995                    16,325                    16,769                    16,769            16,515
             01/31/1996                    16,787                    17,233                    17,233            17,077
             02/29/1996                    17,150                    17,595                    17,595            17,235
             03/31/1996                    17,285                    17,722                    17,722            17,401
             04/30/1996                    17,507                    17,939                    17,939            17,657
             05/31/1996                    17,856                    18,286                    18,286            18,113
             06/30/1996                    17,773                    18,190                    18,189            18,182
             07/31/1996                    16,811                    17,194                    17,194            17,379
             08/31/1996                    17,461                    17,848                    17,847            17,745
             09/30/1996                    17,934                    18,320                    18,320            18,744
             10/31/1996                    18,186                    18,565                    18,565            19,261
             11/30/1996                    19,741                    20,141                    20,141            20,717
             12/31/1996                    19,568                    19,952                    19,952            20,306
             01/31/1997                    20,226                    20,618                    20,618            21,575
             02/28/1997                    20,571                    20,955                    20,955            21,744
             03/31/1997                    19,841                    20,200                    20,199            20,851
             04/30/1997                    20,609                    20,966                    20,965            22,095
             05/31/1997                    21,829                    22,192                    22,191            23,441
             06/30/1997                    22,367                    22,731                    22,732            24,491
             07/31/1997                    23,848                    24,221                    24,222            26,439
             08/31/1997                    23,349                    23,684                    23,685            24,958
             09/30/1997                    24,735                    25,083                    25,083            26,325
             10/31/1997                    23,493                    23,806                    23,807            25,446
             11/30/1997                    24,068                    24,375                    24,376            26,624
             12/31/1997                    24,598                    24,902                    24,887            27,081
             01/31/1998                    24,700                    24,970                    24,973            27,381
             02/28/1998                    26,154                    26,444                    26,430            29,355
             03/31/1998                    27,196                    27,490                    27,475            30,859
             04/30/1998                    26,670                    26,924                    26,927            31,169
             05/31/1998                    26,552                    26,787                    26,790            30,633
             06/30/1998                    26,584                    26,818                    26,820            31,878
             07/31/1998                    25,462                    25,668                    25,669            31,538
             08/31/1998                    21,808                    21,961                    21,963            26,978
             09/30/1998                    23,056                    23,215                    23,215            28,707
             10/31/1998                    25,087                    25,244                    25,243            31,041
             11/30/1998                    26,520                    26,671                    26,670            32,923
             12/31/1998                    27,000                    27,129                    27,128            34,820
             01/31/1999                    26,344                    26,470                    26,448            36,276
             02/28/1999                    25,340                    25,462                    25,437            35,149
             03/31/1999                    25,274                    25,395                    25,341            36,555
             04/30/1999                    27,928                    28,062                    27,986            37,971
             05/31/1999                    28,682                    28,820                    28,725            37,074
             06/30/1999                    29,754                    29,898                    29,776            39,132
             07/31/1999                    29,424                    29,566                    29,425            37,910
             08/31/1999                    29,133                    29,273                    29,134            37,721
             09/30/1999                    28,294                    28,430                    28,277            36,689
             10/31/1999                    28,353                    28,490                    28,317            39,010
             11/30/1999                    27,905                    28,039                    27,849            39,803
             12/31/1999                    28,028                    28,163                    27,958            42,148
             01/31/2000                    26,341                    26,467                    26,247            40,031
             02/29/2000                    23,807                    23,921                    23,717            39,272
             03/31/2000                    27,456                    27,588                    27,329            43,114
             04/30/2000                    27,382                    27,514                    27,255            41,817
             05/31/2000                    28,593                    28,730                    28,413            40,959
             06/30/2000                    27,640                    27,773                    27,453            41,969


*PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. The adjusted returns include the effect of the applicable sales charges. Excluding the 6-month, 1- & 3-year returns, these returns represent the blended performance of the Fund's retail class shares and the prior performance of the Fund's institutional shares, adjusted, as necessary, to reflect retail share current sales charge and different operating expenses. The retail shares were first offered in January 1997. The Fund may invest up to 15% in foreign securities, which may entail greater risk due to foreign economic and political developments. SEE PAGE 27 FOR FOOTNOTES, WHICH INCLUDE ADDITIONAL DETAILS.


--------------------------------------------------------------------------------
PORTFOLIO COMPOSITION
--------------------------------------------------------------------------------



TOP 10 HOLDINGS                         % of Total Investments
--------------------------------------------------------------------------------

WASHINGTON MUTUAL, INC.                  5.5%
Financial & Business Services
--------------------------------------------------------------------------------
ACE LTD.                                 5.1%
Financial & Business Services
--------------------------------------------------------------------------------
DEERE & CO.                              5.0%
Capital Goods
--------------------------------------------------------------------------------
TENET HEALTHCARE CORP.                   4.4%
Health Care
--------------------------------------------------------------------------------
XL CAPITAL LTD.                          4.3%
Financial & Business Services
--------------------------------------------------------------------------------
R & B FALCON CORP.                       3.7%
Energy
--------------------------------------------------------------------------------
RAYTHEON CO. 'B'                         3.6%
Aerospace
--------------------------------------------------------------------------------
FEDERAL HOME LOAN MORTGAGE CORP.         3.5%
Financial & Business Services
--------------------------------------------------------------------------------
AON CORP.                                3.3%
Financial & Business Services
--------------------------------------------------------------------------------
PETROLEO BRASILEIRO SA                   3.2%
Energy
--------------------------------------------------------------------------------
TOP TEN TOTAL                           41.6%
--------------------------------------------------------------------------------




TOP 5 RELATED
INDUSTRIES                              % of Total Investments
--------------------------------------------------------------------------------

FINANCIAL & BUSINESS SERVICES           29.7%
--------------------------------------------------------------------------------
CONSUMER STAPLES                        11.1%
--------------------------------------------------------------------------------
ENERGY                                  10.1%
--------------------------------------------------------------------------------
AEROSPACE                                8.6%
--------------------------------------------------------------------------------
COMMUNICATIONS                           8.2%
--------------------------------------------------------------------------------




PORTFOLIO COMPOSITION
--------------------------------------------------------------------------------

COMMON STOCK                            96.1%
--------------------------------------------------------------------------------
CASH EQUIVALENTS                         3.9%
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
PORTFOLIO INSIGHTS
--------------------------------------------------------------------------------

PIMCO Value Fund Class A shares returned -7.11% for the twelve-month period ended June 30, 2000.

   Management of PIMCO Value Fund was shifted from NFJ Investment Group to PIMCO Equity Advisors on May 8, 2000. The new manager will continue to focus on low valuation stocks, but will purchase only those issues in that universe that show a strong catalyst for change.

   The Fund's exposure to the energy sector, which benefited from significantly higher prices for oil, gas and natural gas liquids, helped its performance during this year. Ultramar Diamond Shamrock, an independent petroleum refining company, reported strong revenues as a result of higher profit margins and increased demand. The company recently announced the completion of the Colorado Springs pipeline expansion project, which should help its efforts to grow earnings and returns through integrated operations. This news, accompanied with the ever-increasing demand for power generation, helped boost the stock's price significantly this year.

   The financial services sector posted lackluster returns during this period. As a result of rising interest rates, J.P. Morgan, Federal Home Loan Management and Washington Mutual all suffered. These companies witnessed a drop in their respective stock prices as profit margins narrowed because of the hike in interest rates. In addition, indications of a slowing economy in the first half of 2000 caused financial services companies to be unpopular with investors.

   The Fund's performance was hurt by its exposure to the health care sector. In particular, the HMO industry was punished by investors for much of the year, despite exceeding earnings expectations. The area was unpopular with investors in the second half of 1999 because of external problems, such as class-action lawsuits and federal attempts at HMO legislation, which received much attention from the press. Aetna, one of the Fund's largest holdings, saw its profits squeezed by rising medical costs.

   Looking ahead, the manager is optimistic that value stocks will once again return to favor. The manager believes the Fund's philosophy of investing in low valuation stocks with a catalyst should bode well for PIMCO Value Fund.

June 30, 2000


--------------------------------------------------------------------------------
FOOTNOTES
--------------------------------------------------------------------------------

A few notes and definitions are needed for a complete understanding of the performance figures.

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. Investment return will fluctuate and the value of an investor's shares will fluctuate and may be worth more or less than original cost when redeemed. Total return measures performance, assuming that all dividends and capital gains distributions were reinvested. All holdings are subject to change. Portfolio Insights represent the current opinion of the manager's and are subject to change.

Total return, both with and without a sales charge, has been presented. For shareholders who have not bought or sold shares during the period quoted, the non-adjusted figures are probably more meaningful to you than the adjusted figures. The adjusted figures for Class A shares include the effect of paying the maximum initial sales charge of 5.5%. The adjusted figures for Class B shares include the effect of paying the contingent deferred sales charge (CDSC), which declines from 5% in the first year to 0% at the beginning of the seventh year. The adjusted figures for Class C shares include the effect of paying the 1% CDSC, which may apply to shares redeemed during the first year of ownership.

All equity funds are subject to the basic stock market risk that a particular security or securities, in general, may decrease in value.

PIMCO Innovation, Global Innovation, Target and Opportunity Funds had substantial exposure to technology, which greatly contributed to their performance for the inception periods ended 6/30/00. During this time the technology market produced historically high returns. PIMCO Innovation and Global Innovation Funds concentrate on investments in the technology sector and therefore may be subject to additional risk compared to a diversified equity fund because (i) technology-related securities have tended to be more volatile than the overall stock market and (ii) these Funds can invest in stocks of smaller and/or unseasoned companies, which tend to be riskier, less liquid and more volatile than securities of larger, more seasoned companies. The Funds may also invest a substantial portion of their assets in foreign securities, including emerging markets securities, which may entail greater risk and volatility than U.S. securities due to foreign economic and political developments, foreign currency risk and other factors.

Line graphs have been included so an investor can compare a Fund's historical performance to that of an appropriate broad-based index. Each index reflects a group of unmanaged securities, and it is not possible to invest directly in an unmanaged index. The Standard & Poor's 500 and Standard & Poor's Mid-Cap 400 are indices of stocks of companies with larger- and medium-sized capitalizations, respectively. The Russell 2000 is an index of stocks of companies with small capitalizations. The MSCI EAFE is an index of foreign stocks. Russell Mid-Cap 2000 and Russell 1000 Value are indices representative of the mid-cap market and large-cap stocks, respectively. Growth of $10,000 does take into account sales charges on class A Shares but not B or C Shares.

Lipper averages are calculated by Lipper, Inc., a nationally recognized mutual fund performance evaluation firm. They are total-return performance averages of those funds that are tracked by Lipper, with the fund classification noted. They do not take sales charges into account.

For additional details on the PIMCO taxable bond funds, contact your financial advisor to receive a prospectus that contains more complete information, including charges and expenses. Or contact PIMCO Funds Distributors LLC at 2187 Atlantic Street, Stamford, CT 06902-6896, 1-800-426-0107, www.pimcofunds.com. Please read the prospectus carefully before you invest or send money.

SCHEDULE OF INVESTMENTS
CAPITAL APPRECIATION FUND
June 30, 2000



                                                                      Value
                                                   Shares            (000s)
------------------------------------------------------------------------------
COMMON STOCKS 93.3%
------------------------------------------------------------------------------

AEROSPACE 0.0%
Honeywell International, Inc.                               1       $        0
                                                                    ----------
CAPITAL GOODS 6.5%
General Electric Co.                                  365,900           19,393
Tyco International Ltd.                               259,300           12,284
Waters Corp. (b)                                       74,800            9,336
United Technologies Corp.                             125,400            7,383
Dover Corp.                                            77,800            3,156
                                                                    ----------
                                                                        51,552
COMMUNICATIONS 2.2%
ADC Telecommunication, Inc. (b)                       122,800           10,300
ALLTEL Corp.                                          110,800            6,863
SBC Communications, Inc.                                    1                0
                                                                    ----------
                                                                        17,163
CONSUMER DISCRETIONARY 7.1%
Wal-Mart Stores, Inc.                                 197,100           11,358
CVS Corp.                                             274,600           10,984
Gemstar International Group Ltd. (b)                  129,400            7,952
McGraw-Hill Companies, Inc.                           137,500            7,425
Harley-Davidson, Inc.                                 173,300            6,672
Home Depot, Inc.                                       82,450            4,117
Sears Roebuck & Co.                                   123,900            4,042
Kohls Corp. (b)                                        71,500            3,977
Delphi Automotive Systems                                   1                0
                                                                    ----------
                                                                        56,527
CONSUMER SERVICES 3.2%
Viacom, Inc. `B' (b)                                  196,763           13,417
New York Times Co.                                    161,300            6,371
Gannett, Inc.                                         100,400            6,005
                                                                    ----------
                                                                        25,793
CONSUMER STAPLES 5.2%
Safeway, Inc. (b)                                     252,700           11,403
Kroger Co. (b)                                        487,400           10,753
Anheuser Busch Cos., Inc.                             139,800           10,441
Quaker Oats Co.                                       108,600            8,159
Sysco Corp.                                             7,500              316
                                                                    ----------
                                                                        41,072
ENERGY 17.1%
Exxon Mobil Corp.                                     210,000           16,485
Anadarko Petroleum Corp.                              213,400           10,523
Baker Hughes, Inc.                                    285,900            9,149
Burlington Resources, Inc.                            232,300            8,885
Royal Dutch Petroleum Co.                             139,100            8,563
EOG Resources, Inc.                                   252,900            8,472
Apache Corp.                                          143,800            8,457
USX Marathon Group                                    330,600            8,286
Devon Energy Corp.                                    141,100            7,928
BP Amoco PLC SP - ADR                                 136,744            7,735
Conoco, Inc.                                          307,600            7,555
Amerada Hess Corp.                                    121,300            7,490
Peco Energy Co.                                       183,800            7,409
Chevron Corp.                                          86,300            7,319
Dynegy, Inc.                                          103,600            7,077
Texaco, Inc.                                           75,900            4,042
Nabors Industries, Inc. (b)                             6,400              266
Enron Corp.                                             4,000              258
                                                                    ----------
                                                                       135,899
FINANCIAL & BUSINESS SERVICES 10.6%
Citigroup, Inc.                                       184,750           11,131
MGIC Investment Corp.                                 204,100            9,287
American Express                                      163,600            8,528
Hartford Financial Services Group, Inc.               145,400            8,133
MBNA Corp.                                            286,800            7,779
AFLAC, Inc.                                           168,300            7,731
Capital One Financial Corp.                           172,600            7,703
Fleet Boston Financial Corp.                          205,100            6,973
Marsh & McLennan Cos.                                  66,500            6,945
Firstar Corp.                                         292,600            6,164
Federal National Mortgage Association                  61,900            3,230
VeriSign, Inc. (b)                                      1,100              194
Paychex, Inc.                                           3,800              160
                                                                    ----------
                                                                        83,958
HEALTH CARE 10.0%
Pfizer, Inc.                                          329,925           15,836
Immunex Corp. (b)                                     244,600           12,092
Allergan, Inc.                                        162,200           12,084
Schering-Plough Corp.                                 227,300           11,479


                                                                      Value
                                                   Shares            (000s)
------------------------------------------------------------------------------

Merck & Co., Inc.                                     140,500       $   10,766
Genentech, Inc. (b)                                    55,300            9,512
Pharmacia Corp.                                       152,600            7,888
                                                                    ----------
                                                                        79,657
TECHNOLOGY 29.0%
Corning, Inc.                                          59,900           16,166
Intel Corp.                                           112,400           15,026
Nortel Networks Corp.                                 200,400           13,677
Cisco Systems, Inc. (b)                               212,000           13,475
SDL, Inc. (b)                                          46,200           13,176
Ciena Corp. (b)                                        79,000           13,168
Amdocs Ltd. (b)                                       145,800           11,190
Scientific-Atlanta, Inc.                              149,600           11,145
JDS Uniphase Corp. (b)                                 86,000           10,309
Micron Technology, Inc.                               112,100            9,873
Altera Corp. (b)                                       96,500            9,837
Compaq Computer Corp.                                 381,600            9,755
Siebel Systems, Inc. (b)                               58,400            9,552
EMC Corp. (b)                                         123,500            9,502
Analog Devices, Inc. (b)                              118,100            8,976
Sun Microsystems, Inc. (b)                             96,400            8,767
Oracle Corp. (b)                                      103,100            8,668
Applied Materials, Inc. (b)                            91,800            8,319
Veritas Software Corp. (b)                             73,025            8,253
Texas Instruments, Inc.                               115,500            7,933
Teradyne, Inc. (b)                                     86,000            6,321
Computer Associates International, Inc.               102,200            5,231
Redback Networks, Inc. (b)                              3,100              552
Broadcom Corp. (b)                                      1,600              350
I2 Technologies, Inc. (b)                               2,800              292
America Online, Inc. (b)                                4,700              248
Linear Technology Corp.                                 3,800              243
Network Appliance, Inc. (b)                             2,800              225
                                                                    ----------
                                                                       230,229
UTILITIES 2.4%
Coastal Corp.                                         158,600            9,655
Calpine Corp. (b)                                     140,400            9,231
                                                                    ----------
                                                                        18,886
                                                                    ----------
Total Common Stocks                                                    740,736
(Cost $576,274)                                                     ==========

------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 7.2%
------------------------------------------------------------------------------


                                                    Principal
                                                       Amount
                                                       (000s)

REPURCHASE AGREEMENT 7.2%
State Street Bank
  5.850% due 07/03/2000                              $ 56,866           56,866
  (Dated 06/30/2000. Collateralized by
  Federal National Mortgage Association
  6.400% due 12/21/2001 valued at $51,004 and
  Federal Home Loan Bank
  7.620% due 01/12/2010 valued at $7,004.
  Repurchase proceeds are $56,893.)
                                                                    ----------
Total Short-Term Instruments                                            56,866
(Cost $56,866)                                                      ==========

TOTAL INVESTMENTS (a) 100.5%                                        $  797,602
(Cost $633,140)

OTHER ASSETS AND LIABILITIES (NET) (0.5%)                               (3,792)
                                                                    ----------
NET ASSETS 100.0%                                                   $  793,810
                                                                    ==========

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $637,056 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                      $  178,851

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax cost
over value.                                                            (18,305)
                                                                    ----------

Unrealized appreciation-net                                         $  160,546
                                                                    ==========


(b) Non-income producing security.


28  SEE ACCOMPANYING NOTES

SCHEDULE OF INVESTMENTS
EQUITY INCOME FUND
June 30, 2000



                                                                   Value
                                                  Shares           (000s)
------------------------------------------------------------------------------
COMMON STOCKS 96.7%
------------------------------------------------------------------------------

CAPITAL GOODS 7.7%
Tyco International Ltd.                                45,000       $    2,132
General Electric Co.                                   35,000            1,855
Weatherford International, Inc. (b)                    35,000            1,393
                                                                    ----------
                                                                         5,380
COMMUNICATIONS 10.6%
Cox Communications, Inc.                               35,000            2,150
Nokia Corp. SP - ADR                                   35,000            1,748
GTE Corp.                                              20,000            1,245
SBC Communications, Inc.                               28,000            1,211
Vodafone Group PLC SP - ADR                            25,000            1,036
                                                                    ----------
                                                                         7,390
CONSUMER DISCRETIONARY 4.8%
General Motors Corp. `H'                               25,000            2,194
Wal-Mart Stores, Inc.                                  20,000            1,152
                                                                    ----------
                                                                         3,346
ENERGY 16.9%
Utilicorp United                                       90,000            2,138
Enron Corp.                                            30,000            1,935
EL Paso Energy Corp.                                   35,000            1,783
Peco Energy Co.                                        40,000            1,613
Exxon Mobil Corp.                                      20,000            1,570
Schlumberger Ltd.                                      20,000            1,493
Cooper Cameron Corp. (b)                               20,000            1,320
                                                                    ----------
                                                                        11,852
FINANCIAL & BUSINESS SERVICES 19.4%
Citigroup, Inc.                                        40,000            2,410
Spieker Properties, Inc.                               42,000            1,932
Boston Properties, Inc.                                50,000            1,931
Morgan Stanley, Dean Witter, Discover and Co.          20,000            1,665
American International Group, Inc.                     14,000            1,645
Omnicom Group                                          18,000            1,603
American Express                                       30,000            1,564
Federal National Mortgage Association                  15,000              783
                                                                    ----------
                                                                        13,533
HEALTH CARE 11.1%
Schering-Plough Corp.                                  35,000            1,767
Johnson & Johnson                                      17,000            1,732
Merck & Co., Inc.                                      20,000            1,532
American Home Products Corp.                           25,000            1,469
Medtronic, Inc.                                        25,000            1,245
                                                                    ----------
                                                                         7,745
TECHNOLOGY 19.8%
EMC Corp. (b)                                          40,000            3,077
Jabil Circuit, Inc. (b)                                40,000            1,985
Hewlett Packard Co.                                    15,000            1,873
Scientific-Atlanta, Inc.                               25,000            1,863
Flextronics International Ltd. (b)                     25,000            1,717
Nortel Networks Corp.                                  25,000            1,706
Intel Corp.                                            12,000            1,604
                                                                    ----------
                                                                        13,825
UTILITIES 6.4%
Calpine Capital Trust II-144A                          35,000            2,538
Duke Energy Corp.                                      35,000            1,973
                                                                    ----------
                                                                         4,511
                                                                    ----------
Total Common Stocks                                                     67,582
(Cost $66,147)                                                      ==========

------------------------------------------------------------------------------
CONVERTIBLE BONDS & NOTES 2.9%
------------------------------------------------------------------------------



                                              Principal
                                                 Amount              Value
                                                 (000s)              (000s)

TECHNOLOGY 2.9%
Nextel Communications
    5.250% due 01/15/2010                             $ 2,000       $    2,030
                                                                    ----------
Total Convertible Bonds & Notes                                          2,030
(Cost $1,914)                                                       ==========

TOTAL INVESTMENTS (a) 99.6%                                         $   69,612
(Cost $68,061)

OTHER ASSETS AND LIABILITIES (NET) 0.4%                                    297
                                                                    ----------

NET ASSETS 100.0%                                                   $   69,909
                                                                    ==========

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $68,096 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                      $    3,889

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax cost
over value.                                                             (2,373)
                                                                    ----------
Unrealized appreciation-net                                         $    1,516
                                                                    ==========


(b) Non-income producing security.


                                                       SEE ACCOMPANYING NOTES 29

SCHEDULE OF INVESTMENTS
GLOBAL INNOVATION FUND
June 30, 2000



                                                                      Value
                                                   Shares            (000s)
------------------------------------------------------------------------------
COMMON STOCKS 93.2%
------------------------------------------------------------------------------

CAPITAL GOODS 1.2%
Waters Corp. (b)                                       10,000      $    1,248
                                                                    ----------
COMMUNICATIONS 7.3%
Nokia Corp. SP - ADR                                   40,000            1,998
Alcatel Alsthom SP - ADR                               29,000            1,929
ADC Telecommunication, Inc. (b)                        18,000            1,510
Telefonaktiebolaget LM Ericsson SP - ADR               70,000            1,400
SK Telecom Co. Ltd. SP - ADR                           21,000              763
                                                                    ----------
                                                                         7,600
HEALTH CARE 10.3%
IDEC Pharmaceuticals Corp. (b)                         19,000            2,229
Elan Corp. PLC (b)                                     42,000            2,034
Genentech, Inc. (b)                                    11,000            1,892
Ivax Corp. (b)                                         36,000            1,494
Teva Pharmaceutical Industries Ltd.                    20,000            1,109
QLT Phototherapeutics, Inc. (b)                        13,600            1,051
COR Therapeutics, Inc. (b)                             12,000            1,024
                                                                    ----------
                                                                        10,833
TECHNOLOGY 74.4%
Juniper Networks, Inc. (b)                             23,800            3,464
Nortel Networks Corp.                                  45,000            3,071
Intel Corp.                                            20,400            2,727
EMC Corp. (b)                                          32,000            2,462
Cisco Systems, Inc. (b)                                38,100            2,422
Redback Networks, Inc. (b)                             13,000            2,314
I2 Technologies, Inc. (b)                              22,000            2,294
BEA Systems, Inc. (b)                                  46,000            2,274
Dell Computer Corp. (b)                                46,000            2,268
Veritas Software Corp. (b)                             20,000            2,260
E-Tek Dynamics, Inc. (b)                                8,500            2,242
Extreme Networks, Inc. (b)                             21,000            2,216
Brocade Communications Systems, Inc. (b)               11,700            2,147
Flextronics International Ltd. (b)                     28,500            1,958
Applied Micro Circuits Corp. (b)                       19,000            1,876
Sycamore Networks, Inc.                                17,000            1,876
Oracle Corp. (b)                                       22,000            1,849
Micron Technology, Inc. (b)                            21,000            1,849
Bookham Technology PLC (b)                             31,000            1,837
Tibco Software, Inc. (b)                               17,000            1,823
Micromuse, Inc. (b)                                    11,000            1,820
Siebel Systems, Inc. (b)                               11,100            1,816
Rational Software Corp. (b)                            19,000            1,766
Broadcom Corp. (b)                                      7,500            1,642
Aether Systems, Inc. (b)                                8,000            1,640
Sun Microsystems, Inc. (b)                             18,000            1,637
Altera Corp. (b)                                       15,200            1,548
Applied Materials, Inc. (b)                            16,900            1,532
Scientific-Atlanta, Inc.                               20,000            1,490
SDL, Inc. (b)                                           5,000            1,426
Texas Instruments, Inc.                                20,000            1,374
Teradyne, Inc. (b)                                     18,500            1,360
ASM Lithography Holding (b)                            30,000            1,324
Dialog Semiconductor Ltd. (b)                          25,000            1,256
China Telecom (Hong Kong) Ltd. (b)                      7,000            1,245
Proxim, Inc. (b)                                       12,000            1,188
Inktomi Corp. (b)                                       9,500            1,123
QLogic Corp. (b)                                       15,500            1,024
Maxim Integrated Products, Inc. (b)                    14,100              958
PE Corp.-Celera Genomics Group (b)                     10,000              935
Integrated Device Technology, Inc. (b)                 15,000              898
Yahoo, Inc. (b)                                         7,000              867
Comverse Technology, Inc. (b)                           9,000              837
Apple Computer, Inc. (b)                               15,000              786
Broadvision, Inc. (b)                                  15,000              762
Interwoven, Inc. (b)                                    3,000              329
StorageNetworks, Inc. (b)                               1,900              171
                                                                   ----------
                                                                        77,983
                                                                    ----------
Total Common Stocks                                                     97,664
(Cost $87,088)                                                      ==========


                                             Principal
                                                 Amount              Value
                                                 (000s)              (000s)
------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 7.6%
------------------------------------------------------------------------------

REPURCHASE AGREEMENT 7.6%
State Street Bank
    5.850% due 07/03/2000                        $      7,962       $    7,962
    (Dated 06/30/2000. Collateralized by
    Federal Home Loan Bank
    7.620% due 01/12/2010 valued at $8,125.
    Repurchase proceeds are $7,966.)

                                                                    ----------
Total Short-Term Instruments                                             7,962
(Cost $7,962)                                                       ==========

TOTAL INVESTMENTS (a) 100.8%                                        $  105,626
(Cost $95,050)

Other Assets and Liabilities (Net) (0.8%)                                 (878)
                                                                    ----------
NET ASSETS 100.0%                                                   $  104,748
                                                                    ==========

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $95,889 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                      $   12,532

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax cost
over value.                                                             (2,795)
                                                                    ----------
Unrealized appreciation-net                                         $    9,737
                                                                    ==========


(b) Non-income producing security.


30 SEE ACCOMPANYING NOTES

SCHEDULE OF INVESTMENTS
GROWTH FUND
June 30, 2000



                                                                      Value
                                                     Shares          (000s)
------------------------------------------------------------------------------
COMMON STOCKS 98.9%
------------------------------------------------------------------------------

CAPITAL GOODS 3.9%
General Electric Co.                                1,500,000       $   79,500
Tyco International Ltd.                               750,000           35,531
                                                                    ----------
                                                                       115,031
COMMUNICATIONS 8.8%
Nokia Corp. SP - ADR                                3,500,000          174,781
Telefonaktiebolaget LM Ericsson SP - ADR            2,500,000           50,000
AT&T Corp. - Liberty Media Group `A' (b)            1,300,000           31,525
                                                                    ----------
                                                                       256,306
CONSUMER DISCRETIONARY 7.5%
Wal-Mart Stores, Inc.                               1,500,000           86,438
Home Depot, Inc.                                    1,000,000           49,937
Kohls Corp. (b)                                       800,000           44,500
Clear Channel Communications (b)                      500,000           37,500
                                                                    ----------
                                                                       218,375
ENERGY 4.3%
Enron Corp.                                         1,500,000           96,750
AES Corp. (b)                                         600,000           27,375
                                                                    ----------
                                                                       124,125
FINANCIAL & BUSINESS SERVICES 18.7%
Morgan Stanley, Dean Witter, Discover and Co.       1,500,000          124,875
Citigroup, Inc.                                     1,750,000          105,438
Omnicom Group                                       1,000,000           89,062
American International Group, Inc.                    750,000           88,125
American Express                                    1,500,000           78,187
Northern Trust Corp.                                  500,000           32,531
Federal National Mortgage Association                 500,000           26,094
                                                                    ----------
                                                                       544,312
HEALTH CARE 12.1%
Genentech, Inc. (b)                                   500,000           86,000
Johnson & Johnson                                     800,000           81,500
Amgen, Inc. (b)                                     1,000,000           70,250
Pfizer, Inc.                                        1,000,000           48,000
Schering-Plough Corp.                                 750,000           37,875
Medtronic, Inc.                                       600,000           29,887
                                                                    ----------
                                                                       353,512
TECHNOLOGY 43.6%
EMC Corp. (b)                                       3,000,000          230,812
Cisco Systems, Inc. (b)                             2,500,000          158,906
Nortel Networks Corp.                               2,000,000          136,500
JDS Uniphase Corp. (b)                              1,000,000          119,875
Sun Microsystems, Inc. (b)                          1,000,000           90,938
Texas Instruments, Inc.                             1,000,000           68,688
Corning, Inc.                                         250,000           67,469
Oracle Corp. (b)                                      800,000           67,250
Intel Corp.                                           400,000           53,475
Comverse Technology, Inc. (b)                         500,000           46,500
Applied Materials, Inc. (b)                           500,000           45,313
Broadcom Corp. (b)                                    200,000           43,788
SDL, Inc. (b)                                         150,000           42,778
Applied Micro Circuits Corp. (b)                      350,000           34,563
Flextronics International Ltd. (b)                    500,000           34,344
Network Appliance, Inc. (b)                           400,000           32,200
                                                                    ----------
                                                                     1,273,399
                                                                    ----------
Total Common Stocks                                                  2,885,060
(Cost $1,771,224)                                                   ==========


                                              Principal
                                                 Amount              Value
                                                 (000s)              (000s)
------------------------------------------------------------------------------
CORPORATE BONDS & NOTES 0.0%
------------------------------------------------------------------------------

INDUSTRIALS 0.0%
Cabbell Financial Grantor Trust (c)
    7.187% due 12/31/2002                    $            363       $      181

                                                                    ----------
Total Corporate Bonds & Notes                                              181
(Cost $361)                                                         ==========


------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 1.0%
------------------------------------------------------------------------------

REPURCHASE AGREEMENT 1.0%
State Street Bank
    5.850% due 07/03/2000                              30,194           30,194
    (Dated 06/30/2000. Collateralized by
    Federal National Mortgage Association
    5.125% due 02/13/2004 valued at $30,800.
    Repurchase proceeds are $30,209.)

                                                                    ----------
Total Short-Term Instruments                                            30,194
(Cost $30,194)                                                      ==========

TOTAL INVESTMENTS (a) 99.9%                                         $2,915,435
(Cost $1,801,779)

OTHER ASSETS AND LIABILITIES (NET) 0.1%                                  2,663
                                                                    ----------
Net Assets 100.0%                                                   $2,918,098
                                                                    ==========

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $1,803,018 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                      $1,135,113

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax
cost over value.                                                       (22,696)
                                                                    ----------
Unrealized appreciation-net                                         $1,112,417
                                                                    ==========


(b) Non-income producing security.

(c) Illiquid securities.


                                                       SEE ACCOMPANYING NOTES 31

SCHEDULE OF INVESTMENTS
INNOVATION FUND
June 30, 2000





                                                                     Value
                                                       Shares        (000s)
------------------------------------------------------------------------------
COMMON STOCKS 98.5%
------------------------------------------------------------------------------

COMMUNICATIONS 9.3%
Nokia Corp. SP - ADR                                3,148,000       $  157,203
Telefonaktiebolaget LM Ericsson SP - ADR            6,850,000          137,000
ADC Telecommunication, Inc. (b)                     1,075,000           90,166
Next Level Communications, Inc. (b)                   772,500           66,242
Alcatel Alsthom SP - ADR                              850,000           56,525
                                                                    ----------
                                                                       507,136
CONSUMER DISCRETIONARY 4.0%
Gemstar International Group Ltd. (b)                2,746,000          168,750
General Motors Corp. `H'                              560,000           49,140
                                                                    ----------
                                                                       217,890
HEALTH CARE 4.3%
MedImmune, Inc. (b)                                 1,350,000           99,900
Forest Laboratories `A' (b)                           909,000           91,809
IDEC Pharmaceuticals Corp. (b)                        392,800           46,080
                                                                    ----------
                                                                       237,789
TECHNOLOGY 80.9%
Micron Technology, Inc. (b)                         2,610,000          229,843
Siebel Systems, Inc. (b)                            1,305,200          213,482
Intel Corp.                                         1,480,000          197,858
Cisco Systems, Inc. (b)                             3,040,000          193,230
E-Tek Dynamics, Inc. (b)                              706,300          186,331
Ciena Corp. (b)                                     1,085,000          180,856
Oracle Corp. (b)                                    2,019,000          169,722
Juniper Networks, Inc. (b)                          1,126,200          163,932
Nortel Networks Corp.                               2,400,000          163,800
Redback Networks, Inc. (b)                            910,400          162,051
Brocade Communications Systems, Inc. (b)              867,200          159,118
Xilinx, Inc. (b)                                    1,830,000          151,089
Applied Materials, Inc. (b)                         1,571,600          142,426
ASM Lithography Holding (b)                         3,179,100          140,278
Veritas Software Corp. (b)                          1,148,450          129,793
Dell Computer Corp. (b)                             2,450,000          120,816
Sycamore Networks, Inc. (b)                         1,085,000          119,757
Tibco Software, Inc. (b)                            1,020,600          109,443
Vignette Corp. (b)                                  2,050,000          106,632
Check Point Software Technologies Ltd. (b)            500,000          105,875
National Semiconductor Corp. (b)                    1,810,000          102,718
Rational Software Corp. (b)                         1,061,500           98,653
I2 Technologies, Inc. (b)                             920,200           95,945
Portal Software, Inc. (b)                           1,465,000           93,577
Broadvision, Inc. (b)                               1,771,100           89,994
Network Appliance, Inc. (b)                         1,100,000           88,550
Texas Instruments, Inc.                             1,240,000           85,173
JDS Uniphase Corp. (b)                                618,000           74,083
SDL, Inc. (b)                                         250,000           71,297
Ariba, Inc. (b)                                       589,600           57,808
Sun Microsystems, Inc. (b)                            628,400           57,145
RF Micro Devices, Inc. (b)                            627,500           54,985
EMC Corp. (b)                                         670,000           51,548
Extreme Networks, Inc. (b)                            397,500           41,936
Infospace, Inc. (b)                                   700,000           38,675
Phone.com, Inc. (b)                                   547,300           35,643
Analog Devices, Inc. (b)                              410,000           31,160
Vitesse Semiconductor Co. (b)                         400,000           29,425
Foundry Networks, Inc. (b)                            260,000           28,730
PE Corp.-PE Biosystems Group                          380,000           25,032
Flextronics International Ltd. (b)                    275,000           18,889
Digital Microwave Corp. (b)                           400,000           15,250
                                                                    ----------
                                                                     4,432,548
                                                                    ----------
Total Common Stocks                                                  5,395,363
(Cost $3,710,170)                                                   ==========


                                             Principal
                                                 Amount              Value
                                                 (000s)              (000s)
------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 2.1%
------------------------------------------------------------------------------


REPURCHASE AGREEMENT 2.1%
State Street Bank
    5.850% due 07/03/2000                            $113,785       $  113,785
    (Dated 06/30/2000. Collateralized by
    Federal Home Loan Corporation
    6.390% due 10/01/2008 valued at $51,000,
    Federal Home Loan Bank
    5.823% due 05/06/2009 valued at $51,000, and
    Federal Home Loan Bank
    7.620% due 01/12/2010 valued at $14,064.
    Repurchase proceeds are $113,840.)
                                                                    ----------
Total Short-Term Instruments                                           113,785
(Cost $113,785)                                                     ==========

TOTAL INVESTMENTS (a) 100.6%                                        $5,509,148
(Cost $3,823,955)

OTHER ASSETS AND LIABILITIES (NET) (0.6%)                              (29,992)
                                                                    ----------

Net Assets 100.0%                                                   $5,479,156
                                                                    ==========

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $3,914,225 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                      $1,746,367

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax cost
over value.                                                           (151,444)
                                                                    ----------

Unrealized appreciation-net                                         $1,594,923
                                                                    ==========


(b) Non-income producing security.


32 SEE ACCOMPANYING NOTES

SCHEDULE OF INVESTMENTS
INTERNATIONAL FUND
June 30, 2000


                                                                     Value
                                                    Shares          (000s)
------------------------------------------------------------------------------
COMMON STOCKS 90.7%
------------------------------------------------------------------------------
BRAZIL 1.0%
Telecomunicacoes Brasileiras SA SP - ADR                3,850       $      374
Petroleo Brasileiro SA                                  8,240              249
Centrais Electricas Brasileiras SA `B'              6,513,000              144
Cia Vale Do Rio (b)                                     5,100              144
Telecomunicacoes de Sao Paulo SA (b)                    4,600               85
Companhia Cervejaria Brahma                            80,000               68
Banco Itau SA                                         730,000               64
Banco Bradesco SA                                   7,276,037               63
Companhia Energetica de Minas Gerais                2,940,800               51
Companhia Siderurgica Nacional (b)                  1,360,000               43
Aracruz Celulose SA `B'                                21,000               40
Tele Sudeste Celular Participacoes SA (b)                 920               28
Tele Norte Leste Participacoes SA                     133,204               16
Telesp Celular (b)                                         76                0
                                                                    ----------
                                                                         1,369
CHILE 1.1%
Compania de Telecomunicaciones de Chile SA SP - ADR    20,855              378
Banco Santander Chile SP - ADR                         15,850              254
Enersis SA SP - ADR                                    12,122              242
Empresa Nacional de Electricidad SA SP - ADR           16,367              181
Gener SA SP - ADR                                      10,633              156
Compania Cervecerias Unidas SA SP - ADR                 4,300               98
Sociedad Quimica y Minera de Chile SA SP - ADR          3,000               67
Masisa SA SP - ADR                                      3,900               46
Madeco SA SP - ADR (b)                                  4,342               33
Quimica Y Minera de Chile                                 531               12
                                                                    ----------
                                                                         1,467
CHINA 0.7%
China Telecom Ltd. (b)                                 82,000              723
Huaneng Power International, Inc.                     399,000              131
Yizheng Chemical Fibre Co. Ltd. `H'                   514,000              102
Guangshen Railway Co. Ltd. `H'                        668,000               68
                                                                    ----------
                                                                         1,024
FINLAND 4.4%
Nokia Corp.                                            94,208            4,807
Sonera Group OYJ                                        9,520              434
Sanoma WSOY                                            13,520              225
Yit-Yhtyma OY                                          12,184              161
Talentum                                               13,630              126
Hartwall OY AB                                          4,700               94
Jot Automation Group OYJ                               10,500               70
UPM-Kymmene Corp.                                       2,746               68
Kemira OYJ                                             12,050               59
Okobank                                                 2,564               26
Rautaruukki OY                                          4,895               23
Viking Line AB                                            880               21
                                                                    ----------
                                                                         6,114
FRANCE 8.4%
France Telecom SA                                      10,641            1,487
Total SA                                                9,032            1,385
Vivendi (Ex-Generale Des Eaux)                         12,158            1,073
AXA                                                     6,348            1,000
Banque National de Paris                                9,050              871
Alcatel Telecommunications                             12,890              845
Carrefour Supermarche                                   8,580              586
Legrand SA                                              2,500              561
Cap Gemini SA                                           2,900              511
Hermes International                                    3,115              421
Suez Lyonnaise des Eaux                                 2,310              405
L'OREAL                                                   460              398
Lafarge SA                                              4,801              373
Castorama Dubois                                        1,470              364
Sodexho Alliance SA                                     1,750              318
Groupe GTM                                              2,870              269
Groupe Danone                                           1,960              260
Renault SA                                              5,140              234
Schneider SA                                            2,801              195
Societe BIC SA                                          2,680              131
Vivendi Warrants (b)                                    2,750                9
                                                                    ----------
                                                                        11,696
GERMANY 10.2%
Allianz AG                                              5,397            1,939
Siemens AG                                              8,793            1,326
SAP AG                                                  6,180            1,139
E On AG                                                20,468              987
DaimlerChrysler AG                                     17,819              929


                                                                     Value
                                                    Shares          (000s)
------------------------------------------------------------------------------

Deutsche Telekom                                       40,332       $    2,303
Muenchener Rueckversicherungs-Gesellschaft AG           2,590              814
Bayer AG                                               20,600              804
BASF AG                                                17,900              719
Bayerische Hypo Vereinsbank AG                         10,500              678
Dresdner Bank AG                                       16,120              663
Bayerische Motoren Werke AG                            20,420              617
MAN AG                                                 17,000              514
Commerzbank AG                                         11,500              412
Metro AG                                                6,800              240
                                                                    ----------
                                                                        14,084
HONG KONG 0.4%
Citic Pacific Ltd.                                     42,000              220
Legend Holdings                                       216,000              209
Cosco Pacific Ltd.                                    228,000              180
                                                                    ----------
                                                                           609
HUNGARY 3.2%
Magyar Tavkozlesi Rt.                                 395,300            2,749
OTP Bank Rt.                                           13,010              678
MOL Magyar Olaj-es Gazipari Rt.                        33,500              462
Gedeon Richter Rt.                                      7,945              428
Danubius Hotel and Spa Rt.                              7,490              144
Pick Szeged Rt.                                         1,090               40
                                                                    ----------
                                                                         4,501
INDIA 0.6%
Mahanagar Telephone Nigam Ltd. (b)                     20,200              206
Videsh Sanchar Nigam Ltd.                              10,000              156
I.T.C. Limited SP - GDR (b)                             6,900              133
State Bank of India SP - GDR                           11,700              116
BSES Ltd. - GDR                                         5,400              100
Larsen & Toubro Ltd.                                    8,600               96
                                                                    ----------
                                                                           807
IRELAND 1.0%
CRH PLC                                                21,866              395
Allied Irish Banks PLC                                 35,100              314
Eircom PLC                                            100,300              268
Kerry Group PLC                                        10,700              140
Jefferson Smurfit Group PLC                            70,900              122
Irish Life & Permanent PLC                              9,141               77
Bank of Ireland                                         9,200               58
                                                                    ----------
                                                                         1,374
ITALY 2.2%
Telecom Italia Mobile SpA                              50,200              513
Telecom Italia SpA                                     31,865              438
ENI SpA                                                69,900              404
Istituto Bancario San Paolo di Torino                  20,757              368
Assicuazioni Generali                                   9,135              313
Enel SpA                                               45,800              203
Fiat SpA                                                6,540              170
Benetton Group SpA                                     75,700              158
Banca Popolare di Milano                               19,200              138
RAS AG                                                 12,300              135
Banca Intesa SpA                                       21,885               98
Telecom Italia SpA                                     13,400               89
Olivetti SpA                                           18,200               66
Beni Stabili SpA                                       20,757               11
Banca Intesa SpA                                        3,486                5
                                                                    ----------
                                                                         3,109
JAPAN 20.6%
Nippon Telegraph & Telephone                              158            2,100
Fanuc                                                  16,300            1,658
Murata Manufacturing Co.                               11,000            1,578
Toyota Motor Corp.                                     33,000            1,502
Bank of Tokyo-Mitsubishi Ltd.                         115,000            1,388
Matsushita Electric Industrial Co. Ltd.                49,000            1,270
Fuji Photo Film                                        31,000            1,268
Fujisawa Pharmaceutical                                30,000            1,213
Sharp Corp.                                            67,000            1,184
NEC Corp.                                              35,000            1,098
Kirin Brewery Co. Ltd.                                 83,000            1,036
Sony Corp.                                             11,000            1,026
Mitsubishi Estate                                      86,000            1,012
Sumitomo Bank Ltd.                                     81,000              992
Canon, Inc.                                            18,000              896
Asahi Chemical Industry Co. Ltd.                      118,000              834

                                                       SEE ACCOMPANYING NOTES 33

INTERNATIONAL FUND
June 30, 2000


                                                                     Value
                                                     Shares          (000s)
------------------------------------------------------------------------------
Secom                                                  11,000       $      803
DAI Nippon Printing Co. Ltd.                           45,000              793
Nomura Securities Co. Ltd.                             31,000              758
Hitachi Ltd.                                           52,000              750
Tokyo Electric Power                                   28,300              689
Honda Motor Co. Ltd.                                   20,000              680
Yamanouchi Pharm                                       12,000              655
Ito-Yokado Co. Ltd.                                    10,000              601
Mitsubishi Heavy Industries Ltd.                      131,000              580
Nippon Steel Corp.                                    257,000              540
Tokio Marine & Fire Insurance Co.                      46,000              531
Mitsubishi Corp.                                       55,000              497
Bridgestone Corp.                                      19,000              402
Nissan Motor Co. Ltd. (b)                              63,000              371
                                                                    ----------
                                                                        28,705
MALAYSIA 1.6%
Tenaga Nasional Bhd.                                  185,000              604
Malayan Banking Bhd.                                  122,000              494
Telekom Malaysia Bhd.                                 106,000              366
Malaysia International Shipping Bhd.                  137,000              227
Public Bank Bhd.                                      216,000              216
Commerce Asset-Holding Bhd.                            49,000              142
RHB Capital                                           102,000              111
Resorts World Bhd.                                     37,000              101
                                                                    ----------
                                                                         2,261
NETHERLANDS 3.2%
Royal Dutch Petroleum Co.                              20,370            1,266
Philips Electronics (b)                                11,200              528
ING Groep NV                                            7,585              513
Koninklijke KPN NV                                      7,940              355
ABN AMRO Mortgage Corp.                                13,600              333
Aegon NV                                                8,400              299
Fortis NL                                               7,960              232
Unilever NV                                             4,953              227
Verernigde Nederlandse Uitgeversbedrijven Bezit         4,380              226
Heineken NV                                             3,100              189
Akzo Noble NV                                           3,980              169
Koninklijke Ahold NV                                    4,700              138
                                                                    ----------
                                                                         4,475
NEW ZEALAND 0.8%
Telecom Corp. of New Zealand Ltd.                     159,200              556
Fletcher Challenge Energy                              52,800              172
Lion Nathan Ltd.                                       59,600              133
Carter Holt Harvey Ltd.                               147,500              128
Brierley Investments Ltd.                             566,000               88
Fisher & Paykel Industries Ltd.                        21,200               67
                                                                    ----------
                                                                         1,144
NORWAY 2.3%
Norsk Hydro ASA                                        28,470            1,194
Orkla ASA                                              20,800              395
Christiania Bank Og Kreditkasse                        53,900              290
Storebrand ASA                                         37,700              272
Den Norske Bank ASA                                    61,060              253
Petroleum Geo-Services (b)                             14,100              241
Tomra Systems ASA                                       6,400              170
Norske Skogindustrier ASA                               5,600              134
Merkantildata ASA (b)                                  17,900               92
Hafslund ASA `B'                                       20,200               66
Tandberg Television ASA (b)                             8,500               49
Unitor ASA                                              4,000               29
                                                                    ----------
                                                                         3,185
POLAND 2.1%
Telekomunikacja Polska SA                             151,900            1,049
Polski Koncern Naftowy                                 57,153              537
Bank Slaski SA W Katowicach                             4,840              261
Elektrim Spolka Akcyjna SA                             16,280              187
Bank Pekao (b)                                         14,400              173
Prokom Software SA                                      2,820              148
Wielkopolski Bank Kredytowy SA                         19,590              114
Bank Rozwoju Eksportu SA                                3,100               96
Stomil Olsztyn SA                                      14,500               95
Big Bank Gdanski SA                                    42,500               86
Softbank SA                                             1,440               75
Debica SA                                               4,930               41
Bank Handlowy W. Warszawie                              2,509               40
                                                                    ----------
                                                                         2,902
RUSSIA 1.9%
LUKoil Holding SP - ADR                                21,000            1,074
Surgutneftegaz                                         59,900              798
Unified Energy System SP - ADR                         43,300              498
Rostelecom SP - ADR                                    17,000              232
Mosenergo SP - ADR                                     12,800               50
                                                                    ----------
                                                                         2,652
SINGAPORE 0.9%
Singapore Press Holdings                               20,000              313
DBS Group Holdings Ltd.                                21,000              270
Singapore Tech Engineering Ltd.                       165,000              243
City Developments Ltd.                                 47,000              182
Overseas Union Bank                                    47,000              182
DBS Land                                              102,000              132
                                                                    ----------
                                                                         1,322
SOUTH KOREA 1.9%
Samsung Electronics (b)                                 2,000              662
Korea Electric Power Corp.                             14,000              434
Korea Fund, Inc. (b)                                   17,000              239
SK Telecom Co. (b)                                        600              196
Korea Telecom                                           2,000              176
Kookmin Bank                                           11,000              140
Samsung Electro-Mechanics                               2,000              125
Pohang Iron & Steel Co.                                 5,000              120
Hyundai Motor Co. Ltd.                                  8,000              103
L.G. Chemical Ltd.                                      5,000              100
Samsung Display Devices Co.                             2,000               96
SK Corp.                                                4,000               73
Shinhan Bank                                            7,000               66
Samsung Heavy Industries                               14,000               65
                                                                    ----------
                                                                         2,595
SPAIN 3.0%
Telefonica SA                                          61,940            1,331
Banco Bilbao Vizcaya International                     61,220              915
Banco Santander Central Hispano                        55,060              581
Endesa SA                                              25,780              499
Repsol SA                                              17,420              347
Fomento de Contrucciones y Contratas SA                 9,220              174
Iberdrola SA                                            8,750              113
Sogecable SA (b)                                        2,700               96
Autopistas Concesionaria Espanola SA                    5,900               51
Gas Natural                                             2,560               46
Union Electric Fenosa                                   2,330               42
Autopistas, Concesionaria Espanola SA warrants (b)      5,900                3
                                                                    ----------
                                                                         4,198
SWEDEN 2.1%
MSCI Sweden Opal Series B (b)                           7,660            2,966
                                                                    ----------
SWITZERLAND 4.6%
Novartis AG                                               884            1,400
Roche Holding AG                                          116            1,129
Nestle SA                                                 458              917
Credit Suisse Group                                     4,185              832
UBS AG                                                  5,360              785
New ABB Ltd.                                            2,873              344
Zurich Allied AG                                          675              334
Swisscom AG                                               880              305
Holderbank Financiere Glarus AG                           146              179
Schindler Holding AG                                       99              152
Givaudan AG (b)                                           116               35
                                                                    ----------
                                                                         6,412
TAIWAN 2.9%
Taiwan Fund, Inc.                                      56,300            1,077
Winbond Electronics Corp. (b)                          27,994              805
Asustek Computer, Inc. (b)                             57,120              524
Taiwan Semiconductor Manufacturing Co. Ltd. (b)        11,392              441
China Steel Corp. SP - GDR (b)                         29,900              404
Evergreen Marine Corp.                                 31,320              302
Asia Cement Corp. SP - GDR (b)                         37,817              246
Advanced Semiconductor Engineering SP - GDR (b)        14,391              245
Standard Foods Taiwan Ltd. (b)                          4,269               12
                                                                    ----------
                                                                         4,056


34 SEE ACCOMPANYING NOTES

                                                                      Value
                                                    Shares            (000s)
------------------------------------------------------------------------------

TURKEY 3.8%
Turkiye Is Bankasi `C'                             61,608,800       $    1,316
Yapi ve Kredi Bankasi AS                           73,768,334              821
Turkiye Garanti Bankasi AS (b)                     50,552,200              611
Arcelik AS                                          9,553,500              470
Migros Turk TAS                                     1,784,700              331
Eregli Demir Ve Celik Fabrikalari TAS               7,059,300              284
Ege Biracilik ve Malt Sanayii AS                    3,326,100              217
Vestel Elektronik Sanayi                              696,000              210
Trakya Cam Sanayii AS                              15,181,104              174
Dogan Sirketler Grubu Holding AS                    7,162,000              173
Netas Northern Electric Telekomunikasyon AS         1,200,600              134
Brisa Bridgestone Sabanci Lastik San. Ve Tic AS     1,976,000              123
Aygaz AS                                            2,790,000              111
Adana Cimento Sanayii `A'                           6,439,845               99
Haci Omer Sabanci Holding AS                        7,941,600               93
Akbank TAS                                         11,765,498               91
                                                                    ----------
                                                                         5,258
UNITED KINGDOM 5.8%
Morgan Stanley Capital LLC                             17,000            4,635
MSCI World Equity Benchmark Shares
    United Kingdom Index IOPV                         181,000            3,450
                                                                    ----------
                                                                         8,085
                                                                    ----------
Total Common Stocks                                                    126,370
(Cost $108,106)                                                     ==========


------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 7.2%
------------------------------------------------------------------------------
                                                  Principal
                                                    Amount
                                                    (000s)

REPURCHASE AGREEMENTS 2.0%
State Street Bank
    5.850% due 07/03/2000                          $    2,823            2,823
    (Dated 06/30/2000. Collateralized by                            ----------
    Federal National Mortgage Association
    6.100% due 09/14/2001 valued at $2,884.
    Repurchase proceeds are $2,824.)

TIME DEPOSITS (c) 5.2%
State Street Bank
    5.000% due 07/03/2000                     BP        3,700            5,598
    4.350% due 07/03/2000                     EC        1,700            1,623
                                                                    ----------
                                                                         7,221
                                                                    ----------
Total Short-Term Instruments                                            10,044
(Cost $10,044)                                                      ==========

TOTAL INVESTMENTS (a) 97.9%                                         $  136,414
(Cost $118,150)

OTHER ASSETS AND LIABILITIES (NET) 2.1%                                  2,956
                                                                    ----------

NET ASSETS 100.0%                                                   $  139,370
                                                                    ==========

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $118,561 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                      $  26,110

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax
cost over value.                                                        (8,257)
                                                                    ----------

Unrealized appreciation-net                                         $   17,853
                                                                    ==========


(b) Non-income producing security.

(c) Assets with an aggregate market value of $5,582 have been segregated with the custodian to cover margin requirements for the following open futures contracts at June 30, 2000



                                                 # of             Unrealized
Type                                           Contracts        (Depreciation)
-------------------------------------------------------------------------------

GBP 100 Index Futures (09/2000)                     58               $    (147)


                                                       SEE ACCOMPANYING NOTES 35

SCHEDULE OF INVESTMENTS
MID-CAP FUND
June 30, 2000



                                                                      Value
                                                  Shares              (000s)
------------------------------------------------------------------------------
COMMON STOCKS 94.3%
------------------------------------------------------------------------------

AEROSPACE 0.4%
Northrop Grumman Corp.                                 69,000       $    4,571
                                                                    ----------
BUILDING 1.0%
Lennar Corp.                                          549,100           11,119
                                                                    ----------
CAPITAL GOODS 3.0%
Waters Corp. (b)                                      153,500           19,159
Millipore Corp.                                       173,100           13,047
                                                                    ----------
                                                                        32,206
COMMUNICATIONS 2.8%
ADC Telecommunication, Inc. (b)                       205,300           17,220
Westwood One, Inc. (b)                                389,800           13,302
                                                                    ----------
                                                                        30,522
CONSUMER DISCRETIONARY 5.0%
CDW Computer Centers, Inc. (b)                        206,400           12,900
Bed, Bath & Beyond, Inc. (b)                          292,900           10,618
Dollar Tree Stores, Inc. (b)                          265,650           10,510
Intimate Brands, Inc. `A'                             523,380           10,337
B.J.'s Wholesale Club, Inc. (b)                       300,300            9,910
                                                                    ----------
                                                                        54,275
CONSUMER SERVICES 2.5%
Reader's Digest Assn., Inc. `A'                       363,600           14,453
Brinker International, Inc. (b)                       412,800           12,074
                                                                    ----------
                                                                        26,527
CONSUMER STAPLES 4.7%
Pepsi Bottling Group, Inc.                            482,100           14,071
SUPERVALU, Inc.                                       662,300           12,625
McCormick & Co.                                       379,500           12,334
Keebler Foods Co.                                     321,400           11,932
                                                                    ----------
                                                                        50,962
ENERGY 16.8%
Apache Corp.                                          288,900           16,991
Anadarko Petroleum Corp.                              328,300           16,189
Devon Energy Corp.                                    278,700           15,659
EOG Resources, Inc.                                   464,700           15,568
Kerr McGee Corp.                                      250,200           14,747
Murphy Oil Corp.                                      236,400           14,051
Nabors Industries, Inc. (b)                           336,500           13,986
USX Marathon Group                                    511,000           12,807
Ocean Energy, Inc. (b)                                866,500           12,293
Dynegy, Inc. `A'                                      166,369           11,365
ENSCO International, Inc.                             306,100           10,962
Noble Drilling Corp. (b)                              257,600           10,610
Cooper Cameron Corp. (b)                              158,200           10,441
BJ Services Co. (b)                                    79,600            4,975
                                                                    ----------
                                                                       180,644
FINANCIAL & BUSINESS SERVICES 17.1%
Apartment Investment & Management Co. 'A'             375,700           16,249
Liberty Property Trust                                582,500           15,109
Ace Ltd.                                              528,100           14,787
Federated Investors, Inc. 'B'                         418,400           14,670
Valassis Communications, Inc. (b)                     379,850           14,482
Duke-Weeks Realty Corp.                               636,100           14,233
Ambac Financial Group, Inc.                           238,700           13,084
Golden West Financial Corp.                           316,800           12,929
Waddell & Reed Financial, Inc. 'A'                    390,350           12,808
Lincoln National Corp.                                353,200           12,759
Providian Financial Corp.                             138,950           12,506
Capital One Financial Corp.                           272,900           12,179
PMI Group, Inc.                                       253,500           12,041
Banknorth Group, Inc.                                 412,500            6,316
                                                                    ----------
                                                                       184,152
HEALTH CARE 5.9%
Allergan, Inc.                                        280,500           20,897
IDEC Pharmaceuticals Corp. (b)                        147,700           17,327
Forest Laboratories 'A' (b)                           138,300           13,968
Invitrogen Corp. (b)                                  149,400           11,235
                                                                    ----------
                                                                        63,427
MATERIALS & PROCESSING 0.8%
Martin Marietta Materials, Inc.                       222,000            8,977
                                                                    ----------


                                                                      Value
                                                  Shares              (000s)
------------------------------------------------------------------------------

TECHNOLOGY 31.7%
Integrated Device Technology, Inc. (b)                322,100       $   19,286
Tektronix, Inc.                                       259,700           19,218
Brocade Communications Systems, Inc. (b)              101,700           18,660
Ciena Corp. (b)                                       104,200           17,369
Dendrite International, Inc. (b)                      510,250           16,998
Microchip Technology, Inc. (b)                        275,000           16,023
Scientific-Atlanta, Inc.                              213,600           15,913
Amdocs Ltd. (b)                                       200,600           15,396
Symbol Technologies, Inc.                             279,500           15,093
Credence Systems Corp. (b)                            273,400           15,088
Copper Mountain Networks (b)                          169,800           14,964
Novellus Systems, Inc. (b)                            262,900           14,870
Veritas Software Corp. (b)                            123,325           13,938
ISS Group, Inc. (b)                                   129,900           12,826
Comverse Technology, Inc. (b)                         135,800           12,629
CSG Systems International, Inc. (b)                   221,600           12,423
SDL, Inc. (b)                                          41,900           11,949
RF Micro Devices, Inc. (b)                            133,500           11,698
Network Associates, Inc. (b)                          548,700           11,180
SanDisk Corp. (b)                                     181,000           11,075
PerkinElmer, Inc.                                     163,400           10,805
Cypress Semiconductor Corp. (b)                       252,800           10,681
Scient Corp. (b)                                      227,300           10,030
JDS Uniphase Corp. (b)                                 61,000            7,312
LSI Logic Corp. (b)                                   109,400            5,921
                                                                    ----------
                                                                       341,345
UTILITIES 2.4%
Entergy Corp.                                         477,500           12,982
Florida Progress Corp.                                266,300           12,483
                                                                    ----------
                                                                        25,465
                                                                    ----------
Total Common Stocks                                                  1,014,192
(Cost $827,710)                                                     ==========


------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 6.3%
------------------------------------------------------------------------------
                                               Principal
                                                  Amount
                                                  (000s)

REPURCHASE AGREEMENT 6.3%
State Street Bank
    5.850% due 07/03/2000                             $68,041           68,041
    (Dated 06/30/2000. Collateralized by
    Federal National Mortgage Association
    6.350% due 06/22/2001 valued at $51,002 and
    Federal National Mortgage Association
    6.350% due 06/22/2001 valued at $18,404.
    Repurchase proceeds are $68,074.)
                                                                    ----------
Total Short-Term Instruments                                            68,041
(Cost $68,041)                                                      ==========

TOTAL INVESTMENTS (a) 100.6%                                        $1,082,233
(Cost $895,751)

OTHER ASSETS AND LIABILITIES (NET) (0.6%)                               (6,057)
                                                                    ----------
NET ASSETS 100.0%                                                   $1,076,176
                                                                    ==========

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $900,208 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                      $  203,233

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax
cost over value.                                                       (21,208)
                                                                    ----------

Unrealized appreciation-net                                         $  182,025
                                                                    ==========


(b) Non-income producing security.


36 SEE ACCOMPANYING NOTES

SCHEDULE OF INVESTMENTS
OPPORTUNITY FUND
June 30, 2000



                                                                       Value
                                                    Shares            (000s)
------------------------------------------------------------------------------
COMMON STOCKS 96.3%
------------------------------------------------------------------------------

COMMUNICATIONS 5.8%
WinStar Communications, Inc. (b)                      454,550       $   15,398
True North Communications                             239,200           10,525
Worldgate Communications, Inc. (b)                    214,600            3,809
Millicom International Cellular SA (b)                 92,300            3,231
Pinnacle Holdings, Inc. (b)                            51,100            2,759
                                                                    ----------
                                                                        35,722
CONSUMER DISCRETIONARY 5.1%
Whitehall Jewellers, Inc. (b)                         298,000            5,550
Ann Taylor Stores Corp. (b)                           160,100            5,303
B.J.'s Wholesale Club, Inc. (b)                       155,300            5,125
International Game Technology (b)                     175,600            4,653
Linens`n Things, Inc. (b)                             148,300            4,023
MSC Industrial Direct Co., Inc.                       188,500            3,947
Ultimate Electronics, Inc. (b)                        123,400            3,307
                                                                    ----------
                                                                        31,908
CONSUMER SERVICES 4.6%
Avis Rent-A-Car, Inc. (b)                             626,975           11,755
SFX Entertainment, Inc. `A' (b)                       192,450            8,720
Corporate Executive Board Co. (b)                     137,600            8,239
                                                                    ----------
                                                                        28,714
ENERGY 8.6%
Newpark Resources, Inc. (b)                         1,095,600           10,340
Veritas DGC, Inc. (b)                                 320,300            8,328
Grey Wolf, Inc. (b)                                 1,375,000            6,875
Grant Prideco, Inc. (b)                               260,300            6,508
Ocean Energy, Inc. (b)                                422,700            5,997
Key Energy Group, Inc. (b)                            552,600            5,319
NATCO Group, Inc. (b)                                 551,200            5,202
Core Laboratories N.V. (b)                            164,000            4,756
                                                                    ----------
                                                                        53,325
ENVIRONMENTAL SERVICES 2.0%
Waste Connections, Inc. (b)                           383,000            7,564
Syntroleum Corp. (b)                                  267,500            4,581
                                                                    ----------
                                                                        12,145
FINANCIAL & BUSINESS SERVICES 7.0%
Meristar Hospitality Corp.                            365,600            7,678
Korn/Ferry International (b)                          222,100            7,038
Golden State Bancorp, Inc. (b)                        369,200            6,646
Modem Media Poppe Tyson, Inc. (b)                     426,200            5,301
Teletech Holdings, Inc. (b)                           164,100            5,097
Bank United Corp. `A'                                 128,700            4,529
Rare Medium Group, Inc. (b)                           220,800            3,491
Metris Companies, Inc.                                134,950            3,391
                                                                    ----------
                                                                        43,171
HEALTH CARE 10.9%
Alpharma, Inc.                                        142,200            8,852
Medicis Pharmaceutical `A' (b)                        154,800            8,824
Renal Care Group, Inc. (b)                            338,400            8,275
Cell Therapeutics, Inc. (b)                           240,467            7,364
Alkermes, Inc. (b)                                    151,300            7,130
INAMED Corp. (b)                                      158,000            5,787
Health Management Associates, Inc. `A' (b)            427,200            5,580
Noven Pharmaceuticals, Inc. (b)                       163,300            4,909
Cytyc Corp. (b)                                        78,800            4,206
Province Healthcare Co. (b)                            92,700            3,349
Medarex, Inc. (b)                                      37,300            3,152
                                                                    ----------
                                                                        67,428
TECHNOLOGY 52.3%
Art Technology Group, Inc. (b)                        121,300           12,244
Netro Corp. (b)                                       210,300           12,066
Aeroflex, Inc. (b)                                    232,750           11,565
TranSwitch Corp. (b)                                  149,250           11,520
Kana Communications, Inc. (b)                         185,900           11,503
Varian Semiconductor Equipment (b)                    176,700           11,099
Digital Microwave Corp. (b)                           284,900           10,862
Informatica Corp. (b)                                 132,300           10,840
Active Software, Inc. (b)                             136,900           10,634
Motient Corp. (b)                                     631,200            9,902
Getty Images, Inc. (b)                                254,000            9,414







Optimal Robotics Corp. (b)                            242,800       $    9,317
DDI Corp. (b)                                         315,700            8,997
Documentum, Inc. (b)                                   97,300            8,696
L-3 Communications Holdings, Inc. (b)                 150,200            8,571
Telcom Semiconductor, Inc. (b)                        209,000            8,438
Mercury Interactive Corp. (b)                          86,000            8,321
Advanced Energy Industries (b)                        139,800            8,239
Sirius Satellite Radio, Inc. (b)                      183,400            8,127
Packeteer, Inc. (b)                                   270,700            7,884
Fairchild Semiconductor International, Inc. (b)       192,200            7,784
Espeed, Inc. (b)                                      171,700            7,458
Bookham Technology PLC (b)                            119,900            7,104
Digene Corp. (b)                                      171,500            6,924
FuelCell Energy, Inc. (b)                              98,100            6,775
Trimble Navigation Ltd. (b)                           120,900            5,901
Ulticom, Inc. (b)                                     234,900            5,641
iBEAM Broadcasting Corp. (b)                          305,000            5,490
Network Plus Corp. (b)                                376,400            5,340
MKS Instruments, Inc. (b)                             134,800            5,274
GetThere.com, Inc. (b)                                495,900            5,238
Exfo Electro Optical Engineering, Inc. (b)            115,100            5,050
CBT Group PLC SP - ADR (b)                             95,600            4,588
Zixit Corp.                                            98,400            4,533
Electro Scientific Industries, Inc. (b)               100,400            4,421
Elantec Semiconductor, Inc. (b)                        62,000            4,317
Lam Research Corp. (b)                                114,700            4,301
Capstone Turbine Corp. (b)                             89,700            4,042
Cysive, Inc. (b)                                      156,000            3,725
Be Free, Inc. (b)                                     376,100            3,385
SCG Holding Corp. (b)                                 154,100            3,371
Westell Technologies, Inc. (b)                        198,500            2,978
Repligen Corp. (b)                                    347,826            2,185
Discovery Laboratories, Inc. (b)                      461,538            2,077
Charles River Laboratories International, Inc. (b)     67,800            1,504
Eloyalty Corp. (b)                                    113,300            1,445
Precise Software Solutions Ltd. (b)                    59,600            1,430
Stratos Lightwave, Inc. (b)                            46,300            1,291
StorageNetworks, Inc. (b)                              11,100            1,002
Virage, Inc. (b)                                       50,700              916
                                                                    ----------
                                                                       323,729
                                                                    ----------
Total Common Stocks                                                    596,142
(Cost $483,480)                                                     ==========


------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 5.6%
------------------------------------------------------------------------------
                                                  Principal
                                                     Amount
                                                     (000s)

REPURCHASE AGREEMENT 5.6%
State Street Bank
    5.850% due 07/03/2000                         $    34,795           34,795
    (Dated 06/30/2000. Collateralized by
    Federal National Mortgage Association
    5.125% due 02/13/2004 valued at $35,493.
    Repurchase proceeds are $34,812.)
                                                                    ----------
Total Short-Term Instruments                                            34,795
(Cost $34,795)                                                      ==========

TOTAL INVESTMENTS (a) 101.9%                                        $  630,937
(COST $518,275)

OTHER ASSETS AND LIABILITIES (NET) (1.9%)                              (11,918)
                                                                    ----------
NET ASSETS 100.0%                                                   $  619,019
                                                                    ==========



                                                       SEE ACCOMPANYING NOTES 37

OPPORTUNITY FUND
June 30, 2000



NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $522,688 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value over
tax cost.                                                           $  136,475

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax
cost over value.                                                       (28,226)
                                                                    ----------

Unrealized appreciation-net                                         $  108,249
                                                                    ==========


(b) Non-income producing security.


38 SEE ACCOMPANYING NOTES

SCHEDULE OF INVESTMENTS
RENAISSANCE FUND
June 30, 2000



                                                                       Value
                                                    Shares            (000s)
------------------------------------------------------------------------------
COMMON STOCKS 94.9%
------------------------------------------------------------------------------

AEROSPACE 6.3%
Orbital Sciences Corp. (b)                            890,400       $   10,852
Raytheon Co. `B'                                      480,000            9,240
Litton Industries, Inc. (b)                           131,700            5,531
Raytheon Co. `A'                                      230,000            4,470
                                                                    ----------
                                                                        30,093
CAPITAL GOODS 5.6%
CNH Global NV                                       2,016,800           18,655
Metso OYJ                                             665,400            8,004
                                                                    ----------
                                                                        26,659
COMMUNICATIONS 1.8%
Loral Space & Communications Ltd. (b)                 839,500            5,824
MCI WorldCom, Inc. (b)                                 60,000            2,753
                                                                    ----------
                                                                         8,577
CONSUMER DISCRETIONARY 5.2%
Tupperware Corp.                                      937,000           20,614
American Greetings Corp. `A'                          230,000            4,370
                                                                    ----------
                                                                        24,984
CONSUMER STAPLES 12.4%
Suiza Foods Corp. (b)                                 253,400           12,385
Tate & Lyle PLC                                     2,215,387           11,062
Tyson Foods, Inc.                                   1,191,200           10,423
Great Atlantic & Pacific Tea Co., Inc.                568,700            9,454
Philip Morris Cos., Inc.                              260,000            6,906
Corn Products International, Inc.                     191,400            5,072
Dean Foods Co.                                        103,900            3,292
Universal Foods                                        20,000              386
                                                                    ----------
                                                                        58,980
ENERGY 8.5%
R & B Falcon Corp. (b)                                661,000           15,575
Petroleo Brasileiro SA                                330,000            9,970
Diamond Offshore Drilling, Inc.                       200,000            7,025
Ultramar Diamond Shamrock Corp.                       203,500            5,049
Tidewater, Inc.                                        85,000            3,060
                                                                    ----------
                                                                        40,679
ENVIRONMENTAL SERVICES 0.9%
Republic Services, Inc. (b)                           283,100            4,530
                                                                    ----------
FINANCIAL & BUSINESS SERVICES 21.7%
Ace Ltd.                                              924,500           25,886
Washington Mutual, Inc.                               790,000           22,811
Everest Re Group Ltd.                                 338,200           11,118
Loews Corp.                                           157,000            9,420
UnumProvident Corp.                                   380,000            7,624
Federal Home Loan Mortgage Corp.                      140,000            5,670
Aon Corp.                                             142,700            4,433
Sovereign Bancorp, Inc.                               600,000            4,219
XL Capital Ltd.                                        74,300            4,021
St. Paul Cos., Inc.                                    85,800            2,928
Pacific Century Financial Corp.                       185,300            2,710
AmeriCredit Corp. (b)                                 130,700            2,222
Fremont General Corp.                                 257,000            1,012
                                                                    ----------
                                                                       104,074
HEALTH CARE 11.6%
Foundation Health Systems, Inc. `A' (b)             2,109,100           27,418
Aetna, Inc.                                           252,600           16,214
Tenet Healthcare Corp. (b)                            436,900           11,796
                                                                    ----------
                                                                        55,428
MATERIALS & PROCESSING 7.9%
IMC Global, Inc.                                      834,000           10,842
Ispat International NV                                782,800            7,437
Gaylord Container Corp. `A' (b)                     2,194,200            5,897
Ucar International, Inc (b)                           416,600            5,442
Mercer International, Inc.                            496,800            4,130
Buenaventura SA                                       126,500            2,190
Crompton Corp.                                        138,800            1,700
                                                                    ----------
                                                                        37,638
TECHNOLOGY 3.1%
Arrow Electronics, Inc. (b)                           412,600           12,791
Fluor Corp.                                            34,800            1,100
Xerox Corp.                                            39,900              828
                                                                    ----------
                                                                        14,719
TRANSPORTATION 1.2%
CSX Corp.                                             276,500            5,858
                                                                    ----------


                                                                       Value
                                                    Shares            (000s)
------------------------------------------------------------------------------

UTILITIES 8.7%
Niagara Mohawk Holdings, Inc. (b)                   1,380,200       $   19,236
Western Resources, Inc.                               618,500            9,587
PG&E Corp.                                            150,000            3,694
Entergy Corp.                                         120,000            3,263
Edison International                                  150,000            3,075
CMS Energy Corp.                                      122,500            2,710
                                                                    ----------
                                                                        41,565
                                                                    ----------
Total Common Stocks                                                    453,784
(Cost $459,783)                                                     ==========

------------------------------------------------------------------------------
CONVERTIBLE BONDS & NOTES 0.9%
------------------------------------------------------------------------------

                                                 Principal
                                                    Amount
                                                    (000s)

CONVERTIBLE BONDS & NOTES 0.9%
APP Finance VI Mauritius Ltd.
    0.000% due 11/18/2012                        $     18,000            3,038
    3.500% due 04/30/2003                               1,000              734
APP Global Finance Ltd.
    2.000% due 07/25/2000                                 500              611
                                                                    ----------
Total Convertible Bonds & Notes                                          4,383
(Cost $4,808)                                                       ==========

------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 3.7%
------------------------------------------------------------------------------


REPURCHASE AGREEMENT 3.7%
State Street Bank
    5.850% due 07/03/2000                              17,875           17,875
    (Dated 06/30/2000. Collateralized by
    Federal National Mortgage Association
    6.100% due 09/14/2001 valued at $18,236.
    Repurchase proceeds are $17,884.)
                                                                    ----------
Total Short-Term Instruments                                            17,875
(Cost $17,875)                                                      ==========

TOTAL INVESTMENTS (a) 99.5%                                         $  476,042
(COST $482,466)

OTHER ASSETS AND LIABILITIES (NET) 0.5%                                  2,164
                                                                    ----------
NET ASSETS 100.0%                                                   $  478,206
                                                                    ==========

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $494,049 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
overtax cost.                                                       $   50,385

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax cost
over value.                                                            (68,392)
                                                                    ----------

Unrealized depreciation-net                                         $  (18,007)
                                                                    ==========


(b) Non-income producing security.


                                                       SEE ACCOMPANYING NOTES 39

SCHEDULE OF INVESTMENTS
SELECT GROWTH FUND
June 30, 2000



                                                                      Value
                                                     Shares           (000s)
------------------------------------------------------------------------------
COMMON STOCKS 91.1%
------------------------------------------------------------------------------

COMMUNICATIONS 4.5%
Nokia Corp. SP - ADR                                   15,000       $      749
                                                                    ----------

CONSUMER DISCRETIONARY 5.1%
Wal-Mart Stores, Inc.                                  15,000              864
                                                                    ----------

ENERGY 3.8%
Enron Corp.                                            10,000              645
                                                                    ----------

FINANCIAL & BUSINESS SERVICES 17.2%
American International Group, Inc.                     10,000            1,175
Citigroup, Inc.                                        15,000              904
Morgan Stanley, Dean Witter, Discover and Co.          10,000              833
                                                                    ----------
                                                                         2,912
HEALTH CARE 13.7%
Genentech, Inc. (b)                                     7,500            1,290
Johnson & Johnson                                      10,000            1,019
                                                                    ----------
                                                                         2,309
TECHNOLOGY 46.8%
Corning, Inc.                                           5,000            1,349
EMC Corp. (b)                                          15,000            1,154
Nortel Networks Corp.                                  15,000            1,024
Cisco Systems, Inc. (b)                                15,000              953
Comverse Technology, Inc. (b)                          10,000              930
Sun Microsystems, Inc. (b)                             10,000              909
JDS Uniphase Corp. (b)                                  7,500              899
Texas Instruments, Inc.                                10,000              687
                                                                    ----------
                                                                         7,905
                                                                    ----------
Total Common Stocks                                                     15,384
(Cost $14,220)                                                      ==========


------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 9.4%
------------------------------------------------------------------------------
                                                 Principal
                                                    Amount
                                                    (000s)

REPURCHASE AGREEMENT 9.4%
State Street Bank
    5.850% due 07/03/2000                              $1,591            1,591
    (Dated 06/30/2000. Collateralized by
    Federal National Mortgage Association
    6.100% due 09/14/2001 valued at $1,626.
    Repurchase proceeds are $1,592.)
                                                                    ----------
Total Short-Term Instruments                                             1,591
(Cost $1,591)                                                       ==========

TOTAL INVESTMENTS (a) 100.5%                                        $   16,975
(COST $15,811)

OTHER ASSETS AND LIABILITIES (NET) (0.5%)                                  (93)

NET ASSETS 100.0%                                                   $   16,882
                                                                    ----------

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $15,814 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                      $    1,405

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax
cost over value.                                                          (244)
                                                                    ----------

Unrealized appreciation-net                                         $    1,161
                                                                    ==========


(b) Non-income producing security.


40 SEE ACCOMPANYING NOTES

SCHEDULE OF INVESTMENTS
SMALL-CAP VALUE FUND
June 30, 2000


                                                                      Value
                                                     Shares           (000s)
------------------------------------------------------------------------------
COMMON STOCKS 98.4%
------------------------------------------------------------------------------

AEROSPACE 2.2%
Newport News Shipbuilding, Inc.                        95,000       $    3,491
Kaman Corp.                                           259,000            2,768
                                                                    ----------
                                                                         6,259
BUILDING 4.0%
MDC Holdings, Inc.                                    187,000            3,483
Hughes Supply, Inc.                                   137,000            2,706
Centex Construction Products, Inc.                    115,000            2,609
Butler Manufacturing Co.                              151,000            2,567
                                                                    ----------
                                                                        11,365
CAPITAL GOODS 10.4%
Primex Technologies, Inc.                             145,000            3,190
Barnes Group, Inc.                                    174,000            2,838
Borg-Warner, Inc.                                      80,000            2,810
GenCorp, Inc.                                         347,000            2,776
Precision Castparts Corp.                              58,000            2,624
Regal-Beloit Corp.                                    160,000            2,570
Trinity Industries, Inc.                              136,000            2,516
Arvin Industries, Inc.                                140,000            2,432
Tecumseh Products Co. `A'                              59,300            2,265
MTS Systems Corp.                                     340,600            2,129
Meritor Automotive, Inc.                              170,000            1,870
Intermet Corp.                                        250,000            1,719
                                                                    ----------
                                                                        29,739
CONSUMER DISCRETIONARY 12.7%
Ennis Business Forms                                  410,000            3,280
Claire's Stores, Inc.                                 162,800            3,134
Harman International Industries, Inc.                  48,000            2,928
Russ Berrie & Co., Inc.                               150,000            2,888
Tupperware Corp.                                      129,500            2,849
Sturm Ruger & Co., Inc.                               320,000            2,840
Banta Corp.                                           148,000            2,803
Haverty Furniture Cos., Inc.                          317,000            2,694
Kimball International `B'                             180,000            2,655
Lancaster Colony Corp.                                136,000            2,609
Brown Shoe Co., Inc.                                  200,000            2,600
Burlington Coat Factory Warehouse Corp.               205,000            2,217
Enesco Group, Inc.                                    351,000            1,667
Kellwood Co.                                           48,300            1,020
                                                                    ----------
                                                                        36,184
CONSUMER SERVICES 1.9%
Lubys Cafeterias, Inc.                                358,000            2,864
Chemed Corp.                                           96,000            2,706
                                                                    ----------
                                                                         5,570
CONSUMER STAPLES 5.7%
Dean Foods Co.                                        101,800            3,226
Universal Foods                                       160,000            2,960
Corn Products International, Inc.                     110,000            2,915
Michael Foods, Inc.                                   116,000            2,842
Universal Corp.                                       127,000            2,683
Nash Finch Co.                                        190,500            1,572
                                                                    ----------
                                                                        16,198
ENERGY 8.8%
St. Mary Land & Exploration                            84,000            3,533
Cross Timbers Oil Co.                                 155,000            3,429
World Fuel Services Corp.                             385,100            3,321
Berry Petroleum Co.                                   185,000            3,145
Mitchell Energy & Development Corp. `A'                97,800            3,142
UGI Corp.                                             142,900            2,929
Cabot Oil & Gas Corp.                                 134,000            2,839
Northwest Natural Gas Co.                             120,800            2,703
                                                                    ----------
                                                                        25,041


                                                                      Value
                                                     Shares           (000s)
------------------------------------------------------------------------------

FINANCIAL & BUSINESS SERVICES 22.3%
Selective Insurance Group                             176,000       $    3,344
Washington Federal, Inc.                              175,000            3,194
Raymond James Financial, Inc.                         140,000            3,150
McGrath Rentcorp                                      185,000            3,145
United Dominion Realty Trust                          285,000            3,135
Glimcher Realty Trust                                 210,000            3,019
Hudson United Bancorp                                 134,000            3,007
Susquehanna Bancshares, Inc.                          206,400            2,941
Innkeepers USA Trust                                  310,000            2,829
Health Care Property Investors, Inc.                  103,000            2,807
AmerUs Life Holdings, Inc. `A'                        136,000            2,805
Cabot Industrial Trust                                141,000            2,776
Kelly Services, Inc. `A'                              120,000            2,775
Franchise Finance Corp. of America                    120,000            2,760
National Golf Properties, Inc.                        130,000            2,746
Shurgard Storage Centers, Inc.                        120,000            2,700
Commercial Federal Corp.                              172,000            2,677
Rollins Truck Leasing Co.                             372,000            2,581
Pacific Century Financial Corp.                       170,000            2,486
Wallace Computer Services, Inc.                       250,000            2,469
Presidential Life Corp.                               171,000            2,373
New Plan Excel Realty Trust                           176,000            2,288
BankAtlantic Bancorp, Inc. `A'                        423,400            1,588
                                                                    ----------
                                                                        63,595
HEALTH CARE 5.9%
Owens & Minor, Inc.                                   245,000            4,211
Dentsply International, Inc.                          108,000            3,328
Bindley Western Industries, Inc.                      125,000            3,305
Arrow International, Inc.                              89,000            2,981
Invacare Corp.                                        112,000            2,940
                                                                    ----------
                                                                        16,765
MATERIALS & PROCESSING 9.4%
CLARCOR, Inc.                                         160,000            3,180
Commercial Metals Co.                                 107,000            2,942
Pope & Talbot, Inc.                                   180,000            2,880
Cleveland-Cliffs, Inc.                                110,000            2,839
Omnova Solutions, Inc.                                450,000            2,812
Universal Forest Products, Inc.                       200,000            2,750
Caraustar Industries, Inc.                            174,000            2,632
Hanna (M.A.) Co.                                      278,000            2,502
Wausau-Mosinee Paper Corp.                            291,100            2,493
Ethyl Corp.                                           704,000            1,760
                                                                    ----------
                                                                        26,790
MISCELLANEOUS 1.0%
Midas, Inc.                                           142,000            2,840
                                                                    ----------
TECHNOLOGY 0.9%
WABTEC                                                245,000            2,542
                                                                    ----------
TRANSPORTATION 2.9%
Wabash National Corp.                                 236,000            2,817
Sea Containers Ltd. `A'                               132,000            2,788
USFreightways Corp.                                   103,000            2,530
                                                                    ----------
                                                                         8,135
UTILITIES 10.3%
Energen Corp.                                         167,000            3,643
National Fuel Gas Co.                                  67,000            3,266
RGS Energy Group, Inc.                                140,000            3,115
United Illuminating Co.                                69,000            3,019
Peoples Energy Corp.                                   93,000            3,011
OGE Energy Corp.                                      150,000            2,775
CMP Group, Inc.                                        93,000            2,726
Washington Gas Light Co.                              110,000            2,647
Hawaiian Electric Industries, Inc.                     80,000            2,625
Public Service Co. of New Mexico                      170,000            2,624
                                                                    ----------
                                                                        29,451
                                                                    ----------
Total Common Stocks                                                    280,474
(Cost $339,132)                                                     ==========



                                                       SEE ACCOMPANYING NOTES 41

SMALL-CAP VALUE FUND
June 30, 2000



                                                   Principal
                                                    Amount            Value
                                                    (000s)           (000s)
------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 0.7%
------------------------------------------------------------------------------

REPURCHASE AGREEMENT 0.7%
State Street Bank
    5.850% due 07/03/2000                          $    1,933       $    1,933
    (Dated 06/30/2000. Collateralized by
    Federal National Mortgage Association
    5.125% due 02/13/2004 valued at $1,975 and
    Federal National Mortgage Association
    6.000% due 11/15/2001 valued at $5.
    Repurchase proceeds are $1,938.)
                                                                    ----------
Total Short-Term Instruments                                             1,933
(Cost $1,933)                                                       ==========

TOTAL INVESTMENTS (a) 99.1%                                         $  282,407
(Cost $341,065)

OTHER ASSETS AND LIABILITIES (NET) 0.9%                                  2,555
                                                                    ----------
NET ASSETS 100.0%                                                   $  284,962
                                                                    ==========

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $342,457 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                      $   16,703

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax cost
over value.                                                            (76,753)
                                                                    ----------

Unrealized depreciation-net                                         $  (60,050)
                                                                    ==========


42 SEE ACCOMPANYING NOTES

SCHEDULE OF INVESTMENTS
TARGET FUND
June 30, 2000



                                                                     Value
                                                     Shares          (000s)
------------------------------------------------------------------------------
COMMON STOCKS 94.6%
------------------------------------------------------------------------------

CAPITAL GOODS 4.3%
Waters Corp. (b)                                      400,000       $   49,925
Millipore Corp.                                       400,000           30,150
Weatherford International, Inc. (b)                   400,000           15,925
                                                                    ----------
                                                                        96,000
COMMUNICATIONS 5.5%
WinStar Communications, Inc. (b)                    1,100,000           37,263
Echostar Communications Corp. `A' (b)                 900,000           29,798
Nextlink Communications, Inc. `A' (b)                 550,000           20,866
Worldgate Communications, Inc. (b)                  1,000,000           17,750
Pinnacle Holdings, Inc. (b)                           325,000           17,550
                                                                    ----------
                                                                       123,227
CONSUMER DISCRETIONARY 5.5%
Emmis Broadcasting Corp. `A' (b)                      750,000           31,031
Concord EFS, Inc. (b)                               1,000,000           26,000
B.J.'s Wholesale Club, Inc. (b)                       700,000           23,100
Harley-Davidson, Inc.                                 600,000           23,100
Tiffany & Co.                                         300,000           20,250
                                                                    ----------
                                                                       123,481
CONSUMER SERVICES 1.3%
Pegasus Communications Corp. (b)                      600,000           29,438
                                                                    ----------
ENERGY 1.3%
Cooper Cameron Corp. (b)                              300,000           19,800
Grant Prideco, Inc. (b)                               400,000           10,000
                                                                    ----------
                                                                        29,800
FINANCIAL & BUSINESS SERVICES 3.5%
Young & Rubicam, Inc.                                 500,000           28,594
Robert Half International, Inc. (b)                 1,000,000           28,500
Ace Ltd.                                              750,000           21,000
                                                                    ----------
                                                                        78,094
HEALTH CARE 14.0%
Minimed, Inc. (b)                                     600,000           70,800
MedImmune, Inc. (b)                                   720,000           53,280
Cytyc Corp. (b)                                       800,000           42,700
Allergan, Inc.                                        450,000           33,525
Alkermes, Inc. (b)                                    700,000           32,988
Immunex Corp. (b)                                     500,000           24,719
Biogen, Inc. (b)                                      300,000           19,350
Sepracor, Inc. (b)                                    150,000           18,094
Shire Pharmaceuticals PLC SP - ADR (b)                325,000           16,859
                                                                    ----------
                                                                       312,315
TECHNOLOGY 53.6%
SDL, Inc. (b)                                         500,000          142,594
Comverse Technology, Inc. (b)                       1,100,000          102,300
Sanmina Corp. (b)                                   1,000,000           85,500
Jabil Circuit, Inc. (b)                             1,600,000           79,400
E-Tek Dynamics, Inc. (b)                              225,000           59,358
PMC - Sierra, Inc. (b)                                300,000           53,306
Ciena Corp. (b)                                       300,000           50,006
Network Appliance, Inc. (b)                           600,000           48,300
JDS Uniphase Corp. (b)                                350,000           41,956
Amdocs Ltd. (b)                                       525,000           40,294
RF Micro Devices, Inc. (b)                            450,000           39,431
Rational Software Corp. (b)                           400,000           37,175
Altera Corp. (b)                                      350,000           35,678
Redback Networks, Inc. (b)                            200,000           35,600
Maxim Integrated Products, Inc. (b)                   500,000           33,969
Applied Micro Circuits Corp. (b)                      300,000           29,625
Teradyne, Inc. (b)                                    400,000           29,400
CommScope, Inc. (b)                                   700,000           28,700
LSI Logic Corp. (b)                                   500,000           27,063
Scientific-Atlanta, Inc.                              350,000           26,075
Metromedia Fiber Network, Inc. `A' (b)                650,000           25,797
American Tower Corp. `A' (b)                          550,000           22,928
Cree, Inc. (b)                                        150,000           20,025
TranSwitch Corp. (b)                                  250,000           19,297
ANTEC Corp. (b)                                       400,000           16,625
Sirius Satellite Radio, Inc. (b)                      350,000           15,509
Gilat Satellite Networks Ltd. (b)                     200,000           13,875
Ulticom, Inc. (b)                                     500,000           12,008
Digital Lightwave, Inc. (b)                           100,000           10,050


                                                                     Value
                                                     Shares          (000s)
------------------------------------------------------------------------------

Fairchild Semiconductor International, Inc. `A' (b)   175,000       $    7,088
Exfo Electro Optical Engineering, Inc. (b)            125,000            5,484
                                                                    ----------
                                                                     1,194,416
TRANSPORTATION 1.2%
Kansas City Southern Industries, Inc.                 300,000           26,606
                                                                    ----------
UTILITIES 4.4%
Calpine Corp. (b)                                   1,200,000           78,900
Avista Corp.                                        1,025,000           17,872
                                                                    ----------
                                                                        96,772
                                                                    ----------
Total Common Stocks                                                  2,110,149
(Cost $1,146,692)                                                   ==========


------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 5.6%
------------------------------------------------------------------------------
                                                Principal
                                                   Amount
                                                   (000s)

REPURCHASE AGREEMENT 5.6%
State Street Bank
    5.850% due 07/03/2000                       $     125,130          125,130
    (Dated 06/30/2000. Collateralized by
    Federal Home Loan Mortgage Corporation
    6.680% due 12/28/2001 valued at $51,003,
    Federal Home Loan Mortgage Corporation
    6.680% due 12/28/2001 valued at $51,003, and
    Federal Home Loan Bank
    7.620% due 01/12/2010 valued at $25,634.
    Repurchase proceeds are $125,190.)
                                                                    ----------
Total Short-Term Instruments                                           125,130
(Cost $125,130)                                                     ==========

TOTAL INVESTMENTS (a) 100.2%                                        $2,235,279
(Cost $1,271,822)

OTHER ASSETS AND LIABILITIES (NET) (0.2%)                               (4,507)
                                                                    ----------

NET ASSETS 100.0%                                                   $2,230,772
                                                                    ==========

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $1,274,653 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                      $1,005,376

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax cost
over value.                                                            (44,750)
                                                                    ----------

Unrealized appreciation-net                                         $  960,626
                                                                    ==========


(b) Non-income producing security.


                                                       SEE ACCOMPANYING NOTES 43

SCHEDULE OF INVESTMENTS
TAX-EFFICIENT EQUITY FUND
June 30, 2000



                                                                     Value
                                                     Shares          (000s)
------------------------------------------------------------------------------
COMMON STOCKS 99.7%
------------------------------------------------------------------------------

AEROSPACE 0.5%
Honeywell International, Inc.                           4,175       $      141
Lockheed Martin Corp.                                   3,700               92
General Dynamics Corp.                                    900               47
Raytheon Co. `B'                                        1,500               29
                                                                    ----------
                                                                           309
BUILDING 0.0%
Centex Corp.                                              500               12
                                                                    ----------
CAPITAL GOODS 6.5%
General Electric Co.                                   47,910            2,539
Tyco International Ltd.                                 5,200              246
United Technologies Corp.                               3,800              224
Avery Dennison Corp.                                    1,300               87
Illinois Tool Works, Inc.                               1,400               80
PPG Industries, Inc.                                    1,800               80
ITT Industries, Inc.                                    1,900               57
Navistar International Corp. (b)                        1,700               53
Cooper Industries, Inc.                                 1,391               45
Deere & Co.                                             1,200               44
TRW, Inc.                                               1,000               43
Paccar, Inc.                                            1,000               40
Ingersoll-Rand Co.                                        900               36
Textron, Inc.                                             400               22
Briggs & Stratton                                         604               21
Johnson Controls, Inc.                                    400               21
Dover Corp.                                               400               16
Millipore Corp.                                           200               15
Caterpillar, Inc.                                         400               14
Visteon Corp. (b)                                         720                9
Minnesota Mining & Manufacturing Co.                      100                8
Parker Hannifin Corp.                                     100                3
Timken Co.                                                100                2
                                                                    ----------
                                                                         3,705
COMMUNICATIONS 6.4%
SBC Communications, Inc.                               14,801              640
AT&T Corp.                                             16,350              517
Verizon Communications                                  7,300              371
MCI WorldCom, Inc. (b)                                  8,000              367
BellSouth Corp.                                         8,200              350
Nextel Communications, Inc. `A' (b)                     5,000              306
GTE Corp.                                               4,500              280
U.S. West, Inc.                                         2,400              206
MediaOne Group, Inc. (b)                                3,000              198
Sprint Corp. (FON Group)                                2,700              138
ADC Telecommunication, Inc. (b)                         1,100               92
Vodafone Group PLC SP - ADR                             2,000               83
ALLTEL Corp.                                            1,000               62
CenturyTel, Inc.                                          500               14
                                                                    ----------
                                                                         3,624
CONSUMER DISCRETIONARY 8.9%
Wal-Mart Stores, Inc.                                  20,700            1,193
Home Depot, Inc.                                       11,300              564
Time Warner, Inc.                                       6,800              517
General Motors Corp.                                    4,900              285
Eastman Kodak Co.                                       4,100              244
Ford Motor Co.                                          5,500              237
UST, Inc.                                              13,688              201
Wm. Wrigley Jr. Co.                                     2,500              200
Walgreen Co.                                            5,900              190
Gap, Inc.                                               5,875              184
Target Corp.                                            1,900              110
Jostens, Inc.                                           3,698               93
Newell Rubbermaid, Inc.                                 2,900               75
Liz Claiborne, Inc.                                     2,100               74
CVS Corp.                                               1,800               72
Dollar General Corp.                                    3,632               71
McGraw-Hill Companies, Inc.                             1,300               70
Costco Wholesale Corp.                                  1,800               59
Whirlpool Corp.                                         1,200               56
Sears Roebuck & Co.                                     1,700               55
Circuit City Stores                                     1,600               53
Best Buy Co., Inc. (b)                                    800               51


                                                                     Value
                                                     Shares          (000s)
------------------------------------------------------------------------------

Avon Products, Inc.                                     1,100       $       49
Maytag Corp.                                            1,287               47
Lowe's Cos., Inc.                                       1,100               45
Toys R US, Inc. (b)                                     3,000               44
Federated Department Stores, Inc. (b)                   1,200               41
Mattel, Inc.                                            2,426               32
RadioShack Corp.                                          600               28
Cendant Corp. (b)                                       1,995               28
TJX Cos., Inc.                                          1,336               25
K Mart Corp. (b)                                        3,500               24
Black & Decker Corp.                                      580               23
Hasbro, Inc.                                              900               14
Tupperware Corp.                                          300                7
Consolidated Stores Corp. (b)                             500                6
Brunswick Corp.                                           300                5
                                                                    ----------
                                                                         5,072
CONSUMER SERVICES 3.2%
Viacom, Inc. `B' (b)                                   10,176              694
Disney (Walt) Co.                                       5,800              225
Tribune Co.                                             5,500              193
McDonald's Corp.                                        5,500              181
Interpublic Group of Companies, Inc.                    3,400              146
Gannett, Inc.                                           1,600               96
Waste Management, Inc.                                  3,800               72
Knight-Ridder, Inc.                                     1,300               69
Harrah's Entertainment, Inc. (b)                        2,100               44
Hilton Hotels Corp.                                     4,005               38
New York Times Co.                                        600               24
Darden Restaurants, Inc.                                  400                7
                                                                    ----------
                                                                         1,789
CONSUMER STAPLES 6.5%
Coca-Cola Co.                                           6,177              355
Kimberly-Clark Corp.                                    5,900              339
Pepsico, Inc.                                           6,600              293
Philip Morris Cos., Inc.                               10,700              284
H.J. Heinz Co.                                          5,000              219
General Mills, Inc.                                     5,700              218
Procter & Gamble Co.                                    3,700              212
Seagram Co. Ltd.                                        3,300              191
Gillette Co.                                            4,800              168
Bestfoods                                               2,300              159
Colgate-Palmolive Co.                                   2,600              156
Unilever NV - NY                                        2,600              112
Kroger Co.                                              4,800              106
Anheuser Busch Cos., Inc.                               1,400              105
Sara Lee Corp.                                          4,900               95
Alberto-Culver Co.                                      2,500               76
Safeway, Inc. (b)                                       1,600               72
Campbell Soup Co.                                       2,400               70
Sysco Corp.                                             1,600               67
Albertson's, Inc.                                       1,900               63
Kellogg Co.                                             1,800               54
Clorox Co.                                              1,100               49
Quaker Oats Co.                                           600               45
ConAgra, Inc.                                           2,200               42
Nabisco Group Holdings Corp.                            1,500               39
Adolph Coors Co. `B'                                      500               30
Hershey Foods Corp.                                       600               29
Ralston-Ralston Purina Group                            1,400               28
Archer-Daniels-Midland Co.                              2,800               27
                                                                    ----------
                                                                         3,703
ENERGY 6.0%
Exxon Mobil Corp.                                      19,519            1,532
Royal Dutch Petroleum Co.                               8,645              532
AES Corp. (b)                                           4,700              214
Peco Energy Co.                                         4,800              194
Chevron Corp.                                           1,900              161
Rowan Cos., Inc. (b)                                    4,800              146
Helmerich & Payne, Inc.                                 3,500              131
BP Amoco PLC SP - ADR                                   1,640               93
Tosco Corp.                                             2,500               71
Conoco, Inc.                                            2,823               69
Amerada Hess Corp.                                      1,000               62
Phillips Petroleum Co.                                  1,200               61
Enron Corp.                                               650               42


44 SEE ACCOMPANYING NOTES

                                                                      Value
                                                     Shares          (000s)
------------------------------------------------------------------------------
Texaco, Inc.                                              700       $       37
Halliburton Co.                                           695               33
Sunoco, Inc.                                              700               21
                                                                    ----------
                                                                         3,399
ENVIRONMENTAL SERVICES 0.3%
Allied Waste Industries, Inc. (b)                      16,300              163
Service Corp. International (b)                         3,000               10
                                                                    ----------
                                                                           173
FINANCIAL & BUSINESS SERVICES 13.6%
Citigroup, Inc.                                        18,300            1,103
Morgan Stanley, Dean Witter, Discover and Co.           7,400              616
American International Group, Inc.                      5,091              598
Chase Manhattan Corp.                                  10,350              477
State Street Corp.                                      3,700              392
Wells Fargo Co.                                         9,300              360
KeyCorp                                                17,667              311
American Express                                        5,700              297
Bank of New York                                        6,200              288
Charles Schwab Corp.                                    7,800              262
Merrill Lynch & Co.                                     2,000              230
MBNA Corp.                                              8,200              222
Paychex, Inc.                                           5,250              221
BankAmerica Corp.                                       3,411              147
Federal National Mortgage Association                   2,700              141
Marsh & McLennan Cos.                                   1,300              136
Household International, Inc.                           2,700              112
Comerica, Inc.                                          2,500              112
MGIC Investment Corp.                                   2,366              108
Mellon Financial Corp.                                  2,900              106
Northern Trust Corp.                                    1,600              104
Automatic Data Processing, Inc.                         1,800               96
Omnicom Group                                           1,000               89
Golden West Financial Corp.                             2,100               86
Allstate Corp.                                          3,600               80
Bank One Corp.                                          3,000               80
Equifax, Inc.                                           2,900               76
Lehman Brothers Holdings, Inc.                            800               76
Sun Trust Banks, Inc.                                   1,500               69
Washington Mutual, Inc.                                 2,350               68
Providian Financial Corp.                                 700               63
SLM Holding Corp.                                       1,700               63
First Union Corp.                                       2,300               57
Firstar Corp.                                           2,728               56
Bear Stearns Co., Inc.                                  1,127               47
Associates First Capital Corp.                          1,800               40
Aon Corp.                                               1,200               37
AFLAC, Inc.                                               800               37
American General Corp.                                    600               37
Lincoln National Corp.                                    880               32
Dow Jones & Co., Inc.                                     400               29
Fleet Boston Financial Corp.                              829               28
PNC Bank Corp.                                            600               28
Capital One Financial Corp.                               600               27
Progressive Corp.                                         300               22
Young & Rubicam, Inc.                                     300               17
Federal Home Loan Mortgage Corp.                          310               13
Morgan, J.P. & Co., Inc.                                  100               11
Sabre Holdings Corp. (b)                                  361               10
MBIA, Inc.                                                200               10
Franklin Resources, Inc.                                  200                6
                                                                    ----------
                                                                         7,733
HEALTH CARE 11.7%
Pfizer, Inc.                                           24,613            1,181
Merck & Co., Inc.                                      10,400              797
Amgen, Inc. (b)                                         8,983              631
Bristol-Myers Squibb Co.                                9,000              524
Eli Lilly & Co.                                         5,200              519
Johnson & Johnson                                       5,000              509
American Home Products Corp.                            5,900              347
Schering-Plough Corp.                                   6,363              321
Abbott Laboratories                                     6,600              294
Medtronic, Inc.                                         5,700              284
Pharmacia Corp.                                         4,109              212
United Healthcare Corp.                                 1,900              163
Wellpoint Health Networks, Inc. (b)                     2,000              145
Becton Dickinson & Co.                                  4,600              132

CIGNA Corp.                                             1,300       $      122
Baxter International, Inc.                              1,700              120
Guidant Corp.                                           1,700               84
Biomet, Inc.                                            2,000               76
Boston Scientific Corp. (b)                             3,000               65
Aetna, Inc.                                               600               39
International Flavors & Fragrances                      1,112               34
St. Jude Medical, Inc.                                    600               28
Edwards Lifesciences Corp. (b)                            340                7
                                                                    ----------
                                                                         6,634
MATERIALS & PROCESSING 1.8%
Rohm & Haas Co.                                         6,900              238
Alcoa, Inc.                                             5,400              157
E.I. Du Pont de Nemours, Inc.                           2,868              125
International Paper Co.                                 3,300               98
Freeport-McMoran Copper & Gold, Inc. (b)                8,900               82
Sealed Air Corp. (b)                                    1,500               79
Barrick Gold Corp.                                      2,500               45
Engelhard Corp.                                         2,600               44
W.R. Grace & Co. (b)                                    2,912               35
Air Products & Chemicals                                1,000               31
Praxair, Inc.                                             700               26
Fort James Corp.                                          900               21
Sherwin-Williams Co.                                      700               15
Nucor Corp.                                               400               13
FMC Corp. (b)                                             100                6
Ball Corp.                                                100                3
                                                                    ----------
                                                                         1,018
TECHNOLOGY 31.8%
Intel Corp.                                            18,365            2,455
Cisco Systems, Inc. (b)                                31,400            1,996
Microsoft Corp. (b)                                    24,400            1,952
Oracle Corp. (b)                                       15,870            1,334
Lucent Technologies, Inc.                              15,400              912
International Business Machines Corp.                   8,158              894
Sun Microsystems, Inc. (b)                              8,800              800
EMC Corp. (b)                                          10,400              800
Dell Computer Corp. (b)                                15,900              784
Nortel Networks Corp.                                  10,200              696
Hewlett Packard Co.                                     5,200              649
Texas Instruments, Inc. (b)                             8,000              550
Applied Materials, Inc. (b)                             5,932              538
America Online, Inc. (b)                                9,000              475
Motorola, Inc.                                         10,200              296
Network Appliance, Inc. (b)                             3,400              274
Yahoo, Inc. (b)                                         2,200              273
Tellabs, Inc. (b)                                       3,700              253
Qualcomm, Inc. (b)                                      3,200              192
Computer Sciences Corp. (b)                             2,000              149
Agilent Technologies, Inc. (b)                          1,983              146
3Com Corp. (b)                                          2,500              144
Danaher Corp.                                           2,800              138
Corning, Inc.                                             500              135
Solectron Corp. (b)                                     3,200              134
Sprint Corp. (PCS Group) (b)                            2,168              129
Gateway, Inc. (b)                                       2,200              125
Computer Associates International, Inc.                 2,000              102
Micron Technology, Inc. (b)                             1,040               92
Electronic Data Systems Corp.                           2,000               83
Compaq Computer Corp.                                   3,220               82
Veritas Software Corp. (b)                                600               68
BMC Software, Inc. (b)                                  1,500               54
Global Crossing Ltd. (b)                                1,900               50
PerkinElmer, Inc.                                         600               40
Adobe Systems, Inc.                                       280               36
Lexmark International Group, Inc. `A' (b)                 500               34
Siebel Systems, Inc. (b)                                  200               33
American Power Conversion Corp. (b)                       700               29
Comverse Technology, Inc. (b)                             300               28
IMS Health, Inc. (b)                                      800               14
Energizer Holdings, Inc. (b)                              466                9
Xilinx, Inc. (b)                                          100                8
Analog Devices, Inc. (b)                                  100                8
Teradyne, Inc. (b)                                        100                7
Maxim Integrated Products, Inc. (b)                       100                7
PE Corp.-PE Biosystems Group                              100                7
Parametric Technology Corp. (b)                           594                7

                                                       SEE ACCOMPANYING NOTES 45

TAX-EFFICIENT EQUITY FUND
June 30, 2000

                                                                     Value
                                                      Shares         (000s)
------------------------------------------------------------------------------
Xerox Corp.                                               290       $        6
Compuware Corp. (b)                                       411                4
Citrix Systems, Inc. (b)                                  100                2
Unisys Corp. (b)                                          100                1
                                                                    ----------
                                                                        18,034
TRANSPORTATION 1.0%
Kansas City Southern Industries, Inc.                   3,100              275
Ryder System, Inc.                                      8,100              153
Delta Air Lines, Inc.                                   1,500               76
FDX Corp. (b)                                           1,200               46
Southwest Airlines Co.                                  1,600               30
                                                                    ----------
                                                                           580
UTILITIES 1.5%
Coastal Corp.                                           4,700              286
Northern States Power-Mn                               10,200              206
Columbia Gas Systems, Inc.                              1,800              118
Duke Energy Corp.                                       1,000               56
FirstEnergy Corp. (b)                                   2,116               49
PG&E Corp.                                              1,700               42
Texas Utilities Co.                                     1,300               38
DTE Energy Co.                                          1,100               34
Constellation Energy Group, Inc.                          400               13
                                                                    ----------
                                                                           842
                                                                    ----------
Total Common Stocks                                                     56,627
(Cost $46,063)                                                      ==========


------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 0.4%
------------------------------------------------------------------------------

                                                   Principal
                                                     Amount
                                                     (000s)
REPURCHASE AGREEMENT 0.4%
State Street Bank
    5.850% due 07/03/2000                          $      217             217
    (Dated 06/30/2000. Collateralized by
    Federal National Mortgage Association
    6.000% due 11/15/2001 valued at $224.
    Repurchase proceeds are $217.)
                                                                    ----------
Total Short-Term Instruments                                               217
(Cost $217)                                                         ==========

TOTAL INVESTMENTS (a) 100.1%                                        $   56,844
(Cost $46,280)

OTHER ASSETS AND LIABILITIES (NET) (0.1%)                                  (37)
                                                                    ----------
NET ASSETS 100.0%                                                   $   56,807
                                                                    ==========

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $46,808 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                      $   12,663

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax cost
over value.                                                             (2,627)
                                                                    ----------

Unrealized appreciation-net                                         $   10,036
                                                                    ==========

(b) Non-income producing security.

46 SEE ACCOMPANYING NOTES

SCHEDULE OF INVESTMENTS
VALUE FUND
June 30, 2000



                                                                      Value
                                                   Shares            (000s)
------------------------------------------------------------------------------
COMMON STOCKS 94.0%
------------------------------------------------------------------------------

AEROSPACE 8.5%
Raytheon Co. `B'                                      305,500       $    5,881
Boeing Co.                                            116,000            4,850
Northrop Grumman Corp.                                 50,000            3,313
                                                                    ----------
                                                                        14,044
CAPITAL GOODS 4.9%
Deere & Co.                                           220,500            8,159
                                                                    ----------
COMMUNICATIONS 8.0%
MCI WorldCom, Inc. (b)                                129,300            5,931
GTE Corp.                                              70,000            4,358
AT&T Corp.                                             95,000            3,003
                                                                    ----------
                                                                        13,292
CONSUMER DISCRETIONARY 3.1%
Eastman Kodak Co.                                      70,000            4,165
Tupperware Corp.                                       41,000              902
                                                                    ----------
                                                                         5,067
CONSUMER SERVICES 1.5%
Waste Management, Inc.                                113,800            2,162
Central Newspapers, Inc. `A'                            6,000              380
                                                                    ----------
                                                                         2,542
CONSUMER STAPLES 10.9%
Philip Morris Cos., Inc.                              141,600            3,761
Kroger Co. (b)                                        146,100            3,223
Pepsi Bottling Group, Inc.                            100,000            2,919
SUPERVALU, Inc.                                       145,000            2,764
Sara Lee Corp.                                        120,200            2,321
Archer-Daniels-Midland Co.                            195,000            1,913
ConAgra, Inc.                                          61,900            1,180
                                                                    ----------
                                                                        18,081
ENERGY 9.9%
Petroleo Brasileiro SA                                170,000            5,136
R & B Falcon Corp. (b)                                252,000            5,938
Diamond Offshore Drilling, Inc.                       140,000            4,918
Ultramar Diamond Shamrock Corp.                        20,000              496
                                                                    ----------
                                                                        16,488
FINANCIAL & BUSINESS SERVICES 29.1%
Washington Mutual, Inc.                               309,600            8,940
Ace Ltd.                                              298,400            8,355
XL Capital Ltd.                                       130,500            7,063
Federal Home Loan Mortgage Corp.                      138,800            5,621
Aon Corp.                                             170,000            5,281
Loews Corp.                                            85,000            5,100
UnumProvident Corp.                                   171,300            3,437
Allstate Corp.                                        120,000            2,670
AmSouth Bancorp.                                       63,600            1,002
St. Paul Cos., Inc.                                    25,000              853
                                                                    ----------
                                                                        48,322
HEALTH CARE 6.6%
Tenet Healthcare Corp. (b)                            265,000            7,155
Aetna, Inc.                                            60,000            3,851
                                                                    ----------
                                                                        11,006
MATERIALS & PROCESSING 0.5%
International Paper Co.                                28,000              835
                                                                    ----------
TECHNOLOGY 2.9%
Xerox Corp.                                           130,000            2,698
Compaq Computer Corp.                                  82,400            2,106
                                                                    ----------
                                                                         4,804
TRANSPORTATION 2.0%
CSX Corp.                                             160,000            3,390
                                                                    ----------
UTILITIES 6.1%
PG&E Corp.                                            195,000            4,802
Public Service Enterprise Group, Inc.                 100,000            3,463
DTE Energy Co.                                         60,000            1,834
                                                                    ----------
                                                                        10,099
                                                                    ----------
Total Common Stocks                                                    156,129
(Cost $157,108)                                                     ==========


------------------------------------------------------------------------------
SHORT-TERM INSTRUMENTS 3.8%
------------------------------------------------------------------------------
                                                  Principal
                                                     Amount          Value
                                                     (000s)          (000s)

REPURCHASE AGREEMENT 3.8%
State Street Bank
    5.850% due 07/03/2000                         $     6,355       $    6,355
    (Dated 06/30/2000. Collateralized by
    Federal National Mortgage Association
    6.100% due 09/14/2001 valued at $6,484.
    Repurchase proceeds are $6,358.)
                                                                    ----------
Total Short-Term Instruments                                             6,355
(Cost $6,355)                                                       ==========

TOTAL INVESTMENTS (a) 97.8%                                         $  162,484
(Cost $163,463)

OTHER ASSETS AND LIABILITIES (NET) 2.2%                                  3,689
                                                                    ----------
NET ASSETS 100.0%                                                   $  166,173
                                                                    ==========

NOTES TO SCHEDULE OF INVESTMENTS (AMOUNTS IN THOUSANDS):

(a) At June 30, 2000, the net unrealized appreciation
(depreciation) of investments based on cost for federal income tax purposes of $163,839 was as follows:

Aggregate gross unrealized appreciation for all
investments in which there was an excess of value
over tax cost.                                                      $    7,458

Aggregate gross unrealized depreciation for all
investments in which there was an excess of tax cost
over value.                                                             (8,813)
                                                                    ----------

Unrealized depreciation-net                                         $   (1,355)
                                                                    ==========


(b) Non-income producing security.


                                                       SEE ACCOMPANYING NOTES 47

FINANCIAL HIGHLIGHTS - A, B AND C CLASSES

                                                       NET ASSET                    NET REALIZED /
                                                       VALUE                        UNREALIZED GAIN   TOTAL INCOME FROM
                                                       BEGINNING   NET INVESTMENT   (LOSS) ON         INVESTMENT
                                                       OF PERIOD   INCOME (LOSS)    INVESTMENTS       OPERATIONS
                                                       ---------   --------------   ---------------   -----------------
SELECTED PER SHARE DATA FOR THE YEAR OR PERIOD ENDED:

CAPITAL APPRECIATION FUND
 Class A
  06/30/2000                                           $  26.65    $   (0.03)(a)     $    5.34 (a)        $    5.31
-----------------------------------------------------  --------    ------------      ------------         ---------
  06/30/1999                                              26.01         0.06 (a)          2.33 (a)             2.39
-----------------------------------------------------  --------    ------------      ------------         ---------
  06/30/1998                                              21.16         0.07 (a)          6.55 (a)             6.62
-----------------------------------------------------  --------    ------------      ------------         ---------
  01/20/1997-06/30/1997                                   19.31         0.09              1.76                 1.85
-----------------------------------------------------  --------    ------------      ------------         ---------
 Class B
  06/30/2000                                              26.29        (0.22)(a)          5.23 (a)             5.01
-----------------------------------------------------  --------    ------------      ------------         ---------
  06/30/1999                                              25.75        (0.13)(a)          2.32 (a)             2.19
-----------------------------------------------------  --------    ------------      ------------         ---------
  06/30/1998                                              21.10        (0.11)(a)          6.51 (a)             6.40
-----------------------------------------------------  --------    ------------      ------------         ---------
  01/20/1997-06/30/1997                                   19.31         0.01              1.78                 1.79
-----------------------------------------------------  --------    ------------      ------------         ---------
 Class C
  06/30/2000                                              26.31        (0.22)(a)          5.25 (a)             5.03
-----------------------------------------------------  --------    ------------      ------------         ---------
  06/30/1999                                              25.78        (0.13)(a)          2.31 (a)             2.18
-----------------------------------------------------  --------    ------------      ------------         ---------
  06/30/1998                                              21.10        (0.12)(a)          6.53 (a)             6.41
-----------------------------------------------------  --------    ------------      ------------         ---------
  01/20/1997-06/30/1997                                   19.31         0.02              1.77                 1.79
-----------------------------------------------------  --------    ------------      ------------         ---------

EQUITY INCOME FUND
 Class A
  06/30/2000                                           $  15.58    $    0.33 (a)     $   (2.42)(a)        $   (2.09)
-----------------------------------------------------  --------    ------------      ------------         ---------
  06/30/1999                                              16.04         0.39 (a)          1.29 (a)             1.68
-----------------------------------------------------  --------    ------------      ------------         ---------
  06/30/1998                                              15.39         0.39 (a)          2.73 (a)             3.12
-----------------------------------------------------  --------    ------------      ------------         ---------
  01/20/1997-06/30/1997                                   13.94         0.15              1.48                 1.63
-----------------------------------------------------  --------    ------------      ------------         ---------
 Class B
  06/30/1999                                              15.50         0.24 (a)         (2.40)(a)            (2.16)
-----------------------------------------------------  --------    ------------      ------------         ---------
  06/30/1999                                              15.99         0.28 (a)          1.27 (a)             1.55
-----------------------------------------------------  --------    ------------      ------------         ---------
  06/30/1998                                              15.37         0.26 (a)          2.73 (a)             2.99
-----------------------------------------------------  --------    ------------      ------------         ---------
  01/20/1997-06/30/1997                                   13.94         0.11              1.48                 1.59
-----------------------------------------------------  --------    ------------      ------------         ---------
 Class C
  06/30/2000                                              15.52         0.24 (a)         (2.40)(a)            (2.16)
-----------------------------------------------------  --------    ------------      ------------         ---------
  06/30/1999                                              16.01         0.27 (a)          1.27 (a)             1.54
-----------------------------------------------------  --------    ------------      ------------         ---------
  06/30/1998                                              15.37         0.26 (a)          2.74 (a)             3.00
-----------------------------------------------------  --------    ------------      ------------         ---------
  01/20/1997-06/30/1997                                   13.94         0.11              1.48                 1.59
-----------------------------------------------------  --------    ------------      ------------         ---------

GLOBAL INNOVATION FUND
 Class A
  12/31/1999 - 06/30/2000                              $  10.00    $   (0.03)(a)     $    8.96 (a)        $    8.93
-----------------------------------------------------  --------    ------------      ------------         ---------
 Class B
  03/31/2000 - 06/30/2000                                 20.17        (0.07)(a)         (1.19)(a)            (1.26)
-----------------------------------------------------  --------    ------------      ------------         ---------
 Class C
  03/31/2000 - 06/30/2000                                 20.17        (0.07)(a)         (1.19)(a)            (1.26)
-----------------------------------------------------  --------    ------------      ------------         ---------

GROWTH FUND
 Class A
  06/30/2000                                           $  34.12    $   (0.29)(a)     $   10.77 (a)        $   10.48
-----------------------------------------------------  --------    ------------      ------------         ---------
  06/30/1999                                              32.62        (0.14)(a)          5.56 (a)             5.42
-----------------------------------------------------  --------    ------------      ------------         ---------
  06/30/1998                                              27.03        (0.08)(a)          9.99 (a)             9.91
-----------------------------------------------------  --------    ------------      ------------         ---------
  10/01/1996-06/30/1997                                   26.58         0.69              3.27                 3.96
-----------------------------------------------------  --------    ------------      ------------         ---------
  09/30/1996                                              25.73         0.06              3.72                 3.78
-----------------------------------------------------  --------    ------------      ------------         ---------
 Class B
  06/30/2000                                              31.15        (0.51)(a)          9.68 (a)             9.17
-----------------------------------------------------  --------    ------------      ------------         ---------
  06/30/1999                                              30.34        (0.35)(a)          5.08 (a)             4.73
-----------------------------------------------------  --------    ------------      ------------         ---------
  06/30/1998                                              25.59        (0.28)(a)          9.35 (a)             9.07
-----------------------------------------------------  --------    ------------      ------------         ---------
  10/01/1996-06/30/1997                                   25.46         0.35              3.29                 3.64
-----------------------------------------------------  --------    ------------      ------------         ---------
  09/30/1996                                              24.94        (0.07)             3.52                 3.45
-----------------------------------------------------  --------    ------------      ------------         ---------
 Class C
  06/30/2000                                              31.15        (0.51)(a)          9.68 (a)             9.17
-----------------------------------------------------  --------    ------------      ------------         ---------
  06/30/1999                                              30.33        (0.35)(a)          5.09 (a)             4.74
-----------------------------------------------------  --------    ------------      ------------         ---------
  06/30/1998                                              25.58        (0.28)(a)          9.35 (a)             9.07
-----------------------------------------------------  --------    ------------      ------------         ---------
  10/01/1996-06/30/1997                                   25.46         0.45              3.18                 3.63
-----------------------------------------------------  --------    ------------      ------------         ---------
  09/30/1996                                              24.94        (0.12)             3.57                 3.45
-----------------------------------------------------  --------    ------------      ------------         ---------

                                                       DIVIDENDS   DIVIDENDS IN
                                                       FROM NET    EXCESS OF NET
                                                       INVESTMENT  INVESTMENT
                                                       INCOME      INCOME
                                                       ----------  -------------
SELECTED PER SHARE DATA FOR THE YEAR OR PERIOD ENDED:

CAPITAL APPRECIATION FUND
 Class A
  06/30/2000                                            $  (0.01)   $   (0.01)
----------------------------------------------------    --------    ---------
  06/30/1999                                               (0.10)        0.00
----------------------------------------------------    --------    ---------
  06/30/1998                                               (0.09)        0.00
----------------------------------------------------    --------    ---------
  01/20/1997-06/30/1997                                     0.00         0.00
----------------------------------------------------    --------    ---------
 Class B
  06/30/2000                                                0.00         0.00
----------------------------------------------------    --------    ---------
  06/30/1999                                                0.00         0.00
----------------------------------------------------    --------    ---------
  06/30/1998                                               (0.07)        0.00
----------------------------------------------------    --------    ---------
  01/20/1997-06/30/1997                                     0.00         0.00
----------------------------------------------------    --------    ---------
 Class C
  06/30/2000                                                0.00         0.00
----------------------------------------------------    --------    ---------
  06/30/1999                                                0.00         0.00
----------------------------------------------------    --------    ---------
  06/30/1998                                               (0.05)        0.00
----------------------------------------------------    --------    ---------
  01/20/1997-06/30/1997                                     0.00         0.00
----------------------------------------------------    --------    ---------

EQUITY INCOME FUND
 Class A
  06/30/2000                                            $  (0.36)   $    0.00
----------------------------------------------------    --------    ---------
  06/30/1999                                               (0.38)        0.00
----------------------------------------------------    --------    ---------
  06/30/1998                                               (0.38)        0.00
----------------------------------------------------    --------    ---------
  01/20/1997-06/30/1997                                    (0.18)        0.00
----------------------------------------------------    --------    ---------
 Class B
  06/30/2000                                               (0.27)        0.00
----------------------------------------------------    --------    ---------
  06/30/1999                                               (0.28)        0.00
----------------------------------------------------    --------    ---------
  06/30/1998                                               (0.28)        0.00
----------------------------------------------------    --------    ---------
  01/20/1997-06/30/1997                                    (0.16)        0.00
----------------------------------------------------    --------    ---------
 Class C
  06/30/2000                                               (0.27)        0.00
----------------------------------------------------    --------    ---------
  06/30/1999                                               (0.27)        0.00
----------------------------------------------------    --------    ---------
  06/30/1998                                               (0.27)        0.00
----------------------------------------------------    --------    ---------
  01/20/1997-06/30/1997                                    (0.16)        0.00
----------------------------------------------------    --------    ---------

GLOBAL INNOVATION FUND
 Class A
  12/31/1999 - 06/30/2000                               $   0.00    $    0.00
----------------------------------------------------    --------    ---------
 Class B
  03/31/2000 - 06/30/2000                                   0.00         0.00
----------------------------------------------------    --------    ---------
 Class C
  03/31/2000 - 06/30/2000                                   0.00         0.00
----------------------------------------------------    --------    ---------

GROWTH FUND
 Class A
----------------------------------------------------    --------    ---------
  06/30/2000                                            $   0.00    $    0.00
----------------------------------------------------    --------    ---------
  06/30/1999                                                0.00         0.00
----------------------------------------------------    --------    ---------
  06/30/1998                                                0.00         0.00
----------------------------------------------------    --------    ---------
  10/01/1996-06/30/1997                                     0.00         0.00
----------------------------------------------------    --------    ---------
  09/30/1996                                                0.00         0.00
----------------------------------------------------    --------    ---------
 Class B
  06/30/2000                                                0.00         0.00
----------------------------------------------------    --------    ---------
  06/30/1999                                                0.00         0.00
----------------------------------------------------    --------    ---------
  06/30/1998                                                0.00         0.00
----------------------------------------------------    --------    ---------
  10/01/1996-06/30/1997                                     0.00         0.00
----------------------------------------------------    --------    ---------
  09/30/1996                                                0.00         0.00
----------------------------------------------------    --------    ---------
 Class C
  06/30/2000                                                0.00         0.00
----------------------------------------------------    --------    ---------
  06/30/1999                                                0.00         0.00
----------------------------------------------------    --------    ---------
  06/30/1998                                                0.00         0.00
----------------------------------------------------    --------    ---------
  10/01/1996-06/30/1997                                     0.00         0.00
----------------------------------------------------    --------    ---------
  09/30/1996                                                0.00         0.00
----------------------------------------------------    --------    ---------


*Annualized

(a) Per share amounts based on average number of shares outstanding during the period.
(b) If the investment manager had not reimbursed expenses, the ratio of operating expenses to average net assets would have been 1.67% for the period ended June 30, 2000.
(c) If the investment manager had not reimbursed expenses, the ratio of operating expenses to average net assets would have been 2.70% for the period ended June 30, 2000.

48 SEE ACCOMPANYING NOTES

                                                                           DISTRIBUTIONS
                                                       DISTRIBUTIONS       IN EXCESS OF
                                                       FROM                OF NET                           NET ASSET
                                                       NET REALIZED        REALIZED                         VALUE
                                                       CAPITAL             CAPITAL         TOTAL            END OF
                                                       GAINS               GAINS           DISTRIBUTIONS    PERIOD
                                                       -----------------   -------------   -------------    ---------
SELECTED PER SHARE DATA FOR THE YEAR OR PERIOD ENDED:
CAPITAL APPRECIATION FUND
 Class A
  06/30/2000                                                  $ (5.00)        $  0.00         $ (5.02)      $   26.94
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  06/30/1999                                                    (1.65)           0.00           (1.75)          26.65
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  06/30/1998                                                    (1.68)           0.00           (1.77)          26.01
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  01/20/1997-06/30/1997                                          0.00            0.00            0.00           21.16
-----------------------------------------------------  -----------------   -------------   -------------    ---------
 Class B
  06/30/2000                                                    (5.00)           0.00           (5.00)          26.30
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  06/30/1999                                                    (1.65)           0.00           (1.65)          26.29
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  06/30/1998                                                    (1.68)           0.00           (1.75)          25.75
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  01/20/1997-06/30/1997                                          0.00            0.00            0.00           21.10
-----------------------------------------------------  -----------------   -------------   -------------    ---------
 Class C
  06/30/2000                                                    (5.00)           0.00           (5.00)          26.34
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  06/30/1999                                                    (1.65)           0.00           (1.65)          26.31
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  06/30/1998                                                    (1.68)           0.00           (1.73)          25.78
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  01/20/1997-06/30/1997                                          0.00            0.00            0.00           21.10
-----------------------------------------------------  -----------------   -------------   -------------    ---------

EQUITY INCOME FUND
 Class A
  06/30/2000                                                  $ (0.48)        $ (2.16)        $ (3.00)      $   10.49
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  06/30/1999                                                    (1.76)           0.00           (2.14)          15.58
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  06/30/1998                                                    (2.09)           0.00           (2.47)          16.04
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  01/20/1997-06/30/1997                                          0.00            0.00           (0.18)          15.39
-----------------------------------------------------  -----------------   -------------   -------------    ---------
 Class B
  06/30/2000                                                    (0.48)          (2.16)          (2.91)          10.43
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  06/30/1999                                                    (1.76)           0.00           (2.04)          15.50
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  06/30/1998                                                    (2.09)           0.00           (2.37)          15.99
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  01/20/1997-06/30/1997                                          0.00            0.00           (0.16)          15.37
-----------------------------------------------------  -----------------   -------------   -------------    ---------
 Class C
  06/30/2000                                                    (0.48)          (2.16)          (2.91)          10.45
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  06/30/1999                                                    (1.76)           0.00           (2.03)          15.52
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  06/30/1998                                                    (2.09)           0.00           (2.36)          16.01
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  01/20/1997-06/30/1997                                          0.00            0.00           (0.16)          15.37
-----------------------------------------------------  -----------------   -------------   -------------    ---------

GLOBAL INNOVATION FUND
 Class A
  12/31/1999 - 06/30/2000                                     $  0.00         $  0.00         $  0.00       $   18.93
-----------------------------------------------------  -----------------   -------------   -------------    ---------
 Class B
  03/31/2000 - 06/30/2000                                        0.00            0.00            0.00           18.91
-----------------------------------------------------  -----------------   -------------   -------------    ---------
 Class C
  03/31/2000 - 06/30/2000                                        0.00            0.00            0.00           18.91
-----------------------------------------------------  -----------------   -------------   -------------    ---------

GROWTH FUND
 Class A
  06/30/2000                                                  $ (5.66)        $  0.00         $ (5.66)      $   38.94
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  06/30/1999                                                    (3.92)           0.00           (3.92)          34.12
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  06/30/1998                                                    (4.32)           0.00           (4.32)          32.62
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  10/01/1996-06/30/1997                                         (3.51)           0.00           (3.51)          27.03
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  09/30/1996                                                    (2.93)           0.00           (2.93)          26.58
-----------------------------------------------------  -----------------   -------------   -------------    ---------
 Class B
  06/30/2000                                                    (5.66)           0.00           (5.66)          34.66
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  06/30/1999                                                    (3.92)           0.00           (3.92)          31.15
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  06/30/1998                                                    (4.32)           0.00           (4.32)          30.34
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  10/01/1996-06/30/1997                                         (3.51)           0.00           (3.51)          25.59
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  09/30/1996                                                    (2.93)           0.00           (2.93)          25.46
-----------------------------------------------------  -----------------   -------------   -------------    ---------
 Class C
  06/30/2000                                                    (5.66)           0.00           (5.66)          34.66
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  06/30/1999                                                    (3.92)           0.00           (3.92)          31.15
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  06/30/1998                                                    (4.32)           0.00           (4.32)          30.33
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  10/01/1996-06/30/1997                                         (3.51)           0.00           (3.51)          25.58
-----------------------------------------------------  -----------------   -------------   -------------    ---------
  09/30/1996                                                    (2.93)           0.00           (2.93)          25.46
-----------------------------------------------------  -----------------   -------------   -------------    ---------


                                                                                  RATIO OF     RATIO OF NET
                                                                     NET ASSETS   EXPENSES     INVESTMENT
                                                                     END OF       TO AVERAGE   INCOME (LOSS)   PORTFOLIO
                                                          TOTAL      PERIOD       NET          TO AVERAGE      TURNOVER
                                                          RETURN     (000S)       ASSETS       NET ASSETS      RATE
                                                          --------   ----------   ----------   -------------   ---------
SELECTED PER SHARE DATA FOR THE YEAR OR PERIOD ENDED:
CAPITAL APPRECIATION FUND
 Class A
  06/30/2000                                               22.73%    $  91,927       1.11%         (0.10)%       119%
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  06/30/1999                                               10.14        91,296       1.10           0.24         120
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  06/30/1998                                               32.39        72,803       1.10           0.27          75
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  01/20/1997-06/30/1997                                     9.58         6,534       1.11*          0.59*         87
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
 Class B
  06/30/2000                                               21.79        66,044       1.86          (0.86)        119
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  06/30/1999                                                9.39        55,094       1.85          (0.52)        120
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  06/30/1998                                               31.39        40,901       1.85          (0.47)         75
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  01/20/1997-06/30/1997                                     9.27         3,022       1.85*         (0.26)*        87
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
 Class C
  06/30/2000                                               21.85        82,864       1.86          (0.86)        119
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  06/30/1999                                                9.34        81,097       1.85          (0.52)        120
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  06/30/1998                                               31.40        71,481       1.85          (0.49)         75
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  01/20/1997-06/30/1997                                     9.27        13,093       1.86*         (0.23)*        87
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------

EQUITY INCOME FUND
 Class A
  06/30/2000                                              (13.17)%   $  11,434       1.12%          2.77%        114%
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  06/30/1999                                               12.26        17,342       1.10           2.64          76
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  06/30/1998                                               21.35        12,954       1.11           2.39          45
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  01/20/1997-06/30/1997                                    11.77         1,756       1.13*          2.85*         45
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
 Class B
  06/30/2000                                              (13.79)       12,903       1.87           2.01         114
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  06/30/1999                                               11.35        21,732       1.85           1.89          76
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  06/30/1998                                               20.47        15,178       1.85           1.63          45
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  01/20/1997-06/30/1997                                    11.45         2,561       1.87*          2.11*         45
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
 Class C
  06/30/2000                                              (13.78)       13,929       1.87           1.99         114
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  06/30/1999                                               11.28        26,016       1.85           1.86          76
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  06/30/1998                                               20.51        23,122       1.85           1.60          45
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  01/20/1997-06/30/1997                                    11.42         6,624       1.87*          2.15*         45
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------

GLOBAL INNOVATION FUND
 Class A
  12/31/1999 - 06/30/2000                                  89.30%    $  31,998       1.61%(b)*     (0.58)%*      131%
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
 Class B
  03/31/2000 - 06/30/2000                                  (6.25)       25,375       2.60(c)*      (1.70)*       131
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
 Class C
  03/31/2000 - 06/30/2000                                  (6.25)       46,826       2.60(c)*      (1.70)*       131
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------

GROWTH FUND
 Class A
  06/30/2000                                               32.49%    $ 255,744       1.16%         (0.78)%        72%
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  06/30/1999                                               18.65       227,638       1.16          (0.44)        131
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  06/30/1998                                               41.03       180,119       1.16          (0.27)        123
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  10/01/1996-06/30/1997                                    15.93       147,276       1.11*          0.13*         94
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  09/30/1996                                               16.11       151,103       1.11           0.24         104
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
 Class B
  06/30/2000                                               31.31       213,627       1.91          (1.53)         72
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  06/30/1999                                               17.72       133,850       1.90          (1.19)        131
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  06/30/1998                                               39.97        80,719       1.91          (1.02)        123
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  10/01/1996-06/30/1997                                    15.32        55,626       1.86*         (0.62)*        94
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  09/30/1996                                               15.22        37,256       1.86          (0.51)        104
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
 Class C
  06/30/2000                                               31.31     2,416,067       1.91          (1.53)         72
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  06/30/1999                                               17.76     2,064,450       1.90          (1.18)        131
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  06/30/1998                                               39.99     1,853,002       1.91          (1.02)        123
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  10/01/1996-06/30/1997                                    15.27     1,514,432       1.86*         (0.61)*        94
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------
  09/30/1996                                               15.22     1,450,216       1.86          (0.51)        104
-----------------------------------------------------     --------   ----------   ----------   -------------   ---------

                          SEE ACCCOMPANYING NOTES 49

                                                       NET ASSET                    NET REALIZED /
                                                       VALUE                        UNREALIZED GAIN   TOTAL INCOME FROM
                                                       BEGINNING   NET INVESTMENT   (LOSS) ON         INVESTMENT
                                                       OF PERIOD   INCOME (LOSS)    INVESTMENTS       OPERATIONS
                                                       ---------   --------------   ---------------   -----------------
SELECTED PER SHARE DATA FOR THE YEAR OR PERIOD ENDED:
INNOVATION FUND
 Class A
  06/30/2000                                           $  37.46    $   (0.58)(a)     $   41.80 (a)        $   41.22
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  06/30/1999                                              24.28        (0.28)(a)         14.72 (a)            14.44
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  06/30/1998                                              17.43        (0.19)(a)          8.21 (a)             8.02
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  10/01/1996-06/30/1997                                   17.26         0.07              0.36                 0.43
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  09/30/1996                                              14.74        (0.07)             2.94                 2.87
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
 Class B
  06/30/2000                                              36.09        (1.01)(a)         40.37 (a)            39.36
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  06/30/1999                                              23.60        (0.49)(a)         14.24 (a)            13.75
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  06/30/1998                                              17.10        (0.33)(a)          8.00 (a)             7.67
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  10/01/1996-06/30/1997                                   17.04        (0.03)             0.35                 0.32
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  09/30/1996                                              14.66        (0.11)             2.84                 2.73
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
 Class C
  06/30/2000                                              36.08        (1.00)(a)         40.35 (a)            39.35
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  06/30/1999                                              23.59        (0.48)(a)         14.23 (a)            13.75
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  06/30/1998                                              17.09        (0.33)(a)          8.00 (a)             7.67
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  10/01/1996-06/30/1997                                   17.04        (0.02)             0.33                 0.31
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  09/30/1996                                              14.65        (0.15)             2.89                 2.74
-----------------------------------------------------  ---------   --------------   ---------------   -----------------

INTERNATIONAL FUND
 Class A
  06/30/2000                                           $  12.45    $    0.03 (a)     $    1.46 (a)        $    1.49
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  06/30/1999                                              14.33         0.01 (a)         (0.74)(a)            (0.73)
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  06/30/1998                                              14.26         0.06 (a)          1.13 (a)             1.19
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  10/01/1996-06/30/1997                                   13.03         0.29              1.33                 1.62
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  09/30/1996                                              12.19         0.07              0.77                 0.84
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
 Class B
  06/30/2000                                              11.51        (0.06)(a)          1.25 (a)             1.19
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  06/30/1999                                              13.46        (0.08)(a)         (0.72)(a)            (0.80)
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  06/30/1998                                              13.56        (0.05)(a)          1.07 (a)             1.02
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  10/01/1996-06/30/1997                                   12.48         0.16              1.31                 1.47
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  09/30/1996                                              11.75         0.00 (a)          0.73 (a)             0.73
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
 Class C
  06/30/2000                                              11.50        (0.09)(a)          1.27 (a)             1.18
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  06/30/1999                                              13.45        (0.09)(a)         (0.71)(a)            (0.80)
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  06/30/1998                                              13.55        (0.06)(a)          1.08 (a)             1.02
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  10/01/1996-06/30/1997                                   12.47         0.18              1.29                 1.47
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  09/30/1996                                              11.75        (0.05)             0.77                 0.72
-----------------------------------------------------  ---------   --------------   ---------------   -----------------

MID-CAP FUND
 Class A
  06/30/2000                                           $  22.82    $   (0.01)(a)     $    7.82 (a)        $    7.81
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  06/30/1999                                              24.00         0.03 (a)         (0.13)(a)            (0.10)
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  06/30/1998                                              20.24         0.02 (a)          5.11 (a)             5.13
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  01/13/1997-06/30/1997                                   18.14        (0.04)             2.14                 2.10
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
 Class B
  06/30/2000                                              22.43        (0.20)(a)          7.66 (a)             7.46
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  06/30/1999                                              23.77        (0.13)(a)         (0.14)(a)            (0.27)
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  06/30/1998                                              20.17        (0.16)(a)          5.09 (a)             4.93
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  01/13/1997-06/30/1997                                   18.14        (0.11)             2.14                 2.03
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
 Class C
  06/30/2000                                              22.44        (0.20)(a)          7.66 (a)             7.46
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  06/30/1999                                              23.77        (0.13)(a)         (0.13)(a)            (0.26)
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  06/30/1998                                              20.18        (0.16)(a)          5.08 (a)             4.92
-----------------------------------------------------  ---------   --------------   ---------------   -----------------
  01/13/1997-06/30/1997                                   18.14        (0.10)             2.14                 2.04
-----------------------------------------------------  ---------   --------------   ---------------   -----------------

                                                        DIVIDENDS    DIVIDENDS IN
                                                        FROM NET     EXCESS OF NET
                                                        INVESTMENT   INVESTMENT
                                                        INCOME       INCOME
                                                        ----------   -------------
SELECTED PER SHARE DATA FOR THE YEAR OR PERIOD ENDED:
INNOVATION FUND
 Class A
  06/30/2000                                            $   0.00      $    0.00
------------------------------------------------------  ----------   -------------
  06/30/1999                                                0.00           0.00
------------------------------------------------------  ----------   -------------
  06/30/1998                                                0.00           0.00
------------------------------------------------------  ----------   -------------
  10/01/1996-06/30/1997                                     0.00           0.00
------------------------------------------------------  ----------   -------------
  09/30/1996                                                0.00           0.00
------------------------------------------------------  ----------   -------------
 Class B
  06/30/2000                                                0.00           0.00
------------------------------------------------------  ----------   -------------
  06/30/1999                                                0.00           0.00
------------------------------------------------------  ----------   -------------
  06/30/1998                                                0.00           0.00
------------------------------------------------------  ----------   -------------
  10/01/1996-06/30/1997                                     0.00           0.00
------------------------------------------------------  ----------   -------------
  09/30/1996                                                0.00           0.00
------------------------------------------------------  ----------   -------------
 Class C
  06/30/2000                                                0.00           0.00
------------------------------------------------------  ----------   -------------
  06/30/1999                                                0.00           0.00
------------------------------------------------------  ----------   -------------
  06/30/1998                                                0.00           0.00
------------------------------------------------------  ----------   -------------
  10/01/1996-06/30/1997                                     0.00           0.00
------------------------------------------------------  ----------   -------------
  09/30/1996                                                0.00           0.00
------------------------------------------------------  ----------   -------------

INTERNATIONAL FUND
 Class A
  06/30/2000                                            $   0.00      $    0.00
------------------------------------------------------  ----------   -------------
  06/30/1999                                                0.00           0.00
------------------------------------------------------  ----------   -------------
  06/30/1998                                                0.00           0.00
------------------------------------------------------  ----------   -------------
  10/01/1996-06/30/1997                                     0.00           0.00
------------------------------------------------------  ----------   -------------
  09/30/1996                                                0.00           0.00
------------------------------------------------------  ----------   -------------
 Class B
  06/30/2000                                                0.00           0.00
------------------------------------------------------  ----------   -------------
  06/30/1999                                                0.00           0.00
------------------------------------------------------  ----------   -------------
  06/30/1998                                                0.00           0.00
------------------------------------------------------  ----------   -------------
  10/01/1996-06/30/1997                                     0.00           0.00
------------------------------------------------------  ----------   -------------
  09/30/1996                                                0.00           0.00
------------------------------------------------------  ----------   -------------
 Class C
  06/30/2000                                                0.00           0.00
------------------------------------------------------  ----------   -------------
  06/30/1999                                                0.00           0.00
------------------------------------------------------  ----------   -------------
  06/30/1998                                                0.00           0.00
------------------------------------------------------  ----------   -------------
  10/01/1996-06/30/1997                                     0.00           0.00
------------------------------------------------------  ----------   -------------
  09/30/1996                                                0.00           0.00
------------------------------------------------------  ----------   -------------

MID-CAP FUND
 Class A
  06/30/2000                                            $  (0.02)     $   (0.02)
------------------------------------------------------  ----------   -------------
  06/30/1999                                               (0.01)          0.00
------------------------------------------------------  ----------   -------------
  06/30/1998                                               (0.04)          0.00
------------------------------------------------------  ----------   -------------
  01/13/1997-06/30/1997                                     0.00           0.00
------------------------------------------------------  ----------   -------------
 Class B
  06/30/2000                                                0.00           0.00
------------------------------------------------------  ----------   -------------
  06/30/1999                                                0.00           0.00
------------------------------------------------------  ----------   -------------
  06/30/1998                                                0.00           0.00
------------------------------------------------------  ----------   -------------
  01/13/1997-06/30/1997                                     0.00           0.00
------------------------------------------------------  ----------   -------------
 Class C
  06/30/2000                                                0.00           0.00
------------------------------------------------------  ----------   -------------
  06/30/1999                                                0.00           0.00
------------------------------------------------------  ----------   -------------
  06/30/1998                                                0.00           0.00
------------------------------------------------------  ----------   -------------
  01/13/1997-06/30/1997                                     0.00           0.00
------------------------------------------------------  ----------   -------------

*Annualized

(a) Per share amounts based on average number of shares outstanding during the period.
(b) Ratio of expenses to average net assets excluding interest expense is 1.46%.
(c) Ratio of expenses to average net assets excluding interest expense is 2.21%.

50 SEE ACCOMPANYING NOTES

                                                                                DISTRIBUTIONS
                                                                                IN
                                                        DISTRIBUTIONS           EXCESS OF
                                                        FROM                    NET                             NET ASSET
                                                        NET REALIZED            REALIZED                        VALUE
                                                        CAPITAL                 CAPITAL         TOTAL           END OF
                                                        GAINS                   GAINS           DISTRIBUTIONS   PERIOD
                                                        ---------------------   -------------   -------------   ---------
SELECTED PER SHARE DATA FOR THE YEAR OR PERIOD ENDED:

INNOVATION FUND
 Class A
  06/30/2000                                                   $ (6.39)            $  0.00         $ (6.39)     $   72.29
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1999                                                     (1.26)               0.00           (1.26)         37.46
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1998                                                     (0.99)              (0.18)          (1.17)         24.28
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  10/01/1996-06/30/1997                                          (0.26)               0.00           (0.26)         17.43
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  09/30/1996                                                     (0.35)               0.00           (0.35)         17.26
------------------------------------------------------  ---------------------   -------------   -------------   ---------
 Class B
  06/30/2000                                                     (6.39)               0.00           (6.39)         69.06
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1999                                                     (1.26)               0.00           (1.26)         36.09
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1998                                                     (0.99)              (0.18)          (1.17)         23.60
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  10/01/1996-06/30/1997                                          (0.26)               0.00           (0.26)         17.10
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  09/30/1996                                                     (0.35)               0.00           (0.35)         17.04
------------------------------------------------------  ---------------------   -------------   -------------   ---------
 Class C
  06/30/2000                                                     (6.39)               0.00           (6.39)         69.04
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1999                                                     (1.26)               0.00           (1.26)         36.08
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1998                                                     (0.99)              (0.18)          (1.17)         23.59
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  10/01/1996-06/30/1997                                          (0.26)               0.00           (0.26)         17.09
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  09/30/1996                                                     (0.35)               0.00           (0.35)         17.04
------------------------------------------------------  ---------------------   -------------   -------------   ---------

INTERNATIONAL FUND
 Class A
  06/30/2000                                                   $ (1.74)            $  0.00         $ (1.74)     $   12.20
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1999                                                     (1.15)               0.00           (1.15)         12.45
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1998                                                     (0.82)              (0.30)          (1.12)         14.33
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  10/01/1996-06/30/1997                                          (0.39)               0.00           (0.39)         14.26
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  09/30/1996                                                      0.00                0.00            0.00          13.03
------------------------------------------------------  ---------------------   -------------   -------------   ---------
 Class B
  06/30/2000                                                     (1.74)               0.00           (1.74)         10.96
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1999                                                     (1.15)               0.00           (1.15)         11.51
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1998                                                     (0.82)              (0.30)          (1.12)         13.46
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  10/01/1996-06/30/1997                                          (0.39)               0.00           (0.39)         13.56
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  09/30/1996                                                      0.00                0.00            0.00          12.48
------------------------------------------------------  ---------------------   -------------   -------------   ---------
 Class C
  06/30/2000                                                     (1.74)               0.00           (1.74)         10.94
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1999                                                     (1.15)               0.00           (1.15)         11.50
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1998                                                     (0.82)              (0.30)          (1.12)         13.45
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  10/01/1996-06/30/1997                                          (0.39)               0.00           (0.39)         13.55
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  09/30/1996                                                      0.00                0.00            0.00          12.47
------------------------------------------------------  ---------------------   -------------   -------------   ---------

MID-CAP FUND
 Class A
  06/30/2000                                                   $ (0.02)            $  0.00         $ (0.06)     $   30.57
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1999                                                     (1.07)               0.00           (1.08)         22.82
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1998                                                     (1.33)               0.00           (1.37)         24.00
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  01/13/1997-06/30/1997                                           0.00                0.00            0.00          20.24
------------------------------------------------------  ---------------------   -------------   -------------   ---------
 Class B
  06/30/2000                                                     (0.02)               0.00           (0.02)         29.87
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1999                                                     (1.07)               0.00           (1.07)         22.43
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1998                                                     (1.33)               0.00           (1.33)         23.77
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  01/13/1997-06/30/1997                                           0.00                0.00            0.00          20.17
------------------------------------------------------  ---------------------   -------------   -------------   ---------
 Class C
  06/30/2000                                                     (0.02)               0.00           (0.02)         29.88
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1999                                                     (1.07)               0.00           (1.07)         22.44
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1998                                                     (1.33)               0.00           (1.33)         23.77
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  01/13/1997-06/30/1997                                           0.00                0.00            0.00          20.18
------------------------------------------------------  ---------------------   -------------   -------------   ---------

                                                                                RATIO OF     RATIO OF NET
                                                                   NET ASSETS   EXPENSES     INVESTMENT
                                                                   END OF       TO AVERAGE   INCOME (LOSS)   PORTFOLIO
                                                        TOTAL      PERIOD       NET          TO AVERAGE      TURNOVER
                                                        RETURN     (000S)       ASSETS       NET ASSETS      RATE
                                                        --------   ----------   ----------   -------------   ---------
SELECTED PER SHARE DATA FOR THE YEAR OR PERIOD ENDED:
INNOVATION FUND
 Class A
  06/30/2000                                            115.04%   $1,408,455       1.30%         (0.91)%       186%
------------------------------------------------------  --------  ----------    ----------   -------------   ---------
  06/30/1999                                             61.36       313,946       1.30          (0.90)        119
------------------------------------------------------  --------  ----------    ----------   -------------   ---------
  06/30/1998                                             48.10        85,800       1.31          (0.94)        100
------------------------------------------------------  --------  ----------    ----------   -------------   ---------
  10/01/1996-06/30/1997                                   2.41        56,215       1.28*         (0.68)*        80
------------------------------------------------------  --------  ----------    ----------   -------------   ---------
  09/30/1996                                             19.86        50,067        1.31          (0.61)        123
------------------------------------------------------  --------  ----------    ----------   -------------   ---------
 Class B
  06/30/2000                                            114.17     1,680,792       2.05          (1.66)        186
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  06/30/1999                                             60.17       351,876       2.05          (1.64)        119
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  06/30/1998                                             46.95        81,130       2.06          (1.69)        100
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  10/01/1996-06/30/1997                                   1.79        51,472       2.03*         (1.43)*        80
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  09/30/1996                                             18.99        33,778       2.06          (1.36)        123
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
 Class C
  06/30/2000                                            114.17     2,275,811       2.05          (1.66)        186
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  06/30/1999                                             60.20       580,251       2.05          (1.65)        119
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  06/30/1998                                             46.97       219,258       2.06          (1.69)        100
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  10/01/1996-06/30/1997                                   1.73       162,889       2.03*         (1.43)*        80
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  09/30/1996                                             19.08       137,752       2.06          (1.36)        123
------------------------------------------------------  --------  -----------   ----------   -------------   ---------

INTERNATIONAL FUND
 Class A
  06/30/2000                                             11.85%   $   12,452       1.52%(b)       0.26%         58%
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  06/30/1999                                             (4.31)       18,865       1.55(b)        0.05          55
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  06/30/1998                                              9.95        12,510       1.48           0.41          60
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  10/01/1996-06/30/1997                                  12.82        18,287       1.51*          0.58*         59
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  09/30/1996                                              6.89        20,056       1.41           0.49         110
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
 Class B
  06/30/2000                                             10.00        10,176       2.28(c)       (0.55)         58
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  06/30/1999                                             (5.15)        9,478       2.29(c)       (0.67)         55
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  06/30/1998                                              9.17         8,956       2.22          (0.37)         60
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  10/01/1996-06/30/1997                                  12.17         8,676       2.26*          0.18*         59
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  09/30/1996                                              6.21         5,893       2.16          (0.26)        110
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
 Class C
  06/30/2000                                              9.91        92,220       2.28(c)       (0.77)         58
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  06/30/1999                                             (5.15)      101,320       2.30(c)       (0.75)         55
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  06/30/1998                                              9.18       132,986       2.22          (0.43)         60
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  10/01/1996-06/30/1997                                  12.18       168,446       2.25*         (0.25)*        59
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  09/30/1996                                              6.13       203,544       2.16          (0.26)        110
------------------------------------------------------  --------  -----------   ----------   -------------   ---------

MID-CAP FUND
 Class A
  06/30/2000                                             34.28%   $  156,949       1.11%         (0.05)%       164%
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  06/30/1999                                             (0.13)      124,680       1.10           0.15          85
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  06/30/1998                                             25.71        57,164       1.11           0.07          66
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  01/13/1997-06/30/1997                                  11.58        12,184       1.11*          0.17*         82
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
 Class B
  06/30/2000                                             33.27        88,648       1.86          (0.80)        164
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  06/30/1999                                             (0.86)       84,698       1.85          (0.62)         85
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  06/30/1998                                             24.76        84,535       1.86          (0.68)         66
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  01/13/1997-06/30/1997                                  11.19        28,259       1.85*         (0.58)*        82
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
 Class C
  06/30/2000                                             33.25       104,082       1.86          (0.80)        164
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  06/30/1999                                             (0.82)      112,507       1.85          (0.63)         85
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  06/30/1998                                             24.70       140,438       1.86          (0.68)         66
------------------------------------------------------  --------  -----------   ----------   -------------   ---------
  01/13/1997-06/30/1997                                  11.25        53,686       1.86*         (0.58)*        82
------------------------------------------------------  --------  -----------   ----------   -------------   ---------

                           SEE ACCOMPANYING NOTES 51

                                                           NET ASSET                       NET REALIZED /
                                                           VALUE                           UNREALIZED GAIN     TOTAL INCOME FROM
                                                           BEGINNING     NET INVESTMENT    (LOSS) ON           INVESTMENT
                                                           OF PERIOD     INCOME (LOSS)     INVESTMENTS         OPERATIONS
SELECTED PER SHARE DATA FOR THE YEAR OR PERIOD ENDED:      ---------     --------------    ---------------     -----------------
OPPORTUNITY FUND
 Class A
  06/30/2000                                               $  26.96      $   (0.25)(a)      $   12.75 (a)          $   12.50
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  06/30/1999                                                  31.33          (0.21)(a)           0.46 (a)               0.25
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  06/30/1998                                                  29.35          (0.27)(a)           4.19 (a)               3.92
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  10/01/1996-06/30/1997                                       37.36           0.00              (3.10)                 (3.10)
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  09/30/1996                                                  39.08          (0.11)              6.12                   6.01
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
 Class B
  06/30/2000                                                  24.20          (0.43)(a)          11.32 (a)              10.89
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  03/31/1999-06/30/1999                                       21.40          (0.09)              2.89                   2.80
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
 Class C
  06/30/2000                                                  24.19          (0.42)(a)          11.33 (a)              10.91
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  06/30/1999                                                  28.86          (0.37)(a)           0.32 (a)              (0.05)
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  06/30/1998                                                  27.38          (0.46)(a)           3.88 (a)               3.42
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  10/01/1996-06/30/1997                                       35.38          (0.04)             (3.05)                 (3.09)
-----------------------------------------------------      ---------     --------------    ---------------     -----------------

  09/30/1996                                                  37.64          (0.35)              5.82                   5.47
-----------------------------------------------------      ---------     --------------    ---------------     -----------------

RENAISSANCE FUND
 Class A
  06/30/2000                                               $  18.21      $    0.06 (a)      $    0.13 (a)          $    0.19
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  06/30/1999                                                  19.10          (0.01)(a)           1.45 (a)               1.44
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  06/30/1998                                                  17.73           0.07 (a)           4.91 (a)               4.98
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  10/01/1996-06/30/1997                                       16.08           0.12 (a)           3.90 (a)               4.02
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  09/30/1996                                                  14.14           0.23               2.79                   3.02
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
 Class B
  06/30/2000                                                  17.99          (0.07)(a)           0.13 (a)               0.06
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  06/30/1999                                                  19.06          (0.13)(a)           1.39 (a)               1.26
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  06/30/1998                                                  17.77          (0.07)(a)           4.91 (a)               4.84
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  10/01/1996-06/30/1997                                       16.12           0.03 (a)           3.92 (a)               3.95
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  09/30/1996                                                  14.13           0.09               2.83                   2.92
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
 Class C
  06/30/2000                                                  17.91          (0.07)(a)           0.13 (a)               0.06
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  06/30/1999                                                  18.96          (0.13)(a)           1.41 (a)               1.28
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  06/30/1998                                                  17.69          (0.07)(a)           4.88 (a)               4.81
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  10/01/1996-06/30/1997                                       16.05           0.03 (a)           3.90 (a)               3.93
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  09/30/1996                                                  14.09           0.12               2.78                   2.90
-----------------------------------------------------      ---------     --------------    ---------------     -----------------

SELECT GROWTH FUND
 Class A
  03/31/2000 - 06/30/2000                                  $  23.25      $    0.00 (a)      $    0.74 (a)          $    0.74
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
 Class B
  03/31/2000 - 06/30/2000                                     23.25          (0.06)(a)           0.77 (a)               0.71
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
 Class C
  03/31/2000 - 06/30/2000                                     23.25          (0.05)(a)           0.76 (a)               0.71
-----------------------------------------------------      ---------     --------------    ---------------     -----------------

SMALL-CAP VALUE FUND
 Class A
  06/30/2000                                               $  15.93      $    0.32 (a)      $   (1.81)(a)          $   (1.49)
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  06/30/1999                                                  17.58           0.26 (a)          (1.29)(a)              (1.03)
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  06/30/1998                                                  15.75           0.23 (a)           2.49 (a)               2.72
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  01/20/1997-06/30/1997                                       14.02           0.10               1.63                   1.73
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
 Class B
  06/30/2000                                                  15.79           0.21 (a)          (1.79)(a)              (1.58)
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  06/30/1999                                                  17.43           0.14 (a)          (1.27)(a)              (1.13)
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  06/30/1998                                                  15.71           0.09 (a)           2.48 (a)               2.57
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  01/20/1997-06/30/1997                                       14.02           0.08               1.61                   1.69
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
 Class C
  06/30/2000                                                  15.82           0.21 (a)          (1.79)(a)              (1.58)
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  06/30/1999                                                  17.44           0.14 (a)          (1.27)(a)              (1.13)
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  06/30/1998                                                  15.71           0.09 (a)           2.49 (a)               2.58
-----------------------------------------------------      ---------     --------------    ---------------     -----------------
  01/20/1997-06/30/1997                                       14.02           0.08               1.61                   1.69
-----------------------------------------------------      ---------     --------------    ---------------     -----------------

                                                            DIVIDENDS     DIVIDENDS IN
                                                            FROM NET      EXCESS OF NET
                                                            INVESTMENT    INVESTMENT
                                                            INCOME        INCOME
SELECTED PER SHARE DATA FOR THE YEAR OR PERIOD ENDED:       ----------    -------------
OPPORTUNITY FUND
Class A
  06/30/2000                                                $   0.00       $    0.00
------------------------------------------------------      ----------    -------------
  06/30/1999                                                    0.00            0.00
------------------------------------------------------      ----------    -------------
  06/30/1998                                                    0.00            0.00
------------------------------------------------------      ----------    -------------
  10/01/1996-06/30/1997                                         0.00            0.00
------------------------------------------------------      ----------    -------------
  09/30/1996                                                    0.00            0.00
------------------------------------------------------      ----------    -------------
Class B
  06/30/2000                                                    0.00            0.00
------------------------------------------------------      ----------    -------------
  03/31/1999-06/30/1999                                         0.00            0.00
------------------------------------------------------      ----------    -------------
Class C
  06/30/2000                                                    0.00            0.00
------------------------------------------------------      ----------    -------------
  06/30/1999                                                    0.00            0.00
------------------------------------------------------      ----------    -------------
  06/30/1998                                                    0.00            0.00
------------------------------------------------------      ----------    -------------
  10/01/1996-06/30/1997                                         0.00            0.00
------------------------------------------------------      ----------    -------------
  09/30/1996                                                    0.00            0.00
------------------------------------------------------      ----------    -------------

RENAISSANCE FUND
Class A
  06/30/2000                                                $   0.00       $    0.00
------------------------------------------------------      ----------    -------------
  06/30/1999                                                    0.00            0.00
------------------------------------------------------      ----------    -------------
  06/30/1998                                                   (0.08)           0.00
------------------------------------------------------      ----------    -------------
  10/01/1996-06/30/1997                                        (0.12)           0.00
------------------------------------------------------      ----------    -------------
  09/30/1996                                                   (0.23)          (0.07)
------------------------------------------------------      ----------    -------------
Class B
  06/30/2000                                                    0.00            0.00
------------------------------------------------------      ----------    -------------
  06/30/1999                                                    0.00            0.00
------------------------------------------------------      ----------    -------------
  06/30/1998                                                   (0.02)           0.00
------------------------------------------------------      ----------    -------------
  10/01/1996-06/30/1997                                        (0.05)           0.00
------------------------------------------------------      ----------    -------------
  09/30/1996                                                   (0.11)          (0.04)
------------------------------------------------------      ----------    -------------
Class C
  06/30/2000                                                    0.00            0.00
------------------------------------------------------      ----------    -------------
  06/30/1999                                                    0.00            0.00
------------------------------------------------------      ----------    -------------
  06/30/1998                                                   (0.01)           0.00
------------------------------------------------------      ----------    -------------
  10/01/1996-06/30/1997                                        (0.04)           0.00
------------------------------------------------------      ----------    -------------
  09/30/1996                                                   (0.13)          (0.03)
------------------------------------------------------      ----------    -------------

ELECT GROWTH FUND
Class A
  03/31/2000 - 06/30/2000                                   $   0.00       $    0.00
------------------------------------------------------      ----------    -------------
Class B
  03/31/2000 - 06/30/2000                                       0.00            0.00
------------------------------------------------------      ----------    -------------
Class C
  03/31/2000 - 06/30/2000                                       0.00            0.00
------------------------------------------------------      ----------    -------------

MALL-CAP VALUE FUND
Class A
  06/30/2000                                                $  (0.32)      $    0.00
------------------------------------------------------      ----------    -------------
  06/30/1999                                                   (0.17)           0.00
------------------------------------------------------      ----------    -------------
  06/30/1998                                                   (0.13)           0.00
------------------------------------------------------      ----------    -------------
  01/20/1997-06/30/1997                                         0.00            0.00
------------------------------------------------------      ----------    -------------
Class B
  06/30/2000                                                   (0.17)           0.00
------------------------------------------------------      ----------    -------------
  06/30/1999                                                   (0.06)           0.00
------------------------------------------------------      ----------    -------------
  06/30/1998                                                   (0.09)           0.00
------------------------------------------------------      ----------    -------------
  01/20/1997-06/30/1997                                         0.00            0.00
------------------------------------------------------      ----------    -------------
Class C
  06/30/2000                                                   (0.18)           0.00
------------------------------------------------------      ----------    -------------
  06/30/1999                                                   (0.04)           0.00
------------------------------------------------------      ----------    -------------
  06/30/1998                                                   (0.09)           0.00
------------------------------------------------------      ----------    -------------
  01/20/1997-06/30/1997                                         0.00            0.00
------------------------------------------------------      ----------    -------------

*Annualized

(a) Per share amounts based on average number of shares outstanding during the period.

52 SEE ACCOMPANYING NOTES


                                                                                DISTRIBUTIONS
                                                                                IN
                                                        DISTRIBUTIONS           EXCESS OF
                                                        FROM                    NET                             NET ASSET
                                                        NET REALIZED            REALIZED                        VALUE
                                                        CAPITAL                 CAPITAL         TOTAL           END OF
                                                        GAINS                   GAINS           DISTRIBUTIONS   PERIOD
SELECTED PER SHARE DATA FOR THE YEAR OR PERIOD ENDED:   ---------------------   -------------   -------------   ---------
OPPORTUNITY FUND
 Class A
  06/30/2000                                                   $ (7.88)            $  0.00         $ (7.88)      $  31.58
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1999                                                     (4.62)               0.00           (4.62)         26.96
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1998                                                     (1.94)               0.00           (1.94)         31.33
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  10/01/1996-06/30/1997                                          (4.91)               0.00           (4.91)         29.35
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  09/30/1996                                                     (7.73)               0.00           (7.73)         37.36
------------------------------------------------------  ---------------------   -------------   -------------   ---------
 Class B
  06/30/2000                                                     (7.88)               0.00           (7.88)         27.21
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  03/31/1999-06/30/1999                                           0.00                0.00            0.00          24.20
------------------------------------------------------  ---------------------   -------------   -------------   ---------
 Class C
  06/30/2000                                                     (7.88)               0.00           (7.88)         27.22
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1999                                                     (4.62)               0.00           (4.62)         24.19
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1998                                                     (1.94)               0.00           (1.94)         28.86
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  10/01/1996-06/30/1997                                          (4.91)               0.00           (4.91)         27.38
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  09/30/1996                                                     (7.73)               0.00           (7.73)         35.38
------------------------------------------------------  ---------------------   -------------   -------------   ---------

RENAISSANCE FUND
 Class A
  06/30/2000                                                   $ (2.59)            $ (0.86)        $ (3.45)      $  14.95
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1999                                                     (2.33)               0.00           (2.33)         18.21
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1998                                                     (3.53)               0.00           (3.61)         19.10
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  10/01/1996-06/30/1997                                          (2.25)               0.00           (2.37)         17.73
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  09/30/1996                                                     (0.78)               0.00           (1.08)         16.08
------------------------------------------------------  ---------------------   -------------   -------------   ---------
 Class B
  06/30/2000                                                     (2.59)              (0.86)          (3.45)         14.60
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1999                                                     (2.33)               0.00           (2.33)         17.99
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1998                                                     (3.53)               0.00           (3.55)         19.06
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  10/01/1996-06/30/1997                                          (2.25)               0.00           (2.30)         17.77
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  09/30/1996                                                     (0.78)               0.00           (0.93)         16.12
------------------------------------------------------  ---------------------   -------------   -------------   ---------
 Class C
  06/30/2000                                                     (2.59)              (0.86)          (3.45)         14.52
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1999                                                     (2.33)               0.00           (2.33)         17.91
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1998                                                     (3.53)               0.00           (3.54)         18.96
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  10/01/1996-06/30/1997                                          (2.25)               0.00           (2.29)         17.69
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  09/30/1996                                                     (0.78)               0.00           (0.94)         16.05
------------------------------------------------------  ---------------------   -------------   -------------   ---------

SELECT GROWTH FUND
 Class A
  03/31/2000 - 06/30/2000                                      $  0.00             $  0.00         $  0.00       $  23.99
------------------------------------------------------  ---------------------   -------------   -------------   ---------
 Class B
  03/31/2000 - 06/30/2000                                         0.00                0.00            0.00          23.96
------------------------------------------------------  ---------------------   -------------   -------------   ---------
 Class C
  03/31/2000 - 06/30/2000                                         0.00                0.00            0.00          23.96
------------------------------------------------------  ---------------------   -------------   -------------   ---------

SMALL-CAP VALUE FUND
 Class A
  06/30/2000                                                   $  0.00             $  0.00         $ (0.32)      $  14.12
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1999                                                      0.00               (0.45)          (0.62)         15.93
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1998                                                     (0.76)               0.00           (0.89)         17.58
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  01/20/1997-06/30/1997                                           0.00                0.00            0.00          15.75
------------------------------------------------------  ---------------------   -------------   -------------   ---------
 Class B
  06/30/2000                                                      0.00                0.00           (0.17)         14.04
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1999                                                      0.00               (0.45)          (0.51)         15.79
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1998                                                     (0.76)               0.00           (0.85)         17.43
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  01/20/1997-06/30/1997                                           0.00                0.00            0.00          15.71
------------------------------------------------------  ---------------------   -------------   -------------   ---------
 Class C
  06/30/2000                                                      0.00                0.00           (0.18)         14.06
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1999                                                      0.00               (0.45)          (0.49)         15.82
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  06/30/1998                                                     (0.76)               0.00           (0.85)         17.44
------------------------------------------------------  ---------------------   -------------   -------------   ---------
  01/20/1997-06/30/1997                                           0.00                0.00            0.00          15.71
------------------------------------------------------  ---------------------   -------------   -------------   ---------


                                                                                RATIO OF     RATIO OF NET
                                                                   NET ASSETS   EXPENSES     INVESTMENT
                                                                   END OF       TO AVERAGE   INCOME (LOSS)   PORTFOLIO
                                                        TOTAL      PERIOD       NET          TO AVERAGE      TURNOVER
                                                        RETURN     (000S)       ASSETS       NET ASSETS      RATE
SELECTED PER SHARE DATA FOR THE YEAR OR PERIOD ENDED:   --------   ----------   ----------   -------------   ---------

OPPORTUNITY FUND
 Class A
  06/30/2000                                             50.77%    $ 142,064       1.31%         (0.81)%       254%
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  06/30/1999                                              3.98       121,507       1.31          (0.86)        175
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  06/30/1998                                             13.87       200,935       1.31          (0.88)         86
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  10/01/1996-06/30/1997                                   0.00       213,484       1.25*         (0.12)*        69
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  09/30/1996                                             18.35       134,859       1.13          (0.32)         91
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
 Class B
  06/30/2000                                             49.78        28,145       2.06          (1.57)        254
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  03/31/1999-06/30/1999                                  13.08           251       2.03*         (1.65)*       175
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
 Class C
  06/30/2000                                             49.88       401,118       2.06          (1.57)        254
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  06/30/1999                                              3.20       308,877       2.06          (1.62)        175
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  06/30/1998                                             13.01       500,011       2.06          (1.63)         86
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  10/01/1996-06/30/1997                                  (9.40)      629,446       1.97*         (0.95)*        69
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  09/30/1996                                             17.47       800,250       1.88          (1.07)         91
------------------------------------------------------  --------   ----------   ----------   -------------   ---------

RENAISSANCE FUND
 Class A
  06/30/2000                                              3.36%    $  68,433       1.25%          0.36%        133%
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  06/30/1999                                              9.94        90,445       1.26          (0.04)        221
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  06/30/1998                                             30.98        85,562       1.26           0.35         192
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  10/01/1996-06/30/1997                                  27.53        33,606       1.23*          0.95*        131
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  09/30/1996                                             22.37        20,631       1.25           1.60         203
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
 Class B
  06/30/2000                                              2.59        89,621       2.00          (0.45)        133
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  06/30/1999                                              8.94       126,576       2.00          (0.78)        221
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  06/30/1998                                             29.99       100,688       2.01          (0.39)        192
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  10/01/1996-06/30/1997                                  26.88        37,253       1.97*          0.20*        131
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  09/30/1996                                             21.54        15,693       2.00           0.85         203
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
 Class C
  06/30/2000                                              2.60       311,519       2.00          (0.45)        133
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  06/30/1999                                              9.12       442,049       2.00          (0.79)        221
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  06/30/1998                                             29.98       469,797       2.01          (0.37)        192
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  10/01/1996-06/30/1997                                  26.86       313,226       1.97*          0.21*        131
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  09/30/1996                                             21.52       230,058       2.00           0.85         203
------------------------------------------------------  --------   ----------   ----------   -------------   ---------

SELECT GROWTH FUND
 Class A
  03/31/2000 - 06/30/2000                                 3.18%    $   7,841       1.25%*        (0.01)%*      170%
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
 Class B
  03/31/2000 - 06/30/2000                                 3.05         2,173       2.00*         (0.96)*       170
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
 Class C
  03/31/2000 - 06/30/2000                                 3.05         4,196       2.00*         (0.90)*       170
------------------------------------------------------  --------   ----------   ----------   -------------   ---------

SMALL-CAP VALUE FUND
 Class A
  06/30/2000                                             (9.26)%   $ 114,347       1.26%          2.28%         55%
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  06/30/1999                                             (5.50)      107,569       1.25           1.74          60
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  06/30/1998                                             17.33        75,070       1.25           1.27          41
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  01/20/1997-06/30/1997                                  12.34         6,563       1.30*          1.94*         48
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
 Class B
  06/30/2000                                             (9.94)       55,435       2.01           1.46          55
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  06/30/1999                                             (6.22)       96,994       2.00           0.95          60
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  06/30/1998                                             16.40       110,833       2.00           0.53          41
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  01/20/1997-06/30/1997                                  12.05        11,077       2.04*          1.23*         48
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
 Class C
  06/30/2000                                             (9.95)       69,808       2.01           1.46          55
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  06/30/1999                                             (6.21)      112,926       2.00           0.95          60
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  06/30/1998                                             16.42       130,466       2.00           0.52          41
------------------------------------------------------  --------   ----------   ----------   -------------   ---------
  01/20/1997-06/30/1997                                  12.05        20,637       2.05*          1.13*         48
------------------------------------------------------  --------   ----------   ----------   -------------   ---------

                                                       SEE ACCOMPANYING NOTES 53

                                                         NET ASSET                             NET REALIZED/
                                                         VALUE                                 UNREALIZED GAIN
                                                         BEGINNING          NET INVESTMENT     (LOSS) ON
SELECTED PER SHARE DATA FOR THE YEAR OR PERIOD ENDED:    OF PERIOD          INCOME (LOSS)      INVESTMENTS
                                                         -----------------  -----------------  -----------------
TARGET FUND
  Class A
   06/30/2000                                            $      17.72       $    (0.23)(a)     $     15.45 (a)
-------------------------------------------------------  -----------------  -----------------  -----------------
   03/31/1999-06/30/1999                                        16.35            (0.09)(a)            2.44 (a)
-------------------------------------------------------  -----------------  -----------------  -----------------
   06/30/1998                                                   16.82            (0.08)(a)            4.06 (a)
-------------------------------------------------------  -----------------  -----------------  -----------------
   10/01/1996-06/30/1997                                        17.11            (0.04)(a)            1.82 (a)
-------------------------------------------------------  -----------------  -----------------  -----------------
   09/30/1996                                                   16.40            (0.05)               2.54
-------------------------------------------------------  -----------------  -----------------  -----------------
  Class B
   06/30/2000                                                   16.44            (0.39)(a)           14.35 (a)
-------------------------------------------------------  -----------------  -----------------  -----------------
   06/30/1999                                                   15.34            (0.19)(a)            2.27 (a)
-------------------------------------------------------  -----------------  -----------------  -----------------
   06/30/1998                                                   16.14            (0.19)(a)            3.84 (a)
-------------------------------------------------------  -----------------  -----------------  -----------------
   10/01/1996-06/30/1997                                        16.58            (0.12)(a)            1.75 (a)
-------------------------------------------------------  -----------------  -----------------  -----------------
   09/30/1996                                                   16.06            (0.09)               2.39
-------------------------------------------------------  -----------------  -----------------  -----------------
  Class C
   06/30/2000                                                   16.43            (0.38)(a)           14.34 (a)
-------------------------------------------------------  -----------------  -----------------  -----------------
   06/30/1999                                                   15.34            (0.19)(a)            2.26 (a)
-------------------------------------------------------  -----------------  -----------------  -----------------
   06/30/1998                                                   16.13            (0.19)(a)            3.85 (a)
-------------------------------------------------------  -----------------  -----------------  -----------------
   10/01/1996-06/30/1997                                        16.58            (0.12)(a)            1.74 (a)
-------------------------------------------------------  -----------------  -----------------  -----------------
   09/30/1996                                                   16.05            (0.16)               2.47
-------------------------------------------------------  -----------------  -----------------  -----------------

TAX-EFFICIENT EQUITY FUND
  Class A
   06/30/2000                                            $      11.59       $     0.00 (a)     $      0.65 (a)
-------------------------------------------------------  -----------------  -----------------  -----------------
   07/10/1998 - 06/30/1999                                      10.00             0.03 (a)            1.56 (a)
-------------------------------------------------------  -----------------  -----------------  -----------------
  Class B
   06/30/2000                                                   11.51            (0.09)(a)            0.64 (a)
-------------------------------------------------------  -----------------  -----------------  -----------------
   07/10/1998 - 06/30/1999                                      10.00            (0.05)(a)            1.56 (a)
-------------------------------------------------------  -----------------  -----------------  -----------------
  Class C
   06/30/2000                                                   11.51            (0.09)(a)            0.64 (a)
-------------------------------------------------------  -----------------  -----------------  -----------------
   07/10/1998 - 06/30/1999                                      10.00            (0.05)(a)            1.56 (a)
-------------------------------------------------------  -----------------  -----------------  -----------------

VALUE FUND
  Class A
   06/30/2000                                            $      15.29       $     0.22 (a)     $     (1.33)(a)
-------------------------------------------------------  -----------------  -----------------  -----------------
   06/30/1999                                                   15.64             0.24 (a)            1.35 (a)
-------------------------------------------------------  -----------------  -----------------  -----------------
   06/30/1998                                                   14.80             0.19 (a)            2.46 (a)
-------------------------------------------------------  -----------------  -----------------  -----------------
   01/13/1997-06/30/1997                                        13.17             0.47                1.26
-------------------------------------------------------  -----------------  -----------------  -----------------
  Class B
   06/30/2000                                                   15.26             0.13 (a)           (1.33)(a)
-------------------------------------------------------  -----------------  -----------------  -----------------
   06/30/1999                                                   15.63             0.12 (a)            1.35 (a)
-------------------------------------------------------  -----------------  -----------------  -----------------
   06/30/1998                                                   14.80             0.07 (a)            2.46 (a)
-------------------------------------------------------  -----------------  -----------------  -----------------
   01/13/1997-06/30/1997                                        13.16             0.44                1.26
-------------------------------------------------------  -----------------  -----------------  -----------------
  Class C
   06/30/2000                                                   15.26             0.13 (a)           (1.33)(a)
-------------------------------------------------------  -----------------  -----------------  -----------------
   06/30/1999                                                   15.63             0.12 (a)            1.35 (a)
-------------------------------------------------------  -----------------  -----------------  -----------------
   06/30/1998                                                   14.80             0.07 (a)            2.46 (a)
-------------------------------------------------------  -----------------  -----------------  -----------------
   01/13/1997-06/30/1997                                        13.15             0.43                1.28
-------------------------------------------------------  -----------------  -----------------  -----------------






                                                                            DIVIDENDS          DIVIDENDS IN
                                                         TOTAL INCOME       FROM NET           EXCESS OF NET
                                                         FROM INVESTMENT    INVESTMENT         INVESTMENT
SELECTED PER SHARE DATA FOR THE YEAR OR PERIOD ENDED:    OPERATIONS         INCOME             INCOME
                                                         -----------------  -----------------  -----------------

TARGET FUND
  Class A
   06/30/2000                                            $      15.22       $     0.00         $      0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
   03/31/1999-06/30/1999                                         2.35             0.00                0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
   06/30/1998                                                    3.98             0.00                0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
   10/01/1996-06/30/1997                                         1.78             0.00                0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
   09/30/1996                                                    2.49             0.00                0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
  Class B
   06/30/2000                                                   13.96             0.00                0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
   06/30/1999                                                    2.08             0.00                0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
   06/30/1998                                                    3.65             0.00                0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
   10/01/1996-06/30/1997                                         1.63             0.00                0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
   09/30/1996                                                    2.30             0.00                0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
  Class C
   06/30/2000                                                   13.96             0.00                0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
   06/30/1999                                                    2.07             0.00                0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
   06/30/1998                                                    3.66             0.00                0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
   10/01/1996-06/30/1997                                         1.62             0.00                0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
   09/30/1996                                                    2.31             0.00                0.00
-------------------------------------------------------  -----------------  -----------------  -----------------

TAX-EFFICIENT EQUITY FUND
  Class A
   06/30/2000                                            $       0.65       $     0.00         $      0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
   07/10/1998 - 06/30/1999                                       1.59             0.00                0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
  Class B
   06/30/2000                                                    0.55             0.00                0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
   07/10/1998 - 06/30/1999                                       1.51             0.00                0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
  Class C
   06/30/2000                                                    0.55             0.00                0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
   07/10/1998 - 06/30/1999                                       1.51             0.00                0.00
-------------------------------------------------------  -----------------  -----------------  -----------------

VALUE FUND
  Class A
   06/30/2000                                            $      (1.11)      $    (0.23)        $      0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
   06/30/1999                                                    1.59            (0.22)               0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
   06/30/1998                                                    2.65            (0.18)               0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
   01/13/1997-06/30/1997                                         1.73            (0.10)               0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
  Class B
   06/30/2000                                                   (1.20)           (0.13)               0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
   06/30/1999                                                    1.47            (0.12)               0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
   06/30/1998                                                    2.53            (0.07)               0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
   01/13/1997-06/30/1997                                         1.70            (0.06)               0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
  Class C
   06/30/2000                                                   (1.20)           (0.13)               0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
   06/30/1999                                                    1.47            (0.12)               0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
   06/30/1998                                                    2.53            (0.07)               0.00
-------------------------------------------------------  -----------------  -----------------  -----------------
   01/13/1997-06/30/1997                                         1.71            (0.06)               0.00
-------------------------------------------------------  -----------------  -----------------  -----------------

*Annualized

(a) Per share amounts based on average number of shares outstanding during the period.

54   SEE ACCOMPANYING NOTES

                                                                              DISTRIBUTIONS IN
                                                          DISTRIBUTIONS       EXCESS OF NET
                                                          FROM NET REALIZED   REALIZED CAPITAL
SELECTED PER SHARE DATA FOR THE YEAR OR PERIOD ENDED:     CAPITAL GAINS       GAINS               TOTAL DISTRIBUTIONS
                                                          -----------------   -----------------   -------------------
TARGET FUND
  Class A
   06/30/2000                                             $     (1.80)        $       0.00        $     (1.80)
-------------------------------------------------------   -----------------   -----------------   -------------------
   03/31/1999-06/30/1999                                        (0.98)                0.00              (0.98)
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1998                                                   (4.45)                0.00              (4.45)
-------------------------------------------------------   -----------------   -----------------   -------------------
   10/01/1996-06/30/1997                                        (2.07)                0.00              (2.07)
-------------------------------------------------------   -----------------   -----------------   -------------------
   09/30/1996                                                   (1.78)                0.00              (1.78)
-------------------------------------------------------   -----------------   -----------------   -------------------
  Class B
   06/30/2000                                                   (1.80)                0.00              (1.80)
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1999                                                   (0.98)                0.00              (0.98)
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1998                                                   (4.45)                0.00              (4.45)
-------------------------------------------------------   -----------------   -----------------   -------------------
   10/01/1996-06/30/1997                                        (2.07)                0.00              (2.07)
-------------------------------------------------------   -----------------   -----------------   -------------------
   09/30/1996                                                   (1.78)                0.00              (1.78)
-------------------------------------------------------   -----------------   -----------------   -------------------
  Class C
   06/30/2000                                                   (1.80)                0.00              (1.80)
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1999                                                   (0.98)                0.00              (0.98)
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1998                                                   (4.45)                0.00              (4.45)
-------------------------------------------------------   -----------------   -----------------   -------------------
   10/01/1996-06/30/1997                                        (2.07)                0.00              (2.07)
-------------------------------------------------------   -----------------   -----------------   -------------------
   09/30/1996                                                   (1.78)                0.00              (1.78)
-------------------------------------------------------   -----------------   -----------------   -------------------

TAX-EFFICIENT EQUITY FUND
  Class A
   06/30/2000                                             $      0.00         $       0.00        $      0.00
-------------------------------------------------------   -----------------   -----------------   -------------------
   07/10/1998 - 06/30/1999                                       0.00                 0.00               0.00
-------------------------------------------------------   -----------------   -----------------   -------------------
  Class B
    06/30/2000                                                   0.00                 0.00               0.00
-------------------------------------------------------   -----------------   -----------------   -------------------
   07/10/1998 - 06/30/1999                                       0.00                 0.00               0.00
-------------------------------------------------------   -----------------   -----------------   -------------------
  Class C
   06/30/2000                                                    0.00                 0.00               0.00
-------------------------------------------------------   -----------------   -----------------   -------------------
   07/10/1998 - 06/30/1999                                       0.00                 0.00               0.00
-------------------------------------------------------   -----------------   -----------------   -------------------

VALUE FUND
  Class A
   06/30/2000                                             $     (0.57)        $      (2.00)       $     (2.80)
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1999                                                   (1.72)                0.00              (1.94)
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1998                                                   (1.63)                0.00              (1.81)
-------------------------------------------------------   -----------------   -----------------   -------------------
   01/13/1997-06/30/1997                                         0.00                 0.00              (0.10)
-------------------------------------------------------   -----------------   -----------------   -------------------
  Class B
   06/30/2000                                                   (0.57)               (2.00)             (2.70)
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1999                                                   (1.72)                0.00              (1.84)
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1998                                                   (1.63)                0.00              (1.70)
-------------------------------------------------------   -----------------   -----------------   -------------------
   01/13/1997-06/30/1997                                         0.00                 0.00              (0.06)
-------------------------------------------------------   -----------------   -----------------   -------------------
  Class C
   06/30/2000                                                   (0.57)               (2.00)             (2.70)
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1999                                                   (1.72)                0.00              (1.84)
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1998                                                   (1.63)                0.00              (1.70)
-------------------------------------------------------   -----------------   -----------------   -------------------
   01/13/1997-06/30/1997                                         0.00                 0.00              (0.06)
-------------------------------------------------------   -----------------   -----------------   -------------------

                                                          NET ASSET VALUE                         NET ASSETS END
SELECTED PER SHARE DATA FOR THE YEAR OR PERIOD ENDED:     END OF PERIOD       TOTAL RETURN        OF PERIOD (000S)
                                                          -----------------   -----------------   -------------------
TARGET FUND
  Class A
   06/30/2000                                             $     31.14               90.36%        $     305,304
-------------------------------------------------------   -----------------   -----------------   -------------------
   03/31/1999-06/30/1999                                        17.72               15.69               170,277
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1998                                                   16.35               27.49               157,277
-------------------------------------------------------   -----------------   -----------------   -------------------
   10/01/1996-06/30/1997                                        16.82               11.19               150,689
-------------------------------------------------------   -----------------   -----------------   -------------------
   09/30/1996                                                   17.11               16.50               156,027
-------------------------------------------------------   -----------------   -----------------   -------------------
  Class B
   06/30/2000                                                   28.60               89.74               223,939
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1999                                                   16.44               14.93                78,659
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1998                                                   15.34               26.45                76,194
-------------------------------------------------------   -----------------   -----------------   -------------------
   10/01/1996-06/30/1997                                        16.14               10.58                67,531
-------------------------------------------------------   -----------------   -----------------   -------------------
   09/30/1996                                                   16.58               15.58                49,851
-------------------------------------------------------   -----------------   -----------------   -------------------
  Class C
   06/30/2000                                                   28.59               89.79             1,676,384
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1999                                                   16.43               14.86               910,494
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1998                                                   15.34               26.53               952,728
-------------------------------------------------------   -----------------   -----------------   -------------------
   10/01/1996-06/30/1997                                        16.13               10.52               969,317
-------------------------------------------------------   -----------------   -----------------   -------------------
   09/30/1996                                                   16.58               15.66               974,948
-------------------------------------------------------   -----------------   -----------------   -------------------

TAX-EFFICIENT EQUITY FUND
   Class A
   06/30/2000                                             $     12.24                5.61%        $       9,226
-------------------------------------------------------   -----------------   -----------------   -------------------
   07/10/1998 - 06/30/1999                                      11.59               15.90                 6,579
-------------------------------------------------------   -----------------   -----------------   -------------------
  Class B
   06/30/2000                                                   12.06                4.78                10,794
-------------------------------------------------------   -----------------   -----------------   -------------------
   07/10/1998 - 06/30/1999                                      11.51               15.10                 6,370
-------------------------------------------------------   -----------------   -----------------   -------------------
  Class C
   06/30/2000                                                   12.06                4.78                15,651
-------------------------------------------------------   -----------------   -----------------   -------------------
   07/10/1998 - 06/30/1999                                      11.51               15.10                10,742
-------------------------------------------------------   -----------------   -----------------   -------------------

VALUE FUND
  Class A
    06/30/2000                                             $    11.38               (7.11)%       $      19,087
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1999                                                   15.29               11.93                22,267
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1998                                                   15.64               18.86                21,742
-------------------------------------------------------   -----------------   -----------------   -------------------
   01/13/1997-06/30/1997                                        14.80               13.19                15,648
-------------------------------------------------------   -----------------   -----------------   -------------------
  Class B
   06/30/2000                                                   11.36               (7.77)               26,908
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1999                                                   15.26               11.05                36,314
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1998                                                   15.63               17.98                35,716
-------------------------------------------------------   -----------------   -----------------   -------------------
   01/13/1997-06/30/1997                                        14.80               12.93                25,433
-------------------------------------------------------   -----------------   -----------------   -------------------
  Class C
   06/30/2000                                                   11.36               (7.81)               53,756
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1999                                                   15.26               11.04                80,594
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1998                                                   15.63               17.98                88,235
-------------------------------------------------------   -----------------   -----------------   -------------------
   01/13/1997-06/30/1997                                        14.80               13.02                64,110
-------------------------------------------------------   -----------------   -----------------   -------------------

                                                                              RATIO OF NET
                                                          RATIO OF            INVESTMENT
                                                          EXPENSES            INCOME (LOSS)
                                                          TO AVERAGE          TO AVERAGE          PORTFOLIO
SELECTED PER SHARE DATA FOR THE YEAR OR PERIOD ENDED:     NET ASSETS          NET ASSETS          TURNOVER RATE
                                                          -----------------   -----------------   -------------------
TARGET FUND
  Class A
   06/30/2000                                                    1.21%             (0.91)%                 99%
-------------------------------------------------------   -----------------   -----------------   -------------------
   03/31/1999-06/30/1999                                         1.21              (0.57)                 229
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1998                                                    1.22              (0.49)                 226
-------------------------------------------------------   -----------------   -----------------   -------------------
   10/01/1996-06/30/1997                                         1.20*             (0.31)*                145
-------------------------------------------------------   -----------------   -----------------   -------------------
   09/30/1996                                                    1.18              (0.34)                 141
-------------------------------------------------------   -----------------   -----------------   -------------------
  Class B
   06/30/2000                                                    1.96              (1.66)                  99
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1999                                                    1.95              (1.31)                 229
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1998                                                    1.96              (1.24)                 226
-------------------------------------------------------   -----------------   -----------------   -------------------
   10/01/1996-06/30/1997                                         1.94*             (1.05)*                145
-------------------------------------------------------   -----------------   -----------------   -------------------
   09/30/1996                                                    1.93              (1.09)                 141
-------------------------------------------------------   -----------------   -----------------   -------------------
  Class C
   06/30/2000                                                    1.96              (1.67)                  99
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1999                                                    1.95              (1.31)                 229
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1998                                                    1.96              (1.24)                 226
-------------------------------------------------------   -----------------   -----------------   -------------------
   10/01/1996-06/30/1997                                         1.94*             (1.06)*                145
-------------------------------------------------------   -----------------   -----------------   -------------------
   09/30/1996                                                    1.93              (1.09)                 141
-------------------------------------------------------   -----------------   -----------------   -------------------

TAX-EFFICIENT EQUITY FUND
  Class A
   06/30/2000                                                    1.11%              0.02%                  32%
-------------------------------------------------------   -----------------   -----------------   -------------------
   07/10/1998 - 06/30/1999                                       1.11*              0.25*                  13
-------------------------------------------------------   -----------------   -----------------   -------------------
  Class B
   06/30/2000                                                    1.86              (0.74)                  32
-------------------------------------------------------   -----------------   -----------------   -------------------
   07/10/1998 - 06/30/1999                                       1.85*             (0.50)*                 13
-------------------------------------------------------   -----------------   -----------------   -------------------
  Class C
   06/30/2000                                                    1.86              (0.73)                  32
-------------------------------------------------------   -----------------   -----------------   -------------------
   07/10/1998 - 06/30/1999                                       1.84*             (0.52)*                 13
-------------------------------------------------------   -----------------   -----------------   -------------------

VALUE FUND
  Class A
   06/30/2000                                                    1.11%              1.76%                 196%
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1999                                                    1.11               1.68                  101
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1998                                                    1.11               1.19                   77
-------------------------------------------------------   -----------------   -----------------   -------------------
   01/13/1997-06/30/1997                                         1.11*              1.71*                  71
-------------------------------------------------------   -----------------   -----------------   -------------------
  Class B
   06/30/2000                                                    1.86               1.02                  196
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1999                                                    1.85               0.85                  101
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1998                                                    1.86               0.45                   77
-------------------------------------------------------   -----------------   -----------------   -------------------
   01/13/1997-06/30/1997                                         1.86*              0.96*                  71
-------------------------------------------------------   -----------------   -----------------   -------------------
  Class C
   06/30/2000                                                    1.86               1.02                  196
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1999                                                    1.85               0.83                  101
-------------------------------------------------------   -----------------   -----------------   -------------------
   06/30/1998                                                    1.86               0.45                   77
-------------------------------------------------------   -----------------   -----------------   -------------------
   01/13/1997-06/30/1997                                         1.86*              0.97*                  71
-------------------------------------------------------   -----------------   -----------------   -------------------

                                                       SEE ACCOMPANYING NOTES 55

STATEMENTS OF ASSETS AND LIABILITIES

June 30, 2000

                                                                           CAPITAL                        GLOBAL
                                                                           APPRECIATION   EQUITY INCOME   INNOVATION
Amounts in thousands, except per share amounts                             FUND           FUND            FUND         GROWTH FUND
                                                                           ------------   -------------   -----------  -----------
ASSETS:

Investments, at value                                                      $    797,602   $      69,612   $  105,626   $ 2,915,435
------------------------------------------------------------------------   ------------   -------------   ----------   -----------
Cash and foreign currency                                                             3               0            1           449
------------------------------------------------------------------------   ------------   -------------   ----------   -----------
Receivable for investments sold and forward foreign currency contracts            6,063          14,238        1,549         1,808
------------------------------------------------------------------------   ------------   -------------   ----------   -----------
Receivable for Fund shares sold                                                     400             230        3,208        13,661
------------------------------------------------------------------------   ------------   -------------   ----------   -----------
Interest and dividends receivable                                                   444             166            4           316
------------------------------------------------------------------------   ------------   -------------   ----------   -----------
Variation margin receivable                                                           0               0            0             0
------------------------------------------------------------------------   ------------   -------------   ----------   -----------
Manager reimbursement receivable                                                      0               0           13             0
------------------------------------------------------------------------   ------------   -------------   ----------   -----------
Other assets                                                                          0               0            0             0
------------------------------------------------------------------------   ------------   -------------   ----------   -----------
                                                                                804,512          84,246      110,401     2,931,669
========================================================================   ============   =============   ==========   ===========


LIABILITIES:

Payable for investments purchased and forward foreign currency contracts   $      8,297   $           0   $    5,399   $       440
------------------------------------------------------------------------   ------------   -------------   ----------   -----------
Due to Custodian                                                                      0          13,997            0             0
------------------------------------------------------------------------   ------------   -------------   ----------   -----------
Payable for Fund shares redeemed                                                  1,693             245           60         8,545
------------------------------------------------------------------------   ------------   -------------   ----------   -----------
Dividends payable                                                                     0               0            0             0
------------------------------------------------------------------------   ------------   -------------   ----------   -----------
Accrued investment advisory fee                                                     320              40           76         1,260
------------------------------------------------------------------------   ------------   -------------   ----------   -----------
Accrued administration fee                                                          209              28           45           997
------------------------------------------------------------------------   ------------   -------------   ----------   -----------
Accrued distribution fee                                                             96              18           39         1,703
------------------------------------------------------------------------   ------------   -------------   ----------   -----------
Accrued servicing fee                                                                87               9           19           626
------------------------------------------------------------------------   ------------   -------------   ----------   -----------
Other liabilities                                                                     0               0           15             0
------------------------------------------------------------------------   ------------   -------------   ----------   -----------
                                                                                 10,702          14,337        5,653        13,571
========================================================================   ============   =============   ==========   ===========

NET ASSETS                                                                 $    793,810   $      69,909   $  104,748   $ 2,918,098
========================================================================   ============   =============   ==========   ===========


NET ASSETS CONSIST OF:

Paid in capital                                                            $    436,815   $      89,276   $   94,489   $ 1,631,648
------------------------------------------------------------------------   ------------   -------------   ----------   -----------
Undistributed (overdistributed) net investment income                           125,087              41          522             0
------------------------------------------------------------------------   ------------   -------------   ----------   -----------
Accumulated undistributed net realized gain (loss)                               66,446         (20,959         (839)      172,794
------------------------------------------------------------------------   ------------   -------------   ----------   -----------
Net unrealized appreciation (depreciation)                                      164,462           1,551       10,576     1,113,656
------------------------------------------------------------------------   ------------   -------------   ----------   -----------
                                                                           $    793,810   $      69,909   $  104,748   $ 2,918,098
========================================================================   ============   =============   ==========   ===========


NET ASSETS:

Class A                                                                    $     91,927   $      11,434   $   31,998   $   255,744
------------------------------------------------------------------------   ------------   -------------   ----------   -----------
Class B                                                                          66,044          12,903       25,375       213,627
------------------------------------------------------------------------   ------------   -------------   ----------   -----------
Class C                                                                          82,864          13,929       46,826     2,416,067
------------------------------------------------------------------------   ------------   -------------   ----------   -----------
Other Classes                                                                   552,975          31,643          549        32,660
------------------------------------------------------------------------   ------------   -------------   ----------   -----------


SHARES ISSUED AND OUTSTANDING:

Class A                                                                           3,413           1,092        1,690         6,568
------------------------------------------------------------------------   ------------   -------------   ----------   -----------
Class B                                                                           2,512           1,239        1,342         6,164
------------------------------------------------------------------------   ------------   -------------   ----------   -----------
Class C                                                                           3,147           1,335        2,477        69,714
------------------------------------------------------------------------   ------------   -------------   ----------   -----------


NET ASSET VALUE AND REDEMPTION PRICE* PER SHARE
   (NET ASSETS PER SHARE OUTSTANDING)

Class A                                                                    $      26.94   $       10.49   $    18.93   $     38.94
------------------------------------------------------------------------   ------------   -------------   ----------   -----------
Class B                                                                           26.30           10.43        18.91         34.66
------------------------------------------------------------------------   ------------   -------------   ----------   -----------
Class C                                                                           26.34           10.45        18.91         34.66
------------------------------------------------------------------------   ------------   -------------   ----------   -----------


COST OF INVESTMENTS OWNED                                                  $    633,140   $      68,061   $   95,050   $ 1,801,779
========================================================================   ============   =============   ==========   ===========
COST OF FOREIGN CURRENCY HELD                                              $          0   $           0   $        0   $         0
========================================================================   ============   =============   ==========   ===========

*With respect to the Retail Classes, the redemption price varies by the length of time the shares are held.

56   SEE ACCOMPANYING NOTES

                                                                         INNOVATION     INTERNATIONAL    MID-CAP      OPPORTUNITY
Amounts in thousands, except per share amounts                           FUND           FUND             FUND         FUND
                                                                         ------------   --------------   ----------   ------------

ASSETS:

Investments, at value                                                    $  5,509,148   $     136,414    $1,082,233   $   630,937
------------------------------------------------------------------------ ------------   -------------    ----------   -----------
Cash and foreign currency                                                       2,127             721             1         1,364
------------------------------------------------------------------------ ------------   -------------    ----------   -----------
Receivable for investments sold and forward foreign currency contracts         48,797           1,290         5,036        14,602
------------------------------------------------------------------------ ------------   -------------    ----------   -----------
Receivable for Fund shares sold                                                29,514           1,064         5,544         7,519
------------------------------------------------------------------------ ------------   -------------    ----------   -----------
Interest and dividends receivable                                                 175             268           618            53
------------------------------------------------------------------------ ------------   -------------    ----------   -----------
Variation margin receivable                                                         0              67             0             0
------------------------------------------------------------------------ ------------   -------------    ----------   -----------
Manager reimbursement receivable                                                    0               0             0             0
------------------------------------------------------------------------ ------------   -------------    ----------   -----------
Other assets                                                                        0              40             0             0
------------------------------------------------------------------------ ------------   -------------    ----------   -----------
                                                                            5,589,761         139,864     1,093,432       654,475
======================================================================== ============   =============    ==========   ===========


LIABILITIES:

Payable for investments purchased and forward foreign currency contracts $     90,546   $           0    $   14,258   $    28,745
------------------------------------------------------------------------ ------------   -------------    ----------   -----------
Due to Custodian                                                                    0               0             0             0
------------------------------------------------------------------------ ------------     -----------    ----------   -----------
Payable for Fund shares redeemed                                               11,780             240         2,074         5,792
------------------------------------------------------------------------ ------------     -----------    ----------   -----------
Dividends payable                                                                   0               0             0
------------------------------------------------------------------------ ------------     -----------    ----------   -----------
Accrued investment advisory fee                                                 2,951              68           417           332
------------------------------------------------------------------------ ------------     -----------    ----------   -----------
Accrued administration fee                                                      1,731              77           279           200
------------------------------------------------------------------------ ------------     -----------    ----------   -----------
Accrued distribution fee                                                        2,468              69           125           266
------------------------------------------------------------------------ ------------     -----------    ----------   -----------
Accrued servicing fee                                                           1,129              29           103           121
------------------------------------------------------------------------ ------------     -----------    ----------   -----------
Other liabilities                                                                   0              11             0             0
------------------------------------------------------------------------ ------------     -----------    ----------   -----------
                                                                              110,605             494        17,256        35,456
======================================================================== ============     ===========    ==========   ===========

NET ASSETS                                                               $  5,479,156     $   139,370    $1,076,176   $   619,019
======================================================================== ============     ===========    ==========   ===========


NET ASSETS CONSIST OF:

Paid in capital                                                          $  3,572,912     $   110,463    $  629,783   $   399,557
------------------------------------------------------------------------ ------------     -----------
Undistributed (overdistributed) net investment income                         170,220           2,305       174,578       101,853
------------------------------------------------------------------------ ------------     -----------    ----------   -----------
Accumulated undistributed net realized gain (loss)                             50,831           8,485        85,334         4,947
------------------------------------------------------------------------ ------------     -----------    ----------   -----------
Net unrealized appreciation (depreciation)                                  1,685,193          18,117       186,481       112,662
------------------------------------------------------------------------ ------------     -----------    ----------   -----------
                                                                         $  5,479,156     $   139,370    $1,076,176   $   619,019
======================================================================== ============     ===========    ==========   ===========


NET ASSETS:

Class A                                                                  $  1,408,455     $    12,452   $    156,949  $   142,064
------------------------------------------------------------------------ ------------     -----------   ------------  -----------
Class B                                                                     1,680,792          10,176         88,648       28,145
------------------------------------------------------------------------ ------------     -----------   ------------  -----------
Class C                                                                     2,275,811          92,220        104,082      401,119
------------------------------------------------------------------------ ------------     -----------   ------------  -----------
Other Classes                                                                 114,098          24,522        726,497       47,691
------------------------------------------------------------------------ ------------     -----------   ------------  -----------


SHARES ISSUED AND OUTSTANDING:

Class A                                                                        19,480           1,020          5,134        4,499
------------------------------------------------------------------------ ------------     -----------   ------------  -----------
Class B                                                                        24,333             929          2,967        1,034
------------------------------------------------------------------------ ------------     -----------   ------------  -----------
Class C                                                                        32,958           8,434          3,484       14,737
------------------------------------------------------------------------ ------------     -----------   ------------  -----------


NET ASSET VALUE AND REDEMPTION PRICE* PER SHARE
   (NET ASSETS PER SHARE OUTSTANDING)

Class A                                                                  $      72.29     $     12.20   $      30.57  $     31.58
------------------------------------------------------------------------ ------------     -----------   ------------  -----------
Class B                                                                         69.06           10.96          29.87        27.21
------------------------------------------------------------------------ ------------     -----------   ------------  -----------
Class C                                                                         69.04           10.94          29.88        27.22
------------------------------------------------------------------------ ------------     -----------   ------------  -----------


COST OF INVESTMENTS OWNED                                                $  3,823,955     $   118,150   $    895,751  $   518,275
======================================================================== ============     ===========   ============  ===========
COST OF FOREIGN CURRENCY HELD                                            $          0     $         0   $          0  $         0
======================================================================== ============     ===========   ============  ===========

                                                                           RENAISSANCE    SELECT          SMALL-CAP
Amounts in thousands, except per share amounts                             FUND           GROWTH FUND     VALUE FUND   TARGET FUND
                                                                           -------------  --------------  -----------  ------------
ASSETS:

Investments, at value                                                      $  476,042     $    16,975     $ 282,407    $2,235,279
------------------------------------------------------------------------   ----------     -----------     ---------    ----------
Cash and foreign currency                                                           0               1           121             1
------------------------------------------------------------------------   ----------     -----------     ---------    ----------
Receivable for investments sold and forward foreign currency contracts         11,130               0         4,456         1,344
------------------------------------------------------------------------   ----------     -----------     ---------    ----------
Receivable for Fund shares sold                                                   389             656           666        18,800
------------------------------------------------------------------------   ----------     -----------     ---------    ----------
Interest and dividends receivable                                               1,700               1           917           227
------------------------------------------------------------------------   ----------     -----------     ---------    ----------
Variation margin receivable                                                         0               0             0             0
------------------------------------------------------------------------   ----------     -----------     ---------    ----------
Manager reimbursement receivable                                                    0               0             0             0
------------------------------------------------------------------------   ----------     -----------     ---------    ----------
Other assets                                                                        0               3             0             0
------------------------------------------------------------------------   ----------     -----------     ---------    ----------
                                                                              489,261          17,636       288,567     2,255,651
========================================================================   ==========     ===========     =========    ==========


LIABILITIES:

Payable for investments purchased and forward foreign currency contracts   $    6,251     $       722     $   1,851    $   14,261
------------------------------------------------------------------------   ----------     -----------     ---------    ----------
Due to Custodian                                                                    0               0             0             0
------------------------------------------------------------------------   ----------     -----------     ---------    ----------
Payable for Fund shares redeemed                                                3,214              14         1,362         7,160
------------------------------------------------------------------------   ----------     -----------     ---------    ----------
Dividends payable                                                                   0               0             0             0
------------------------------------------------------------------------   ----------     -----------     ---------    ----------
Accrued investment advisory fee                                                   262               7           155         1,035
------------------------------------------------------------------------   ----------     -----------     ---------    ----------
Accrued administration fee                                                        174               5            96           750
------------------------------------------------------------------------   ----------     -----------     ---------    ----------
Accrued distribution fee                                                          274               3            84         1,205
------------------------------------------------------------------------   ----------     -----------     ---------    ----------
Accrued servicing fee                                                             109               3            57           468
------------------------------------------------------------------------   ----------     -----------     ---------    ----------
Other liabilities                                                                 771               0             0             0
------------------------------------------------------------------------   ----------     -----------     ---------    ----------
                                                                               11,055             754         3,605        24,879
========================================================================   ==========     ===========     =========    ==========

NET ASSETS                                                                 $  478,206     $    16,882     $ 284,962    $2,230,772
========================================================================   ==========     ===========     =========    ==========


NET ASSETS CONSIST OF:

Paid in capital                                                            $  473,353     $    15,879     $ 350,266    $  999,648
------------------------------------------------------------------------   ----------     -----------     ---------    ----------
Undistributed (overdistributed) net investment income                          24,138               0         3,998       200,449
------------------------------------------------------------------------   ----------     -----------     ---------    ----------
Accumulated undistributed net realized gain (loss)                            (12,862)           (162)      (10,644)       67,219
------------------------------------------------------------------------   ----------     -----------     ---------    ----------
Net unrealized appreciation (depreciation)                                     (6,423)          1,165       (58,658)      963,456
------------------------------------------------------------------------   ----------     -----------     ---------    ----------
                                                                           $  478,206     $    16,882     $ 284,962    $2,230,772
========================================================================   ==========     ===========     =========    ==========


NET ASSETS:

Class A                                                                    $   68,433     $     7,841     $ 114,347    $  305,304
------------------------------------------------------------------------   ----------     -----------     ---------    ----------
Class B                                                                        89,621           2,173        55,435       223,939
------------------------------------------------------------------------   ----------     -----------     ---------    ----------
Class C                                                                       311,519           4,196        69,808     1,676,384
------------------------------------------------------------------------   ----------     -----------     ---------    ----------
Other Classes                                                                   8,633           2,672        45,372        25,145
------------------------------------------------------------------------   ----------     -----------     ---------    ----------


SHARES ISSUED AND OUTSTANDING:

Class A                                                                         4,578             327         8,101         9,805
------------------------------------------------------------------------   ----------     -----------     ---------     ---------
Class B                                                                         6,142              91         3,948         7,831
------------------------------------------------------------------------   ----------     -----------      --------     ---------
Class C                                                                        21,462             175         4,967        58,629
------------------------------------------------------------------------   ----------     -----------      --------     ---------


NET ASSET VALUE AND REDEMPTION PRICE* PER SHARE
   (NET ASSETS PER SHARE OUTSTANDING)

Class A                                                                    $    14.95     $     23.99     $   14.12    $    31.14
------------------------------------------------------------------------   ----------     -----------     ---------    ----------
Class B                                                                         14.60           23.96         14.04         28.60
------------------------------------------------------------------------   ----------     -----------     ---------    ----------
Class C                                                                         14.52           23.96         14.06         28.59
------------------------------------------------------------------------   ----------     -----------     ---------    ----------


COST OF INVESTMENTS OWNED                                                  $  482,466     $    15,811     $  41,065    $1,271,822
========================================================================   ==========     ===========     =========    ==========
COST OF FOREIGN CURRENCY HELD                                              $        0     $         0     $       0    $        0
========================================================================   ==========     ===========     =========    ==========

                                                                                  TAX-EFFICIENT
Amounts in thousands, except per share amounts                                    EQUITY FUND       VALUE FUND
                                                                                  ---------------   -------------
ASSETS:

Investments, at value                                                             $        56,844   $     162,484
------------------------------------------------------------------------          ---------------   -------------
Cash and foreign currency                                                                       1             855
------------------------------------------------------------------------          ---------------   -------------
Receivable for investments sold and forward foreign currency contracts                          0           7,228
------------------------------------------------------------------------          ---------------   -------------
Receivable for Fund shares sold                                                                35             143
------------------------------------------------------------------------          ---------------   -------------
Interest and dividends receivable                                                              37             415
------------------------------------------------------------------------          ---------------   -------------
Variation margin receivable                                                                     0               0
------------------------------------------------------------------------          ---------------   -------------
Manager reimbursement receivable                                                                0               0
------------------------------------------------------------------------          ---------------   -------------
Other assets                                                                                    0               0
------------------------------------------------------------------------          ---------------   -------------
                                                                                           56,917         171,125
========================================================================          ===============   =============


LIABILITIES:

Payable for investments purchased and forward foreign currency contracts          $             0   $       4,066
------------------------------------------------------------------------          ---------------   -------------
Due to Custodian                                                                                0               0
------------------------------------------------------------------------          ---------------   -------------
Payable for Fund shares redeemed                                                               42             683
------------------------------------------------------------------------          ---------------   -------------
Dividends payable                                                                               0               0
------------------------------------------------------------------------          ---------------   -------------
Accrued investment advisory fee                                                                22              68
------------------------------------------------------------------------          ---------------   -------------
Accrued administration fee                                                                     17              52
------------------------------------------------------------------------          ---------------   -------------
Accrued distribution fee                                                                       17              55
------------------------------------------------------------------------          ---------------   -------------
Accrued servicing fee                                                                          12              28
------------------------------------------------------------------------          ---------------   -------------
Other liabilities                                                                               0               0
------------------------------------------------------------------------          ---------------   -------------
                                                                                              110           4,952
========================================================================          ===============   =============

NET ASSETS                                                                        $        56,807   $     166,173
========================================================================          ===============   =============


NET ASSETS CONSIST OF:

Paid in capital                                                                   $        50,323   $     187,022
------------------------------------------------------------------------          ---------------   -------------
Undistributed (overdistributed) net investment income                                           0              94
------------------------------------------------------------------------          ---------------   -------------
Accumulated undistributed net realized gain (loss)                                         (4,080)        (19,964)
------------------------------------------------------------------------          ---------------   -------------
Net unrealized appreciation (depreciation)                                                 10,564            (979)
------------------------------------------------------------------------          ---------------   -------------
                                                                                  $        56,807   $     166,173
========================================================================          ===============   =============


NET ASSETS:

Class A                                                                           $         9,226   $      19,087
------------------------------------------------------------------------          ---------------   -------------
Class B                                                                                    10,794          26,908
------------------------------------------------------------------------          ---------------   -------------
Class C                                                                                    15,651          53,756
------------------------------------------------------------------------          ---------------   -------------
Other Classes                                                                              21,136          66,422
------------------------------------------------------------------------          ---------------   -------------


SHARES ISSUED AND OUTSTANDING:

Class A                                                                                       754           1,677
------------------------------------------------------------------------          ---------------   -------------
Class B                                                                                       895           2,368
------------------------------------------------------------------------          ---------------   -------------
Class C                                                                                     1,298           4,729
------------------------------------------------------------------------          ---------------   -------------


NET ASSET VALUE AND REDEMPTION PRICE* PER SHARE
   (NET ASSETS PER SHARE OUTSTANDING)

Class A                                                                           $         12.24   $       11.38
------------------------------------------------------------------------          ---------------   -------------
Class B                                                                                     12.06           11.36
------------------------------------------------------------------------          ---------------   -------------
Class C                                                                                     12.06           11.36
------------------------------------------------------------------------          ---------------   -------------


COST OF INVESTMENTS OWNED                                                         $        46,280   $     163,463
========================================================================          ===============   =============
COST OF FOREIGN CURRENCY HELD                                                     $             0   $           0
========================================================================          ===============   =============

                          SEE ACCOMPANYING NOTES   57

STATEMENTS OF OPERATIONS

For the year or period ended June 30, 2000

                                                                         CAPITAL                        GLOBAL
                                                                         APPRECIATION   EQUITY INCOME   INNOVATION
Amounts in thousands                                                     FUND           FUND            FUND           GROWTH FUND
                                                                         -------------  --------------  -------------  ------------
INVESTMENT INCOME:

Dividends, net of foreign taxes                                          $      7,801   $       5,956   $         4   $     9,034
-----------------------------------------------------------------------  -------------  -------------   -----------   -----------
Interest and other income                                                       1,518             130           159         1,165
-----------------------------------------------------------------------  -------------  -------------   -----------   -----------
   Total Income                                                                 9,319           6,086           163        10,199
=======================================================================  =============  =============   ===========   ===========

EXPENSES:

Investment advisory fees                                                        4,181             699           158        13,318
-----------------------------------------------------------------------  -------------  -------------   -----------   -----------
Administration fees                                                             2,654             463           100        10,492
-----------------------------------------------------------------------  -------------  -------------   -----------   -----------
Distribution fees - Class B                                                       436             128            26         1,263
-----------------------------------------------------------------------  -------------  -------------   -----------   -----------
Distribution fees - Class C                                                       585             140            50        16,725
-----------------------------------------------------------------------  -------------  -------------   -----------   -----------
Servicing fees - Class A                                                          212              35            14           584
-----------------------------------------------------------------------  -------------  -------------  ------------   -----------
Servicing fees - Class B                                                          145              43             9           421
-----------------------------------------------------------------------  -------------  -------------  ------------   -----------
Servicing fees - Class C                                                          195              47            17         5,575
-----------------------------------------------------------------------  -------------  -------------  ------------   -----------
Distribution and/or servicing fees - Other Classes                                515              25             0            33
-----------------------------------------------------------------------  -------------  -------------  ------------   -----------
Trustees' fees                                                                     65              11             0           174
-----------------------------------------------------------------------  -------------  -------------  ------------   -----------
Organization costs                                                                  0               0            15             0
-----------------------------------------------------------------------  -------------  -------------  ------------   -----------
Registration fees                                                                   0               0             0             0
-----------------------------------------------------------------------  -------------  -------------  ------------   -----------
Interest expense                                                                   32              28             0           309
-----------------------------------------------------------------------  -------------  -------------  ------------   -----------
   Total Expenses                                                               9,020           1,619           389        48,894
-----------------------------------------------------------------------  -------------  -------------  ------------   -----------
   Reimbursement by manager                                                         0               0           (13)            0
-----------------------------------------------------------------------  -------------  -------------  ------------   -----------
   Net Expenses                                                                 9,020           1,619           376        48,894
-----------------------------------------------------------------------  -------------  -------------  ------------   -----------

NET INVESTMENT INCOME (LOSS)                                                      299           4,467          (213)      (38,695)
=======================================================================  =============  =============  ============    ==========

NET REALIZED AND UNREALIZED GAIN (LOSS):

Net realized gain (loss) on investments                                       238,387         (14,073)         (104)       200,296
-----------------------------------------------------------------------  -------------  --------------   ----------    -----------
Net realized gain (loss) on foreign currency transactions                           0               0             0              0
-----------------------------------------------------------------------  -------------  -------------    -----------   -----------
Net change in unrealized appreciation (depreciation) on investments           (57,892)        (17,836)       10,576        540,201
-----------------------------------------------------------------------  -------------  -------------    ----------    -----------
Net change in unrealized appreciation (depreciation) on futures
 contracts and written options                                                      0               0             0              0
-----------------------------------------------------------------------  -------------  -------------    ----------    -----------
Net change in unrealized appreciation (depreciation) on translation of
 assets and liabilities denominated in foreign currencies                           0               0             0              0
-----------------------------------------------------------------------  -------------  -------------    ----------     ----------

   Net Gain (Loss)                                                            180,495         (31,909)       10,472        740,497
-----------------------------------------------------------------------  -------------  -------------   -----------     ----------

NET INCREASE (DECREASE) IN ASSETS RESULTING FROM OPERATIONS              $    180,794   $     (27,442)  $    10,259     $  701,802
=======================================================================  =============  =============   ===========     ==========


58   SEE ACCOMPANYING NOTES


                                                                               INNOVATION   INTERNATIONAL   MID-CAP
Amounts in thousands                                                           FUND         FUND            FUND
                                                                               -----------  --------------  ---------
INVESTMENT INCOME:

Dividends, net of foreign taxes                                                $       859   $       1,744   $  8,527
----------------------------------------------------------------------------   -----------  --------------  ---------
Interest and other income                                                           11,772             603      2,298
----------------------------------------------------------------------------   -----------  --------------  ---------
   Total Income                                                                     12,631           2,347     10,825
============================================================================   ===========  ==============  =========

EXPENSES:

Investment advisory fees                                                            21,684             812      4,609
----------------------------------------------------------------------------   -----------  --------------  ---------
Administration fees                                                                 12,860             927      3,041
----------------------------------------------------------------------------   -----------  --------------  ---------
Distribution fees - Class B                                                          7,546              72        613
----------------------------------------------------------------------------   -----------  --------------  ---------
Distribution fees - Class C                                                         10,780             758        750
----------------------------------------------------------------------------   -----------  --------------  ---------
Servicing fees - Class A                                                             2,087              38        345
----------------------------------------------------------------------------   -----------  --------------  ---------
Servicing fees - Class B                                                             2,515              24        204
----------------------------------------------------------------------------   -----------  --------------  ---------
Servicing fees - Class C                                                             3,593             253        250
----------------------------------------------------------------------------   -----------  --------------  ---------
Distribution and/or servicing fees - Other Classes                                     116              42        293
----------------------------------------------------------------------------   -----------  --------------  ---------
Trustees' fees                                                                         180              10         67
----------------------------------------------------------------------------   -----------  --------------  ---------
Organization costs                                                                       0               0          0
----------------------------------------------------------------------------   -----------  --------------  ---------
Registration fees                                                                        0               0          0
----------------------------------------------------------------------------   -----------  --------------  ---------
Interest expense                                                                        82             114         18
----------------------------------------------------------------------------   -----------  --------------  ---------
   Total Expenses                                                                   61,443           3,050     10,190
----------------------------------------------------------------------------   -----------  --------------  ---------
   Reimbursement by manager                                                              0               0          0
----------------------------------------------------------------------------   -----------  --------------  ---------
   Net Expenses                                                                     61,443           3,050     10,190
----------------------------------------------------------------------------   -----------  --------------  ---------

NET INVESTMENT INCOME (LOSS)                                                       (48,812)           (703)       635
============================================================================   ===========  ==============  =========

NET REALIZED AND UNREALIZED GAIN (LOSS):

Net realized gain (loss) on investments                                            503,921          18,635    263,486
----------------------------------------------------------------------------   -----------  --------------  ---------
Net realized gain (loss) on foreign currency transactions                                0            (476)         0
----------------------------------------------------------------------------   -----------  --------------  ---------
Net change in unrealized appreciation (depreciation) on investments              1,278,026           3,260     39,729
----------------------------------------------------------------------------   -----------  --------------  ---------
Net change in unrealized appreciation (depreciation)
   on futures contracts and written options                                              0             (60)         0
----------------------------------------------------------------------------   -----------  --------------  ---------
Net change in unrealized appreciation (depreciation)
   on translation of assets and liabilities denominated in foreign
   currencies                                                                            0             149          0
----------------------------------------------------------------------------   -----------  --------------  ---------
   Net Gain (Loss)                                                               1,781,947          21,508    303,215
----------------------------------------------------------------------------   -----------  --------------  ---------
NET INCREASE (DECREASE) IN ASSETS RESULTING FROM OPERATIONS                    $ 1,733,135  $       20,805  $ 303,850
============================================================================   ===========  ==============  =========

                                                                              OPPORTUNITY   RENAISSANCE   SELECT       SMALL-CAP
Amounts in thousands                                                          FUND          FUND          GROWTH FUND  VALUE FUND
                                                                              -----------   -----------   -----------  ----------
INVESTMENT INCOME:

Dividends, net of foreign taxes                                               $      1,018  $     7,624   $        13  $    11,104
----------------------------------------------------------------------------  ------------  -----------   -----------  -----------
Interest and other income                                                            1,646          983            26          408
----------------------------------------------------------------------------  ------------  -----------   -----------  -----------
   Total Income                                                                      2,664        8,607            39       11,512
============================================================================  ============  ===========   ===========  ===========

EXPENSES:

Investment advisory fees                                                             3,486        3,279            20        1,978
----------------------------------------------------------------------------  ------------  -----------   -----------  -----------
Administration fees                                                                  2,117        2,185            11        1,233
----------------------------------------------------------------------------  ------------  -----------   -----------  -----------
Distribution fees - Class B                                                            105          793             2          546
----------------------------------------------------------------------------  ------------  -----------   -----------  -----------
Distribution fees - Class C                                                          2,767        2,729             3          651
----------------------------------------------------------------------------  ------------  -----------   -----------  -----------
Servicing fees - Class A                                                               336          189             3          282
----------------------------------------------------------------------------  ------------  -----------   -----------  -----------
Servicing fees - Class B                                                                35          264             1          182
----------------------------------------------------------------------------  ------------  -----------   -----------  -----------
Servicing fees - Class C                                                               922          910             1          217
----------------------------------------------------------------------------  ------------  -----------   -----------  -----------
Distribution and/or servicing fees - Other Classes                                      19            3             0           42
----------------------------------------------------------------------------  ------------  -----------   -----------  -----------
Trustees' fees                                                                          34           38             0           23
----------------------------------------------------------------------------  ------------  -----------   -----------  -----------
Organization costs                                                                       0            0             0            0
----------------------------------------------------------------------------  ------------  -----------   -----------  -----------
Registration fees                                                                        0            0             0            0
----------------------------------------------------------------------------  ------------  -----------   -----------  -----------
Interest expense                                                                        32           30             1            9
----------------------------------------------------------------------------  ------------  -----------   -----------  -----------
   Total Expenses                                                                    9,853       10,420            42        5,163
----------------------------------------------------------------------------  ------------  -----------   -----------  -----------
   Reimbursement by manager                                                              0            0             0            0
----------------------------------------------------------------------------  ------------  -----------   -----------  -----------
   Net Expenses                                                                      9,853       10,420            42        5,163
----------------------------------------------------------------------------  ------------  -----------   -----------  -----------

NET INVESTMENT INCOME (LOSS)                                                        (7,189)      (1,813)           (3)       6,349
============================================================================  ============  ===========   ===========  ===========

NET REALIZED AND UNREALIZED GAIN (LOSS):

Net realized gain (loss) on investments                                            153,791       30,824            11        1,428
----------------------------------------------------------------------------  ------------  -----------   -----------  -----------
Net realized gain (loss) on foreign currency transactions                                0            8             0            0
----------------------------------------------------------------------------  ------------  -----------   -----------  -----------
Net change in unrealized appreciation (depreciation) on investments                 55,969      (29,437)          989      (50,343)
----------------------------------------------------------------------------  ------------  -----------   -----------  -----------
Net change in unrealized appreciation (depreciation)
   on futures contracts and written options                                              0            0             0            0
----------------------------------------------------------------------------  ------------  -----------   -----------  -----------
Net change in unrealized appreciation (depreciation)
   on translation of assets and liabilities denominated in foreign
   currencies                                                                            0            2             0            0
----------------------------------------------------------------------------  ------------  -----------   -----------  -----------

   Net Gain (Loss)                                                                 209,760        1,397         1,000      (48,915)
----------------------------------------------------------------------------  ------------  -----------   -----------  -----------

NET INCREASE (DECREASE) IN ASSETS RESULTING FROM OPERATIONS                   $    202,571  $      (416)  $       997  $   (42,566)
============================================================================  ============  ===========   ===========  ===========



                                                                                              TAX-EFFICIENT
Amounts in thousands                                                            TARGET FUND   EQUITY FUND     VALUE FUND
                                                                                -----------   -------------   ----------
INVESTMENT INCOME:

Dividends, net of foreign taxes                                                 $      1,148  $         551   $   5,492
-----------------------------------------------------------------------------   ------------  -------------   ---------
Interest and other income                                                              3,681             22         373
-----------------------------------------------------------------------------   ------------  -------------   ---------
   Total Income                                                                        4,829            573       5,865
=============================================================================   ============  =============   =========

EXPENSES:

Investment advisory fees                                                               9,096            227         909
-----------------------------------------------------------------------------   ------------  -------------   ---------
Administration fees                                                                    6,594            174         678
-----------------------------------------------------------------------------   ------------  -------------   ---------
Distribution fees - Class B                                                            1,000             72         233
-----------------------------------------------------------------------------   ------------  -------------   ---------
Distribution fees - Class C                                                            9,579            107         487
-----------------------------------------------------------------------------   ------------  -------------   ---------
Servicing fees - Class A                                                                 575             20          48
-----------------------------------------------------------------------------   ------------  -------------   ---------
Servicing fees - Class B                                                                 333             24          78
-----------------------------------------------------------------------------   ------------  -------------   ---------
Servicing fees - Class C                                                               3,193             36         162
-----------------------------------------------------------------------------   ------------  -------------   ---------
Distribution and/or servicing fees - Other Classes                                        17             44          56
-----------------------------------------------------------------------------   ------------  -------------   ---------
Trustees' fees                                                                            99              3          14
-----------------------------------------------------------------------------   ------------  -------------   ---------
Organization costs                                                                         0              0           0
-----------------------------------------------------------------------------   ------------  -------------   ---------
Registration fees                                                                          0              0           0
-----------------------------------------------------------------------------   ------------  -------------   ---------
Interest expense                                                                          78              3           9
-----------------------------------------------------------------------------   ------------  -------------   ---------
   Total Expenses                                                                     30,564            710       2,674
-----------------------------------------------------------------------------   ------------  -------------   ---------
   Reimbursement by manager                                                                0              0           0
-----------------------------------------------------------------------------   ------------  -------------   ---------
   Net Expenses                                                                       30,564            710       2,674
-----------------------------------------------------------------------------   ------------  -------------   ---------

NET INVESTMENT INCOME (LOSS)                                                         (25,735)          (137)      3,191
=============================================================================   ============  =============   =========

NET REALIZED AND UNREALIZED GAIN (LOSS):

Net realized gain (loss) on investments                                              303,095         (3,852)     (4,356)
-----------------------------------------------------------------------------   ------------  -------------    ---------
Net realized gain (loss) on foreign currency transactions                                  0              0           0
-----------------------------------------------------------------------------   ------------  -------------   ---------
Net change in unrealized appreciation (depreciation) on investments                  731,179          7,274     (19,409)
-----------------------------------------------------------------------------   ------------  -------------   ---------
Net change in unrealized appreciation (depreciation)
   on futures contracts and written options                                                0              0           0
-----------------------------------------------------------------------------   ------------  -------------   ---------
Net change in unrealized appreciation (depreciation)
   on translation of assets and liabilities denominated in foreign
   currencies                                                                              0              0           0
-----------------------------------------------------------------------------   ------------  -------------   ---------

   Net Gain (Loss)                                                                 1,034,274          3,422     (23,765)
-----------------------------------------------------------------------------   ------------  -------------  ----------

NET INCREASE (DECREASE) IN ASSETS RESULTING FROM OPERATIONS                     $  1,008,539  $       3,285  $  (20,574)
=============================================================================   ============  =============  ==========


                          SEE ACCOMPANYING NOTES   59

STATEMENTS OF CHANGES IN NET ASSETS


Amounts in thousands                                                CAPITAL APPRECIATION FUND       EQUITY INCOME FUND
                                                                    -----------------------------   ----------------------------
                                                                       Year Ended      Year Ended      Year Ended     Year Ended
                                                                    June 30, 2000   June 30, 1999   June 30, 2000  June 30, 1999

INCREASE (DECREASE) IN NET ASSETS FROM:

OPERATIONS:
Net investment income (loss)                                        $         299   $       4,855   $       4,467  $       5,424
------------------------------------------------------------------  -----------------------------   ----------------------------
Net realized gain (loss)                                                  238,387         127,483         (14,073)        28,130
------------------------------------------------------------------  -----------------------------   ----------------------------
Net change in unrealized appreciation (depreciation)                      (57,892)        (27,333)        (17,836)        (8,864)
------------------------------------------------------------------  -----------------------------   ----------------------------
Net increase (decrease) resulting from operations                         180,794         105,005         (27,442)        24,690
==================================================================  =============================   ============================

DISTRIBUTIONS TO SHAREHOLDERS:

From net investment income
   Class A                                                                    (48)           (397)           (439)          (395)
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class B                                                                      0               0            (403)          (354)
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class C                                                                      0               0            (427)          (440)
------------------------------------------------------------------  -----------------------------   ----------------------------
   Other Classes                                                           (1,779)         (5,209)         (3,301)        (4,130)
------------------------------------------------------------------  -----------------------------   ----------------------------
In excess of net investment income
   Class A                                                                    (26)              0               0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class B                                                                      0               0               0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class C                                                                      0               0               0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Other Classes                                                             (978)              0               0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
From net realized capital gains
   Class A                                                                (13,464)         (6,025)           (523)        (1,680)
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class B                                                                (10,054)         (3,186)           (664)        (1,999)
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class C                                                                (13,520)         (5,032)           (686)        (2,668)
------------------------------------------------------------------  -----------------------------   ----------------------------
   Other Classes                                                         (131,466)        (56,464)         (3,899)       (16,320)
------------------------------------------------------------------  -----------------------------   ----------------------------
In excess of net realized capital gains
   Class A                                                                      0               0          (2,334)             0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class B                                                                      0               0          (2,964)             0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class C                                                                      0               0          (3,063)             0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Other Classes                                                                0               0         (17,401)             0
------------------------------------------------------------------  -----------------------------   ----------------------------

Total Distributions                                                      (171,335)        (76,313)        (36,104)       (27,986)
==================================================================  =============================   ============================

FUND SHARE TRANSACTIONS:

Receipts for shares sold
   Class A                                                                 58,177          43,847           4,899          8,352
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class B                                                                 15,491          21,095           5,343          9,636
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class C                                                                 20,199          33,638           6,749         20,733
------------------------------------------------------------------  -----------------------------   ----------------------------
   Other Classes                                                          376,293         592,800          15,122         35,370
------------------------------------------------------------------  -----------------------------   ----------------------------
Issued in reorganization
   Class A                                                                      0               0               0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class B                                                                      0               0               0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class C                                                                      0               0               0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Other Classes                                                                0               0               0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
Issued as reinvestment of distributions
   Class A                                                                 13,231           5,855           3,151          1,967
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class B                                                                  9,321           3,012           3,638          2,148
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class C                                                                 12,996           4,830           3,979          2,982
------------------------------------------------------------------  -----------------------------   ----------------------------
   Other Classes                                                          119,912          49,228          24,496         20,074
------------------------------------------------------------------  -----------------------------   ----------------------------
Cost of shares redeemed
   Class A                                                                (73,946)        (34,758)         (8,151)        (5,776)
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class B                                                                (15,271)        (11,806)        (10,403)        (5,140)
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class C                                                                (32,887)        (31,014)        (14,958)       (20,521)
------------------------------------------------------------------  -----------------------------   ----------------------------
   Other Classes                                                         (822,791)       (725,336)       (102,415)       (66,231)
------------------------------------------------------------------  -----------------------------   ----------------------------
Net increase (decrease) resulting from Fund share transactions           (319,275)        (48,609)        (68,550)         3,594
------------------------------------------------------------------  -----------------------------   ----------------------------

Total Increase (Decrease) in Net Assets                                  (309,816)        (19,917)       (132,096)           298
==================================================================  =============================   ============================

NET ASSETS:

Beginning of period                                                     1,103,626       1,123,543         202,005        201,707
------------------------------------------------------------------  -----------------------------   ----------------------------
End of period *                                                     $     793,810   $   1,103,626   $      69,909  $     202,005
------------------------------------------------------------------  -----------------------------   ----------------------------

*Including net undistributed (overdistributed) investment
 income of:                                                         $     125,087   $       1,527   $          41  $       4,946
------------------------------------------------------------------  -----------------------------   ----------------------------



                                                                           GROWTH
                                                                           INNOVATION
Amounts in thousands                                                       FUND
                                                                           ------------------

                                                                                 Period from
                                                                           December 31, 1999
INCREASE (DECREASE) IN NET ASSETS FROM:                                     to June 30, 2000

OPERATIONS:

Net investment income (loss)                                               $              (213)
-------------------------------------------------------------------------  -------------------
Net realized gain (loss)                                                                  (104)
-------------------------------------------------------------------------  -------------------
Net change in unrealized appreciation (depreciation)                                    10,576
-------------------------------------------------------------------------  -------------------
Net increase (decrease) resulting from operations                                       10,259
=========================================================================  ===================

DISTRIBUTIONS TO SHAREHOLDERS:

From net investment income
   Class A                                                                                   0
-------------------------------------------------------------------------  -------------------
   Class B                                                                                   0
-------------------------------------------------------------------------  -------------------
   Class C                                                                                   0
-------------------------------------------------------------------------  -------------------
   Other Classes                                                                             0
-------------------------------------------------------------------------  -------------------
In excess of net investment income
   Class A                                                                                   0
-------------------------------------------------------------------------  -------------------
   Class B                                                                                   0
-------------------------------------------------------------------------  -------------------
   Class C                                                                                   0
-------------------------------------------------------------------------  -------------------
   Other Classes                                                                             0
-------------------------------------------------------------------------  -------------------
From net realized capital gains
   Class A                                                                                   0
-------------------------------------------------------------------------  -------------------
   Class B                                                                                   0
-------------------------------------------------------------------------  -------------------
   Class C                                                                                   0
-------------------------------------------------------------------------  -------------------
   Other Classes                                                                             0
-------------------------------------------------------------------------  -------------------
In excess of net realized capital gains
   Class A                                                                                   0
-------------------------------------------------------------------------  -------------------
   Class B                                                                                   0
-------------------------------------------------------------------------  -------------------
   Class C                                                                                   0
-------------------------------------------------------------------------  -------------------
   Other Classes                                                                             0
-------------------------------------------------------------------------  -------------------

Total Distributions                                                                          0
=========================================================================  ===================


FUND SHARE TRANSACTIONS:

Receipts for shares sold
   Class A                                                                              33,319
-------------------------------------------------------------------------  -------------------
   Class B                                                                              23,487
-------------------------------------------------------------------------  -------------------
   Class C                                                                              43,294
-------------------------------------------------------------------------  -------------------
   Other Classes                                                                           538
-------------------------------------------------------------------------  -------------------
Issued in reorganization
   Class A                                                                                   0
-------------------------------------------------------------------------  -------------------
   Class B                                                                                   0
-------------------------------------------------------------------------  -------------------
   Class C                                                                                   0
-------------------------------------------------------------------------  -------------------
   Other Classes                                                                             0
-------------------------------------------------------------------------  -------------------
Issued as reinvestment of distributions
   Class A                                                                                   0
-------------------------------------------------------------------------  -------------------
   Class B                                                                                   0
-------------------------------------------------------------------------  -------------------
   Class C                                                                                   0
-------------------------------------------------------------------------  -------------------
   Other Classes                                                                             0
-------------------------------------------------------------------------  -------------------
Cost of shares redeemed
   Class A                                                                              (5,627)
-------------------------------------------------------------------------  -------------------
   Class B                                                                                (134)
-------------------------------------------------------------------------  -------------------
   Class C                                                                                (372)
-------------------------------------------------------------------------  -------------------
   Other Classes                                                                           (16)
-------------------------------------------------------------------------  -------------------
Net increase (decrease) resulting from Fund share transactions                          94,489
-------------------------------------------------------------------------  -------------------

Total Increase (Decrease) in Net Assets                                                104,748
=========================================================================  ===================

NET ASSETS:

Beginning of period                                                                          0
-------------------------------------------------------------------------  -------------------
End of period *                                                            $           104,748
-------------------------------------------------------------------------  -------------------

*Including net undistributed (overdistributed) investment
 income of:                                                                $               522
-------------------------------------------------------------------------  -------------------


60   SEE ACCOMPANYING NOTES

Amounts in thousands                                                 GROWTH FUND                     INNOVATION FUND
                                                                     ------------------------------  ----------------------------
                                                                        Year Ended      Year Ended      Year Ended      Year Ended
INCREASE (DECREASE) IN NET ASSETS FROM:                              June 30, 2000   June 30, 1999   June 30, 2000   June 30, 1999

OPERATIONS:
Net investment income (loss)                                         $     (38,695)  $     (24,048)  $     (48,812)  $     (10,056)
------------------------------------------------------------------   ------------------------------  ------------------------------
Net realized gain (loss)                                                   200,296         413,535         503,921          82,075
------------------------------------------------------------------   ------------------------------  ------------------------------
Net change in unrealized appreciation (depreciation)                       540,201         (30,494)      1,278,026         250,804
------------------------------------------------------------------   ------------------------------  ------------------------------
Net increase (decrease) resulting from operations                          701,802         358,993       1,733,135         322,823
==================================================================   ==============================  ==============================


DISTRIBUTIONS TO SHAREHOLDERS:


From net investment income
   Class A                                                                       0               0               0               0
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class B                                                                       0               0               0               0
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class C                                                                       0               0               0               0
------------------------------------------------------------------   ------------------------------  ------------------------------
   Other Classes                                                                 0               0               0               0
------------------------------------------------------------------   ------------------------------  ------------------------------
In excess of net investment income

   Class A                                                                       0               0               0               0
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class B                                                                       0               0               0               0
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class C                                                                       0               0               0               0
------------------------------------------------------------------   ------------------------------  ------------------------------
   Other Classes                                                                 0               0               0               0
------------------------------------------------------------------   ------------------------------  ------------------------------
From net realized capital gains
   Class A                                                                 (30,753)        (21,401)        (69,915)         (4,919)
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class B                                                                 (24,820)        (11,617)        (89,355)         (5,496)
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class C                                                                (344,135)       (230,472)       (128,949)        (12,996)
------------------------------------------------------------------   ------------------------------  ------------------------------
   Other Classes                                                            (2,784)              0          (4,360)           (143)
------------------------------------------------------------------   ------------------------------  ------------------------------
In excess of net realized capital gains
   Class A                                                                       0               0               0               0
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class B                                                                       0               0               0               0
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class C                                                                       0               0               0               0
------------------------------------------------------------------   ------------------------------  ------------------------------
   Other Classes                                                                 0               0               0               0
------------------------------------------------------------------   ------------------------------  ------------------------------


Total Distributions                                                       (402,492)       (263,490)       (292,579)        (23,554)
==================================================================   ==============================  ==============================



FUND SHARE TRANSACTIONS:


Receipts for shares sold
   Class A                                                               1,093,441         592,678       2,311,596         670,706
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class B                                                                  87,164          68,949         996,786         222,514
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class C                                                                 368,824         536,307       1,434,945         386,283
------------------------------------------------------------------   ------------------------------  ------------------------------
   Other Classes                                                            28,507           7,429         101,426          31,776
------------------------------------------------------------------   ------------------------------  ------------------------------
Issued in reorganization
   Class A                                                                       0               0               0               0
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class B                                                                       0               0               0               0
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class C                                                                       0               0               0               0
------------------------------------------------------------------   ------------------------------  ------------------------------
   Other Classes                                                                 0               0               0               0
------------------------------------------------------------------   ------------------------------  ------------------------------
Issued as reinvestment of distributions
   Class A                                                                  28,673          20,136          64,329           4,539
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class B                                                                  22,706          10,649          83,032           5,125
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class C                                                                 319,936         215,697         122,191          12,329
------------------------------------------------------------------   ------------------------------  ------------------------------
   Other Classes                                                             2,784               0           4,194             142
------------------------------------------------------------------   ------------------------------  ------------------------------
Cost of shares redeemed
   Class A                                                              (1,127,925)       (577,520)     (1,630,787)       (517,708)
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class B                                                                 (47,670)        (31,680)       (191,561)        (31,174)
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class C                                                                (582,990)       (618,382)       (494,923)       (188,880)
------------------------------------------------------------------   ------------------------------  ------------------------------
   Other Classes                                                            (7,712)           (556)        (27,531)        (16,345)
------------------------------------------------------------------   ------------------------------  ------------------------------
Net increase (decrease) resulting from Fund share transactions             185,738         223,707       2,773,697         579,307
------------------------------------------------------------------   ------------------------------  ------------------------------

Total Increase (Decrease) in Net Assets                                    485,048         319,210       4,214,253         878,576
==================================================================   ==============================  ==============================



NET ASSETS:

Beginning of period                                                      2,433,050       2,113,840       1,264,903         386,327
------------------------------------------------------------------   ------------------------------  ------------------------------
End of period *                                                      $   2,918,098   $   2,433,050   $   5,479,156   $   1,264,903
------------------------------------------------------------------   ------------------------------  ------------------------------


*Including net undistributed (overdistributed) investment
 income of:                                                          $           0   $           1   $     170,220   $           0
==================================================================   ==============================  ==============================


Amounts in thousands                                                 INTERNATIONAL FUND              MID-CAP FUND
                                                                     ------------------------------  ------------------------------


                                                                        Year Ended      Year Ended      Year Ended      Year Ended
INCREASE (DECREASE) IN NET ASSETS FROM:                              June 30, 2000   June 30, 1999   June 30, 2000   June 30, 1999

OPERATIONS:

Net investment income (loss)                                         $        (703)  $        (761)  $         635   $       1,713
------------------------------------------------------------------   ------------------------------  ------------------------------
Net realized gain (loss)                                                    18,159          16,040         263,486             867
------------------------------------------------------------------   ------------------------------  ------------------------------
Net change in unrealized appreciation (depreciation)                         3,349         (16,663)         39,729           7,029
------------------------------------------------------------------   ------------------------------  ------------------------------
Net increase (decrease) resulting from operations                           20,805          (1,384)        303,850           9,609
==================================================================   ==============================  ==============================

DISTRIBUTIONS TO SHAREHOLDERS:

From net investment income
   Class A                                                                       0               0            (133)            (33)
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class B                                                                       0               0               0               0
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class C                                                                       0               0               0               0
------------------------------------------------------------------   ------------------------------  ------------------------------
   Other Classes                                                                 0               0          (1,814)           (390)
------------------------------------------------------------------   ------------------------------  ------------------------------
In excess of net investment income
   Class A                                                                       0               0             (80)              0
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class B                                                                       0               0               0               0
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class C                                                                       0               0               0               0
------------------------------------------------------------------   ------------------------------  ------------------------------
   Other Classes                                                                 0               0          (1,095)              0
------------------------------------------------------------------   ------------------------------  ------------------------------
From net realized capital gains
   Class A                                                                  (1,384)           (772)            (92)         (4,870)
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class B                                                                  (1,275)           (789)            (56)         (4,178)
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class C                                                                 (13,814)        (10,255)            (68)         (6,249)
------------------------------------------------------------------   ------------------------------  ------------------------------
   Other Classes                                                            (2,936)           (196)           (501)        (25,986)
------------------------------------------------------------------   ------------------------------  ------------------------------
In excess of net realized capital gains
   Class A                                                                       0               0               0               0
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class B                                                                       0               0               0               0
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class C                                                                       0               0               0               0
------------------------------------------------------------------   ------------------------------  ------------------------------
   Other Classes                                                                 0               0               0               0
------------------------------------------------------------------   ------------------------------  ------------------------------

Total Distributions                                                        (19,409)        (12,012)         (3,839)        (41,706)
==================================================================   ==============================  ==============================

FUND SHARE TRANSACTIONS:

Receipts for shares sold
   Class A                                                                 585,738         387,777         159,997         138,060
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class B                                                                  33,023          36,095          11,044          27,453
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class C                                                                 245,687         312,239          17,711          33,931
------------------------------------------------------------------   ------------------------------  ------------------------------
   Other Classes                                                            12,827          21,694         658,921         745,822
------------------------------------------------------------------   ------------------------------  ------------------------------
Issued in reorganization
   Class A                                                                       0               0               0               0
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class B                                                                       0               0               0               0
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class C                                                                       0               0               0               0
------------------------------------------------------------------   ------------------------------  ------------------------------
   Other Classes                                                                 0               0               0               0
------------------------------------------------------------------   ------------------------------  ------------------------------
Issued as reinvestment of distributions
   Class A                                                                   1,120             724             299           4,388
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class B                                                                   1,085             714              51           3,823
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class C                                                                  12,913           9,591              64           5,858
------------------------------------------------------------------   ------------------------------  ------------------------------
   Other Classes                                                             2,938             196           3,081          24,449
------------------------------------------------------------------   ------------------------------  ------------------------------
Cost of shares redeemed
   Class A                                                                (598,345)       (384,482)       (166,620)        (73,016)
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class B                                                                 (33,145)        (35,264)        (29,696)        (25,970)
------------------------------------------------------------------   ------------------------------  ------------------------------
   Class C                                                                (265,384)       (337,461)        (52,980)        (58,559)
------------------------------------------------------------------   ------------------------------  ------------------------------
   Other Classes                                                            (9,570)         (3,792)       (833,832)       (579,895)
------------------------------------------------------------------   ------------------------------  ------------------------------
Net increase (decrease) resulting from Fund share transactions             (11,113)          8,031        (231,960)        246,344
------------------------------------------------------------------   ------------------------------  ------------------------------


TOTAL INCREASE (DECREASE) IN NET ASSETS                                     (9,717)         (5,365)         68,051         214,247
==================================================================   ==============================  ==============================


NET ASSETS:

Beginning of period                                                        149,087         154,452       1,008,125         793,878
------------------------------------------------------------------   ------------------------------  ------------------------------
End of period *                                                      $     139,370   $     149,087   $   1,076,176   $   1,008,125
------------------------------------------------------------------   ------------------------------  ------------------------------

*Including net undistributed (overdistributed) investment
 income of:                                                          $       2,305   $      (1,499)  $     174,578   $       1,312
------------------------------------------------------------------   ------------------------------  ------------------------------


Amounts in thousands                                                 OPPORTUNITY FUND
                                                                     ------------------------------
                                                                        Year Ended      Year Ended
INCREASE (DECREASE) IN NET ASSETS FROM:                              June 30, 2000   June 30, 1999


OPERATIONS:

Net investment income (loss)                                         $   (7,189)     $       (6,871)
------------------------------------------------------------------   ------------------------------
Net realized gain (loss)                                                  153,791            92,947
------------------------------------------------------------------   ------------------------------
Net change in unrealized appreciation (depreciation)                       55,969           (86,017)
------------------------------------------------------------------   ------------------------------
Net increase (decrease) resulting from operations                         202,571                59
==================================================================   ==============================

DISTRIBUTIONS TO SHAREHOLDERS:

From net investment income
   Class A                                                                     0                 0
------------------------------------------------------------------   ------------------------------
   Class B                                                                     0                 0
------------------------------------------------------------------   ------------------------------
   Class C                                                                     0                 0
------------------------------------------------------------------   ------------------------------
   Other Classes                                                               0                 0
------------------------------------------------------------------   ------------------------------
In excess of net investment income
   Class A                                                                     0                 0
------------------------------------------------------------------   ------------------------------
   Class B                                                                     0                 0
------------------------------------------------------------------   ------------------------------
   Class C                                                                     0                 0
------------------------------------------------------------------   ------------------------------
   Other Classes                                                               0                 0
------------------------------------------------------------------   ------------------------------
From net realized capital gains
   Class A                                                               (27,707)          (21,702)
------------------------------------------------------------------   ------------------------------
   Class B                                                                (2,803)                0
------------------------------------------------------------------   ------------------------------
   Class C                                                               (91,653)          (66,672)
------------------------------------------------------------------   ------------------------------
   Other Classes                                                          (3,505)                0
------------------------------------------------------------------   ------------------------------
In excess of net realized capital gains
   Class A                                                                     0                 0
------------------------------------------------------------------   ------------------------------
   Class B                                                                     0                 0
------------------------------------------------------------------   ------------------------------
   Class C                                                                     0                 0
------------------------------------------------------------------   ------------------------------
   Other Classes                                                               0                 0
------------------------------------------------------------------   ------------------------------

Total Distributions                                                     (125,668)          (88,374)
==================================================================   ==============================


FUND SHARE TRANSACTIONS:

Receipts for shares sold
   Class A                                                               598,089         1,327,819
------------------------------------------------------------------   ------------------------------
   Class B                                                                26,138               599
------------------------------------------------------------------   ------------------------------
   Class C                                                                75,799           394,360
------------------------------------------------------------------   ------------------------------
   Other Classes                                                          43,857             2,418
------------------------------------------------------------------   ------------------------------
Issued in reorganization
   Class A                                                                     0                 0
------------------------------------------------------------------   ------------------------------
   Class B                                                                     0                 0
------------------------------------------------------------------   ------------------------------
   Class C                                                                     0                 0
------------------------------------------------------------------   ------------------------------
   Other Classes                                                               0                 0
------------------------------------------------------------------   ------------------------------
Issued as reinvestment of distributions
   Class A                                                                25,804            19,986
------------------------------------------------------------------   ------------------------------
   Class B                                                                 2,792                 0
------------------------------------------------------------------   ------------------------------
   Class C                                                                84,547            61,578
------------------------------------------------------------------   ------------------------------
   Other Classes                                                           3,504                 0
------------------------------------------------------------------   ------------------------------
Cost of shares redeemed
   Class A                                                              (630,445)       (1,413,716)
------------------------------------------------------------------   ------------------------------
   Class B                                                                (1,136)             (534)
------------------------------------------------------------------   ------------------------------
   Class C                                                              (116,520)         (571,940)
------------------------------------------------------------------   ------------------------------
   Other Classes                                                          (3,375)             (139)
------------------------------------------------------------------   ------------------------------
Net increase (decrease) resulting from Fund share transactions           109,054          (179,569)
------------------------------------------------------------------   ------------------------------

TOTAL INCREASE (DECREASE) IN NET ASSETS                                  185,957          (267,884)
==================================================================   ==============================


NET ASSETS:

Beginning of period                                                      433,062           700,946
------------------------------------------------------------------   ------------------------------
End of period *                                                      $   619,019     $     433,062
------------------------------------------------------------------   ------------------------------

*Including net undistributed (overdistributed) investment
 income of:                                                          $   101,853     $      12,827
==================================================================   ==============================

                                                   SEE ACCOMPANYING NOTES   61


Amounts in thousands                                                RENAISSANCE FUND                SELECT GROWTH FUND
                                                                    -----------------------------   -----------------------------
                                                                       Year Ended      Year Ended      Year Ended      Year Ended
                                                                    June 30, 2000   June 30, 1999   June 30, 2000  June 30, 1999
INCREASE (DECREASE) IN NET ASSETS FROM:

OPERATIONS:
Net investment income (loss)                                        $      (1,813)  $      (4,312)  $          (3) $        (125)
------------------------------------------------------------------  -----------------------------   ----------------------------
Net realized gain (loss)                                                   30,832         100,928              11         47,076
------------------------------------------------------------------  ------------------------------  ----------------------------
Net change in unrealized appreciation (depreciation)                      (29,435)        (42,518)            989        (29,090)
------------------------------------------------------------------  -----------------------------   ----------------------------
Net increase (decrease) resulting from operations                            (416)         54,098             997         17,861
==================================================================  =============================   ============================

DISTRIBUTIONS TO SHAREHOLDERS:

From net investment income
   Class A                                                                      0               0               0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class B                                                                      0               0               0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class C                                                                      0               0               0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Other Classes                                                                0               0               0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
In excess of net investment income
   Class A                                                                      0               0               0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class B                                                                      0               0               0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class C                                                                      0               0               0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Other Classes                                                                0               0              (1)             0
------------------------------------------------------------------  -----------------------------   ----------------------------
From net realized capital gains
   Class A                                                                (10,867)        (10,816)              0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class B                                                                (16,870)        (14,778)              0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class C                                                                (56,355)        (55,218)              0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Other Classes                                                             (127)            (49)           (141)        (5,573)
------------------------------------------------------------------  -----------------------------   ----------------------------
In excess of net realized capital gains
   Class A                                                                 (3,636)              0               0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class B                                                                 (5,645)              0               0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class C                                                                (18,856)              0               0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Other Classes                                                              (42)              0               0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
Tax Basis Return of Capital
   Other Classes                                                                0               0             (69)             0
------------------------------------------------------------------  -----------------------------   ----------------------------

Total Distributions                                                      (112,398)        (80,861)           (211)        (5,573)
==================================================================  =============================   ============================

FUND SHARE TRANSACTIONS:

Receipts for shares sold
   Class A                                                                 80,275         158,557           7,523              0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class B                                                                 20,127          45,572           2,061              0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class C                                                                105,254         101,621           4,052              0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Other Classes                                                           16,366           1,189           2,514         36,540
------------------------------------------------------------------  -----------------------------   ----------------------------
Issued in reorganization
   Class A                                                                      0               0               0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class B                                                                      0               0               0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class C                                                                      0               0               0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Other Classes                                                                0               0               0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
Issued as reinvestment of distributions
   Class A                                                                 13,699           9,525               0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class B                                                                 20,292          13,419               0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Class C                                                                 69,505          51,677               0              0
------------------------------------------------------------------  -----------------------------   ----------------------------
   Other Classes                                                              167              38             196          5,571
------------------------------------------------------------------  -----------------------------   ----------------------------
Cost of shares redeemed
   Class A                                                               (102,130)       (161,529)            (91)             0
------------------------------------------------------------------  ------------------------------------------------------------
   Class B                                                                (54,590)        (29,608)            (19)             0
------------------------------------------------------------------  ------------------------------------------------------------
   Class C                                                               (229,477)       (159,492)            (21)             0
------------------------------------------------------------------  ------------------------------------------------------------
   Other Classes                                                           (8,293)         (1,405)         (1,318)      (183,781)
------------------------------------------------------------------  ------------------------------------------------------------
Net increase (decrease) resulting from Fund share transactions            (68,805)         29,564          14,897       (141,670)
------------------------------------------------------------------  ------------------------------------------------------------

TOTAL INCREASE (DECREASE) IN NET ASSETS                                  (181,619)          2,801          15,683       (129,382)
==================================================================  ============================================================

NET ASSETS:
Beginning of period                                                       659,825         657,024           1,199        130,581
------------------------------------------------------------------  ------------------------------------------------------------
End of period *                                                     $     478,206   $     659,825   $      16,882  $       1,199
------------------------------------------------------------------  ------------------------------------------------------------

*Including net undistributed (overdistributed) investment
 income of:                                                         $      24,138   $      41,268   $           0  $           0
------------------------------------------------------------------  ------------------------------------------------------------

Amounts in thousands                                                SMALL-CAP VALUE FUND
                                                                    ------------------------------
                                                                        Year Ended      Year Ended
INCREASE (DECREASE) IN NET ASSETS FROM:                              June 30, 2000   June 30, 1999

OPERATIONS:

Net investment income (loss)                                        $      6,349    $        5,018
------------------------------------------------------------------  ------------------------------
Net realized gain (loss)                                                   1,428           (11,944)
------------------------------------------------------------------  ------------------------------
Net change in unrealized appreciation (depreciation)                     (50,343)          (15,379)
------------------------------------------------------------------  ------------------------------
Net increase (decrease) resulting from operations                        (42,566)          (22,305)
==================================================================  ==============================

DISTRIBUTIONS TO SHAREHOLDERS:

From net investment income
   Class A                                                                (2,407)           (1,065)
------------------------------------------------------------------  ------------------------------
   Class B                                                                  (899)             (416)
------------------------------------------------------------------  ------------------------------
   Class C                                                                (1,080)             (329)
------------------------------------------------------------------  ------------------------------
   Other Classes                                                          (1,268)           (1,043)
------------------------------------------------------------------  ------------------------------
In excess of net investment income
   Class A                                                                     0                 0
------------------------------------------------------------------  ------------------------------
   Class B                                                                     0                 0
------------------------------------------------------------------  ------------------------------
   Class C                                                                     0                 0
------------------------------------------------------------------  ------------------------------
   Other Classes                                                               0                 0
------------------------------------------------------------------  ------------------------------
From net realized capital gains
   Class A                                                                     0                 0
------------------------------------------------------------------  ------------------------------
   Class B                                                                     0                 0
------------------------------------------------------------------  ------------------------------
   Class C                                                                     0                 0
------------------------------------------------------------------  ------------------------------
   Other Classes                                                               0                 0
------------------------------------------------------------------  ------------------------------
In excess of net realized capital gains
   Class A                                                                     0            (2,675)
------------------------------------------------------------------  ------------------------------
   Class B                                                                     0            (3,114)
------------------------------------------------------------------  ------------------------------
   Class C                                                                     0            (3,425)
------------------------------------------------------------------  ------------------------------
   Other Classes                                                               0            (2,175)
------------------------------------------------------------------  ------------------------------
Tax Basis Return of Capital
   Other Classes                                                               0                 0
------------------------------------------------------------------  ------------------------------

Total Distributions                                                       (5,654)          (14,242)
------------------------------------------------------------------  ------------------------------

FUND SHARE TRANSACTIONS:

Receipts for shares sold
   Class A                                                               121,717            89,486
------------------------------------------------------------------  ------------------------------
   Class B                                                                 8,724            36,302
------------------------------------------------------------------  ------------------------------
   Class C                                                                28,034            57,300
------------------------------------------------------------------  ------------------------------
   Other Classes                                                          35,796            60,011
------------------------------------------------------------------  ------------------------------
Issued in reorganization
   Class A                                                                     0                 0
------------------------------------------------------------------  ------------------------------
   Class B                                                                     0                 0
------------------------------------------------------------------  ------------------------------
   Class C                                                                     0                 0
------------------------------------------------------------------  ------------------------------
   Other Classes                                                               0                 0
------------------------------------------------------------------  ------------------------------
Issued as reinvestment of distributions
   Class A                                                                 2,271             3,546
------------------------------------------------------------------  ------------------------------
   Class B                                                                   820             3,299
------------------------------------------------------------------  ------------------------------
   Class C                                                                 1,018             3,581
------------------------------------------------------------------  ------------------------------
   Other Classes                                                           1,121             2,992
------------------------------------------------------------------  ------------------------------
Cost of shares redeemed
   Class A                                                              (103,087)          (53,980)
------------------------------------------------------------------  ------------------------------
   Class B                                                               (39,789)          (41,495)
------------------------------------------------------------------  ------------------------------
   Class C                                                               (59,121)          (64,820)
------------------------------------------------------------------  ------------------------------
   Other Classes                                                         (61,965)          (36,584)
------------------------------------------------------------------  ------------------------------
Net increase (decrease) resulting from Fund share transactions           (64,461)           59,638
------------------------------------------------------------------  ------------------------------

TOTAL INCREASE (DECREASE) IN NET ASSETS                                 (112,681)           23,091
==================================================================  ==============================

NET ASSETS:
Beginning of period                                                      397,643           374,552
------------------------------------------------------------------  ------------------------------
End of period*                                                      $    284,962    $      397,643
------------------------------------------------------------------  ------------------------------

*Including net undistributed (overdistributed) investment
 income of:                                                         $      3,998    $        3,303
------------------------------------------------------------------  ------------------------------



62 SEE ACCOMPANYING NOTES

Amounts in thousands                                                TARGET FUND                     TAX-EFFICIENT EQUITY FUND
                                                                    ------------------------------- --------------------------------

                                                                       Year Ended      Year Ended      Year Ended       Period from
                                                                    June 30, 2000   June 30, 1999   June 30, 2000     July 10, 1998
                                                                                                                   to June 30, 1999
INCREASE (DECREASE) IN NET ASSETS FROM:

OPERATIONS:
Net investment income (loss)                                        $     (25,735)  $      (12,880) $        (137)   $         (27)
------------------------------------------------------------------  ------------------------------- -------------------------------
Net realized gain (loss)                                                  303,095          124,994         (3,852)            (228)
------------------------------------------------------------------  ------------------------------- -------------------------------
Net change in unrealized appreciation (depreciation)                      731,179           38,444          7,274            3,290
------------------------------------------------------------------  ------------------------------- -------------------------------
Net increase (decrease) resulting from operations                       1,008,539          150,558          3,285            3,035
==================================================================  =============================== ===============================

DISTRIBUTIONS TO SHAREHOLDERS:

From net investment income
   Class A                                                                      0                0              0                0
------------------------------------------------------------------   ------------------------------ -------------------------------
   Class B                                                                      0                0              0                0
------------------------------------------------------------------   ------------------------------ -------------------------------
   Class C                                                                      0                0              0                0
------------------------------------------------------------------   ------------------------------ -------------------------------
   Other Classes                                                                0                0              0                0
------------------------------------------------------------------   ------------------------------ -------------------------------
In excess of net investment income
   Class A                                                                      0                0              0                0
------------------------------------------------------------------   ------------------------------ -------------------------------
   Class B                                                                      0                0              0                0
------------------------------------------------------------------   ------------------------------ -------------------------------
   Class C                                                                      0                0              0                0
------------------------------------------------------------------   ------------------------------ -------------------------------
   Other Classes                                                                0                0              0                0
------------------------------------------------------------------   ------------------------------ -------------------------------
From net realized capital gains
   Class A                                                                (16,039)          (7,963)             0                0
------------------------------------------------------------------   ------------------------------ -------------------------------
   Class B                                                                 (8,779)          (4,561)             0                0
------------------------------------------------------------------   ------------------------------ -------------------------------
   Class C                                                                (95,378)         (55,675)             0                0
------------------------------------------------------------------   ------------------------------ -------------------------------
   Other Classes                                                             (874)               0              0                0
------------------------------------------------------------------   ------------------------------ -------------------------------
In excess of net realized capital gains
   Class A                                                                      0                0              0                0
------------------------------------------------------------------   ------------------------------ -------------------------------
   Class B                                                                      0                0              0                0
------------------------------------------------------------------   ------------------------------ -------------------------------
   Class C                                                                      0                0              0                0
------------------------------------------------------------------   ------------------------------ -------------------------------
   Other Classes                                                                0                0              0                0
------------------------------------------------------------------   ------------------------------ -------------------------------
Tax Basis Return of Capital
   Other Classes                                                                0                0              0                0
------------------------------------------------------------------   ------------------------------ -------------------------------

Total Distributions                                                      (121,070)         (68,199)             0                0
==================================================================   ============================== ===============================

FUND SHARE TRANSACTIONS:

Receipts for shares sold
   Class A                                                              1,988,170        1,155,256          4,162            7,152
------------------------------------------------------------------   ------------------------------ -------------------------------
   Class B                                                                117,373           17,814          6,968            7,039
------------------------------------------------------------------   ------------------------------ -------------------------------
   Class C                                                                358,597          164,138          8,329           11,845
------------------------------------------------------------------   ------------------------------ -------------------------------
   Other Classes                                                           18,905            6,773         21,651            4,070
------------------------------------------------------------------   ------------------------------ -------------------------------
Issued in reorganization
   Class A                                                                      0                0              0                0
------------------------------------------------------------------   ------------------------------ -------------------------------
   Class B                                                                      0                0              0                0
------------------------------------------------------------------   ------------------------------ -------------------------------
   Class C                                                                      0                0              0                0
------------------------------------------------------------------   ------------------------------ -------------------------------
   Other Classes                                                                0                0              0                0
------------------------------------------------------------------   ------------------------------ -------------------------------
Issued as reinvestment of distributions
   Class A                                                                 13,199            7,489              0                0
------------------------------------------------------------------   ------------------------------ -------------------------------
   Class B                                                                  8,050            4,207              0                0
------------------------------------------------------------------   ------------------------------ -------------------------------
   Class C                                                                 89,527           52,783              0                0
------------------------------------------------------------------   ------------------------------ -------------------------------
   Other Classes                                                              874                0              0                0
------------------------------------------------------------------   ------------------------------ -------------------------------
Cost of shares redeemed
   Class A                                                             (2,000,798)      (1,168,422)        (2,015)          (1,370)
------------------------------------------------------------------   ------------------------------ -------------------------------
   Class B                                                                (44,428)         (24,745)        (3,114)          (1,299)
------------------------------------------------------------------   ------------------------------ -------------------------------
   Class C                                                               (364,130)        (317,299)        (4,181)          (2,363)
------------------------------------------------------------------   ------------------------------ -------------------------------
   Other Classes                                                           (8,277)            (311)        (6,229)            (158)
------------------------------------------------------------------   ------------------------------ -------------------------------
Net increase (decrease) resulting from Fund share transactions            177,062         (102,317)        25,571           24,916
------------------------------------------------------------------   ------------------------------ -------------------------------

TOTAL INCREASE (DECREASE) IN NET ASSETS                                 1,064,531          (19,958)        28,856           27,951
==================================================================   ============================== ===============================

NET ASSETS:
Beginning of period                                                     1,166,241        1,186,199         27,951                0
------------------------------------------------------------------   ------------------------------ -------------------------------
End of period *                                                      $  2,230,772   $    1,166,241   $     56,807   $       27,951
------------------------------------------------------------------   ------------------------------ -------------------------------

*Including net undistributed (overdistributed) investment
 income of:                                                          $    200,449   $       67,742   $          0   $           (5)
------------------------------------------------------------------   ------------------------------ -------------------------------

Amounts in thousands                                                 VALUE FUND
                                                                     ------------------------------

                                                                        Year Ended      Year Ended
                                                                     June 30, 2000   June 30, 1999
INCREASE (DECREASE) IN NET ASSETS FROM:

OPERATIONS:

Net investment income (loss)                                         $      3,191    $       3,245
------------------------------------------------------------------   ------------------------------
Net realized gain (loss)                                                   (4,356)          29,420
------------------------------------------------------------------   ------------------------------
Net change in unrealized appreciation (depreciation)                      (19,409)          (6,992)
------------------------------------------------------------------   ------------------------------
Net increase (decrease) resulting from operations                         (20,574)          25,673
==================================================================   ==============================

DISTRIBUTIONS TO SHAREHOLDERS:

From net investment income
   Class A                                                                   (402)            (297)
------------------------------------------------------------------   ------------------------------
   Class B                                                                   (428)            (285)
------------------------------------------------------------------   ------------------------------
   Class C                                                                   (453)            (644)
------------------------------------------------------------------   ------------------------------
   Other Classes                                                           (1,997)          (1,851)
------------------------------------------------------------------   ------------------------------
In excess of net investment income
   Class A                                                                      0                0
------------------------------------------------------------------   ------------------------------
   Class B                                                                      0                0
------------------------------------------------------------------   ------------------------------
   Class C                                                                      0                0
------------------------------------------------------------------   ------------------------------
   Other Classes                                                                0                0
------------------------------------------------------------------   ------------------------------
From net realized capital gains
   Class A                                                                   (810)          (2,116)
------------------------------------------------------------------   ------------------------------
   Class B                                                                 (1,282)          (3,839)
------------------------------------------------------------------   ------------------------------
   Class C                                                                 (2,657)          (9,026)
------------------------------------------------------------------   ------------------------------
   Other Classes                                                           (3,882)         (11,350)
------------------------------------------------------------------   ------------------------------
In excess of net realized capital gains
   Class A                                                                 (2,826)               0
------------------------------------------------------------------   ------------------------------
   Class B                                                                 (4,474)               0
------------------------------------------------------------------   ------------------------------
   Class C                                                                 (9,274)               0
------------------------------------------------------------------   ------------------------------
   Other Classes                                                          (13,550)               0
------------------------------------------------------------------   ------------------------------
Tax Basis Return of Capital
   Other Classes                                                                0                0
------------------------------------------------------------------   ------------------------------

Total Distributions                                                       (42,035)         (29,408)
==================================================================   ==============================

FUND SHARE TRANSACTIONS:

Receipts for shares sold
   Class A                                                                 25,447           40,949
------------------------------------------------------------------   ------------------------------
   Class B                                                                  7,075            6,401
------------------------------------------------------------------   ------------------------------
   Class C                                                                 17,510           17,743
------------------------------------------------------------------   ------------------------------
   Other Classes                                                           48,653           34,047
------------------------------------------------------------------   ------------------------------
Issued in reorganization
   Class A                                                                    172                0
------------------------------------------------------------------   ------------------------------
   Class B                                                                    654                0
------------------------------------------------------------------   ------------------------------
   Class C                                                                    547                0
------------------------------------------------------------------   ------------------------------
   Other Classes                                                                0                0
------------------------------------------------------------------   ------------------------------
Issued as reinvestment of distributions
   Class A                                                                  3,697            2,146
------------------------------------------------------------------   ------------------------------
   Class B                                                                  5,252            3,688
------------------------------------------------------------------   ------------------------------
   Class C                                                                 11,896            9,133
------------------------------------------------------------------   ------------------------------
   Other Classes                                                           19,121           13,104
------------------------------------------------------------------   ------------------------------
Cost of shares redeemed
   Class A                                                                (26,888)         (42,344)
------------------------------------------------------------------   ------------------------------
   Class B                                                                (13,452)          (8,734)
------------------------------------------------------------------   ------------------------------
   Class C                                                                (37,639)         (32,134)
------------------------------------------------------------------   ------------------------------
   Other Classes                                                          (64,901)         (47,985)
------------------------------------------------------------------   ------------------------------
Net increase (decrease) resulting from Fund share transactions             (2,856)          (3,986)
------------------------------------------------------------------   ------------------------------

TOTAL INCREASE (DECREASE) IN NET ASSETS                                   (65,465)          (7,721)
==================================================================   ==============================

NET ASSETS:
Beginning of period                                                       231,638          239,359
------------------------------------------------------------------   ------------------------------
End of period *                                                      $    166,173   $      231,638
------------------------------------------------------------------   ------------------------------

*Including net undistributed (overdistributed) investment
 income of:                                                          $         94   $       10,727
------------------------------------------------------------------   ------------------------------

                                                      See accompanying notes  63

NOTES TO FINANCIAL STATEMENTS
June 30, 2000

1. ORGANIZATION

PIMCO Funds: Multi-Manager Series (the "Trust"), is registered under the Investment Company Act of 1940, as amended, as open-end management investment company organized as a Massachusetts business trust. The Trust currently consists of thirty-two separate investment funds (the "Funds"). The Trust may offer up to six classes of shares: Institutional, Administrative, A, B, C and D. Each share class has identical voting rights (except shareholders of a class that have exclusive voting rights regarding any matter relating solely to that class of shares). Information presented in these financial statements pertains to the A, B and C Classes (the "Retail Classes") of the Trust. Certain detailed financial information for the Institutional, Administrative and D Classes (the "Other Classes") is provided separately and is available upon request.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Trust in the preparation of its financial statements in conformity with generally accepted accounting principles. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

SECURITY VALUATION. Portfolio securities and other financial instruments for which market quotations are readily available are stated at market value. Market value is determined on the basis of last reported sales prices, or if no sales are reported, as is the case for most securities traded over-the-counter, the mean between representative bid and asked quotations obtained from a quotation reporting system or from established market makers. Short-term investments having a maturity of 60 days or less are valued at amortized cost, which approximates market value. Certain fixed income securities for which daily market quotations are not readily available may be valued, pursuant to guidelines established by the Board of Trustees, with reference to fixed income securities whose prices are more readily obtainable.

SECURITIES TRANSACTIONS AND INVESTMENT INCOME. Securities transactions are recorded as of the trade date. Securities purchased or sold on a when-issued or delayed delivery basis may be settled a month or more after the trade date. Realized gains and losses from securities sold are recorded on the identified cost basis. Dividend income is recorded on the ex-dividend date, except certain dividends from foreign securities where the ex-dividend date may have passed, are recorded as soon as the Fund is informed of the ex-dividend date. Interest income, adjusted for the accretion of discounts and amortization of premiums, is recorded on the accrual basis.

FOREIGN CURRENCY. Foreign currencies, investments, and other assets and liabilities are translated into U.S. dollars at the exchange rates prevailing at the end of the period. Fluctuations in the value of these assets and liabilities resulting from changes in exchange rates are recorded as unrealized foreign currency gains (losses). Realized gains (losses) and unrealized appreciation (depreciation) on investment securities and income and expenses are translated on the respective dates of such transactions. The effect of changes in foreign currency exchange rates on investments in securities are not segregated in the Statements of Operations from the effects of changes in market prices of those securities, but are included with the net realized and unrealized gain or loss on investment securities.

DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS. Dividends from net investment income, if any, are declared and paid quarterly to shareholders of record by the Equity Income, Renaissance and Value Funds. Dividends from net investment income, if any, are declared and paid at least annually to shareholders of record by the other Funds. Net long-term capital gains earned by a Fund, if any, will be distributed at least once each year. Income dividends and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for such items as wash sales, foreign currency transactions, net operating losses and capital loss carryforwards. Certain amounts have been reclassified between undistributed net investment income, accumulated undistributed net realized gains or losses and paid in capital to more appropriately conform financial accounting and tax characterizations of dividend distributions.

MULTICLASS OPERATIONS. Each class offered by the Trust has equal rights as to assets. Income, non-class specific expenses and realized and unrealized capital gains and losses are allocated to each class of shares based on the relative net assets of each class.

FEDERAL INCOME TAXES. Each Fund intends to qualify as a regulated investment company and distribute all of its taxable income and net realized gains, if applicable, to shareholders. Accordingly, no provision for Federal income taxes has been made.

FOREIGN TAXES ON DIVIDENDS. Dividend income in the statements of operations is shown net of foreign taxes withheld on dividends from foreign securities. Foreign taxes withheld were as follows: Capital Appreciation Fund - $68,867; Equity Income Fund - $3,238; Global Innovation Fund - $516; Growth Fund- $159,737; Innovation Fund - $70,327; International Fund - $234,085; Mid-Cap Fund -$6,012; Renaissance Fund - $277,154; Select Growth Fund - $105; Tax-Efficient Equity Fund - $2,525; and Value Fund - $4,122.

FUTURES AND OPTIONS. Certain Funds are authorized to enter into futures contracts and options. A Fund may use futures contracts to manage its exposure to the markets or to movements in interest rates and currency values. The primary risks associated with the use of futures contracts and options are imperfect correlation between the change in market value of the securities held by a Fund and the prices of futures contracts and options, the possibility of an illiquid market, and the inability of the counterparty to meet the terms of the contract. Futures contracts and purchased options are valued based upon their quoted daily settlement prices. The premium received for a written option is recorded as an asset with an equal liability which is marked to market based on the option's quoted daily settlement price. Fluctuations in the value of such instruments are recorded as unrealized appreciation (depreciation) until terminated, at which time realized gains and losses are recognized.

FORWARD CURRENCY TRANSACTIONS. Certain Funds are authorized to enter into forward foreign exchange contracts for the purpose of hedging against foreign exchange risk arising from the Fund's investment or anticipated investment in securities denominated in foreign currencies. A Fund may also enter into these contracts for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one country to another. All commitments are marked to market daily at the applicable translation rates and any resulting unrealized gains or losses are recorded. Realized gains or losses are recorded at the time the forward contract matures or by delivery of the currency. Risks may arise upon entering these contracts from the potential inability of counterparties to meet the terms of their contracts and from unanticipated movements in the value of a foreign currency relative to the U.S. dollar.

REPURCHASE AGREEMENTS. Each Fund may engage in repurchase transactions. Under the terms of a typical repurchase agreement, the Fund takes possession of an underlying debt obligation subject to an obligation of the seller to repurchase, and the Fund to resell, the obligation at an agreed-upon price and time. The market value of the collateral must be equal at all times to the total amount of the repurchase obligations, including interest. Generally, in the event of counterparty default, the Fund has the right to use the collateral to offset losses incurred.

DELAYED DELIVERY TRANSACTIONS. A Fund may purchase or sell securities on a when-issued or delayed delivery basis. These transactions involve a commitment by a Fund to purchase or sell securities for a predetermined price or yield, with payment and delivery taking place beyond the customary settlement period. When delayed delivery purchases are outstanding, a Fund will set aside and maintain until the settlement date in a segregated account, liquid assets in an amount sufficient to meet the purchase price. When purchasing a security on a delayed delivery basis, a Fund assumes the rights and risks of ownership of the security, including the risk of price and yield fluctuations, and takes such fluctuations into account when determining its net asset value. A Fund may dispose of or renegotiate a delayed delivery transaction after it is entered into, and may sell when-issued securities before they are delivered, which may result in a capital gain or loss. When the Fund has sold a security on a delayed delivery basis, the Fund does not participate in future gains and losses with respect to the security. Forward sales commitments are accounted for by the Fund in the same manner as forward currency contracts discussed above.

3. FEES, EXPENSES, AND RELATED PARTY TRANSACTIONS

INVESTMENT ADVISORY FEE. PIMCO Advisors L.P. ("PIMCO Advisors") serves as investment advisor to the Trust, pursuant to an Investment Advisory Agreement. PIMCO Advisors receives from the Trust a fee based on an annual percentage of the average daily net assets of each Fund as follows: 0.50% for the Growth Fund; 0.55% for the Target and International Funds; 0.60% for the Renaissance, Small-Cap Value and Select Growth Funds; 0.65% for the Opportunity and Innovation Funds; 1.00% for the Global Innovation Fund; and 0.45% for all other Funds. Each of the Funds also has a sub-advisor which, under the supervision of PIMCO Advisors, directs the investments of the Fund's assets. Other than the sub-advisor of the International Fund, all of the sub-advisors are affiliates of PIMCO Advisors. The advisory fees received by PIMCO Advisors are paid in all or in part to each of the sub-advisors in accordance with the portfolio management agreements.

NEW ADVISORY FEE STRUCTURE. Effective April 1, 2000, PIMCO Core Equity Fund changed its name to PIMCO Select Growth Fund and increased its advisory fee from 0.57% to 0.60%.

ADMINISTRATION FEE. PIMCO provides administrative services to the Trust for which it receives from each Fund a monthly administrative fee based on each share class' average daily net assets. The Administration Fee for the Retail Classes is charged at the annual rate of 0.60% for the Global Innovation Fund, 0.65% for the International Fund, and 0.40% for all other Funds. The Administration Fee for the Institutional and Administrative Classes is charged at the annual rate of 0.40% for Global Innovation Fund; 0.50% for the International, International Growth, Structured Emerging Markets, and Tax-Efficient Structured Emerging Markets Funds; and 0.25% for all other Funds. The Administration Fee for Class D is charged at the annual rate of 0.60% for the Global Innovation Fund, and 0.40% for all other Funds.

June 30, 2000

DISTRIBUTION AND SERVICING FEES. PIMCO Funds Distributors LLC ("PFD"), a wholly-owned subsidiary of PIMCO Advisors L.P., serves as the distributor of the Trust's shares.

     The Trust is permitted to reimburse out of the Administrative Class assets of each Fund, in an amount up to 0.25% on an annual basis of the average daily net assets of that class, financial intermediaries that provide services in connection with the distribution of shares or administration of plans or programs that use Fund shares as their funding medium. The effective rate paid to PFD was 0.25% during the current fiscal year.

     Pursuant to the Distribution and Servicing Plans adopted by the Retail and D Classes of the Trust, the Trust compensates PFD or an affiliate with respect to Class D for services provided and expenses incurred in connection with assistance rendered in the sale of shares and services rendered to shareholders and for maintenance of shareholder accounts of the Retail and D Classes. The Trust paid PFD distribution and servicing fees at an effective rate as set forth below (calculated as a percentage of each Fund's average daily net assets attributable to each class):

                        Distribution Fee (%)     Servicing Fee (%)
---------------------------------------------------------------------

CLASS A
ALL FUNDS                                 --                  0.25
CLASS B
ALL FUNDS                               0.75                  0.25
CLASS C
ALL FUNDS                               0.75                  0.25
CLASS D
ALL FUNDS                                 --                  0.25

PFD also receives the proceeds of the initial sales charges paid by the shareholders upon the purchase of Class A shares and the contingent deferred sales charges paid by the shareholders upon certain redemptions of Retail Classes shares. For the period ended June 30, 2000, PFD received $24,801,447 representing commissions (sales charges) and contingent deferred sales charges.

EXPENSES. The Trust is also responsible for the following expenses: (i) salaries and other compensation of any of the Trust's executive officers and employees who are not officers, directors, stockholders or employees of PIMCO Advisors, PIMCO, or its subsidiaries or affiliates; (ii) taxes and governmental fees;
(iii) brokerage fees and commissions and other portfolio transaction expenses;
(iv) the cost of borrowing money, including interest expenses; (v) fees and expenses of the Trustees who are not "interested persons" of the Advisor, PIMCO, Portfolio Managers, or the Trust, and any counsel retained exclusively for their benefit; (vi) extraordinary expenses, including costs of litigation and indemnification expenses; (vii) organization expense; and (viii) any expenses allocated or allocable to a specific class of shares, which include service fees payable with respect to the Administrative Class shares and may include certain other expenses as permitted by the Trust's Multiple Class Plan adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940 and subject to review and approval by the Trustees. The ratio of expenses to average net assets per share class, as disclosed in the Financial Highlights, may differ from the annual fund operating expenses per share class as disclosed in the Prospectus for the reasons set forth above.

     PIMCO Advisors has agreed to waive a portion of Global Innovation Fund's administrative fees to the extent that the payment of the Fund's pro rata share of Trustee fees and organizational expenses cause the actual expense ratios to rise above the rates disclosed in the then-current prospectus plus 0.49 basis points as set forth below (calculated as a percentage of each Fund's average daily net assets attributable to each class):

                         Inst'l Class   Admn. Class   Class A    Class B   Class C   Class D
---------------------------------------------------------------------------------------------
GLOBAL INNOVATION FUND       1.40%         1.65%       1.85%      2.60%     2.60%     1.85%

PIMCO Advisors may be reimbursed for these waived amounts in future periods.

     Each unaffiliated Trustee receives an annual retainer of $45,000, plus $2,000 for each Board of Trustees meeting attended, and $500 for each Audit and Performance Committee meeting attended, plus reimbursement of related expenses. Each Audit and Performance Committee receives an additional annual retainer of $1,000, the Chairman of the Audit and Performance Committees receives an additional annual retainer of $2,000, the Chairman of the Independent Trustees receives an additional annual retainer of $6,000, and each Vice Chairman of the entire Board receives an additional annual retainer of $3,000. These expenses are allocated to the Funds of the Trust according to their respective net assets.

4. PURCHASES AND SALES OF SECURITIES

Purchases and sales of securities (excluding short-term investments) for the period ended June 30, 2000 were as follows (amounts in thousands):

                                 Non - U.S. Government/Agency
                                ------------------------------
                                  Purchases              Sales
--------------------------------------------------------------

CAPITAL APPRECIATION FUND       $ 1,055,304      $   1,609,185
EQUITY INCOME FUND                  170,958            268,838
GLOBAL INNOVATION FUND              129,259             42,067
GROWTH FUND                       1,880,500          2,085,744
INNOVATION FUND                   8,262,248          5,850,236
INTERNATIONAL FUND                   77,301            106,095
MID-CAP FUND                      1,607,227          1,882,039
OPPORTUNITY FUND                  1,219,231          1,243,563
RENAISSANCE FUND                    705,776            881,016
SELECT GROWTH FUND                   19,188              5,846
SMALL-CAP VALUE FUND                176,319            221,533
TARGET FUND                       1,578,298          1,590,309
TAX-EFFICIENT EQUITY FUND            41,160             15,783
VALUE FUND                          377,222            414,717

5. FEDERAL INCOME TAX MATTERS

As of June 30, 2000, the Fund listed in the table below had remaining capital loss carryforwards that were realized in current and prior years. In addition, as part of the transaction described in Note 6, the Value Fund acquired a capital loss carryforward from the Value 25 Fund. Use of the acquired capital loss carryforward may be limited under current tax laws. Additionally, the Capital Appreciation Fund, Equity Income Fund, International Fund, Renaissance Fund, Select Growth Fund, Tax-Efficient Equity Fund, and Value Fund realized capital losses and/or foreign currency losses during the period November 1, 1999 through June 30, 2000, which the Funds elected to defer to the following fiscal year pursuant to income tax regulations. The amounts are $20, $21,246,345, $537,614, $1,586,042, $158,434, $2,191,620, $19,204,542, respectively. The Fund will resume capital gain distributions in the future to the extent gains are realized in excess of the available carryforwards.

                                    Capital Loss Carryforwards
                            ----------------------------------------
                                 Realized     Acquired
                                   Losses       Losses    Expiration
--------------------------------------------------------------------

SMALL-CAP VALUE FUND        $   8,531,912     $     --     6/30/2007
TAX-EFFICIENT EQUITY FUND          27,778           --     6/30/2007
                                1,332,594           --     6/30/2008
VALUE FUND                             --      384,037     6/30/2005


6. LINE OF CREDIT

Effective December 14, 1999, the Funds entered into an unsecured $350,000,000 syndicated bank line of credit agreement with Citicorp USA, Inc. Under this syndicated agreement, Citicorp USA, Inc. will fund $150,000,000 and both Bank of New York and State Street Bank & Trust Company will each fund $100,000,000. Borrowings under the agreement bear interest at the Fed Funds plus 50 basis points or the Base Rate, which is typically the Prime Rate. The Funds may borrow money solely for temporary purposes to fund shareholder redemptions. The Funds did not borrow from the line during the period December 14, 1999 through June 30, 2000.

7. REORGANIZATION

The Acquiring Fund, as listed below, acquired the assets and certain liabilities of the Acquired Fund, also listed below, in a tax-free exchange for shares of the Acquiring Fund, pursuant to a plan of reorganization approved by the Acquired Fund's shareholders (amounts in thousands):

                                                           Value of                         Total Net
                                                  Shares     Shares  Total Net  Total Net   Assets of         Acquired
                                               Issued by  Issued by  Assets of  Assets of   Acquiring           Fund's
                                               Acquiring  Acquiring   Acquired  Acquiring   Fund After      Unrealized
Acquiring Fund  Acquired Fund            Date       Fund       Fund       Fund       Fund  Acquisition  (Depreciation)
----------------------------------------------------------------------------------------------------------------------
PIMCO           PIMCO
VALUE FUND      Value 25 Fund   March 3, 2000      137     $1,373      $1,373     $163,988   $165,361       $(419)

8. IN-KIND TRANSACTIONS

For the period ended June 30, 2000, the following fund incurred realized gains from in-kind redemptions of approximately (amount in thousands):

                                                  June 30, 2000
---------------------------------------------------------------

Mid-Cap Fund                                             $2,322

9. ACQUISITION BY ALLIANZ AG

On May 5, 2000, Allianz AG completed the acquisition of approximately 70% of the outstanding partnership interests in PIMCO Advisors L.P. ("PIMCO Advisors"), of which PIMCO is a subsidiary partnership. As a result of this transaction, PIMCO Advisors, and its subsidiaries, are now controlled by Allianz AG, a leading provider of financial services, particularly in Europe. PIMCO remains operationally independent, continues to operate under its existing name, and now leads the global fixed income efforts of Allianz AG. Key employees at each PIMCO Advisors' investment units, including PIMCO's Bill Gross, have signed long-term employment contracts and have significant profit-sharing and retention arrangements to ensure continuity of the investment process and staff. With the addition of PIMCO Advisors, the Allianz Group manages assets of approximately US$650 billion, including more than 300 mutual funds for retail and institutional clients around the world.

June 30, 2000

10. SHARES OF BENEFICIAL

Interest The Trust may issue an unlimited number of shares of beneficial interest with a $.0001 par value. Changes in shares of beneficial interest were as follows (amounts in thousands):

                                                                                                                       GLOBAL
                                                                                                                     INNOVATION
                                          CAPITAL APPRECIATION FUND                   EQUITY INCOME FUND                FUND
                                   ---------------------------------------  ------------------------------------   --------------
                                                                                                                    Period From
                                        Year Ended          Year Ended          Year Ended       Year Ended          12/31/1999
                                        06/30/2000          06/30/1999          06/30/2000       06/30/1999        to 06/30/2000
                                    Shares     Amount   Shares     Amount   Shares     Amount  Shares    Amount    Shares  Amount
--------------------------------   ---------------------------------------  ------------------------------------   --------------
RECEIPTS FOR SHARES SOLD
   Class A                           2,242  $  58,177    1,753  $  43,847      412  $   4,899     558  $  8,352    2,033 $33,319
--------------------------------   ---------------------------------------  ------------------------------------   --------------
   Class B                             611     15,491      863     21,095      432      5,343     658     9,636    1,350  23,487
--------------------------------   ---------------------------------------  ------------------------------------   --------------
   Class C                             792     20,199    1,380     33,638      594      6,749   1,408    20,733    2,499  43,294
--------------------------------   ---------------------------------------  ------------------------------------   --------------
   Other Classes                    14,608    376,293   23,619    592,800    1,356     15,122   2,442    35,370       29     538
--------------------------------   ---------------------------------------  ------------------------------------   --------------
SHARES ISSUED IN REORGANIZATION
   Class A                               0          0        0          0        0          0       0         0        0       0
--------------------------------   ---------------------------------------  ------------------------------------   --------------
   Class B                               0          0        0          0        0          0       0         0        0       0
--------------------------------   ---------------------------------------  ------------------------------------   --------------
   Class C                               0          0        0          0        0          0       0         0        0       0
--------------------------------   ---------------------------------------  ------------------------------------   --------------
   Other Classes                         0          0        0          0        0          0       0         0        0       0
--------------------------------   ---------------------------------------  ------------------------------------   --------------
ISSUED AS REINVESTMENT OF
  DISTRIBUTIONS
   Class A                             564     13,231      249      5,855      295      3,151     140     1,967        0       0
--------------------------------   ---------------------------------------  ------------------------------------   --------------
   Class B                             406      9,321      131      3,012      344      3,638     153     2,148        0       0
--------------------------------   ---------------------------------------  ------------------------------------   --------------
   Class C                             565     12,996      209      4,830      375      3,979     212     2,982        0       0
--------------------------------   ---------------------------------------  ------------------------------------   --------------
   Other Classes                     5,072    119,912    2,085     49,228    2,284     24,496   1,420    20,074        0       0
--------------------------------   ---------------------------------------  ------------------------------------   --------------
COST OF SHARES REDEEMED
   Class A                          (2,818)   (73,946)  (1,376)   (34,758)    (728)    (8,151)   (392)   (5,776)    (343) (5,627)
--------------------------------   ---------------------------------------  ------------------------------------   --------------
   Class B                            (601)   (15,271)    (486)   (11,806)    (939)   (10,403)   (358)   (5,140)      (8)   (134)
--------------------------------   ---------------------------------------  ------------------------------------   --------------
   Class C                          (1,292)   (32,887)  (1,280)   (31,014)  (1,310)   (14,958) (1,389)  (20,521)     (22)   (372)
--------------------------------   ---------------------------------------  ------------------------------------   --------------
   Other Classes                   (31,913)  (822,791) (28,942)  (725,336)  (9,398)  (102,415) (4,448)  (66,231)       0     (16)
--------------------------------   ---------------------------------------  ------------------------------------   --------------
NET INCREASE (DECREASE)
  RESULTING FROM FUND
  SHARE TRANSACTIONS               (11,764) $(319,275)  (1,795) $ (48,609)  (6,283) $ (68,550)    404  $  3,594    5,538 $94,489
================================   =======================================  ====================================   ==============

                              Opportunity Fund                     Renaissance Fund                       Select Growth Fund
                 ---------------------------------------- -------------------------------------- ----------------------------------
                    Year Ended           Year Ended           Year Ended          Year Ended       Year Ended        Year Ended
                    06/30/2000           06/30/1999           06/30/2000          06/30/1999       06/30/2000        06/30/1999
                 Shares    Amount     Shares    Amount      Shares   Amount    Shares    Amount  Shares Amount     Shares   Amount
------------------------------------------------------------------------------------------------ ----------------------------------
Receipts for
   shares sold
   Class A        19,248  $ 598,089   53,826  $1,327,819     5,445  $  80,275   9,334  $ 158,557   331  $ 7,523        0   $      0
---------------- ---------------------------------------- -------------------------------------- ----------------------------------
   Class B           947     26,138       19         599     1,319     20,127   2,613     45,572    92    2,061        0          0
---------------- ---------------------------------------- -------------------------------------- ----------------------------------
   Class C         2,788     75,799   17,562     394,360     7,060    105,254   5,944    101,621   176    4,052        0          0
---------------- ---------------------------------------- -------------------------------------- ----------------------------------
   Other Classes   1,615     43,857      106       2,418     1,060     16,366      69      1,189   111    2,514    1,899     36,540
---------------- ---------------------------------------- -------------------------------------- ----------------------------------
Shares issued in
  reorganization
   Class A             0          0        0           0         0          0       0          0     0        0        0          0
---------------- ---------------------------------------- -------------------------------------- ----------------------------------
   Class B             0          0        0           0         0          0       0          0     0        0        0          0
---------------- ---------------------------------------- -------------------------------------- ----------------------------------
   Class C             0          0        0           0         0          0       0          0     0        0        0          0
---------------- ---------------------------------------- -------------------------------------- ----------------------------------
   Other Classes       0          0        0           0         0          0       0          0     0        0        0          0
---------------- ---------------------------------------- -------------------------------------- ----------------------------------
Issued as
  reinvestment of
  distributions
   Class A           940     25,804      900      19,986     1,028     13,699     625      9,525     0        0        0          0
---------------- ---------------------------------------- -------------------------------------- ----------------------------------
   Class B           118      2,792        0           0     1,554     20,292     887     13,419     0        0        0          0
---------------- ---------------------------------------- -------------------------------------- ----------------------------------
   Class C         3,561     84,547    3,079      61,578     5,351     69,505   3,434     51,677     0        0        0          0
---------------- ---------------------------------------- -------------------------------------- ----------------------------------
   Other Classes     146      3,504        0           0        13        167       3         38     9      196      278      5,571
---------------- ---------------------------------------- -------------------------------------- ----------------------------------
Cost of shares
  redeemed
   Class A       (20,196)  (630,445) (56,632) (1,413,716)   (6,861)  (102,130) (9,467)  (161,529)   (4)     (91)       0          0
---------------- ---------------------------------------- -------------------------------------- ----------------------------------
   Class B           (42)    (1,136)      (8)       (534)   (3,766)   (54,590) (1,743)   (29,608)   (1)     (19)       0          0
---------------- ---------------------------------------- -------------------------------------- ----------------------------------
   Class C        (4,377)  (116,520) (25,198)   (571,940)  (15,629)  (229,477) (9,456)  (159,492)   (1)     (21)       0          0
---------------- ---------------------------------------- -------------------------------------- ----------------------------------
   Other Classes    (123)    (3,375)      (6)       (139)     (537)    (8,293)    (82)    (1,405)  (58)  (1,318)  (8,556)  (183,781)
---------------- ---------------------------------------- -------------------------------------- ----------------------------------
Net increase
  (decrease)
  resulting from
  Fund share
  transactions     4,625  $ 109,054   (6,352)  $(179,569)   (3,963) $ (68,805)  2,161  $  29,564   655  $14,897   (6,379) $(141,670)
================ ======================================== ====================================== ==================================

               GROWTH FUND                                          INNOVATION FUND
-----------------------------------------------     ---------------------------------------------------
  Year Ended 06/30/2000  Year Ended 06/30/1999           Year Ended 06/30/2000   Year Ended 06/30/1999
   Shares        Amount     Shares      Amount           Shares       Amount       Shares       Amount
-----------------------------------------------     ---------------------------------------------------
   29,718   $ 1,093,441     18,586   $ 592,678           37,533    $ 2,311,596     22,267    $ 670,706
-----------------------------------------------     ---------------------------------------------------
    2,612        87,164      2,319      68,949           16,067        996,786      7,203      222,514
-----------------------------------------------     ---------------------------------------------------
   11,186       368,824     18,554     536,307           22,893      1,434,945     12,856      386,283
-----------------------------------------------     ---------------------------------------------------
      848        28,507        246       7,429            1,434        101,426        978       31,776
-----------------------------------------------     ---------------------------------------------------


        0             0          0           0                0              0          0            0
-----------------------------------------------     ---------------------------------------------------
        0             0          0           0                0              0          0            0
-----------------------------------------------     ---------------------------------------------------
        0             0          0           0                0              0          0            0
-----------------------------------------------     ---------------------------------------------------
        0             0          0           0                0              0          0            0
-----------------------------------------------     ---------------------------------------------------


      815        28,673        690      20,136            1,151         64,329        166        4,539
-----------------------------------------------     ---------------------------------------------------
      722        22,706        398      10,649            1,549         83,032        193        5,125
-----------------------------------------------     ---------------------------------------------------
   10,173       319,936      8,069     215,697            2,280        122,191        465       12,329
-----------------------------------------------     ---------------------------------------------------
       87         2,784          0           0               74          4,194          5          142
-----------------------------------------------     ---------------------------------------------------


  (30,636)   (1,127,925)   (18,127)   (577,520)         (27,586)    (1,630,787)   (17,585)    (517,708)
-----------------------------------------------     ---------------------------------------------------
   (1,467)      (47,670)    (1,081)    (31,680)          (3,033)      (191,561)    (1,084)     (31,174)
-----------------------------------------------     ---------------------------------------------------
  (17,927)     (582,990)   (21,434)   (618,382)          (8,297)      (494,923)    (6,532)    (188,880)
-----------------------------------------------     ---------------------------------------------------
     (231)       (7,712)       (19)       (556)            (440)       (27,531)      (487)     (16,345)
-----------------------------------------------     ---------------------------------------------------

    5,900   $   185,738      8,201   $ 223,707           43,625    $ 2,773,697     18,445    $ 579,307
===============================================     ===================================================

            INTERNATIONAL FUND                                           MID-CAP FUND
-------------------------------------------------     ---------------------------------------------------
  Year Ended 06/30/2000    Year Ended 06/30/1999         Year Ended 06/30/2000    Year Ended 06/30/1999
   Shares        Amount     Shares      Amount           Shares         Amount      Shares        Amount
-------------------------------------------------     ---------------------------------------------------
  46,090    $ 585,738        31,483     $ 387,777          5,855     $ 159,997       6,247      $ 138,060
-------------------------------------------------     ---------------------------------------------------
   2,840       33,023         3,192        36,095            426        11,044       1,268         27,453
-------------------------------------------------     ---------------------------------------------------
  21,199      245,687        26,758       312,239            675        17,711       1,578         33,931
-------------------------------------------------     ---------------------------------------------------
   1,075       12,827         1,989        21,694         26,358       658,921      33,953        745,822
-------------------------------------------------     ---------------------------------------------------


       0            0             0             0              0             0           0              0
-------------------------------------------------     ---------------------------------------------------
       0            0             0             0              0             0           0              0
-------------------------------------------------     ---------------------------------------------------
       0            0             0             0              0             0           0              0
-------------------------------------------------     ---------------------------------------------------
       0            0             0             0              0             0           0              0
-------------------------------------------------     ---------------------------------------------------


      91        1,120            64           724             12           299         206          4,388
-------------------------------------------------     ---------------------------------------------------
      97        1,085            68           714              2            51         181          3,823
-------------------------------------------------     ---------------------------------------------------
   1,154       12,913           913         9,591              3            64         278          5,858
-------------------------------------------------     ---------------------------------------------------
     259        2,938            19           196            124         3,081       1,138         24,449
-------------------------------------------------     ---------------------------------------------------


 (46,677)    (598,345)      (30,904)     (384,482)        (6,196)     (166,620)     (3,372)       (73,016)
-------------------------------------------------     ---------------------------------------------------
  (2,832)     (33,145)       (3,101)      (35,264)        (1,236)      (29,696)     (1,230)       (25,970)
-------------------------------------------------     ---------------------------------------------------
 (22,730)    (265,384)      (28,746)     (337,461)        (2,208)      (52,980)     (2,749)       (58,559)
-------------------------------------------------     ---------------------------------------------------
    (809)      (9,570)         (329)       (3,792)       (32,781)     (833,832)    (26,494)      (579,895)
-------------------------------------------------     ---------------------------------------------------

    (243)   $ (11,113)        1,406     $   8,031         (8,966)    $(231,960)     11,004      $ 246,344
=================================================     ===================================================

            SMALL-CAP VALUE FUND                                          TARGET FUND
-------------------------------------------------     ---------------------------------------------------
  Year Ended 06/30/2000    Year Ended 06/30/1999        Year Ended 06/30/2000    Year Ended 06/30/1999
   Shares        Amount     Shares      Amount           Shares       Amount      Shares       Amount
-------------------------------------------------     ---------------------------------------------------
    8,600     $ 121,717      5,904     $ 89,486         81,921     $ 1,988,170     74,975    $ 1,155,256
-------------------------------------------------     ---------------------------------------------------
      615         8,724      2,397       36,302          4,633         117,373      1,206         17,814
-------------------------------------------------     ---------------------------------------------------
    1,995        28,034      3,813       57,300         14,942         358,597     11,320        164,138
-------------------------------------------------     ---------------------------------------------------
    2,520        35,796      3,981       60,011            697          18,905        402          6,773
-------------------------------------------------     ---------------------------------------------------


        0             0          0            0              0               0          0              0
-------------------------------------------------     ---------------------------------------------------
        0             0          0            0              0               0          0              0
-------------------------------------------------     ---------------------------------------------------
        0             0          0            0              0               0          0              0
-------------------------------------------------     ---------------------------------------------------
        0             0          0            0              0               0          0              0
-------------------------------------------------     ---------------------------------------------------


      170         2,271        241        3,546            609          13,199        517          7,489
-------------------------------------------------     ---------------------------------------------------
       61           820        228        3,299            405           8,050        312          4,207
-------------------------------------------------     ---------------------------------------------------
       76         1,018        247        3,581          4,501          89,527      3,916         52,783
-------------------------------------------------     ---------------------------------------------------
       83         1,121        203        2,992             41             874          0              0
-------------------------------------------------     ---------------------------------------------------


   (7,422)     (103,087)    (3,663)     (53,980)       (82,333)     (2,000,798)   (75,504)    (1,168,422)
-------------------------------------------------     ---------------------------------------------------
   (2,870)      (39,789)    (2,841)     (41,495)        (1,993)        (44,428)    (1,698)       (24,745)
-------------------------------------------------     ---------------------------------------------------
   (4,245)      (59,121)    (4,402)     (64,820)       (16,220)       (364,130)   (21,938)      (317,299)
-------------------------------------------------     ---------------------------------------------------
   (4,416)      (61,965)    (2,475)     (36,584)          (315)         (8,277)       (18)          (311)
-------------------------------------------------     ---------------------------------------------------


   (4,833)    $ (64,461)     3,633     $ 59,638          6,888     $   177,062     (6,510)   $ (102,317)
=================================================     ===================================================

         TAX-EFFICIENT EQUITY FUND                                        VALUE FUND
-------------------------------------------------     ---------------------------------------------------
  Year Ended 06/30/2000    Year Ended 06/30/1999         Year Ended 06/30/2000    Year Ended 06/30/1999
   Shares      Amount       Shares      Amount           Shares         Amount     Shares       Amount
-------------------------------------------------     ---------------------------------------------------
    359       $ 4,162         699      $ 7,152            2,019        $ 25,447      2,834      $ 40,949
-------------------------------------------------     ---------------------------------------------------
    609         6,968         682        7,039              587           7,075        445         6,401
-------------------------------------------------     ---------------------------------------------------
    724         8,329       1,163       11,845            1,395          17,510      1,253        17,743
-------------------------------------------------     ---------------------------------------------------
  1,895        21,651         382        4,070            3,854          48,653      2,359        34,047
-------------------------------------------------     ---------------------------------------------------


      0             0           0            0               17             172          0             0
-------------------------------------------------     ---------------------------------------------------
      0             0           0            0               65             654          0             0
-------------------------------------------------     ---------------------------------------------------
      0             0           0            0               55             547          0             0
-------------------------------------------------     ---------------------------------------------------
      0             0           0            0                0               0          0             0
-------------------------------------------------     ---------------------------------------------------


      0             0           0            0              322           3,697        158         2,146
-------------------------------------------------     ---------------------------------------------------
      0             0           0            0              460           5,252        274         3,688
-------------------------------------------------     ---------------------------------------------------
      0             0           0            0            1,041          11,896        678         9,133
-------------------------------------------------     ---------------------------------------------------
      0             0           0            0            1,662          19,121        967        13,104
-------------------------------------------------     ---------------------------------------------------


   (172)       (2,015)       (132)      (1,370)          (2,137)        (26,888)    (2,926)      (42,344)
-------------------------------------------------     ---------------------------------------------------
   (268)       (3,114)       (128)      (1,299)          (1,123)        (13,452)      (625)       (8,734)
-------------------------------------------------     ---------------------------------------------------
   (359)       (4,181)       (230)      (2,363)          (3,041)        (37,639)    (2,298)      (32,134)
-------------------------------------------------     ---------------------------------------------------
   (541)       (6,229)        (15)        (158)          (5,733)        (64,901)    (3,262)      (47,985)
-------------------------------------------------     ---------------------------------------------------


  2,247       $25,571       2,421      $24,916             (557)       $ (2,856)      (143)     $ (3,986)
=================================================     ===================================================

REPORT OF INDEPENDENT ACCOUNTANTS

To the Trustees and Class A, B and C Shareholders of the PIMCO Funds:

Multi-Manager Series

In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments, and the related statements of operations and of changes in net assets and the financial highlights for the Class A, B and C share classes present fairly, in all material respects, the financial position of the Capital Appreciation Fund, Equity Income Fund, Global Innovation Fund, Growth Fund, Innovation Fund, International Fund, Mid-Cap Fund, Opportunity Fund, Renaissance Fund, Select Growth Fund, Small-Cap Value Fund, Target Fund, Tax-Efficient Equity Fund and Value Fund (hereafter referred to as the "Funds") at June 30, 2000, the results of each of their operations, the changes in each of their net assets and the financial highlights of the Class A, B and C share classes for each of the periods indicated, in conformity with accounting principles generally accepted in the United States. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at June 30, 2000 by correspondence with the custodians and brokers, provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
Kansas City, Missouri
August 21, 2000

FEDERAL INCOME TAX INFORMATION (UNAUDITED)

As required by the Internal Revenue Code regulations, shareholders must be notified within 60 days of the Trust's fiscal year end (June 30, 2000) regarding the status of the distributions made to the shareholders

DIVIDEND RECEIVED DEDUCTION. For the benefit of corporate shareholders only, the portion of dividends paid out of ordinary income earned during certain Funds' fiscal years ended June 30, 2000 which qualify for the corporate dividend-received deduction are as follows:

CAPITAL APPRECIATION FUND                               58.39%
EQUITY INCOME FUND                                      63.95%
INNOVATION FUND                                          0.15%
MID-CAP FUND                                            40.50%
OPPORTUNITY FUND                                         1.66%
RENAISSANCE FUND                                        14.42%
SELECT GROWTH FUND                                      12.01%
SMALL-CAP VALUE FUND                                   100.00%
TARGET FUND                                              5.12%
VALUE FUND                                              38.57%

CAPITAL GAIN DISTRIBUTIONS. Capital gains distributions paid for all classes of shares during the fiscal year ended June 30, 2000, were in the amounts as follows:

                                       Per Share       Per Share
                                       Long-Term      Short-Term
                                   Capital Gains   Capital Gains
----------------------------------------------------------------

CAPITAL APPRECIATION FUND               4.99628               -
EQUITY INCOME FUND                      1.85496         0.78284
GROWTH FUND                             5.66485               -
INNOVATION FUND                         3.85703         2.53396
INTERNATIONAL FUND                      1.73874               -
MID-CAP FUND                            0.01720               -
OPPORTUNITY FUND                        5.06114         2.82008
RENAISSANCE FUND                        1.79690         1.65234
SELECT GROWTH FUND                      0.67098         3.04478
TARGET FUND                             0.79431         1.00897
VALUE FUND                              1.11374         1.45284

Shareholders are advised to consult their own tax advisor with respect to the tax consequences of their investment in the Trust. However, income received by tax-exempt recipients need not be reported as taxable income. In January 2001, you will be advised on IRS form 1099-DIV as to the federal tax status of the dividends and distributions received by you in calendar year 2000.

     Visit the PIMCO Funds Innovation Center at www.pimcofunds.com

     When you're investing in a volatile sector like technology, incisive, accurate information could be your best ally. That's why we've created the PIMCO Funds Innovation Center at www.pimcofunds.com. Look to it for up-to-date market intelligence and commentary on the tech sector and PIMCO's tech-related funds. Highlights include:

                         / / INNOVATION NEWSLETTER. An online version of our popular technology investing newsletter. Each monthly issue includes a market review and outlook from PIMCO Innovation and Global Innovation Fund portfolio manager, Dennis McKechnie.

                         / / TIMELY MARKET COMMENTARY. PIMCO's analysis of unfolding market events.

     [GRAPHIC]           / /   MANAGER INTERVIEWS. Find out what PIMCO"s
                               technology investment professionals have to say about market trends, global opportunities and fund-specific strategies.

                         / / THEME ANALYSIS. The PIMCO "Innovation" investment approach focuses on eight industries or "themes" that drive the tech sector. Read our manager assessments of each.

                         / / MEDIA HIGHLIGHTS. Media coverage of PIMCO's technology-based funds and managers.

The PIMCO Funds Innovation Center offers you a unique, balanced perspective on the tech sector and technology investing.

                         HOW TO GET THERE To visit the Innovation Center, go to the PIMCO Funds home page at www.pimcofunds.com and click on "Innovation Center". Or simply point your browser to www.pimcofunds.com/innovationcenter.

          PIMCO FUNDS (logo)



PIMCO FUNDS
DISTRIBUTORS LLC

2187 Atlantic Street
Stamford, CT 06902-6896

PIMCO FUNDS: MULTI-MANAGER SERIES

-------------------------------------------------------------------------------------------------------
MANAGER                  PIMCO Advisors L.P., 800 Newport Center Drive, Newport Beach, CA 92660

------------------------------------------------------------------------------------------------------
DISTRIBUTOR              PIMCO Funds Distributors LLC, 2187 Atlantic Street, Stamford, CT 06902-6896

------------------------------------------------------------------------------------------------------
CUSTODIAN                Investors Fiduciary Trust Company, 801 Pennsylvania, Kansas City, MO 64105

------------------------------------------------------------------------------------------------------
SHAREHOLDER              PFPC Global Fund Services, Inc., P.O. Box 9688,
SERVICING AGENT AND      Providence, RI  02940-9688
TRANSFER AGENT

------------------------------------------------------------------------------------------------------
INDEPENDENT              PricewaterhouseCoopers LLP, 1055 Broadway,
ACCOUNTANT               Kansas City, MO, 64105

------------------------------------------------------------------------------------------------------
LEGAL COUNSEL            Ropes & Gray, One International Place,
                         Boston, MA 02110
------------------------------------------------------------------------------------------------------
FOR ACCOUNT              For PIMCO Funds account information contact your financial advisor, or if
INFORMATION              you receive account statements directly from PIMCO Funds, you can also call 1-800-426-0107. Telephone representatives are available
                         Monday-Friday 8:30 am to 8:00 pm Eastern Time. Or visit our Web site,
                         www.pimcofunds.com.


VISIT THE PIMCO FUNDS INNOVATION CENTER AT www.pimcofunds.com

When you're investing in a volatile sector like technology, incisive, accurate information could be your best ally. That's why we've created the PIMCO Funds Innovation Center at www.pimcofunds.com. Look to it for up-to-date market intelligence and commentary on the tech sector and PIMCO's tech-related funds. Highlights include:


[GRAPHIC]


The PIMCO Funds Innovation Center offers you a unique, balanced perspective on the tech sector and technology investing.


- INNOVATION NEWSLETTER An online version of our popular technology investing newsletter. Each monthly issue includes a market review and outlook from PIMCO Innovation and Global Innovation Fund portfolio manager, Dennis McKechnie.

- TIMELY MARKET COMMENTARY  PIMCO's analysis of unfolding market events.

- MANAGER INTERVIEWS Find out what PIMCO's technology investment professionals have to say about market trends, global opportunities and fund-specific strategies.

- THEME ANALYSIS The PIMCO "Innovation" investment approach focuses on eight industries or "themes" that drive the tech sector. Read our manager assessments of each.

- MEDIA HIGHLIGHTS Media coverage of PIMCO's technology-based funds and managers.

HOW TO GET THERE

To visit the Innovation Center, go to the PIMCO Funds home page at www.pimcofunds.com and click on "Innovation Center". Or simply point your browser to www.pimcofunds.com/innovationcenter.

PIMCO FUNDS

                                                                 --------------
                                                                    BULK RATE
                                                                  U.S. POSTAGE
                                                                      PAID
                                                                  SMITHTOWN, NY
                                                                 PERMIT NO. 700
                                                                 --------------

PIMCO FUNDS
DISTRIBUTORS LLC

2187 Atlantic Street
Stamford, CT 06902-6896